--------------------------------------------------------------------------------


                         MORGAN STANLEY CAPITAL I INC.,
                                  as Depositor,



                                       and



                             AMRESCO SERVICES, L.P.,
                               as Master Servicer,



                                       and



                              LENNAR PARTNERS, INC.
                              as Special Servicer,



                             LASALLE NATIONAL BANK,
                                   as Trustee,







                                       and



                               ABN AMRO BANK N.V.,
                                as Fiscal Agent,



                    ----------------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 1998
                    ----------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-CF1


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                                                                  Execution Copy

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.1  Definitions
Section 1.2  Calculations Respecting Mortgage Loans
Section 1.3  Calculations Respecting Accrued Interest
Section 1.4  Interpretation
Section 1.5  ARD Loans

                                   ARTICLE II

                 DECLARATION OF TRUST; ISSUANCES OF CERTIFICATES

Section 2.1  Conveyance of Mortgage Loans
Section 2.2  Acceptance by Trustee
Section 2.3  Sellers' Repurchase of Mortgage Loans for Document Defects and
                Breaches of Representations and Warranties
Section 2.4  Representations and Warranties
Section 2.5  Conveyance of Interests

                                   ARTICLE III

                                THE CERTIFICATES

Section 3.1  The Certificates
Section 3.2  Registration
Section 3.3  Transfer  and  Exchange  of  Certificates
Section 3.4  Mutilated, Destroyed, Lost or Stolen Certificates
Section 3.5  Persons Deemed Owners
Section 3.6  Access to List of Certificateholders' Names and Addresses
Section 3.7  Book-Entry Certificates
Section 3.8  Notices to Clearing  Agency
Section 3.9  Definitive Certificates
Section 3.10 Appointment of Paying Agent

                                   ARTICLE IV

                                    ADVANCES

Section 4.1  P&I Advances by Master Servicer
Section 4.2  Servicing Advances
Section 4.3  Advances by Trustee
Section 4.4  Evidence of Nonrecoverability
Section 4.5  Interest on Advances; Calculation of Outstanding Advances
               with Respect to a Mortgage Loan
Section 4.6  Reimbursement of Advances and Advance Interest

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.1  Collections
Section 5.2  Application of Funds in the Certificate Account
Section 5.3  Distribution Account
Section 5.4  Trustee Reports
Section 5.5  Trustee Tax Reports

                                   ARTICLE VI

                                  DISTRIBUTIONS

Section 6.1  Distributions Generally
Section 6.2  REMIC I
Section 6.3  REMIC II
Section 6.4  REMIC III
Section 6.5  Allocation of Realized Losses, Expense Losses and
               Shortfalls Due to Nonrecoverability
Section 6.6  Net  Aggregate  Prepayment  Interest  Shortfalls
Section 6.7  Adjustment of Servicing Fees
Section 6.8  Appraisal Reductions
Section 6.9  Compliance with Withholding Requirements
Section 6.10 Prepayment Premiums
Section 6.11 Excess Interest
Section 6.12 Grantor Trust Reporting

                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

Section 7.1   Duties of Trustee
Section 7.2   Certain Matters Affecting the Trustee
Section 7.3   Trustee and Fiscal Agent Not Liable for Certificates
                or Interests or Mortgage Loans
Section 7.4   Trustee and Fiscal Agent May Own Certificates
Section 7.5   Eligibility Requirements for Trustee
Section 7.6   Resignation and Removal of Trustee
Section 7.7   Successor Trustee and Fiscal Agent
Section 7.8   Merger or Consolidation of Trustee
Section 7.9   Appointment of Co-Trustee, Separate Trustee or Custodian
Section 7.10  Authenticating  Agents
Section 7.11  Indemnification of Trustee and Fiscal Agent
Section 7.12  Fees and Expenses of Trustee
Section 7.13  Collection  of Moneys
Section 7.14  Trustee To Act;  Appointment  of Successor
Section 7.15  Notification to Holders
Section 7.16  Representations and Warranties of the Trustee
Section 7.17  Fidelity  Bond and Errors and  Omissions  Insurance
                Policy Maintained by the Trustee
Section 7.18  Fiscal Agent Appointed; Concerning the Fiscal Agent

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1   Servicing Standard; General Powers and Duties
Section 8.2   Collection of Mortgage Loan Payments
Section 8.3   Collection of Taxes, Assessments and Similar Items;
                Escrow Accounts and Reserve Accounts
Section 8.4   Sub-Servicing Agreements
Section 8.5   Maintenance of Insurance Policies; Errors and Omissions
                and Fidelity Coverage
Section 8.6   Enforcement of Due-On-Sale Clauses; Assumption Agreements;
                Subordinate Financing
Section 8.7   Realization Upon Defaulted Mortgage Loans
Section 8.8   Trustee to Cooperate; Release of Mortgage Files
Section 8.9   Documents, Records and Funds in Possession of Master Servicer
                or Special Servicer to be Held for Trustee for the Benefit of Certificateholders
Section 8.10  Servicing  Compensation
Section 8.11  Master  Servicer  Reports;  Account Statements
Section 8.12  Annual Statement as to Compliance
Section 8.13  Annual Independent Public Accountants' Servicing Report
Section 8.14  Certain Reports Regarding the Mortgage Loans and
                the Mortgaged Properties
Section 8.15  Certain Available Information and Related Rights of the
                 Master Servicer and the Special Servicer
Section 8.16  Rule 144A Information
Section 8.17  Inspections; Collection of Financial Statements
Section 8.18  Modifications, Waivers, Amendments, Extensions and Consents
Section 8.19  Title to REO Property
Section 8.20  Management of REO Property
Section 8.21  Additional Obligations of the Master Servicer
Section 8.22  Representations, Warranties and Covenants of the Master
                Servicer and the Special Servicer
Section 8.23  Merger or Consolidation
Section 8.24  Resignation of Master Servicer or Special Servicer
Section 8.25  Assignment or Delegation of Duties by Master Servicer
                or the Special Servicer
Section 8.26  Limitation on Liability of Master Servicer, Special Servicer
                and Others
Section 8.27  Indemnification; Third-Party Claims
Section 8.28  Tax Reporting
Section 8.29  Certain Special Servicer Reports
Section 8.30  Qualification to Service
Section 8.31  Sale of Defaulted Mortgage Loans and REO Properties
Section 8.32  Operating Adviser; Elections
Section 8.33  Duties of Operating Adviser
Section 8.34  Duties of Healthcare Adviser; Compensation of Healthcare Adviser
Section 8.35  Healthcare Adviser; Elections
Section 8.36  Limitation on Liability of Healthcare Adviser
Section 8.37  Exchange Act Reporting
Section 8.38  Interest Reserve Account


                                   ARTICLE IX
Section 9.1   Event of Default
Section 9.2   Trustee to Act; Appointment of Successor
Section 9.3   Notification to Certificateholders
Section 9.4   Waiver of Events of Default

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

Section 10.1  Termination of Trust Upon Repurchase or Liquidation
                of All Mortgage Loans
Section 10.2  Procedure Upon Termination of Trust
Section 10.3  Additional Trust Termination Requirements

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1  Limitation on Rights of Holders
Section 11.2  Access to List of Holders
Section 11.3  Acts of Holders of Certificates

                                   ARTICLE XII

                              REMIC ADMINISTRATION

Section 12.1  REMIC Administration
Section 12.2  Prohibited Transactions and Activities
Section 12.3  Modifications of Mortgage Loans
Section 12.4  Liability with Respect to Certain Taxes and Loss of REMIC Status

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.1   Binding Nature of Agreement
Section 13.2   Entire Agreement
Section 13.3   Amendment
Section 13.4   Governing  Law
Section 13.5   Notices
Section 13.6   Severability  of Provisions
Section 13.7   Indulgences; No Waivers
Section 13.8   Headings Not to Affect Interpretation
Section 13.9   Benefits of Agreement
Section 13.10  Special Notices to the Rating Agencies
Section 13.11  Counterparts
Section 13.12  Intention of Parties
Section 13.13  Recordation of Agreement
Section 13.14  Rating Agency Monitoring Fees



                                    EXHIBITS

EXHIBIT A-1      FORM OF CLASS A-1 CERTIFICATE
EXHIBIT A-2      FORM OF CLASS A-2 CERTIFICATE
EXHIBIT A-3      FORM OF CLASS A-MF1 CERTIFICATE
EXHIBIT A-4      FORM OF CLASS A-MF2 CERTIFICATE
EXHIBIT A-5      FORM OF CLASS B CERTIFICATE
EXHIBIT A-6      FORM OF CLASS C CERTIFICATE
EXHIBIT A-7      FORM OF CLASS D CERTIFICATE
EXHIBIT A-8      FORM OF CLASS E CERTIFICATE
EXHIBIT A-9      FORM OF CLASS F CERTIFICATE
EXHIBIT A-10     FORM OF CLASS G CERTIFICATE
EXHIBIT A-11     FORM OF CLASS H CERTIFICATE
EXHIBIT A-12     FORM OF CLASS J CERTIFICATE
EXHIBIT A-13     FORM OF CLASS K CERTIFICATE
EXHIBIT A-14     FORM OF CLASS L CERTIFICATE
EXHIBIT A-15     FORM OF CLASS M CERTIFICATE
EXHIBIT A-16     FORM OF CLASS N CERTIFICATE
EXHIBIT A-17     FORM OF CLASS Q CERTIFICATE
EXHIBIT A-18     FORM OF CLASS R-I CERTIFICATE
EXHIBIT A-19     FORM OF CLASS R-II CERTIFICATE
EXHIBIT A-20     FORM OF CLASS R-III CERTIFICATE
EXHIBIT A-21     FORM OF CLASS X CERTIFICATE
EXHIBIT B-1      FORM OF INITIAL CERTIFICATION OF TRUSTEE
EXHIBIT B-2      FORM OF FINAL CERTIFICATION OF TRUSTEE
EXHIBIT C        FORM OF REQUEST FOR RELEASE
EXHIBIT D-1      FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF DEFINITIVE
                   PRIVATELY OFFERED CERTIFICATES
EXHIBIT D-2A     FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE
                   PRIVATELY OFFERED CERTIFICATES
EXHIBIT D-2B     FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE
                   PRIVATELY OFFERED CERTIFICATES
EXHIBIT D-3A     FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF INTERESTS IN
                   BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES
EXHIBIT D-3B     FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF INTERESTS IN
                   BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES
EXHIBIT E-1A     FORM OF TRANSFER AFFIDAVIT AND AGREEMENT FOR TRANSFERS OF REMIC
                   RESIDUAL CERTIFICATES
EXHIBIT E-1B     FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF REMIC RESIDUAL
                   CERTIFICATES
EXHIBIT F        FORM OF REGULATION S CERTIFICATE
EXHIBIT G-1      FORM OF COMPARATIVE FINANCIAL STATUS REPORT
EXHIBIT G-2      FORM OF DELINQUENT LOAN STATUS REPORT
EXHIBIT G-3      FORM OF HISTORICAL LOAN MODIFICATION REPORT
EXHIBIT G-4      FORM OF HISTORICAL LOSS ESTIMATE REPORT
EXHIBIT G-5      FORM OF REO STATUS REPORT
EXHIBIT G-6      FORM OF WATCH LIST
EXHIBIT G-7      FORM OF OPERATING STATEMENT ANALYSIS REPORT
EXHIBIT G-8      FORM OF NOI ADJUSTMENT WORKSHEET
EXHIBIT G-9      CSSA 100.1 SET-UP DATA RECORD LAYOUT
EXHIBIT G-10     CSSA 100.1 PERIOD DATA RECORD LAYOUT
EXHIBIT G-11     CSSA 100.1 PROPERTY DATA FILE
EXHIBIT H        FORM OF EXCHANGE CERTIFICATION
EXHIBIT I        FORM OF EUROCLEAR OR CEDEL CERTIFICATE
EXHIBIT J        FORM OF CERTIFICATE ACCOUNT WIRE TRANSFER AGREEMENT
EXHIBIT K        FORM OF PROOF OF CERTIFICATEHOLDER STATUS LETTER
EXHIBIT L        FORM OF INSPECTION REPORT
EXHIBIT M        FORM OF MONTHLY CERTIFICATEHOLDER REPORT
EXHIBIT N        RESERVED
EXHIBIT O        FORM OF SPECIALLY SERVICED ASSET REPORT
EXHIBIT P        FORM OF SPECIAL SERVICER MONTHLY REPORT
EXHIBIT Q        FORM OF MORTGAGE LOAN INFORMATION
EXHIBIT R-1      REPRESENTATIONS AND WARRANTIES OF CONTI IN RESPECT
                   OF CONTI LOANS
EXHIBIT R-2      REPRESENTATIONS AND WARRANTIES OF MSMC IN RESPECT OF MSMC LOANS
EXHIBIT R-3      REPRESENTATIONS AND WARRANTIES OF RMF IN RESPECT OF RMF LOANS
EXHIBIT S-1      FORM OF POWER OF ATTORNEY FOR MASTER SERVICER
EXHIBIT S-2      FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER
SCHEDULE I       CONTITRADE LOAN SCHEDULE
SCHEDULE II      MSMC LOAN SCHEDULE
SCHEDULE III     RMF LOAN SCHEDULE
SCHEDULE IV      HEALTH CARE LOAN SCHEDULE
SCHEDULE V       SCHEDULE OF PRIMARY SERVICERS

     THIS POOLING AND SERVICING AGREEMENT is dated as of August 1, 1998 (this "Agreement") among MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), AMRESCO SERVICES, L.P., as master servicer (the "Master Servicer"), LENNAR PARTNERS, INC., as special servicer (the "Special Servicer"), LASALLE NATIONAL BANK, as trustee of the Trust (the "Trustee"), and ABN AMRO BANK N.V., as fiscal agent (the "Fiscal Agent").


                              PRELIMINARY STATEMENT

     On the Closing Date, the Depositor will acquire the Mortgage Loans from ContiTrade Services L.L.C. ("ContiTrade"), Morgan Stanley Mortgage Capital Inc. ("MSMC") and Red Mountain Funding, L.L.C. ("RMF") (each, a "Seller" and collectively, the "Sellers"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust (as defined herein). On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificate as consideration for its transfer to the Trust of the Mortgage Loans and the other property constituting the Trust; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Interests to the Trust; and (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, and the REMIC Regular Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     The Class A-1, Class A-2, Class A-MF1, Class A-MF2, Class B, Class C, Class D and Class E Certificates have been offered for sale pursuant to the prospectus (the "Prospectus") dated August 3, 1998, as supplemented by the prospectus supplement dated August 13, 1998 (together, the "Prospectus Supplement") and the Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II and Class R-III Certificates have been offered for sale pursuant to the Private Placement Memorandum dated August 13, 1998 (the "Private Placement Memorandum").

     The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC I Regular Interests and the Class R-I Certificates comprising the interests in REMIC I, each Class of REMIC II Regular Interests and the Class R-II Certificate comprising the interests in REMIC II and each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder:


                                     REMIC I

     Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Maturity Date (as defined herein) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates. The Class R-I Certificate will be designated as the sole class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all classes of REMIC I Regular Interests have been paid in full.


                                    REMIC II

     The REMIC II Regular Interests have the pass-through rates and Certificate Balances set forth in the definition thereof. The Class R-II Certificate will be designated as the sole class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all classes of REMIC II Regular Interests have been paid in full.


                                    REMIC III


                                                           Initial Aggregate
                                                        Certificate Principal
Designation       Initial Pass-Through Rate(a)            or Notional Amount
-----------       ----------------------------          ----------------------
Class A-1                  6.33%                            $231,000,000
Class A-2                  6.60%                             365,026,000
Class A-MF1                6.52%                              98,712,000
Class A-MF2                6.53%                              83,134,000
Class X                    1.06%                           1,107,291,368
Class B                    6.88%                              55,364,000
Class C                    7.13%                              60,901,000
Class D                    7.35%                              60,901,000
Class E                    7.35%                              19,378,000
Class F                    7.35%                              22,146,000
Class G                    7.35%                              33,218,000
Class H                    6.33%                              11,073,000
Class J                    6.33%                              11,073,000
Class K                    6.33%                              19,378,000
Class L                    6.33%                              11,073,000
Class M                    6.33%                               5,536,000
Class N                    6.33%                              19,378,368
Class R-III(d)




                                                           Initial Aggregate
                                                        Certificate Principal
Designation       Initial Pass-Through Rate(a)            or Notional Amount
-----------       ----------------------------          ----------------------
Class A-1              October 15, 2007                      July 15, 2032
Class A-2               June 15, 2008                        July 15, 2032
Class A-MF1             June 15, 2008                        July 15, 2032
Class A-MF2             June 15, 2008                        July 15, 2032
Class X                 July 15, 2023                        July 15, 2032
Class B                 June 15, 2008                        July 15, 2032
Class C                 July 15, 2008                        July 15, 2032
Class D                January 15, 2012                      July 15, 2032
Class E               December 15, 2012                      July 15, 2032
Class F               February 15, 2013                      July 15, 2032
Class G                 April 15, 2013                       July 15, 2032
Class H                  May 15, 2013                        July 15, 2032
Class J                 July 15, 2013                        July 15, 2032
Class K                August 15, 2016                       July 15, 2032
Class L                January 15, 2018                      July 15, 2032
Class M                 March 15, 2018                       July 15, 2032
Class N                 July 15, 2023                        July 15, 2032
Class R-III(d)               N/A                             July 15, 2032
--------------------

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms.

(c) The Final Rated Distribution Date for each Class of Certificates is the Distribution Date in July 2032. That date is approximately 36 months following the end of the amortization term of the Mortgage Loan that, as of the Closing Date, has the longest remaining amortization term.

(d) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates have been reduced to zero.

     As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $1,107,291,368.

     As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the first paragraph of
Section 12.1(a) hereof (including the Mortgage Loans) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole class of "residual interests" in REMIC I.

     As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the second paragraph of
Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

     As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the third paragraph of
Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The Class A-1, Class A-2, Class A-MF1, Class A-MF2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "REMIC Regular Certificates") will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC Regular Certificates, the "REMIC III Certificates") will be designated as the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

     The parties intend that the portion of the Trust representing the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code and that the Class Q Certificates represent pro rata undivided beneficial interests in the portion of the Trust consisting of the Excess Interest collected on the Mortgage Loans and in the Excess Interest Distribution Account. The initial Certificate Balance of the Class Q Certificates is zero and the Class Q Certificates do not have a notional Balance.


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Accountant" means a person engaged in the practice of accounting who is Independent.

     "Accrued Certificate Interest" means with respect to each Distribution Date and any Class of Interests or Certificates, other than the Class X Certificates, the Class Q Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X Certificates for each Distribution Date will equal the Class X Interest Amount.

     "Acquisition Date" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property.

     "Additional Master Servicing Compensation" shall have the meaning set forth in Section 8.10 hereof.

     "Additional Special Servicing Compensation" shall have the meaning set forth in Section 8.10 hereof.

     "Additional Trust Expense" means any of the following items: (i) Special Servicing Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be reimbursed from collections on the related Mortgage Loan or REO Property; (iii) amounts paid to indemnify the Master Servicer, Special Servicer or Trustee (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Account or Distribution Account, (v) the amount of any Advance that is not recovered from the proceeds of a Mortgage Loan upon a Final Recovery Determination and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof. Notwithstanding anything to the contrary, "Additional Trust Expenses" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses.

     "Administrative Cost Rate" means the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Advance" means either a P&I Advance or a Servicing Advance.

     "Advance Interest" means interest payable to the Master Servicer, the Trustee or the Fiscal Agent on outstanding Advances pursuant to Section 4.5 of this Agreement.

     "Advance Rate" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the Trustee in its reasonable discretion.

     "Adverse REMIC Event" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Certificate Balance" means the aggregate of the Certificate Balances of the REMIC III Certificates, the REMIC I Interests or the REMIC II Interests, as the case may be, at any date of determination. With respect to a Class of Certificates or Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination or by Percentage Interest, in the case of the Class R-I, Class R-II or Class R-III Certificates.

     "Aggregate Principal Balance" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

     "Agreement" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

     "A-MF1 Principal Distribution Amount" means with respect to Loan Group 2 and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents any Balloon Payments and any Unscheduled Payments of Principal.

     "A-MF2 Principal Distribution Amount" means with respect to Loan Group 3 and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 3 for such Distribution Date that represents any Balloon Payments and any Unscheduled Payments of Principal.

     "Anticipated Repayment Date" means with respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

     "Appraisal" means an appraisal by an Independent licensed MAI appraiser having at least five years experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

     "Appraisal Event" means, with respect to any Mortgage Loan, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan if such delinquency remains uncured,
(ii) the date 90 days after the related Borrower has filed a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the due date that a Balloon Payment is due for a period of less than six months (provided that the total of all such extensions does not exceed six months), (iv) the date of the commencement of an involuntary bankruptcy action against a Borrower and the failure by the Borrower to effect the dismissal of such action within 60 days and (v) the date 30 days following the date the related Mortgaged Property becomes an REO Property.

     "Appraisal Reduction" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.8, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan), (ii) to the extent not previously advanced, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances and interest on Advances at the Advance Rate with respect to such Mortgage Loan, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of, or in certain cases will be reduced by the amount of any Realized Loss of principal on the related Mortgage Loan incurred prior to the liquidation or disposition thereof.

     "Appraised Value" means, with respect to any Mortgaged Property, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed pursuant to Section 6.8(B), the value of the Mortgaged Property determined by such internal valuation.

     "ARD Loan" a Mortgage Loan designated as such on the Mortgage Loan Schedule and defined in Section 1.5.

     "Asset Status Report" shall have the meaning set forth in Section 8.29(c) hereof.

     "Assignment of Leases" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or Holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

     "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

     "Assumed Scheduled Payment" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to the terms hereof), and (ii) with respect to the REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

     "Authenticating Agent" means any authenticating agent appointed by the Trustee pursuant to Section 7.10.

     "Authorized Officer" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

     "Available Advance Reimbursement Amount" shall have the meaning set forth in Section 4.6(a) hereof.

     "Available Distribution Amount" means, with respect to any Distribution Date, an amount equal to the aggregate of (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period (exclusive of any such amounts that were deposited in the Distribution Account in error or amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicer in respect of unpaid Servicing Fees, the Special Servicer in respect of unpaid
Special Servicer Compensation, the Healthcare Adviser in respect of unpaid Healthcare Adviser Fee or the Trustee in respect of unpaid Trustee Fees or amounts that constitute Prepayment Premiums)) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, and (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicer for such Distribution Date pursuant to the terms hereof.

     "Balloon Mortgage Loan" means a Mortgage Loan which will not be fully amortized by its original or modified Maturity Date, based on the fixed monthly Scheduled Payment.

     "Balloon Payment" means, with respect to any Balloon Mortgage Loan and any date of determination, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

     "Bankruptcy Loss" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Master Servicer Remittance Date occurs.

     "Book-Entry Certificates" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the
Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

     "Borrower" with respect to any Mortgage Loan, any Mortgagor or Mortgagors or any obligor or obligors on any related Note or Notes.

     "Breach" has the meaning provided in Section 2.3(a).

     "Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York or Chicago, Illinois or the principal cities in which the Special Servicer, the Trustee or the Master Servicer conducts servicing or trust operations, or (iii) a day on which banking institutions or savings associations in New York, New York, Chicago, Illinois or Atlanta, Georgia are authorized or obligated by law or executive order to be closed.

     "Cash Liquidation" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the amount of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries with respect to a Final Recovery Determination. The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master Servicer), of each Cash Liquidation.

     "CEDEL" means Cedel Bank, societe anonyme.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

     "Certificate Account" means one or more separate accounts established and maintained by the Master Servicer (or any Sub-Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a), which each account shall be an Eligible Account.

     "Certificate Balance" means, with respect to any Certificate or Interest (other than the Class X Certificates, the Class Q Certificates and the Residual Certificates) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement (in the case of an Interest), minus (i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.4(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or Section 6.3(a), as the case may be, (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to Section 6.5, and (iii) Expense Losses allocated to such Interest or Certificate pursuant to Section 6.5.

     "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Register" has the meaning provided in Section 3.2.

     "Certificate Registrar" means the registrar appointed pursuant to Section 3.2.

     "Certificateholders"   has  the  meaning  provided  in  the  definition  of
"Holder."

     "Certificates" means, collectively, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Class" means, with respect to the REMIC I Interests, REMIC II Interests or REMIC III Certificates, any Class of such Certificates or Interests.

     "Class A-1 Certificates," "Class A-2 Certificates," "Class A-MF1 Certificates," "Class A-MF2 Certificates," "Class X Certificates," "Class B Certificates," "Class C Certificates," "Class D Certificates," "Class E
Certificates,"   "Class  F  Certificates,"  "Class  G  Certificates,"  "Class  H
Certificates,"   "Class  J  Certificates,"  "Class  K  Certificates,"  "Class  L
Certificates,"   "Class  M  Certificates,"  "Class  N  Certificates,"  "Class  Q
Certificates," "Class R-I Certificates," "Class R-II Certificates" or "Class R-III Certificates," mean the Certificates designated as "Class A-1," "Class A-2," "Class A-MF1," "Class A-MF2," "Class X," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class Q," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-21 hereof.

     "Class A Certificates" means the Class A-1 Certificates, Class A-2 Certificates, Class A-MF1 and Class A-MF2 Certificates, collectively.

     "Class X Component Amount" means, with respect to any Distribution Date and any class of Principal Balance Certificates, the product of the Class X Strip Rate for such class and the Certificate Balance for such class.

     "Class X Interest Amount" means, with respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1 Certificates, Class A-2 Certificates, Class A-MF1 Certificates, Class A-MF2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates, and (ii) the Class X Notional Amount for such Distribution Date.

     "Class X Notional Amount" means, with respect to any Distribution Date, the aggregate of the Certificate Balances of the REMIC Regular Certificates having Certificate Balances as of the close of business on the related Distribution Date.

     "Class X Strip Rate" means, for any Distribution Date, with respect to any Class of Principal Balance Certificates, the excess, if any, of the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (i) the Pass-Through Rate for such Class.

     "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

     "Closing Date" means August 27, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

     "Collection Period" means, with respect to any Distribution Date, the period beginning (A) with respect to Scheduled Payments, on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs; and
(B) with respect to all other collections on the Mortgage Loans and REO Properties, on the day following the last day of the previous Collection Period for such collections (or in the case of the first Distribution Date, the Cut-Off
Date) and ending on the earlier of the Determination Date in the month in which such Distribution Date occurs and the fourth Business Day prior to such Distribution Date.

     "Comparative Financial Status Report" means a report substantially containing the content described in Exhibit G-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income or net cash flow, as applicable, and Debt Service Coverage Ratio for each Mortgage Loan as of the date of the latest financial information available immediately preceding the preparation of such report for each of the following four periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the most recent twelve months, (iii) the previous two full fiscal years, and (iv) the "base year" (representing the original analysis of information used as of the Cut-off Date); provided, however, that Debt Service Coverage Ratio shall not be calculated for any Mortgaged Property for which twelve months of operating information is not available (including for purposes of clause (i)). For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

     "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) aggregate Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Collection Period over
(B) aggregate Prepayment Interest Excesses resulting from Principal Prepayments during the same Collection Period, but in any event not more than the portion of the aggregate Master Servicing Fee for the related Collection Period for the purposes hereof calculated in respect of all the Mortgage Loans (including Mortgage Loans related to REO Properties) at 0.015% per annum.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

     "ContiTrade" has the meaning assigned in the Preliminary Statement hereto.

     "ContiTrade Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement I and shown on Schedule I hereto.

     "Controlling Class" means the most subordinate Class of Certificates outstanding at any time of determination; provided, that, no Class may be the Controlling Class at any time that (i) with respect to such Class (other than the Class N Certificates) the then Certificate Balance of such Class is less than 50% of the initial Certificate Balance of such Class or (ii) with respect to the Class N Certificates, the then Certificate Balance of the Class N Certificates is less than 20% of the initial Certificate Balance of the Class N Certificates. As of the Closing Date, the Controlling Class will be the Class N Certificates.

     "Controlling Person" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

     "Corporate Trust Office" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Trustee. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group--Morgan Stanley Series 1998-CF1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

     "Corresponding REMIC I Regular Interest" means with respect to each Mortgage Loan, the REMIC I Regular Interest having an initial Certificate Balance equal to the principal balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

     "Corresponding  REMIC II Regular Interest" means with respect to each Class
of  Certificates,   the  REMIC  II  Regular  Interest  having  the  same  letter designation.

     "Cross-Collateralized Mortgage Loans" means any two or more Mortgage Loans listed on the related Mortgage Loan Schedule that are cross-collateralized with each other.

     "CSSA Data Files" means with respect to the Mortgage Loans, data files which contain the information substantially in the forms of the CSSA standard reporting package attached as Exhibits G-9, G-10 and G-11, as the same may be modified from time to time.

     "Currently Paying Class" means any one of the Class of Interests which is currently receiving distributions of principal pursuant to Section 6.2 or 6.3 hereof.

     "Custodian" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9(h) and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

     "Cut-Off Date" means the close of business on August 1, 1998.

     "Cut-Off Date Aggregate Principal Balance" means, with respect to the Mortgage Loans on the Closing Date, the Aggregate Principal Balance for all such Mortgage Loans as of the Cut-Off Date, reduced by all payments of principal due on or before the Cut-Off Date whether or not paid, and increased by Scheduled Payments of principal due after the Cut-Off Date but received by the Master Servicer on or before the Cut-Off Date.

     "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended one-year period for which data is available from the related Borrower, before payment of any scheduled payments of principal and interest on such Mortgage Loan but after funding of required reserves and "normalized" by the Master Servicer, by the annual debt service (or for interest only Mortgage Loans, the future amortizing principal and interest payments) required by such Mortgage Loan. Annual debt service (or for interest only Mortgage Loans, the future amortizing principal and interest payments) shall be calculated by multiplying the Monthly Payment in effect on such date of determination for such Mortgage Loan by 12.

     "Debt Service Reduction Amount" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

     "Default Interest" means, with respect to any Mortgage Loan (including without limitation an REO Mortgage Loan), interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

     "Default Rate" means, with respect to each Mortgage Loan, the per annum rate at which interest accrued on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     "Defaulted Mortgage Loan" means a Mortgage Loan which is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

     "Deficient Valuation" means, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property relating to a Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan.

     "Deficient Valuation Amount" means the amount by which the total amount due with respect to a Mortgage Loan (excluding interest not yet accrued), including the principal balance of a Mortgage Loan plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation.

     "Definitive Certificates" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

     "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

     "Delinquent Loan Status Report" means a report substantially containing the content described in Exhibit G-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three Collection Periods or more, current but specially serviced, or were in foreclosure but were not REO Property.

     "Depositor" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

     "Depository" has the meaning set forth in Section 3.7(a).

     "Depository Agreement" means the Letter of Representations by and among the Depositor, the Trustee and the Depository.

     "Determination Date" means, with respect to any Distribution Date, the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

     "Directly Operate" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15 or Section 9.36), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

     "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

     "Disqualified Organization" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Master Servicer based upon an
Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMICs, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distributable   Certificate   Interest"   means,   with   respect  to  any
Distribution Date and any Class of Certificates (other than the Class Q Certificates and the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest, reduced by (i) any Net Aggregate Prepayment Interest
Shortfalls allocated on such Distribution Date to such Class or Interest pursuant to Section 6.6, and (ii) Realized Losses and Expense Losses allocated on such Distribution Date to reduce the interest payable to such Class or Interest pursuant to Section 6.5, plus (B) any Unpaid Interest.

     "Distribution Account" means the Distribution Account maintained by the Trustee or the Paying Agent, on its behalf, in accordance with the provisions of
Section 5.3(a), which account shall be an Eligible Account.

     "Distribution Date" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing September 15, 1998.

     "Document Defect" has the meaning set forth in Section 2.3(a).

     "Due Date" means, with respect to a Mortgage Loan, the date on which a Scheduled Payment is due.

     "Eligible Account" means (i) an account or accounts in which funds will be held therein for more than 30 days maintained with a federal or state chartered depository institution or trust company the long-term unsecured debt obligations of which are rated at least "A-" or better by S&P, or if not rated by S&P then otherwise approved by S&P, as evidenced by a Rating Agency Confirmation, and "Aa3" by Moody's if rated by Moody's or if not rated by Moody's, then otherwise approved by Moody's; or (ii) an account or accounts in which funds will be held therein for 30 days or less which are maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "A-1" or better by S&P, or if not rated by S&P then otherwise approved by S&P, as evidenced by a Rating Agency Confirmation, and "P-1" or better by Moody's if rated by Moody's, or if not rated by Moody's then otherwise approved by Moody's, in each case at the time of any deposit therein; or (iii) a segregated trust account or accounts maintained with the corporate trust department of a federally or state chartered depository institution or trust company acting in its fiduciary capacity, which may be the Master Servicer (or any Affiliate of the Master Servicer) or Trustee, provided any such institution is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b) and the maintenance of such account in such institution will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates as evidenced in writing by each Rating Agency; or (iv) any account, the establishment and maintenance of which is the subject of a Rating Agency Confirmation. Eligible Accounts may bear interest.

     "Eligible Investments" means any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, with maturities of not more than 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:

              (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services
         Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business
         Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

              (ii)    Federal Housing Administration debentures;

              (iii)  obligations  of  the  following  United  States  government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

              (iv)  federal  funds,  unsecured  certificates  of  deposit,  time
         deposits,   bankers'  acceptances  and  repurchase   agreements,   with
         maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

              (v) insured deposits in, or unsecured certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, which, if not fully insured by the FDIC, are the short term obligations of which are rated in the highest short term rating category (without regard to "+" or "-" designations) by each Rating Agency (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
         (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

              (vi) debt obligations with maturities of not more than 365 days rated by each Rating Agency (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest long-term unsecured rating category (without regard to "+" or "-" designations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

              (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

              (viii) units of taxable money market mutual funds issued by regulated investment companies which seek to maintain a constant net asset value per share (including, the Federated Prime Obligation Money Market Fund (the "Fund")) so long as the Fund is rated by each Rating Agency in its highest long-term unsecured debt ratings category (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

              (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Master
         Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided, however, that, with respect to clause (ix) above, in the judgment of the Master Servicer, Special Servicer or Trustee, as applicable, such instrument qualifies as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and provided, further, that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Environmental Assessment" means a "Phase I Assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM.

     "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Errors and Omissions Insurance Policy" means Servicer Errors and Omissions Insurance Policy.

     "Escrow Account" means an account established by the Master Servicer pursuant to Section 8.3(a).

     "Escrow Amount" means any amount payable with respect to a Mortgage Loan for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, tenant improvements, leasing commissions, environmental matters and other reserves or comparable items.

     "Event of Default" has the meaning set forth in Section 8.28(b).

     "Excess Interest" has the meaning set forth in Section 1.5(a).

     "Excess Interest Distribution Account" means the trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 5.3(c) hereof, which shall be entitled "Morgan Stanley Capital I Inc., as Trustee, in trust for Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1, Excess Interest Distribution Account" and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the REMIC I, REMIC II or REMIC III formed hereunder.

     "Excess Rate" means with respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

     "Exchange Certification" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A-IAI Global Certificate, as applicable.

     "Expense Loss" means a loss realized upon payment by the Trust of an Additional Trust Expense.

     "Extension" has the meaning set forth in Section 9.15(a).

     "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

     "FHLMC Audit Program" shall have the meaning set forth in Section 8.13.

     "Fidelity Bond" means Servicer Fidelity Bond.

     "Final Certification" has the meaning set forth in Section 2.2.

     "Final Rated Distribution Date" means with respect to each rated Class of Certificates, the date shown on the chart in the Preliminary Statement.

     "Final Recovery Determination" means a determination with respect to any Mortgage Loan or Specially Serviced Mortgage Loan by the Master Servicer or Special Servicer, as the case may be, in respect of any Defaulted Mortgage Loan (including a Mortgage Loan that became an REO Property), in each case, in its good faith discretion, consistent with the Servicing Standard that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the Master Servicer or the Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan, without regard to any obligation of the Master Servicer or the Trustee, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. The Special Servicer shall be required to provide the Master Servicer (and the Healthcare Adviser with respect to Healthcare Loans) with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan upon making such determination. The Master Servicer shall notify the Trustee of such determination and the Trustee shall deliver a copy of such notice to each Rating Agency.

     "Final Scheduled Distribution Date" means, for each Class of rated Certificates, the Distribution Date on which such Class will be paid in full assuming that timely payments will be made on the Mortgage Loans in accordance with their terms.

     "Fiscal Agent" ABN AMRO Bank N.V., a Netherlands banking corporation in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

     "FNMA" means the Federal National Mortgage Association, or any successor thereto.

     "Group  1  Available   Distribution  Amount"  means  with  respect  to  any
Distribution Date, the portion of the Available Distribution Amount relating to the Mortgage Loans in Mortgage Loan Group 1.

     "Group  2  Available   Distribution  Amount"  means  with  respect  to  any
Distribution Date, the portion of the Available Distribution Amount relating to the Mortgage Loans in Mortgage Loan Group 2.

     "Group  3  Available   Distribution  Amount"  means  with  respect  to  any
Distribution Date, the portion of the Available Distribution Amount relating to the Mortgage Loans in Mortgage Loan Group 3.

     "Global Certificate" means any Rule 144A-IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

     "Healthcare Adviser" Survey, LLC, an Alabama limited liability company, or its successor in interest, or any successor Healthcare Adviser as herein provided.

     "Healthcare Adviser Fee" means with respect to certain of the Healthcare Loans (the Healthcare Loans which are ContiTrade Loans or RMF Loans) and for any Distribution Date, a portion of the Healthcare Adviser Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurs in such month.

     "Healthcare Adviser Fee Rate" means, with respect to each Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule.

     "Healthcare Adviser Standard" With respect to the Healthcare Adviser, shall mean providing advice and consultation with respect to the Healthcare Loans and Healthcare Properties using the same care, skill, prudence, and diligence with which, it (a) advises and administers similar health care loans and health care properties comparable to the Healthcare Loans and Healthcare Properties and held for other third-party portfolios or (b) advises and administers health care loans or health care properties for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Healthcare Adviser, or an affiliate of the Healthcare Adviser may have with the Borrowers or any other party to this Agreement; (ii) the ownership of any Certificate by the Healthcare Adviser or any affiliate of the Healthcare Adviser, as applicable; (iii) the Healthcare Adviser's right to receive compensation for its services under this Agreement or with respect to any particular transaction; or
(iv) the ownership or advising or management for others, by the Healthcare Adviser of other health care loans or health care properties.

     "Healthcare Loans" Certain Mortgage Loans subject to the Healthcare Adviser Fee (which Loans are certain of the RMF Loans and ContiTrade Loans) which are listed on Schedule IV hereto.

     "Healthcare  Property"  means a Mortgaged  Property  securing a  Healthcare
Loan.

     "Historical Loan Modification Report" means a report substantially containing the content described in Exhibit G-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and
(ii) since the Cut-off Date showing the original and the revised terms thereof.

     "Historical Loss Estimate Report" means a report substantially containing the content described in Exhibit G-4 attached hereto, setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and Liquidation Expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     "Holder" means the Person in whose name a Certificate is registered on the Certificate Register.

     "Independent" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause
(B) or (C) above.

     "Independent Contractor" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer) or, (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to the applicable REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Class R-III Certificates), a Percentage Interest of 35% or more in the Class R-III Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC Pool is at arm's length all within the meaning of Treasury Regulation Section 1.856-4(b)(5) or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Initial Certification" has the meaning set forth in Section 2.2.

     "Initial Deposit" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

     "Inspection Report" means the report delivered by the Master Servicer or the Special Servicer, as the case may be, substantially in the form of Exhibit L hereto.

     "Institutional Accredited Investor" shall mean an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

     "Insurance Policies" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

     "Insurance Proceeds" means amounts paid by the insurer under any Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law, the related Mortgage Loan or the Servicing Standard.

     "Interest" means a REMIC I Interest or a REMIC II Interest, as applicable.

     "Interest Accrual Period" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Class Q and the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

     "Interested Person" means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, with respect to any Mortgage Loan, the holder of any related Junior Indebtedness, a holder of 50% or more of the Controlling Class, the Operating Adviser, the Healthcare Adviser, any Independent Contractor engaged by the Master Servicer, Special Servicer, Operating Adviser or the Healthcare Adviser pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

     "Interest Reserve Account" The trust account created and maintained by the Trustee pursuant to Section 8.38, which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1, Interest Reserve Account" and which must be an Eligible Account.

     "Interest Reserve Loans" Any Mortgage Loan that provides for interest based on a 360-day year and the actual number of days elapsed.

     "Investor" means any purchaser of a Certificate.

     "Junior Indebtedness" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

     "Late Collections" means, with respect to any Mortgage Loan, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

     "Late Fees" shall mean a fee payable to the Master Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan in connection with a late payment made by such Mortgagor.

     "Legended Definitive Certificate" means a Definitive Certificate bearing the Securities Legend.

     "Liaison Agreement" means the written contract between the Master Servicer or the Special Servicer and any liaison agent relating to servicing and administration of Mortgage Loans as provided in Section 8.4.

     "Liquidation Event" means with respect to any Mortgage Loan (other than an REO Mortgage Loan), any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Seller pursuant to Section 2 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer, or is otherwise sold, pursuant to Section 8.31; or (v) such Mortgage Loan is purchased by any Person entitled to effect an optional termination of the Trust pursuant to Section
10.1. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is sold pursuant to Section 8.31; or (iii) such REO Property is purchased by any Person entitled to effect an optional termination of the Trust pursuant to Section 10.1.

      "Liquidation Expenses" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be paid (i) out of income from the related REO Property, to the extent available or (ii) advanced by the Master Servicer, the Trustee or the Fiscal Agent, subject to Section 4.4 hereof, as a Servicing Advance.

     "Liquidation Fee" means a fee equal to the product of (x) 1.0%, (y) the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and (z) a fraction, the numerator of which is equal to the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and the denominator of which is equal to the unpaid Stated Principal Balance of the related Mortgage Loan or the related REO Mortgage Loan and accrued and unpaid interest thereof.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of Liquidation Expenses and any related Advances and interest thereon.

     "Liquidation Realized Loss" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Stated Principal Balance of the Mortgage Loan (or deemed Stated Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition, plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate, plus (C) any expenses incurred in connection with such Mortgage Loan that are reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income applied as recoveries of principal or interest on the related Mortgage Loan or REO Property, and (ii) Liquidation Proceeds received during the Collection Period in which such Cash Liquidation or REO Disposition occurred. REO Income (to the extent not previously applied to pay interest, principal and other unpaid amounts with respect to the Mortgage Loan) and Liquidation Proceeds shall be applied first against any Expense Losses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the principal balance of such Mortgage Loan, calculated as described in clause (A) above.

     "Loan Group 1" means collectively, the Mortgage Loans identified on the Mortgage Loan Schedule as Loan Group 1 Mortgage Loans.

     "Loan Group 2" means collectively, the Mortgage Loans identified on the Mortgage Loan Schedule as Loan Group 2 Mortgage Loans.

     "Loan Group 3" means collectively, the Mortgage Loans identified on the Mortgage Loan Schedule as Loan Group 3 Mortgage Loans.

     "Loan Schedule" means the Mortgage Loan Schedule.

     "Loan-to-Value Ratio" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date.

     "Lock-Box Accounts" shall have the meaning set forth in Section 8.2(b).

     "Lock-Box Agreement" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer pursuant to which a Lock-Box Account is created.

     "Losses" has the meaning set forth in Section 12.4.

     "MAI" means member of the Appraisal Institute.

     "Majority Certificateholder" means, with respect to any particular Class or Classes of Certificates, any Certificateholder entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

     "Manager" means with respect to any Mortgage Loan, any Property Manager for the related Mortgaged Property or Properties.

     "Master Servicer" means AMRESCO Services, L.P. and its permitted successors or assigns.

     "Master Servicer Preliminary Remittance Report" means a report prepared by the Master Servicer, using commercially reasonable efforts, and in such media as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as of six Business Days prior to the Distribution Date as will permit the Trustee to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement, including but not limited to scheduled payments due on the Mortgage Loans, whether or not actually received, and to the best of the Master Servicer's knowledge, any unscheduled collections, prepayment penalties and/or premiums, Advance Interest to be collected from the Trust and the amounts of any Advances deemed Non-recoverable Advances by the Master Servicer for the relevant Collection Period.

     "Master Servicer Remittance Date" means for each Distribution Date the Business Day immediately preceding such Distribution Date.

     "Master Servicer Remittance Report" means a report prepared by the Master Servicer and in such media as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly Certificateholders Report to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicer, the Trustee and the Depositor may from time to time mutually agree. Such reports shall include the CSSA Data Files which may be in existence from time to time.

     "Master Servicing Fee" means for each calendar month, as to each Mortgage Loan (including Mortgage Loans relating to REO Properties), an amount equal to the portion of the Master Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in
Section 6.7.

     "Master Servicing Fee Rate" means 0.025% per annum.

     "Maturity Date" means, with respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or (ii) any grace period permitted by the related Mortgage Note.

     "Modification Fee" means a fee, if any, collected from a Mortgagor by the Master Servicer or the Special Servicer in connection with a modification of any Mortgage Loan.

     "Modification Loss" means (i) a decrease in the principal balance of a Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of a Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

     "Money Term" means with respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a prepayment premium, Yield Maintenance Payment or percentage premium in connection with a principal prepayment (and shall not include Late Fees or Default Interest provisions).

     "Monthly  Certificateholder  Report"  means a report  provided  pursuant to
Section 5.4 by the Trustee monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the Holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to Holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and
(B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans and the Aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Distribution Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days or (D) as to which foreclosure proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Stated Principal Balance of the related
Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (vi) as of the related Determination Date
(A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer or Master Servicer, as the case may be, that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;
(vii) the aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer; (xi) the amount of Unpaid Interest or Realized Losses, if any, incurred with respect to the Mortgage Loans; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the Master Servicer, the Trustee and the Fiscal Agent, separately stated; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date. In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

     "Mortgage File" means the mortgage documents listed below:

              (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1, without recourse" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

              (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a copy of such Mortgage, certified by the appropriate county recording office where such Mortgage is recorded to be a true and complete copy of the original recorded Mortgage;

              (iii) the originals of all Money Term or material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a copy of such modification, consolidation or extension agreement certified by the appropriate county recording office where such document is recorded to be a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any, each signed by the holder of record in favor of "LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1;"

              (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in favor of "LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1;"

              (v) originals of all intervening Assignments of Mortgage, if any, with evidence of recording thereon or, if such original Assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such Assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening Assignment retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening Assignment has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening Assignment that has been lost after recordation, a copy of such intervening Assignment certified by the appropriate county recording office where such assignment is recorded to be a true and complete copy of the original recorded intervening Assignment;

              (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned from the applicable public recording office, a copy of such Assignment of Leases certified by the applicable Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable Seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1," which assignment may be effected in the related Assignment of Mortgage;

              (vii)  the  original  of  each  guaranty,   if  any,  constituting
         additional security for the repayment of such Mortgage Loan;

              (viii) the original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

              (ix) UCC financing statements (together with all assignments thereof to the Trustee) executed and delivered in connection with any Mortgage Loan;

              (x) copies of ground leases related to any Mortgage Loan where the Mortgagor is the lessee under such lease and there is a lien in favor of the mortgagee in such lease;

              (xi) copies of any lock-box agreements, intercreditor agreements and management agreements related to any Mortgage Loan; and

              (xii) the original of each Letters of Credit, if any, constituting additional collateral for such Mortgage Loan, together with the original supporting documentation evidencing a beneficial transfer, in favor of "LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1998-CF1"; provided, however, the Trustee shall hold such Letter of Credit only in a custodial capacity and shall have no obligation to maintain, extend the term of, enforce, or otherwise preserve any rights under such Letter of Credit;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

     "Mortgage Loan" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3.

     "Mortgage Loan Purchase Agreement" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II or Mortgage Loan Purchase Agreement III, as the case may be.

     "Mortgage Loan Purchase Agreement I" means that certain Mortgage Loan Purchase Agreement dated as of August 3, 1998 between ContiTrade and the Depositor with respect to the ContiTrade Loans.

     "Mortgage Loan Purchase Agreement II" means that certain Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of August 3, 1998 with respect to the MSMC Loans.

     "Mortgage Loan Purchase Agreement III" means that certain Mortgage Loan Purchase Agreement between RMF and the Depositor dated as of August 3, 1998 with respect to the RMF Loans.

     "Mortgage Loan Schedule" means collectively the schedule attached hereto as
Schedule I, which identifies each ContiTrade Loan for Loan Group 1 and Loan Group 2, the schedule attached hereto as Schedule II, which identifies each MSMC Loan for Loan Group 1 and Loan Group 2, and the schedule attached hereto as
Schedule III, which identifies each RMF Loan for Loan Group 1 and Loan Group 2, as such schedules may be amended from time to time pursuant to Section 2.3.

     "Mortgage Rate" means, for a given Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan (excluding any Excess Interest or Default Interest).

     "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

     "Mortgagee" means, with respect to any Mortgage as of any date of determination, the holder of the related Note as of such date.

     "Mortgagor" means the obligor on a Note.

     "MSMC" has the meaning assigned in the Preliminary Statement hereto.

     "MSMC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement II and shown on Schedule II hereto.

     "Net Aggregate Prepayment Interest Shortfall" means for any Distribution Date, the excess, if any, of aggregate Prepayment Interest Shortfalls over the sum of (i) Compensating Interest and (ii) the aggregate Prepayment Interest Excesses for such Collection Period.

     "Net Default Interest" means, with respect to any Mortgage Loan, any Default Interest actually collected thereon, net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan and reimbursable from such Default Interest in accordance with Section 5.2.

     "New Lease" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

     "1933 Act" means the Securities Act of 1933, as amended.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "NOI Adjustment Worksheet" means a report prepared by the Master Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit G-8 attached hereto, presenting the computations made in accordance with the methodology described in such Exhibit G-8 to "normalize" the full year net operating income, calculating the underwritable cash flow and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee with each annual operating statement for a Mortgaged Property pursuant to Section 8.14(d).

     "Nondisqualification Opinion" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax to be imposed on any REMIC Pool or the Trust.

     "Nonrecoverable Advance" means the portion of any Advance (including interest accrued thereon at the Advance Rate) previously made or proposed to be made by the Master Servicer, the Trustee or the Fiscal Agent that, in its sole discretion, exercised in good faith and in accordance with the Servicing Standard, that will not or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds or from any collections with respect to the related Mortgage Loan or REO Property, as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. Such Officer's Certificate shall be delivered to the Trustee and the Fiscal Agent (upon which the Trustee and the Fiscal Agent may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's Certificate) and (in either case) to the Special Servicer in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. In determining whether an Advance with respect to any Mortgage Loan will be recoverable, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall take into account amounts that may be realized on the related Mortgaged Property in its "as is" or then current condition and occupancy. Absent bad faith, the Master Servicer's determination as to the recoverability of any Advance shall be conclusive and binding on the Certificateholders, Special Servicer, Fiscal Agent and the Trustee and may be relied on by the Trustee and the Fiscal Agent with respect to the obligation of the Trustee or the Fiscal Agent to make such Advance.

     "Non-Registered Certificate" means unless and until registered under the 1933 Act, any Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class Q or Residual Certificate.

     "Note" the original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

     "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class X Certificates as a Class, the Class X Notional Amount as of such date of determination; and (ii) with respect to any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X Notional Amount as of such date of determination.

     "Officer's Certificate" means (x) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or
Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (y) in the case of the Master Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, and (z) in the case of the Trustee, a certificate signed by a Responsible Officer.

     "Operating Adviser" shall have the meaning specified in Section 8.32(a).

     "Operating Adviser Votes" shall mean the votes cast at a duly called meeting by the Holders of the Controlling Class to elect an Operating Adviser.

     "Operating Statement Analysis" means, with respect to each Mortgage Loan and REO Property, a report substantially containing the content described in Exhibit G-7 attached hereto.

     "Opinion of Counsel" means a written opinion of counsel addressed to the Trustee, reasonably acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the party required to deliver such opinion but who, in the good faith judgment of the Trustee, must be Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool.

     "Ownership Interest" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "P&I Advance" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period was not received by the Master Servicer as of the related Determination Date, the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment) as to which a Balloon Payment was due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the interest portion of any Scheduled Payment or Assumed Scheduled Payment shall be advanced at a per annum rate equal to the Mortgage Rate relating to such Mortgage Loan or Mortgage Loan relating to such REO Property; and provided, further, that the Scheduled Payment or Assumed
Scheduled Payment for any Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction and the denominator of which is the Stated Principal Balance of the Mortgage Loan as of such Determination Date.

     "P&I Advance Amount" means, with respect to any Mortgage Loan or REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

     "Participant" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Pass-Through Entity" means any of (A) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in
Section 1381(a) of the Code, (B) any partnership, trust or estate as such terms are defined in the Code or (C) any person holding a Class R-I, Class R-II or Class R-III Certificate as nominee for another person.

     "Pass-Through Rate" or "Pass-Through Rates" means initially with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates, other than the Class X Certificates and Class Q Certificates, for any Distribution Date, the rate, if any, set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i) the REMIC I Regular Interests shall equal the REMIC I Net Mortgage Rate on the related Mortgage Loan for such Distribution Date, (ii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (iii) with respect to the Class A-1, Class A-2, Class A-MF1, Class A-MF2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, the lesser of (A) the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto and (B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, and (iv) the Class X Certificates, the per annum rate equal to the quotient of the Accrued Certificate Interest thereon for such Distribution Date divided by the Class X Notional Amount. The Class Q Certificates do not have a Pass-Through Rate.

     "Paying Agent" means the paying agent appointed pursuant to Section 3.10.

     "Penalty Charges" means Late Fees and Default Interest.

     "Percentage Interest" means with respect to each Class of Certificates other than the Class Q Certificates and Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to the Class Q Certificates and the Residual Certificates, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Permitted Transferee" means any Transferee other than a Disqualified Organization or a Person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Phase I Environmental Report" means a report prepared at the expense of the Person desiring to contribute such property, by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has had not less than five years experience in such matters which indicates such property is in compliance with applicable Environmental Laws and that there are no circumstances present at such property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum based materials for which investigation, testing, monitoring, containment, clean up or remediation could be required under any Federal, state or local law or regulation.

     "Placement Agent" means Morgan Stanley & Co. Incorporated.

     "Plan" has the meaning set forth in Section 3.3(d).

     "Plan Asset Regulations" means the Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101.

     "Prepayment Interest Excess" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment is made after the Due Date for such Mortgage Loan through and including the last day of the Collection Period, the amount of interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made (net of the Servicing Fee and the Trustee Fee), to the extent collected.

     "Prepayment Interest Shortfall" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan by reason of a full or partial Principal Prepayment (including early payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period. The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made over (B) the aggregate interest that did so accrue through the date such payment was made (net of the Servicing Fee and the Trustee Fee).

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all prepayment premiums, Yield Maintenance Payments or percentage premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Primary Servicer" means, with respect to any Mortgage Loan the Sub-Servicer listed on Schedule V attached hereto during such time as they are parties to a Sub-Servicing Agreement, and their successors and assigns, and otherwise, the Master Servicer.

     "Primary Servicing Fee" means for each calendar month, as to each Mortgage Loan (including Mortgage Loans relating to REO Properties), an amount equal to the portion of the Primary Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month.

     "Primary Servicing Fee Rate" means, with respect to each Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule.

     "Principal Balance Certificates" means, collectively, the Class A-1, Class A-2, Class A-MF1, Class A-MF2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

     "Principal Distribution Amount" means, on any Distribution Date, the sum of the following amounts: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

     "Principal Prepayment" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to
Section 2.3.

     "Private Placement Memorandum" has the meaning set forth in the preliminary statement hereto.

     "Privately Offered Certificates" means, unless and until registered under the Securities Act, the Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class Q and Residual Certificates.

     "Proposed Disposition" means a proposed disposition of any Defaulted Mortgage Loan or the Mortgaged Property related thereto to be performed as provided in Section 9.15 or 9.17 of this Agreement.

     "Proposed Plan" shall have the meaning set forth in Section 8.20(a)(iii) hereof.

     "Prospectus" has the meaning set forth in the preliminary statement hereto.

     "Prospectus Supplement" has the meaning set forth in the preliminary statement hereto.

     "Prospective Investor" means any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein.

     "PTCE" has the meaning set forth in Section 3.3(d).

     "Purchase Price" means, with respect to the repurchase of a Mortgage Loan or REO Property pursuant to Article II of this Agreement, a price equal to the sum of (A) 100% of the unpaid principal balance of such Mortgage Loan (or deemed principal balance, in the case of an REO Property), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase occurs, plus (C) the amount of any expenses related to such Mortgage Loan or REO Property (including, but not limited to, any Servicing Advances, Advance Interest related to such Mortgage Loan and any Special Servicer Fees and Liquidation Fees) that are reimbursable to the Master Servicer, the Special Servicer or the Trustee.

     "Purchase Proceeds" means any cash amounts received by the Master Servicer in connection with: (i) the repurchase of a Mortgage Loan by a Seller pursuant to Section 2.3 or (ii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer or the Holders of the Class R-I Certificates pursuant to Section 10.1(b).

     "QIB" means a "qualified institutional buyer," as defined in Rule 144A under the 1933 Act.

     "Qualified Insurer" means, (i) with respect to any Mortgage Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided, and that has a claim paying ability rating no lower than two ratings categories (without regard to pluses or minuses or numerical qualifiers) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "A-" by S&P, and "A2" by Moody's if rated by Moody's or if not rated by Moody's, then otherwise approved by Moody's, (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability a rating of no lower than two ratings categories (without regard to pluses or minuses or numerical qualifiers) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "A-" by S&P, and "A2" by Moody's if rated by Moody's or if not rated by Moody's, then otherwise approved by Moody's or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained.

     "Qualified Mortgage" means a Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury Regulations promulgated pursuant thereto.

     "Qualifying Leasehold" means a leasehold interest in real property extending or renewable automatically for a period of at least 30 years, and in any event at least 10 years beyond the Maturity Date of the related Mortgage Loan.

     "Qualifying Substitute Mortgage Loan" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the principal balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the principal balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original loan-to-value ratio not higher than that of the Deleted Mortgage Loan and a current loan-to-value ratio (equal to the principal balance on the date of substitution divided by its current Appraised Value) not higher than the current loan-to-value ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in its Mortgage Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard, raise material issues that have not been adequately addressed; and
(vii) as to which the Trustee has received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (B) the rates referred to in clauses (ii) above and the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee, which shall deliver a copy of such certification to the Special Servicer promptly, and in any event within five Business Days following the Trustee's receipt of such certification.

     "Rated Final Distribution Date" means, as to each Class of Principal Balance Certificates, Class Q Certificates and Residual Certificates, the Distribution Date occurring in July, 2032.

     "Rating Agencies" means S&P and Moody's.

     "Rating Agency Confirmation" means, with respect to any matter, confirmation in writing by each Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

     "Realized Interest Loss" means (i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee or (iv) in the case of a Modification Loss, a Modification Loss described in clause (ii) of the definition thereof.

     "Realized Loss" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss. Realized Losses on a Mortgage Loan are allocated first to the principal balance of, and then to interest on such Mortgage Loan.

     "Realized Principal Loss" means (i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the principal balance of the Mortgage Loan (or deemed principal balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the principal balance of the related Mortgage Loan, and (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss.

     "Record Date" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Recoveries" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

     "Registered Certificates" means, collectively, the Class A-1, Class A-MF1, Class A-MF2, Class A-2, Class B, Class C, Class D and Class E Certificates.

     "Regulation S" means Regulation S under the 1933 Act.

     "Regulation S Certificate" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

     "Regulation S Global Certificates" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

     "Regulation S Permanent Global Certificate" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

     "Regulation S Temporary Global Certificate" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

     "Rehabilitated Mortgage Loan" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event or such amounts have been forgiven.

     "Release Date" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

     "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

     "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate
Account and the Distribution Account, the Insurance Policies and any REO Properties, for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

     "REMIC I Interests" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

     "REMIC I Net Mortgage Rate" means, as to any REMIC I Regular Interest, a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate, adjusted as described below for Actual/360 Mortgage Loans; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the REMIC I Net Mortgage Rate for any REMIC I Regular Interest will be calculated without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan subsequent to the Closing Date. The "REMIC I Net Mortgage Rate" with respect to the related Mortgage Loans that provide for interest based on a 360-day year and the actual number of days elapsed ("Actual/360 Mortgage Loans") for (a) any Interest Accrual Period commencing in any January, February, April, June, September and November, and any December occurring in a year immediately preceding any year which is not a leap year, is the REMIC I Net Mortgage Rate thereof, and (b) any Interest Accrual Period commencing in March, May, July, August and October and any December occurring in a year immediately preceding any year which is a leap year, is equal to the REMIC I Net Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30; provided, however, that with respect to each Interest Reserve Loan, (i) the REMIC I Net Mortgage Rate for the Collection Period preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) in February only in each year that is a leap year will be determined net of the Withheld Amounts and
(ii) the REMIC I Net Mortgage Rate for the Collection Period preceding the Due Dates in March will be determined after taking into account the addition of the Withheld Amounts.

     "REMIC I Regular Interests" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan.

     "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

     "REMIC II Interests" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

     "REMIC II Regular Interest A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class A-1 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest A-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class A-2 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest A-MF1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class A-MF1 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest A-MF2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class A-MF2 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class C Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class E Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest G" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest H" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class H Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class M Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interest N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the aggregate Certificate Balance of the Class N Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

     "REMIC II Regular Interests" means, collectively, the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N.

     "REMIC III Certificates" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

     "REMIC Pool" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.

     "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation which, as proposed, would have an effective date prior to enactment thereof and any proposed regulations.

     "REMIC Regular Certificates" means, collectively, the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

     "Rent Loss Policy" or "Rent Loss Insurance" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

     "Rents from Real Property" means with respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                  (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                  (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                  (iii)    any  amount   received   or   accrued,   directly  or
                           indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                  (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations
                           Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                  (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

     "REO Account" shall have the meaning set forth in Section 8.19(a) hereof.

     "REO Disposition" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

     "REO Extension" shall have the meaning set forth in Section 8.19(a) hereof.

     "REO Income" means, with respect to any REO Property for any Collection Period, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period.

     "REO Mortgage Loan" means a Mortgage Loan as to which the related Mortgaged Property is an REO Property.

     "REO Property" means a Mortgaged Property acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

     "REO Sale Deadline" shall have the meaning set forth in Section 8.19(a) hereof.

     "REO Status Report" A report substantially containing the content described in Exhibit G-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report,
(i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     "REO Tax" shall have the meaning set forth in Section 8.20(a)(i) hereof.

     "Report Date" means the second Business Day before the related Distribution Date.

     "Request for Release" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

     "Required Appraisal Loan" means any Mortgage Loan as to which an Appraisal Event has occurred. A Mortgage Loan will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

     "Required Insurance Policy" means with respect to any Mortgaged Property, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgaged Property, including each Standard Hazard Insurance Policy and, if applicable, flood insurance policy.

     "Reserve Funds" means, with respect to any Mortgage Loan, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the Mortgagee representing reserves for repairs, replacements, capital improvements, environmental testing and remediation and/or similar type items with respect to the related Mortgaged Property.

     "Residual Certificates" means, with respect to REMIC I, the Class R-I Certificates, with respect to REMIC II, the Class R-II Certificates and with respect to REMIC III, the Class R-III Certificates.

     "Responsible Officer" means, when used with respect to the initial Trustee, any officer assigned to the Asset-Backed Securities Trust Services Group with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer.

     "Reverse Sequential Order" means sequentially to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates.

     "Revised Rate" With respect to the ARD Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

     "RMF" has the meaning assigned in the Preliminary Statement hereto.

     "RMF Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement III and shown on Schedule III hereto.

     "RMF Retained Fee" means for each calendar month, as to each Mortgage Loan (including Mortgage Loans relating to REO Properties), the portion of the RMF Retained Fee Rate payable to RMF and applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each Mortgage Loan immediately before the Due Date in such month.

     "RMF Retained Fee Rate" means, with respect to each Mortgage Loan (including any Mortgage Loan relating to an REO Property), the rate per annum specified as such on the Mortgage Loan Schedule.

     "Rule 144A-IAI Global Certificate" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain institutional "accredited investors" within the meaning of Rule 501(a)(1), (2),
(3) or (7) of Regulation D of the 1933 Act, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

     "Scheduled Payment" means each scheduled payment of principal of, and interest on, a Mortgage Loan required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).

     "Scheduled Principal Balance" means, with respect to any Mortgage Loan or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Stated Principal Balance thereof.

     "Seller" means MSMC, ContiTrade or RMF, as the case may be.

     "Senior Certificates" means the Class A and Class X Certificates.

     "Servicer Errors and Omissions Insurance Policy" means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer or the Trustee, as the case may be, in accordance with Section 8.2,
Section 9.2 and Section 7.17, respectively.

     "Servicer Fidelity Bond" means a bond or insurance policy under which such insurer agrees to indemnify the Master Servicer, the Special Servicer or the Trustee, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's, Special Servicer's or the Trustee's as the case may be, directors, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

     "Servicer's Mortgage File" means copies of mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan in the possession of the Master Servicer or originals of any of such documents released to the Master Servicer from time to time pursuant to the terms of this Agreement.

     "Servicer's Website" means www.amresco.com.

     "Servicing Advance" means any cost or expense of the Master Servicer or Special Servicer, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, to protect and preserve the security for such Mortgage Loan.

     "Servicing Fee" means for each calendar month, as to each Mortgage Loan (including Mortgage Loans relating to REO Properties), an amount equal to the portion of the Servicing Fee Rate applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month.

     "Servicing Fee Rate" means, with respect to each Mortgage Loan (including any Mortgage Loan relating to an REO Property), the rate per annum specified as such on the Mortgage Loan Schedule (including any rate for the Master Servicing Fee, Primary Servicing Fee, RMF Retained Fee and Healthcare Adviser Fee).

     "Servicing File" means, collectively as to any Mortgage Loan, any documents, other than documents required to be part of the related Mortgage File, in the possession of the Master Servicer or Special Servicer and relating to the origination and servicing of such Mortgage Loan, including without limitation a closing binder for such Mortgage Loan and, in each case if and to the extent available, any appraisal, environmental report, engineering report, operating statements, rent rolls and copies of major leases.

     "Servicing Officer" means any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Operating Adviser and the Healthcare Adviser by the Master Servicer and signed by an officer of the Master Servicer, as such list may from time to time be amended.

     "Servicing Standard" means, with respect to the Master Servicer and the Special Servicer the higher of the following standards of care:

              (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; or

              (b) the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the mortgage loans;

but without regard to: any relationship that the Master Servicer or Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any seller or other servicer of the Mortgage Loans; the ownership of any Certificate by the Master Servicer or Special Servicer, as the case may be, or any Affiliate thereof; the ownership of any Junior
Indebtedness by the Master Servicer or Special Servicer or any Affiliate with respect to the Mortgaged Property securing any Mortgage Loan; the servicing of the Mortgage Loans that are not Specially Serviced Mortgage Loans by the Master Servicer; the Master Servicer's obligation to make Advances, the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances, the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, the ownership, servicing or management for others of any other mortgage loans or mortgaged property; and any obligation of the Master Servicer or the Special Servicer, as the case may be (as a Seller or an Affiliate of a Seller of the Mortgage Loans), to pay any indemnity with respect to, or repurchase, any Mortgage Loan as specified herein.

     "Servicing Transfer Event" means the occurrence of any of the following events: (i) any Mortgage Loan as to which a Balloon Payment is past due, and the Master Servicer has determined, in its good faith reasonable judgment, that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the due date such payment was due; (ii) any Mortgage Loan as to which, to the Master Servicer's knowledge, the Borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Borrower or to all or substantially all of its property, or the Borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days; (iii) any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan as to which the Master Servicer has knowledge of a default (other than a failure by the related Borrower to pay principal or interest) which in the judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan as to which the Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; (vi)(A) in the case of a Healthcare Loan in which the related Healthcare Property is a nursing facility (1) the license or certificate of need to operate the related Mortgaged Property as a Healthcare Property, (2) the certification of the related Healthcare Property to participate as a nursing home provider in Medicare or Medicaid (and their successor programs), or (3) the right to admit residents and/or receive payments under Medicare or Medicaid (and their successor programs) has been terminated, revoked, surrendered or suspended; (B) in the case of a Healthcare Loan in which the related Healthcare Property is an assisted living facility, the right to admit residents or the license to operate as an assisted living facility has been terminated, revoked, surrendered or suspended; (C) in the case of any Healthcare Loan, the related Healthcare Property has been cited for a material deficiency for which its license or certificate can be revoked and which is not cured within the earlier of the time permitted by the applicable regulatory authority or 180 days; or (D) in the case of any Healthcare Loan, more than 10% of the licensed beds of the related Healthcare Property becomes unavailable for use either (1) through a taking by condemnation or eminent domain, or (2) through a casualty loss; provided, however, that the Master Servicer has determined that as a result of (1) or (2) above the related Mortgagor's ability to pay the debt service on such Healthcare Loan has been impaired and (vii) any Mortgage Loan as to which, in the good faith reasonable judgment of the Master Servicer, a default has occurred or in the judgment of the Master Servicer is imminent or is likely to occur within 60 days.

     "Special Servicer" means Lennar Partners, Inc., a Florida corporation, or any successor Special Servicer as herein provided.

     "Special Servicer Compensation" means, with respect to any applicable period, the Special Servicing Fees, Workout Fees and the Liquidation Fees.

     "Special Servicer Monthly Reports" mean the reports substantially in the form of Exhibit P attached hereto.

     "Special Servicer Remittance Date" means the Business Day preceding each Determination Date.

     "Special Servicing Fee" means, for each calendar month, as to each Mortgage Loan which is a Specially Serviced Mortgage Loan, the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

     "Special Servicing Fee Rate" means 0.25% per annum.

     "Special Servicing Officer" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

     "Specially Serviced Asset Report" means the report prepared by the Special Servicer substantially with the information set forth in Exhibit O attached hereto.

     "Specially Serviced Mortgage Loan" means, as of any date of determination, any Mortgage Loan with respect to which the Master Servicer has notified the Special Servicer and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Master Servicer and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan has become a Rehabilitated Mortgage Loan with respect to such Servicing Transfer Event, unless and until the Master Servicer notifies the Special Servicer and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan exists or occurs.

     "Standard Hazard Insurance Policy" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

     "Start-Up Day" shall have the meaning set forth in Section 12.1(b).

     "Stated Principal Balance" means, as of any date of determination, with respect to any Mortgage Loan (including without limitation any REO Mortgage
Loan), an amount equal to (a) the unpaid principal balance of such Mortgage Loan as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan, as of the related date of substitution), after application of all payments due on or before such date, whether or not received, reduced on a cumulative basis on each subsequent Distribution Date (to not less than zero) by (b) the sum of (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.2 and 1.3 to, principal of or with respect to such Mortgage Loan that are (or, if they had not been applied to cover any Additional Trust Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period, provided that, notwithstanding the foregoing, if a Liquidation Event occurs in respect of such Mortgage Loan (or any related REO Property), then the "Stated Principal Balance" of such Mortgage Loan shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

     "Sub-Servicer" shall have the meaning set forth in Section 8.4.

     "Sub-Servicing Agreement" means the written contract between the Master Servicer or the Special Servicer and any subservicer relating to servicing and administration of Mortgage Loans as provided in Section 8.4.

     "Subordinate Certificates" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

     "Tax Matters Person" means the person designated as the "tax matters person" of the REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

     "Termination Price" shall have the meaning set forth in Section 10.1(b) herein.

     "Title Insurance Policy" means a title insurance policy maintained with respect to a Mortgage Loan issued on the date of origination of the related Mortgage Loan.

     "Transfer"   means  any  direct  or  indirect   transfer,   sale,   pledge,
hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transfer Affidavit and Agreement" has the meaning set forth in Section 3.3(e)(ii)(B).

     "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

     "Trust" means the trust created pursuant to this Agreement, the assets which consist of all the assets of REMIC I (including the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Insurance Policies, any REO Properties and other items referred to in Section 2.1(b) hereof), REMIC II, REMIC III, all Excess Interest and all amounts on deposit in the Excess Interest Distribution Account.

     "Trust Fund" means, collectively, all of the assets of the Trust.

     "Trustee" means LaSalle National Bank, a national banking association, in its capacity as trustee of the Trust, or its successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then Trustee shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section 7.9 hereof), as the case may be.

     "Trustee Fee" means for each calendar month, as to each Mortgage Loan (including Mortgage Loans relating to REO Properties), an amount equal to the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled
Principal Balance of each Mortgage Loan immediately before the Due Date occurring in such month.

     "Trustee Fee Rate" means 0.003% per annum.

     "Trustee Mortgage File" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

     "Trustee's Website" has the meaning set forth in Section 5.4(a).

     "Underwriter" means each of Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. or their respective successors in interest.

     "Uninsured Cause" means any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 8.5.

     "Unpaid Interest" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates and the Class Q Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Unscheduled Payments of Principal" means Principal Prepayments, the principal portion of Liquidation Proceeds, Insurance Proceeds and condemnation awards, and any other unscheduled recoveries of principal.

     "USAP" shall have the meaning set forth in Section 8.13.

     "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     "Voting Rights" means the voting rights to which the Certificateholders are entitled hereunder. At all times during the term of this Agreement, 97% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, 2% of the Voting Rights shall be allocated to the Holders of the Interest Only Certificates, and the remaining Voting Rights shall be allocated equally among the Holders of the respective Classes of the Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

     "Watch List" means a report substantially containing the content described in Exhibit G-6 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     "Weighted Average REMIC I Net Mortgage Rate" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balances as of the close of business on the preceding Distribution Date.

     "Withheld Amounts" shall have the meaning set forth in Section 8.38.

     "Workout Fee" means, with respect to each Rehabilitated Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 8.10(b).

     "Workout Fee Rate" means, with respect to each Rehabilitated Mortgage Loan as to which a Workout Fee is payable, 0.50% per annum.

     "Yield Maintenance Payment" means with respect to any Mortgage Loan, the yield maintenance payment set forth in the related Mortgage Loan.

     Section 1.2 Calculations Respecting Mortgage Loans. Calculations required to be made by the Trustee or the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Master Servicer on such Mortgage Loans and payments to be made to the Trustee (or the Paying Agent) as supplied to the Trustee (or the Paying Agent) by the Master Servicer. Neither the Trustee nor the Paying Agent shall be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Trustee has actual knowledge of an error in the calculations, the Trustee shall inform the Master Servicer of such error.

     Section 1.3 Calculations Respecting Accrued Interest. Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months; provided, that interest on the Notional Amount of the Class X Certificates shall accrue at an annualized rate on the basis of a 360-day year consisting of 30-day months at which rate interest would have to accrue in order to produce the aggregate amount of interest which would actually accrue on such Notional Amount for any given Interest Accrual Period. Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

     Section 1.4      Interpretation.

     (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholder Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

     (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

     (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

     (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

     Section 1.5 ARD Loans. Notwithstanding any provision of this Agreement to the contrary, all terms and provisions of this Agreement, to the extent they relate to the Mortgage Loans identified on the Mortgage Loan Schedule as having a Revised Rate (each, an "ARD Loan") shall be construed in accordance with the following provisions:

     (a) For each ARD Loan, the additional interest (the "Excess Interest") accruing as a result of the step-up in the Mortgage Rate upon failure of the related Borrower to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction Amount," "Assumed Scheduled Payment," "Mortgage Rate," "Monthly Payment," "Purchase Price" and "Realized Loss."

     (b) Excess Interest shall constitute an asset of the Trust.

     (c) Neither the Master Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of the Master Servicer and the Special Servicer, as the case may be, the liquidation proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest thereon.

     (d) Liquidation Fees shall not be earned on Excess Interest.

     (e) With respect to such ARD Mortgage Loan after its Anticipated Repayment Date, the Master Servicer or the Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with Section 8.18 and
Section 9.5 hereof all or any accrued Excess Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's or the Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with Section 8.18 and Section 9.5 hereof; and provided, further, that any such waiver shall be effective only upon tender by the related Borrower of all such other payments due on the Mortgage Loan. The Master Servicer or the Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.


                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

     Section 2.1   Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned pursuant to Sections 14 or 15 thereof as applicable,
(iii) the Initial Deposit and (iv) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from the Cut-Off Date.

     (b) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File" and shall direct the Seller or cause the Trustee to deliver a copy of such document to the Master Servicer. The Depositor hereby represents that each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within 30 days following the Closing Date, and Depositor shall direct the Seller or cause the Trustee to deliver copies of such documents to the Master Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

     (c) The Trustee, with respect to the ContiTrade Loans and the MSMC Loans, and RMF, with respect to the RMF Loans, shall, at the expense of the applicable Seller of the related Mortgage Loan, as to each Mortgage Loan, promptly (and in any event within 45 days following the receipt thereof) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi) and (ix) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee or RMF, as applicable, shall obtain therefrom at the expense of the related Seller a certified copy of the recorded original. RMF shall forward such certified copy to the Trustee. The Trustee or RMF, as applicable, shall forward copies thereof to the Master Servicer and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee or RMF, as applicable, shall direct each Seller pursuant to the applicable Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee or RMF, as applicable, shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

     (d) All relevant servicing documents and records in the possession of the Depositor or the Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by or on behalf of the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. The Depositor shall deliver or cause the related Seller to deliver to the Special Servicer a copy of each Mortgage File to the extent that (i) such copy has not previously been delivered to the Special Servicer and (ii) the Special Servicer requests (in writing) such copy within 180 days following the Closing Date. The Depositor shall deliver or cause the related Seller to deliver such copy within a reasonable period following such request by the Special Servicer.

     (e) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall deliver to the Trustee on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date as are set forth on Exhibits R-1, R-2 and R-3 hereto.

     (f) Concurrently herewith, the Depositor has acquired the ContiTrade Loans from ContiTrade, the MSMC Loans from MSMC and the RMF Loans from RMF. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage
File) relating to the ContiTrade Loans to the Trustee (with copies to the Master Servicer), with the Trustee, on behalf of the Certificateholders, inserted in the endorsement in blank executed by ContiTrade, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes relating to the MSMC Loans to the Trustee (with copies to the Master Servicer), with the Trustee, on behalf of the Certificateholders, inserted in the endorsement in blank executed by MSMC, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes relating to the RMF Loans to the Trustee (with copies to the Master Servicer), with the Trustee, on behalf of the Certificateholders, inserted in the endorsement in blank executed by RMF, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, ContiTrade, MSMC and RMF, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of UCC financing statements naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the ContiTrade Loans shall be deemed to have been transferred from ContiTrade to the Depositor, the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, the RMF Loans shall be deemed to have been transferred from RMF to the Depositor and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

     Section 2.2 Acceptance by Trustee. The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests and (iii) the REMIC II Regular Interests, in each case, in trust for the use and benefit of all present and future Certificateholders.

     Upon execution and delivery of this Agreement in respect of the Initial Certification, and within 75 days after the execution and delivery of this Agreement in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Master Servicer, the Special Servicer and the Sellers, a certification (the "Initial Certification" and the "Final Certification," respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto) (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents required to be included in the Mortgage File (Sellers will supply a list of any document described in clauses (iii), (v), (vi), (vii), (ix), (x), (xi) and (xii) of the definition of "Mortgage File"), and to the extent known by a Responsible Officer of the Trustee to be required pursuant to this Agreement are in its possession,
(B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the foregoing documents, the street address of the Mortgaged Property and the name of the Borrower set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed and each Assignment of Mortgage has been delivered as provided in clause (i) and clause
(iv), respectively, of the definition of Mortgage File. The Trustee shall deliver to the Master Servicer, the Special Servicer and each Seller (as to its respective Mortgage Loans only), a copy of such Final Certification. Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded Assignments of Mortgage to the Master Servicer, the Special Servicer and each Seller, and if any recorded Assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance or substitution agreement.

     If, in the course of such review, the Trustee finds any document constituting a part of a Trustee Mortgage File which does not meet the requirements of clauses (A) through (D) in the preceding paragraph, the Trustee shall promptly notify the applicable Seller, the Master Servicer, the Special Servicer, and the Depositor in writing and the Trustee shall, and the Master Servicer and the Special Servicer may, request such Seller to correct or cure such defect in the manner and within the period or periods set forth in the applicable Mortgage Loan Purchase Agreement and absent such correction or cure, and, in the case of a defect which results from a failure to meet one or more requirements of clauses (A) through (C) in the preceding paragraph, such defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Trustee in the related Mortgage Loan (in the good faith judgment of the Master Servicer or the Trustee), or in any event in the case of a defect under (D), the Trustee shall, and the Master Servicer and the Special Servicer may, request the applicable Seller, at such Seller's election, to, and such Seller shall be required promptly upon such request, either (i) substitute for the related Mortgage Loan, without recourse, a Qualifying Substitute Mortgage Loan or Loans, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3; or (ii) purchase such Mortgage Loan from the Trust at the Purchase Price therefor in accordance with the related Mortgage Loan Purchase Agreement. The Purchase Price for any such Mortgage Loan shall be paid to the Master Servicer and deposited by the Master Servicer in the Certificate Account. Upon receipt by the Trustee of written notification of deposit of the Purchase Price or other amount required of the applicable Seller, signed by a Servicing Officer of the Master Servicer (which notification shall include a statement as to the accuracy of the calculation of the Purchase Price or other required deposit), the Trustee shall release the related Trustee Mortgage File to the applicable Seller and the Trustee and the Depositor shall execute and deliver such instruments of transfer or assignment in the forms presented to it, in each case without recourse, representation or warranty as shall be necessary to vest in such Seller, or its designee, title (to the extent that such title was transferred to the Depositor or the Trustee) to any Mortgage Loan released pursuant hereto.

     The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

     Section 2.3 Sellers' Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

     (a)  If  any  party  hereto   discovers  that  any  document  or  documents
constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to the Mortgage Loans set forth in the related Mortgage Loan Purchase Agreement (a "Breach"), such party shall give prompt written notice to the other parties hereto and to each Rating Agency. Promptly upon becoming aware of any such Document Defect or Breach, and in either case provided that such Document Defect or Breach materially and adversely affects the interests of the Holders of the Certificates, the Trustee shall, and the Master Servicer and the Special Servicer may, request that the related Seller, not later than the end of the 90-day period immediately following the earlier of the discovery by the Seller or receipt by the Seller of notice of such Document Defect or Breach, as the case may be; provided that if such Document Defect or Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but it is reasonably likely that such Document Defect or Breach, as the case may be, could be corrected or cured within 135 days of the earlier of discovery by the Seller and receipt by the Seller of notice of such Document Defect or Breach, as the case may be, and the Seller is diligently attempting to effect such correction or cure, then, other than in the case of a Document Defect or Breach which would cause the Mortgage Loan not to be a Qualified Mortgage, the applicable cure period shall, with the consent of the Master Servicer or the Special Servicer or its assignee (which consent shall not be unreasonably withheld), be extended for an additional 45 days; provided, that the Master Servicer or the Special Servicer may decide, in their sole discretion, to extend the cure period for a second additional 45 day period to cure such Document Defect or Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement; provided, however, that the related Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan within such initial 90 day period and subject to the prior written consent of the Operating Adviser, which consent shall not be unreasonably withheld; and provided, further, that the Seller may substitute for such Mortgage Loan only until two years after the start-up day for the REMICs.

     As to any Qualifying Substitute Mortgage Loan or Loans, the Trustee shall require the related Seller to deliver to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section
2.1. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by Master Servicer and remitted by the Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

     The Trustee shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Trustee shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Master Servicer and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

     In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the
Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the
Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee and the Master Servicer of such event which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall.

     If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment to issue a Title Insurance Policy in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Document Defect with respect to any Mortgage File if such actual Title Insurance Policy is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

     (b) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master Servicer.

     (c) The  Mortgage  Loan  Purchase  Agreements  provide  the  sole  remedies
available  to  the   Certificateholders,   or  the  Trustee  on  behalf  of  the
Certificateholders, respecting any Document Defect or Breach. The parties hereunder understand that (i) ContiTrade, as Seller under the Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the ContiTrade Loans, (ii) MSMC (or to the extent set forth in the Mortgage Loan Purchase Agreement II, General American Life Insurance Company ("GAL")) will be providing the remedies with respect to the MSMC Loans under the Mortgage Loan Purchase Agreement II and (iii) RMF will be providing the remedies with respect to the RMF Loans under the Mortgage Loan Purchase Agreement III. Notwithstanding any provision herein to the contrary, to the extent that, with respect to any Mortgage Loan, any rights or remedies in favor of MSMC under the agreement between MSMC and GAL that is described in the Mortgage Loan Purchase Agreement II were assigned by MSMC to the Depositor under the Mortgage Loan Purchase Agreement II, references in Section 2.3(a) and Section 2.3(b) to "Seller" shall be deemed, as to such Mortgage Loan, to be references to GAL (except that such references to "Seller" shall refer to MSMC to the extent (and only to such extent) that any amounts that MSMC would otherwise be required to pay under
Section 2.3(a) exceed any amounts required to be paid by GAL under such agreement between MSMC and GAL).

     Section 2.4 Representations and Warranties. The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, and the Trustee (in its capacity as Trustee of the Trust) as of the Closing Date that:

     (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

     (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or (iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or
(ii) the business, operations, financial condition, properties or assets of the Depositor;

     (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

     (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid, legal and binding obligation of the Depositor enforceable against it in accordance with its terms;

     (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

     (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

     Section 2.5 Conveyance of Interests. Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the REMIC I Regular Interests in exchange for the REMIC II Interests and (ii) the REMIC II Regular Interests in exchange for the REMIC III Certificates.


                                   ARTICLE III

                                THE CERTIFICATES

     Section 3.1  The Certificates.

     (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-21 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

     The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

     (b) The Class A Certificates will be issuable in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will be issuable in denominations of $50,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class Q, Class R-I, Class R-II and Class R-III Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof.

     (c) Each Certificate shall, on original issue, be authenticated by the Trustee or the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Trustee for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, and deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, on the Closing Date the Trustee or the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof.

     Section 3.2 Registration. The Trustee initially shall be the Certificate Registrar in respect of the Certificates who shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Trustee or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

     Section 3.3   Transfer and Exchange of Certificates.

     (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar (which shall be located, as of the Closing Date, at the Corporate Trust Office), duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Trustee may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

     (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the 1933 Act and any applicable state securities laws, or is otherwise made in accordance with the 1933 Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the 1933 Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer shall be made without registration under the 1933 Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the 1933 Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the 1933 Act. None of the Depositor, the Trustee, the Master Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

     (d) No transfer of a Subordinate or Residual Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Subordinate Certificate that constitutes a Book-Entry Certificate, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Subordinate or Residual Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or subject the Depositor, the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Subordinate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinate Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person qualifies for the exemptive relief available under Sections I and III of PTCE.

          (e) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(E) below to deliver payments to a Person other than such Person.

          (ii) The rights of such Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Trustee receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1A (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Trustee a certificate substantially in the form attached hereto as Exhibit E-1B stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee, then the last preceding Holder of such Class Q Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Master Servicer and the Trustee for providing such information.

     (f) Neither the Master Servicer nor the Trustee shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Trustee shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Trustee shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Trustee and the Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Trustee and Certificate Registrar have satisfied their respective duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

     (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

     (h) The Certificate Registrar shall provide notice to the Master Servicer, the Special Servicer and the Depositor of each transfer of a Certificate and, upon written request, provide each such Person with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

     (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

     Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (A) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 3.5 Persons Deemed Owners. Prior to presentation of a Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Operating Adviser and any agent of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Operating Adviser may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Operating Adviser nor any agent of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Operating Adviser shall be affected by any notice to the contrary.

     Section 3.6 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, the Master Servicer, the Special Servicer, the Operating Adviser, the Healthcare Adviser or the Depositor (A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor, or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 3.7    Book-Entry Certificates.

     (a) Notwithstanding the foregoing, the Class A-1, Class A-2, Class A-MF1, Class A-MF2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Trustee, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section
3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

              (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

              (ii) the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

              (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this Section 3.7 shall control with respect to each such Class; and

              (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

     (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

     (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or to Institutional Accredited Investors shall be represented by the Rule 144A-IAI Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Certificates evidenced by any Rule 144A-IAI Global Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

     (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or CEDEL; provided, however, that such interests may be exchanged for interests in the Rule 144A-IAI Global Certificate for such Class in accordance with the certification requirements described in Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

     On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S
Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or CEDEL (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or CEDEL with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or CEDEL, as applicable, thereof). Euroclear or CEDEL, as applicable, shall be required to promptly deliver to the Trustee a certificate substantially in the form of Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Trustee receiving such certification from Euroclear or CEDEL with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the Holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificates may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A-IAI Global Certificate for such Class as described in
Section 3.7(f).

     (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Participants or Persons who hold interests directly or indirectly through Participants. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of Persons other than Participants).

     So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or Holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and CEDEL).

     (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Trustee, Euroclear or CEDEL, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A-IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A-IAI Global Certificate shall have the right, upon prior written notice to the Trustee, the Depository and Euroclear or CEDEL, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the
Trustee: (i) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Trustee.

     Section 3.8 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

     Section 3.9  Definitive Certificates.

     (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Depository notifies the Depositor and the Trustee in writing that the Depository is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee to obtain possession of such Global Certificate, or (iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Depository through the Participants in writing (and the Depository so advises the Depositor, the Trustee and the Master Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided, that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Trustee shall notify the Depository and request the Depository to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Trustee of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall execute, authenticate and deliver the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

     (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

     Section 3.10 Appointment of Paying Agent. The Trustee initially shall be the Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee may appoint another Person as Paying Agent as provided herein. The Trustee shall cause such other Person appointed as Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date (to the extent the Trustee has received such funds from the Master Servicer pursuant to Section 5.2). Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "BBB" by S&P and "Baa2" by Moody's. The Trustee shall remain obligated and liable to the Certificateholders for the duties performed by the Paying Agent under this Agreement as if the Trustee alone was acting as Paying Agent.


                                   ARTICLE IV

                                    ADVANCES

     P&I Advances and Servicing Advances shall be made by the Master Servicer and, if the Master Servicer does not make such Advances, by the Trustee, and if the Trustee does not make such Advances, by the Fiscal Agent, except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

     Section 4.1   P&I Advances by Master Servicer.

     (a) On or prior to the Report Date, the Master Servicer shall notify the Trustee and the Fiscal Agent if the P&I Advance Amount for such Distribution Date is greater than zero, and the Master Servicer shall make a P&I Advance of such amount no later than the Master Servicer Remittance Date. It is understood that the obligation of the Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision (other than the following sentence) of this Agreement. Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance. Such determination shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Special Servicer shall not be required to make P&I Advances under this Agreement.

     (b) If the Master Servicer determines that there is a P&I Advance Amount for a Distribution Date, the Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance provided that, if Late Collections of the delinquent principal and interest payments for which P&I Advances are to be made for the related Distribution Date, are on deposit in the Collection Account and available to make such P&I Advances, the Master Servicer shall utilize such Late Collections to make such P&I Advances pursuant to clause (B) above. Any funds being held in the Certificate Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Trustee or other Persons required to be made on such date.

     Section 4.2 Servicing Advances. The Master Servicer and, if the Master Service does not, the Trustee, and, if the Trustee does not, the Fiscal Agent shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. Such determination shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders.

     Section 4.3   Advances by Trustee.

     (a) To the extent that the Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that the Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee is required hereunder to make P&I Advances, it shall deposit the amount thereof in the Distribution Account on such Distribution Date. If the Trustee is not the Paying Agent, such amounts shall be transferred to the Paying Agent as required in
Section 3.10.

     (b) To the extent that the Trustee fails to make a P&I Advance by the Distribution Date (other than a P&I Advance that the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent shall make such P&I Advance unless the Fiscal Agent determines that such P&I Advance, if made, would be a
Nonrecoverable Advance. To the extent that the Fiscal Agent is required hereunder to make P&I Advances, it shall deposit the amount thereof in the Distribution Account on such Distribution Date. If the Trustee is not the Paying Agent, such amounts shall be transferred to the Paying Agent as required in
Section 3.10.

     (c) To the extent that the Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

     (d) To the extent that the Trustee fails to make a Servicing Advance by the date such Servicing Advance is required to be made by the Trustee (other than a Servicing Advance that the Trustee determines is a Nonrecoverable Advance), and a Responsible Officer of the Fiscal Agent receives notice thereof, the Fiscal Agent shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

     Section 4.4 Evidence of Nonrecoverability. If the Master Servicer determines at any time, in its sole discretion, exercised in good faith, that any Advance previously made or proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Fiscal Agent and the Special Servicer by the Business Day prior to the Distribution Date. Such Officer's Certificates shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any appraisals performed in accordance with MAI standards within the last 12 months on the Mortgaged Property, and, if such reports are used by the Master Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent determines at any time that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal Agent delivered to the Depositor, the Master Servicer and the Special Servicer similar to the Officer's Certificate of the Master Servicer described in the prior sentence. Neither the Trustee nor the Fiscal Agent shall be required to make an Advance that the Master Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith judgment that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. The Master Servicer's determination in accordance with the above provisions shall be conclusive and binding on the Trustee, the Fiscal Agent, the Special Servicer and the Certificateholders.

     Section 4.5 Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan. Any unreimbursed Advance funded from the Master Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from the date such Advance was made until the date on which such Advance has been reimbursed. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. Except with respect to Specially Serviced Mortgage Loans, the Master Servicer shall attempt to collect (but shall have no obligation to collect) Default Interest in an amount sufficient to pay Advance Interest from the Mortgagor. The Master Servicer shall be entitled to retain Default Interest paid by any Mortgagor with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Default Interest) as additional servicing compensation to the extent such Default Interest exceeds Advance Interest. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any related Default Interest outstanding and unpaid Advance Interest to the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and (ii) retain any remaining portion of such Default Interest as additional Special Servicer Compensation.

     Section 4.6   Reimbursement of Advances and Advance Interest.

     (a) Advances made with respect to each Mortgage Loan or Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

     (b) To the extent that Advances have been made on Mortgage Loans, Specially Serviced Mortgage Loans or REO Property, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse the Trustee or the Fiscal Agent for any Advances outstanding to the Trustee or the Fiscal Agent with respect to any of such Mortgage Loans or Specially Serviced Mortgage Loans or REO Property, plus any Advance Interest owed to the Trustee or the Fiscal Agent with respect to such Advances and then the Master Servicer for any Advances outstanding to the Master Servicer with respect to any of such Mortgage Loans, Specially Serviced Mortgage Loans or REO Property, plus any Advance Interest owed to the Master Servicer with respect to such Advances. To the extent that any Advance Interest payable to the Master Servicer, the Trustee or the Fiscal Agent with respect to a Mortgage Loan, Specially Serviced Mortgage Loan or REO Property cannot be recovered from the related Mortgagor or the Property, the amount of such Advance Interest shall be treated as a Non-Recoverable Advance and shall be payable to the Trustee, the Fiscal Agent or the Master Servicer, as the case may be, from amounts on deposit in the Certificate Account or the Distribution Account pursuant to Section 5.2(a) or
Section 5.3(b)(ii). The Master Servicer's, the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances (with Advance Interest) shall be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or REO Properties.

     (c) Amounts applied to reimburse Advances shall first be applied to reduce Advance Interest thereon and then to reduce the outstanding amount of such Advances.

     (d) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall reimburse the Special Servicer for such expenditures within 30 days after receiving an invoice and a report from the Special Servicer, subject to Section 4.4. With respect to each Collection Period, the Special Servicer shall deliver such invoice and report to the Master Servicer by the following Determination Date. All such amounts reimbursed by the Master Servicer shall be a Servicing Advance. In the event that the Master Servicer defaults under its obligation to reimburse the Special Servicer hereunder or the Master Servicer determines that such Servicing Advance, if made, would be a Nonrecoverable Advance, the Special Servicer shall notify the Trustee in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The Master Servicer and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this Section 4.6(d) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(d).


                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

     Section 5.1   Collections.

     (a) On or prior to the Closing Date, the Master Servicer shall open and shall thereafter maintain a separate account or accounts, which accounts must be Eligible Accounts, in the name of "AMRESCO Services, L.P., as Master Servicer for LaSalle National Bank, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1" (the "Certificate Account").

     (b) On or prior to the date the Master Servicer shall first deposit funds in a Certificate Account, the Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution at which the Certificate Account is maintained and the account number of the Certificate Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Certificate Account to hold such account in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer's right to direct payments and investments and its rights of withdrawal under this Agreement.

     (c) The Master Servicer shall deposit into the Certificate Account on the Business Day following receipt (or, in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Master Servicer by the Special Servicer from an REO Account pursuant to Section 9.14), other than in respect of interest and principal on the Mortgage Loans due on or before the Cut-Off Date which shall be remitted to the Depositor (provided that the Master Servicer may retain amounts otherwise payable to the Master Servicer as provided in Section 5.2(a) rather than deposit them into the Certificate Account):

              (i) Principal: all payments on account of principal, including Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof on the Mortgage Loans;

              (ii) Interest: subject to subsection (d) hereof, all payments on account of interest (including Excess Interest) (minus any portion of any such payment that is allocable to the period prior to the Cut-Off Date which shall be remitted to the Depositor);

              (iii) Liquidation Proceeds: all Liquidation Proceeds with respect to the Mortgage Loans;

              (iv) Insurance Proceeds: all insurance proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

              (v) Condemnation Proceeds: all condemnation proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

              (vi)  REO  Income:  all  REO  Income  received  from  the  Special
         Servicer;

              (vii) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(d) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account;

              (viii) Advances: all P&I Advances unless made directly to the Distribution Account; and

              (ix) Other: all other amounts, including Prepayment Premiums, required to deposited in the Certificate Account pursuant to this
         Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by a Seller or substitution shortfall amounts (as described in the fourth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans.

     Remittances from any REO Account to the Master Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

     (d) Funds in the Certificate Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "AMRESCO Services, L.P., as Master Servicer for LaSalle National Bank, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1." None of the Depositor, the Mortgagors or the Trustee shall be liable for any loss incurred on such Eligible Investments.

     An amount equal to all income and gain realized from any such investment shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) deposited in the Certificate Account out of its own funds immediately as realized. If the Master Servicer deposits in any Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

     (e) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Certificate Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance, and the Trustee shall deliver to the Master Servicer the certificate or other instrument evidencing such investment together with any necessary document of transfer.

     (f) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard and the terms of the related Mortgage Loans.

     (g) In the event that the Master Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Collection Period, the Servicer or Special Servicer, as applicable, will promptly notify the Trustee.

     Section 5.2   Application of Funds in the Certificate Account.

     (a) The Master Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer on the related Master Servicer Remittance Date in immediately available funds to the account specified in this Section or otherwise (u) to such account as it shall determine from time to time of amounts payable to the Master Servicer from the Certificate Account pursuant to clauses (i), (iii), (iv), (vii), (viii), (ix), (x), (xiv), (xv)
(xvi), (xvii), (xviii), and (xx) below; (v) to the account specified in writing by the Trustee from time to time of amounts payable to the Trustee from the Certificate Account pursuant to clauses (iii), (iv), (vi), (vii), (viii), (ix),
(xii), (xiv), (xv), (xvii) and (xix) below; (w) to the account specified in writing by the Fiscal Agent from time to time of amounts payable to the Fiscal Agent from the Certificate Account pursuant to clauses (iii), (iv), (vii),
(viii), (ix) and (xiv) below; (x) to the account specified in writing by the Healthcare Adviser from time to time of amounts payable to the Healthcare Adviser from the Certificate Account pursuant to clause (v) below; (y) to the account specified in writing by subservicers and the party entitled to the RMF Retained Fee from the Certificate Account pursuant to clause (v) below; and (z) to the Special Servicer from time to time of amounts payable to the Special Servicer from such Certificate Account pursuant to clauses (i), (ii), (iv), (v),
(vii), (viii), (ix), (x), (xii), (xiii), (xiv) and (xv) below of the following amounts, from the amounts specified for the following purposes:

              (i) Servicing Fees: to pay to itself unpaid Master Servicing Fees and to the Special Servicer unpaid Special Servicing Fees, in each case earned thereby in respect of each Mortgage Loan, including, without limitation, each REO Mortgage Loan, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause
         (i) being limited to amounts received or advanced on or in respect of such Mortgage Loan that are allocable as a recovery of interest thereon;

              (ii) Workout Fees and Liquidation Fees: to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by,
         Section 8.10(b);

              (iii) P&I Advances: to reimburse each of the Fiscal Agent, the Trustee and the Master Servicer, in that order, for unreimbursed P&I Advances made by each such Person, the Fiscal Agent's, Trustee's and Master Servicer's respective rights to be reimbursed pursuant to this clause (iii) being limited to amounts received that represent Late Collections of interest on and principal of the particular Mortgage Loans, including, without limitation, REO Mortgage Loans, with respect to which such P&I Advances were made (in each case net of related Workout Fees);

              (iv) Servicing Advances: (including amounts later determined to be Nonrecoverable Advances): to apply, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with
         Section 4.4 that any Advance is a Nonrecoverable Advance, payments made by the Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Late Collections or (y) after a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property), to reimburse itself or the Special Servicer for any Servicing Advances (and Advance Interest thereon) not previously reimbursed;

              (v) Healthcare Adviser Fee, RMF Retained Fee, Primary Servicing Fee and Special Servicer Compensation: to pay to the Healthcare Adviser the Healthcare Adviser Fee, to pay Primary Servicers the Primary Servicing Fee, to pay RMF or its assigns the RMF Retained Fee and to pay the Special Servicer the Special Servicing Fee;

              (vi)  Trustee  Fee:  to  pay  to   the  Distribution  Account  for
         withdrawal by the Trustee the Trustee's Fee;

              (vii) Nonrecoverable Advances: to reimburse the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, out of general collections on the Mortgage Loans and REO Properties, for Nonrecoverable Advances made by each such Person;

              (viii) Advance Interest: to pay the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, any unpaid Advance Interest due and payable thereto, the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) being first offset against any Default Interest collected in respect of the Mortgage Loans, including without limitation any REO Mortgage Loan, as to which the related Advance was made;

              (ix) More Advance Interest: at or following such time as it reimburses itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause
         (iii), (iv) or (vii) above or pursuant to Section 8.3, and insofar as payment has not already been made pursuant to clause (viii) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans and REO Properties, any related Advance Interest accrued and payable on such Advance;

              (x)   Additional    Master   Servicing   and   Special   Servicing
         Compensation: to pay to each of itself and the Special Servicer all amounts deposited in the Certificate Account from time to time that constitute Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively;

              (xi)  Certain   Environmental   Costs:   to  pay  out  of  general
         collections on the Mortgage Loans and REO Properties, any costs and expenses incurred by the Trust pursuant to Section 8.7(c);

              (xii)  Operation,  Management and Maintenance of REO Property:  to
         pay expenses related to the proper operation, management and maintenance of any REO Property pursuant to Section 8.20, but only out of amounts (whether in the form of REO Income, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) relating to such REO Property;

              (xiii) REO Extensions: to pay, out of general collections on the Mortgage Loans and REO Properties, the cost of obtaining any REO Extension contemplated by Section 8.19(a) in respect of any REO Property;

              (xiv) General Reimbursements and Indemnities: to pay itself, the Special Servicer, the Trustee, the Fiscal Agent, or any of their respective directors, officers, employees and agents (including any subservicers), as the case may be, out of general collections on the Mortgage Loans and REO Properties, pro rata based on their respective entitlements, any amounts payable to any such Person pursuant to any of Sections 4.6, 7.11, 8.26 and 8.27;

              (xv) Legal Advice: to pay, out of general collections on the Mortgage Loans and REO Properties, for (A) the cost of the Opinions of Counsel contemplated by Sections 8.7(b)(ii) and 8.19(a), (B) the cost of any other Opinion of Counsel contemplated by this Agreement which is specifically identified as an expense of the Trust and (C) the cost of the advice of counsel contemplated by Section 8.20(b)(v);

              (xvi) Deleted Mortgage Loans: to any Seller or other appropriate Person, with respect to each Mortgage Loan or REO Property, if any, previously purchased or replaced by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Deleted Mortgage Loan subsequent to the date of purchase;

              (xvii) Taxes: to pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC Pool, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (A) none of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 12.1(k), or (B) any such Person that may be so liable (including any Holder of a Class R-I, Class R-II or Class R-III Certificate) has failed to make the required payment;

              (xviii) Correction of Errors: to withdraw funds deposited in the Certificate Account in error;

              (xix) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

              (xx) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in such Certificate Account relating to the Trust;

              (xxi)  Prepayment Interest Excesses:   to pay  the  amount  of the
         aggregate Prepayment Interest Excesses to the Master Servicer (to the extent not applied to Compensating Interest);

              (xxii) Distribution Amount: to make payment on each Master Servicer Remittance Date to the Excess Interest Distribution Account pursuant to Section 5.3(c) and to the Distribution Account the amount specified in clause (a) of the definition of Available Distribution Amount for the related Distribution Date; and

              (xxiii)   Clear  and   Terminate:   to  clear  and  terminate  the
         Certificate Account pursuant to Section 10.1.

     The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Certificate Account, except withdrawals pursuant to clauses (xiv), (xv), (xvii), (xviii),
(xix), and (xx) above.

     (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate Account and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate.

     Section 5.3   Distribution Account.

     (a) The Trustee, or the Paying Agent, on behalf of the Trustee, shall establish, on or prior to the Closing Date, and maintain in the name of the Trustee, an account (the "Distribution Account"), to be held in trust for the benefit of the Holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle National Bank, as trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1, Distribution Account." The Distribution Account shall be an Eligible Account. Funds in the Distribution Account shall not be invested. The Distribution Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee or the Paying Agent, as applicable, held under this Agreement.

     (b) The Trustee or the Paying Agent, as applicable, shall deposit into the Distribution Account on the Business Day received all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I Advances made by the Master Servicer. On any Master Servicer Remittance Date, the Master Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (vi) and (xxii) of Section 5.2 and the P&I Advance Amount. The Trustee or the Paying Agent, as applicable, shall make withdrawals from the Distribution Account only for the following purposes:

              (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

              (ii) to pay any amounts payable to the Master Servicer, the Special Servicer and the Trustee (including the Trustee's Fee), or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

              (iii) to make distributions to the Certificateholders  pursuant to
         Section 6.4; and

              (iv) to clear and terminate the  Distribution  Account pursuant to
         Section 10.3.

     (c) Prior to the Master Servicer Remittance Date relating to any Collection Period in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class Q Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Master Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for its deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

     Section 5.4   Trustee Reports.

     (a) Based solely on (and to the extent of the information contained in) the Master Servicer Preliminary Remittance Report and the Master Servicer Remittance Report provided to the Trustee by the Master Servicer (no later than 4:00 p.m. Eastern time on the third Business Day preceding each Distribution Date and 4:00 p.m. Eastern time on the Report Date, respectively), on each Distribution Date, the Trustee shall be required to provide or make available either electronically or by first class mail (or such other medium as the Depositor shall reasonably request, the incremental cost of which shall be paid in advance by the recipient thereof), to each Certificateholder, the Rating Agencies, the Master Servicer, the Special Servicer, the Healthcare Adviser, the Placement Agent, each Underwriter, the Depositor and anyone the Depositor, either Placement Agent or any Underwriter reasonably designates (i) a Monthly Certificateholders Report (substantially in the form of Exhibit M) and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I. The Trustee shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information and the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     In addition, the Trustee shall make available electronically or, if requested by a Certificateholder or Certificate Owner in writing, by first class mail at no cost to such Certificateholder or Certificate Owner, each month to any interested party hereto, the reports described in the preceding paragraph via the Trustee's Website, initially located at www.lnbabs.com (the "Trustee's Website"), electronic bulletin board and its fax-on demand service. The Trustee's electronic bulletin board may be initially accessed by calling (714) 282-3990, and its fax-on-demand service may be initially accessed by calling
(312) 904-2200. In addition, the Trustee shall also make Mortgage Loan information as presented in the "CSSA" loan setup file format, the "CSSA" loan periodic update file format, the Special Servicer Monthly Report available each month to any Certificate Owner, the Rating Agencies or any other interested party in an electronic format or, if requested by a Certificateholder or Certificate Owner in writing, by first class mail. The Trustee shall make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee of which information the Trustee is not the original source. In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable solely for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Trustee may otherwise have in performance of its duties hereunder.

     (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder that is a savings association, bank, or insurance company, the Trustee shall provide (to the extent in its possession) to each such Certificateholder such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Trustee shall be entitled to be reimbursed by such Certificateholder for the Trustee's actual expenses incurred in providing such reports and access.

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items (in clauses
(i) and (ii) of the definition of Monthly Certificateholders Report) provided to Certificateholders pursuant to this Section 5.4 on an annual basis and such other customary information as the Trustee deems may be necessary or desirable for such Holders to prepare their federal income tax returns. Such information shall be deemed to have been furnished to Certificateholders to the extent it has been provided to Certificateholders pursuant to the applicable provisions of the Code from time to time in force.

     (d) On each Distribution Date, the Trustee shall deliver to the Placement Agent, the Underwriters, the Rating Agencies, the Depositor, the Sellers, the Operating Adviser, the Healthcare Adviser, the Master Servicer, the Special Servicer, anyone the Depositor or the Placement Agent or Underwriter reasonably designates, and upon request to any Certificateholder, Certificate Owner (as identified by such Certificate Owner) or prospective Certificate Owner (as identified to the Trustee by any existing Certificateholder or Certificate Owner), a report substantially in the form of Exhibit Q (which may be delivered in an electronic medium as the Trustee may determine from time to time) with the information contained therein updated to the date of such report.

     (e) The Trustee shall afford the Rating Agencies, the Depositor, the Sellers, the Master Servicer, the Special Servicer, the Healthcare Adviser, the Operating Adviser, any Certificateholder, prospective Certificate Owner or any Person reasonably designated by either Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Trustee.

     Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Trustee upon reasonably prior written request; provided, however, that the Trustee shall be permitted to require payment by the requesting party (other than the Depositor, the Sellers, the Master Servicer, the Special Servicer, either Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

     Section 5.5 Trustee Tax Reports. The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Consistent with this Pooling and Servicing Agreement, the Trustee shall provide or cause to be provided (i) to the Internal Revenue Service or other Persons (including, but not limited to, the transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Master Servicer shall on a timely basis provide the Trustee with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool as the Trustee may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans in order for the Master Servicer to comply with its obligations under this Section 5.5. The Trustee shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.


                                   ARTICLE VI

                                  DISTRIBUTIONS

     Section 6.1 Distributions Generally. Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Trustee shall (1) first, withdraw from the Distribution Account and pay to the Trustee or the Paying Agent, on behalf of the Trustee, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, at the written direction of the Master Servicer, withdraw from the Distribution Account and pay to the Master Servicer and Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously withdrawn by the Master Servicer from the Certificate Account), and (2) second, make distributions in the manner and amounts set forth below.

     Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Trustee or the Paying Agent no later than five days after the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or within five days after any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five days after the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided, that (i) remittances to the Trustee shall be made by wire transfer of immediately available funds to the Distribution Account; and
(ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Trustee in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances.

     Section 6.2    REMIC I.

     (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

              (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

              (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

              (iii) any remaining funds, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses previously allocated thereto, compounded monthly at the applicable Pass-Through Rates; and

              (iv) thereafter, to the Class R-I Certificateholders.

     Section 6.3    REMIC II.

     (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

              (i) concurrently, (A) from the Group 1 Available Distribution Amount, to the REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2, pro rata, the Distributable Certificate Interest for each such Class for such Distribution Date, (B) from the Group 2 Available Distribution Amount, to the REMIC II Regular Interest A-MF1, the Distributable Certificate Interest for such Class for such Distribution Date, (C) from the Group 3 Available Distribution Amount, to the REMIC II Regular Interest A-MF1 and REMIC II Regular Interest A-MF2, the Distributable Certificate Interest for such Class for such Distribution Date and (D) from the Available Distribution Amount, the amount payable to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N, pro rata, with respect to the Class X Component Amount for the Class of Principal Balance Certificates having the same alphabetical and numeric designation; provided, however, that if either the Group 1 Available Distribution Amount, the Group 2 Available Distribution Amount or the Group 3 Available Distribution Amount is insufficient to pay in full the Distributable Certificate Interest to be distributed to any such related Classes as described above, the Available Distribution Amount shall be allocated among all such REMIC II Regular Interests, pro rata, in proportion to such Distributable Certificate Interest, without regard to Loan Group;

              (ii) to the REMIC II Regular Interest A-MF1, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof has been reduced to zero, an amount up to the A-MF1 Principal Distribution Amount for such Distribution Date from amounts received with respect to Loan Group 2; and to the REMIC II Regular Interest A-MF2, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof has been reduced to zero, an amount up to the A-MF2 Principal Distribution Amount for such Distribution Date from amounts received with respect to Loan Group 3;

              (iii) to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1 and REMIC II Regular Interest A-MF2, in reduction of the Certificate Balances thereof an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution set forth in clause (ii), in the following order of priority:

                      first,  to  the  REMIC II Regular  Interest A-1, until the
                  Certificate  Balance thereof has been reduced to zero;

                      second,  to the REMIC II Regular  Interest A-2,  until the
                  Certificate  Balance  thereof has been reduced to zero; and

                      third, to the REMIC II Regular Interest A-MF1 and REMIC II
                  Regular Interest A-MF2, pro rata, until the Certificate Balance thereof has been reduced to zero;

              (iv) to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iv), to reimburse any Realized Losses and Expenses Losses previously allocated to REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1 and REMIC II Regular Interest A-MF2 and to reimburse Realized Interest Losses and Expense Losses previously allocated to REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N, pro rata as a result of the allocation of Realized Interest Losses and Expense Losses to the Class X Certificates, plus interest on such amounts compounded monthly at one-twelfth of the applicable Pass-Through Rate;

              (v) to the REMIC II Regular Interest B, the remainder of the Distributable Certificate Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (vi) upon payment in full of the Certificate Balances of the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, and REMIC II Regular Interest A-MF2, to the REMIC II Regular Interest B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1 and REMIC II Regular Interest A-MF2), until the Certificate Balance of the REMIC II Regular Interest B has been reduced to zero;

              (vii) to the REMIC II Regular Interest B, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (viii) to the REMIC II Regular Interest C, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (ix) upon payment in full of the Certificate Balance of the REMIC II Regular Interest B, to the REMIC II Regular Interest C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, and REMIC II Regular Interest
         B), until the Certificate Balance of the REMIC II Regular Interest C has been reduced to zero;

              (x) to the REMIC II Regular Interest C, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate to the extent not distributed pursuant to clause (iv) above;

              (xi) to the REMIC II Regular Interest D, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest C, to the REMIC II Regular Interest D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B and REMIC II Regular Interest C), until the Certificate Balance of the REMIC II Regular Interest D has been reduced to zero;

              (xiii) to the REMIC II Regular Interest D, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (xiv) to the REMIC II Regular Interest E, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest D, to the REMIC II Regular Interest E, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C and REMIC II Regular Interest D), until the Certificate Balance of the REMIC II Regular Interest E has been reduced to zero;

              (xvi) to the REMIC II Regular Interest E, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (xvii) to the REMIC II Regular Interest F, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xviii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest E, to the REMIC II Regular Interest F, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D and REMIC II Regular Interest E), until the Certificate Balance of the REMIC II Regular Interest F has been reduced to zero;

              (xix) to the REMIC II Regular Interest F, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (xx) to the REMIC II Regular Interest G, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xxi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest F, to the REMIC II Regular Interest G, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E and REMIC II Regular Interest F), until the Certificate Balance of the REMIC II Regular Interest G has been reduced to zero;

              (xxii) to the REMIC II Regular Interest G, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (xxiii) to the REMIC II Regular Interest H, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xxiv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest G, to the REMIC II Regular Interest H, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G), until the Certificate Balance of the REMIC II Regular Interest H has been reduced to zero;

              (xxv) to the REMIC II Regular Interest H, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (xxvi) to the REMIC II Regular Interest J, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xxvii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest H, to the REMIC II Regular Interest J, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G and REMIC II Regular Interest H), until the Certificate Balance of the REMIC II Regular Interest J has been reduced to zero;

              (xxviii) to the REMIC II Regular Interest J, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (xxix) to the REMIC II Regular Interest K, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xxx) upon payment in full of the Certificate Balance of the REMIC II Regular Interest J to the REMIC II Regular Interest K, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H and REMIC II Regular Interest J), until the Certificate Balance of the REMIC II Regular Interest K has been reduced to zero;

              (xxxi) to the REMIC II Regular Interest K, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (xxxii) to the REMIC II Regular Interest L, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xxxiii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest K to the REMIC II Regular Interest L, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J and REMIC II Regular Interest K), until the Certificate Balance of the REMIC II Regular Interest L has been reduced to zero;

              (xxxiv)  to the REMIC II  Regular  Interest  L, to  reimburse  any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (xxxv) to the REMIC II Regular Interest M, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xxxvi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest L to the REMIC II Regular Interest M, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K and REMIC II Regular Interest L), until the Certificate Balance of the REMIC II Regular Interest M has been reduced to zero;

              (xxxvii) to the REMIC II Regular Interest M, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above;

              (xxxviii) to the REMIC II Regular Interest N, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

              (xxxix) upon payment in full of the Certificate Balance of the REMIC II Regular Interest M to the REMIC II Regular Interest N, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L and REMIC II Regular Interest M), until the Certificate Balance of the REMIC II Regular Interest N has been reduced to zero;

              (xl) to the REMIC II Regular Interest N, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate, to the extent not distributed pursuant to clause (iv) above; and

              (xli)  thereafter, to the Class R-II Certificateholders.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all REMIC II Regular Interests (other than the REMIC II Regular Interest A-1, the REMIC II Regular Interest A-2, the REMIC II Regular Interest A-MF1 and the REMIC II
Regular Interest A-MF2) have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all REMIC II Regular Interests (other than the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, the REMIC II Regular Interest A-MF1 and the REMIC II Regular Interest A-MF2), the Principal Distribution Amount will be distributed in the following order of priority, (i) to the Holders of the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1 and REMIC II Regular Interest A-MF2, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, (ii) to the Holders of the REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1 and REMIC II Regular Interest A-MF2, pro rata, based on their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such REMIC II Regular Interests.

     Section 6.4   REMIC III.

     (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount in the following amounts and order of priority:

               (i) concurrently, (A) from the Group 1 Available Distribution Amount, to the Class A-1 and Class A-2 Certificates pro rata, the
         Distributable Certificate Interest Amount for each such Class for such Distribution Date, (B) from the Group 2 Available Distribution Amount, to the Class A-MF1 Certificates, the Distributable Certificate Interest Amount for such Class for such Distribution Date, (C) from the Group 3 Available Distribution Amount, to the Class A-MF2 Certificates, the Distributable Certificate Interest Amount for such Class for such Distribution Date and (D) from the Available Distribution Amount, Distributable Certificate Interest for the Class X Certificates for such Distribution Date; provided, however, that if either the Group 1 Available Distribution Amount, the Group 2 Available Distribution Amount or the Group 3 Available Distribution Amount is insufficient to pay in full the Distributable Certificate Interest to be distributed to any such related Classes as described above, the Available Distribution Amount shall be allocated among all such Classes pro rata in proportion to such Distributable Certificate Interest, without regard to Loan Group;

               (ii) to the Class A-MF1 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof has been reduced to zero, an amount up to the A-MF1 Principal Distribution Amount for such Distribution Date from the amounts received with respect to Loan Group 2; and to the Class A-MF2 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof has been reduced to zero, an amount up to the A-MF2 Principal Distribution Amount for such Distribution Date from the amounts received with respect to Loan Group 3;

               (iii) to the Class A-1, Class A-2, Class A-MF1 and Class A-MF2 Certificates, in reduction of the Certificate Balances thereof an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution set forth in clause (ii), in the following order of priority:

                         first,  to  the  Class  A-1  Certificates,   until  the
                    Certificate Balance thereof has been reduced to zero;

                         second,  to  the  Class  A-2  Certificates,  until  the
                    Certificate Balance thereof has been reduced to zero; and

                         third, to the Class A-MF1  Certificates and Class A-MF2
                    Certificates,   pro  rata,  until  the  Certificate  Balance
                    thereof has been reduced to zero;

               (iv) to the Holders of the Class A Certificates and Class X Certificates, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iv), to reimburse any Realized Interest Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (v) to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, Class A-MF1 and Class A-MF2 Certificates, pro rata on the basis of their respective entitlements to reimbursement described in this clause (v), to reimburse any Realized Principal Losses and Expense Losses previously allocated thereto and not reimbursed pursuant to clause (iv) above, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (vi) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date;

               (vii) upon payment in full of the Certificate Balance of the Class A Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A
          Certificates), until the Certificate Balance of the Class B Certificates has been reduced to zero;

               (viii) to the Holders of the Class B Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (ix) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date;

               (x) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A and Class B Certificates), until the Certificate Balance of the Class C Certificates has been reduced to zero;

               (xi) to the Holders of the Class C Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (xii) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date;

               (xiii) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B and Class C Certificates), until the Certificate Balance of the Class D Certificates has been reduced to zero;

               (xiv) to the Holders of the Class D Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (xv) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date;

               (xvi) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C and Class D Certificates), until the Certificate Balance of the Class E Certificates has been reduced to zero;

               (xvii) to the Holders of the Class E Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (xviii) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date;

               (xix) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D and Class E Certificates), until the Certificate Balance of the Class F Certificates has been reduced to zero;

               (xx) to the Holders of the Class F Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (xxi) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date;

               (xxii) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates), until the Certificate Balance of the Class G Certificates has been reduced to zero;

               (xxiii) to the Holders of the Class G Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (xxiv) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

               (xxv) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates), until the Certificate Balance of the Class H Certificates has been reduced to zero;

               (xxvi) to the Holders of the Class H Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (xxvii) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution date;

               (xxviii) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by a any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H
          Certificates), until the Certificate Balance of the Class J Certificates has been reduced to zero;

               (xxix) to the Holders of the Class J Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (xxx) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distributable Date;

               (xxxi) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates), until the Certificate Balance of the Class K Certificates has been reduced to zero;

               (xxxii) to the Holders of the Class K Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate;

               (xxxiii)   to  the   Holders   of  the   Class  L   Certificates,
          Distributable Certificate Interest for such Distributable Date;

               (xxxiv) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates), until the Certificate Balance of the Class N Certificates has been reduced to zero;

               (xxxv) to the Holders of the Class L Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate; and

               (xxxvi) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distributable Date;

               (xxxvii) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates), until the Certificate Balance of the Class M Certificates has been reduced to zero;

               (xxxviii) to the Holders of the Class M Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such compounded monthly at one-twelfth the applicable Pass-Through Rate; and

               (xxxix) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distributable Date;

               (xl) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, and Class K, Class L, and Class M Certificates), until the Certificate Balance of the Class N Certificates has been reduced to zero;

               (xli) to the Holders of the Class N Certificates, to reimburse any Realized Losses and Expense Losses previously allocated thereto, plus interest on such amounts compounded monthly at one-twelfth the applicable Pass-Through Rate; and

               (xlii) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC Regular Certificates, any amounts remaining on deposit in the Distribution Account.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed in the following order of priority, (i) concurrently, to the Holders of the Class A-1, Class A-2, Class A-MF1 Certificates and Class A-MF2 Certificates, pro rata, based on their respective Distributable Certificate Interest, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, (ii) to the Holders of the Class A-1, Class A-2, Class A-MF1 Certificates and Class A-MF2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, (iii) to the Holders of the Class A-1, Class A-2, Class A-MF1 Certificates and Class A-MF2 Certificates, pro rata, based on their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

     (b) On any applicable Distribution Date, Excess Interest for such Distribution Date shall be distributed to the Holders of the Class Q Certificates from amounts on deposit in the Excess Interest Distribution Account.

     Section 6.5 Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability.

     (a)   REMIC I.  On each Distribution Date, except as provided in subsection
(b) below,

              (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

              (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interest; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss;

              (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances after making all other allocations for such Distribution Date.

     (b) In the event that the Master Servicer, the Trustee or the Fiscal Agent determines that an Advance previously made by it is a Nonrecoverable Advance and the Master Servicer withdraws the amount of such Advance from the Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to Section 4.6), it shall determine the portion of the amount so withdrawn that is attributable to (w) interest on the related Mortgage Loan; (x) principal on the related Mortgage Loan; (y) Servicing Advances; and (z) Advance Interest. The portion of the amount so withdrawn from the Certificate Account that is allocable to:

              (i) amounts previously advanced as interest on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the amount of interest paid on each REMIC I Regular Interest on such Distribution Date in proportion to Distributable Certificate Interest otherwise payable thereon, and shall result in Unpaid Interest on each such REMIC I Regular Interest;

              (ii) amounts previously advanced as principal on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the principal paid on each REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

              (iii) amounts previously advanced as Servicing Advances, as well as Advance Interest owing to the Master Servicer, the Trustee or the Fiscal Agent with respect to Advances shall be treated as Expense Losses and allocated in accordance with Section 6.5(a)(iii) above.

     (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the Master Servicer previously had withdrawn amounts from the Certificate Account following a determination that Advances previously made were Nonrecoverable Advances, or at such other time as a Realized Loss shall occur with respect to any such Mortgage Loan, the Master Servicer shall compute the Realized Loss with respect to such Mortgage Loan and the Trustee shall allocate such Realized Loss as follows:

              (i) to the extent that any Realized Principal Loss does not exceed the Certificate Balance on the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to such REMIC I Regular Interest; and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests with respect to which distributions of principal were reduced pursuant to Section 6.5(b)(ii) above, in proportion to the amount of such reductions;

              (ii) any Realized Interest Loss shall be allocated to the Corresponding REMIC I Interest to the extent of Unpaid Interest thereon and any remaining portion of the Realized Interest Loss shall be allocated as a Realized Interest Loss on each REMIC I Regular Interest with respect to which Unpaid Interest was created pursuant to Section 6.5(b)(i) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.5(b)(i) above;

              (iii) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as recoveries of principal on the Mortgage Loan shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest until the Certificate Balance thereof is reduced to zero and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.5(b)(ii) above, in proportion to the amount of such reductions;

              (iv) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as recoveries of interest on the Mortgage Loan shall be applied first, to make payments of Unpaid Interest on the Corresponding REMIC I Regular Interest and thereafter to make payments of interest on each REMIC I Interest with respect to which Unpaid Interest was created pursuant to Section 6.5(b)(i) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to
         Section 6.5(b)(i) above; and

              (v) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that is treated as a recovery of expenses on the Mortgage Loan shall be applied in reimbursement of Expense Losses on each REMIC I Regular Interest with respect to which an Expense Loss was created pursuant to
         Section 6.5(b)(iii) above in proportion to the amount of the Expense Loss allocated thereto pursuant to Section 6.5(b)(iii) above.

     (d) REMIC II. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC Regular Certificates relating thereto pursuant to Section 6.5(e). Realized Interest Losses and Expense Losses allocable to interest allocated to the Class X Certificates shall be allocated among REMIC II Regular Interest A-1, REMIC II Regular Interest A-2, REMIC II Regular Interest A-MF1, REMIC II Regular Interest A-MF2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the Class X Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

     (e) REMIC III. On each Distribution Date, all Realized Losses on the REMIC III Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates in Reverse Sequential Order, with such reductions with respect to Realized Interest Losses being allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-MF1 Certificates, Class A-MF2 Certificates and Class X Certificates, pro rata, and such reductions with respect to Realized Principal Losses allocated among the Class A-1 Certificates, the Class A-2 Certificates, Class A-MF1 Certificates and Class A-MF2 Certificates, pro rata, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Class A Certificates); (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided, that Realized Losses and Expense Losses shall not reduce the aggregate Certificate Balance of the REMIC Regular Certificates below the sum of the aggregate Certificate Balances of the REMIC II Regular Interests.

     Section 6.6 Net Aggregate Prepayment Interest Shortfalls. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC I shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Interests in the aggregate shall be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-MF1, Class A-MF2 Certificates and Class X Certificates, pro rata, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date.

     Section 6.7 Adjustment of Servicing Fees. The Master Servicing Fee payable to the Master Servicer shall be adjusted by any payment of Compensating Interest. Any amount retained by REMIC I as a result of a reduction of the Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Servicing Fee adjustment occurs.

     Section 6.8 Appraisal Reductions. Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing such Mortgage Loan, if such Stated Principal Balance exceeds $1,000,000 or (B) at the option of the Special Servicer, if such Stated Principal Balance is less than or equal to $1,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI Standards or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an MAI appraisal of a Mortgaged Property after receipt of notice of the events described in clauses (ii) or (iv) of the definition of Appraisal Event, such appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 30 days after receipt of such notice (but in no case later than 120 days following the filing referred to in clause (ii) of the definition of Appraisal Event. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss. 225.65 and shall be updated at least annually to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income, treated as an Additional Trust Expense or, to the extent collections from such related Mortgage Loan does not cover the expense, such unpaid expense shall be advanced by the Master Servicer in which event it shall be treated as a Servicing Advance, subject to Section 4.4 hereof. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal Reduction. The Master Servicer shall calculate or recalculate the Appraisal Reduction for any Mortgage Loan based on updated Appraisals or internal valuations provided from time to time to it by the Special Servicer.

     Section 6.9 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement to the contrary, the Trustee (or the Paying Agent on behalf of the Trustee) shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Trustee or the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate to such Certificateholder the amount withheld. Amounts withheld pursuant to this Section 6.9 shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement.

     Section 6.10 Prepayment Premiums. On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interests, any Prepayment Premiums collected on or with respect to the Group 1 Mortgage Loans. On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interests, any Prepayment Premiums collected on or with respect to the Group 2 Mortgage Loans. On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interests, any Prepayment Premiums collected on or with respect to the Group 3 Mortgage Loans. On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC II Regular Interests, any Prepayments Premiums deemed distributed to the REMIC I
Regular Interests, to be deemed distributed to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of such REMIC II Regular Interests is entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed to be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such deemed distributions of principal). Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed to the REMIC Regular Certificates on the following Distribution Date as follows: (i) Prepayment Premiums collected on the Group 1 Mortgage Loans shall be distributed to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, which are entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Principal Balance Certificates (other than the Class A-MF1 and Class A-MF2 Certificates), (b) a fraction (neither greater than 1 nor less than zero) the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of the three Classes of A Certificates, the one with the earlier payment priority), over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid over the relevant Discount Rate, and (c) the amount of such Prepayment Premium collected on such principal prepayment during the related Collection Period (any Prepayment Premiums relating to the Group 1 Loans collected during the related Due Period and remaining after such distributions shall be distributed to the Holders of the Class X Certificates); (ii) Prepayment Premiums collected on the Group 2 Mortgage Loans shall be distributed to the Holders of the Class A-MF1 Certificates, in an amount equal to the product of (a) a fraction not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the amount distributed as Principal Prepayments on such Distribution Date from the Group 2 Mortgage Loans,
(b) a fraction (neither greater than 1 nor less than zero) the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the Class A-MF1 Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate, and (c) the amount of such Prepayment Premium collected on such principal Prepayment during the related
Collection Period; and (iii) Prepayment Premiums collected on the Group 3 Mortgage Loans shall be distributed to the Holders of the Class A-MF2 Certificates, in an amount equal to the product of (a) a fraction not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the amount distributed as Principal Prepayments on such Distribution Date from the Group 3 Mortgage Loans,
(b) a fraction (neither greater than 1 nor less than zero) the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the Class A-MF2 Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate, and (c) the amount of such Prepayment Premium collected on such principal Prepayment during the related
Collection Period. Any Prepayments Premiums relating to the Group 2 Mortgage Loans or Group 3 Mortgage Loans collected during the related Collection Period and remaining after such distributions shall be distributed to the Holders of the Class X Certificates. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal.

     Section 6.11 Excess Interest. On any applicable Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the Excess Interest for such Distribution Date to the Class Q Certificates from amounts on deposit in the Excess Interest Distribution Account.

     Section 6.12 Grantor Trust Reporting. The parties intend that the portion of the Trust consisting of the Excess Interest and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust (exclusive of the Trust REMICs) shall be conducted so as to qualify such portion as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class Q Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, the amount of the amount of Excess Interest received or accrued, at the time or times and in the manner required by the Code.


                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

     Section 7.1    Duties of Trustee.

     (a) The Trustee shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. The Trustee shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to the Trustee pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

     (c) Neither the Trustee nor any of its directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee or any of its directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

              (i) neither the Trustee nor any of its directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

              (ii) no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

              (iii) neither the Trustee nor any of its directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or the Seller, including, without limitation, in connection with actions taken pursuant to this Agreement;

              (iv) the execution by the Trustee of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee as to the adequacy of such form or plan of liquidation;

              (v) the Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and the Trustee shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(xv);

              (vi) the Trustee shall not be charged with knowledge of any failure by the Master Servicer or the Special Servicer to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure; and

              (vii) the protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Paying Agent, Authenticating Agent, Certificate Registrar and Custodian.

     (d)  The  Trustee  is  currently   modifying   its  computer   systems  and
applications with the intention of being year 2000 compliant by August 31, 1999.

     Section 7.2    Certain Matters Affecting the Trustee.

     (a)      Except as otherwise provided in Section 7.1:

              (i) the Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) the Trustee may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

              (iii) neither the Trustee nor any of its directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by the Trustee in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

              (iv) the Trustee shall be under no obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The Trustee's reasonable expenses shall be paid by the Certificateholders requesting such examination;

              (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer or the Depositor;

              (vi) the Trustee shall in no event be required to obtain a deficiency judgment against a Mortgagor;

              (vii) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assumed to it;

              (viii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

              (ix) unless otherwise specifically required by law, the Trustee shall not be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

              (x) except as specifically provided hereunder in connection with the performance of its specific duties, the Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the Depositor.

     (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

     (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable and (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code, other than any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

     Section 7.3 Trustee and Fiscal Agent Not Liable for Certificates or Interests or Mortgage Loans. Neither the Trustee nor the Fiscal Agent makes any representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum or the Prospectus Supplement for the REMIC III Certificates or Residual Certificates (other than the certificate of authentication on the Certificates if the Trustee is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that the Trustee and the Fiscal Agent each represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Prospectus Supplement or the Certificates, the Certificates, the Mortgage Loans or the assignment thereof against the Trustee in its individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. Neither the Trustee nor the Fiscal Agent shall be liable for any action or failure of any action by the Depositor or the Master Servicer or the Special Servicer hereunder. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.

     Section 7.4 Trustee and Fiscal Agent May Own Certificates. The Trustee, the Fiscal Agent and any agent of the Trustee and the Fiscal Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent.

     Section 7.5 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) a rating on its unsecured long-term debt of at least "BBB" by S&P and "A2" by Moody's (or at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its short-term unsecured debt that is lower than "A1" by S&P and "Aa2" by Moody's (without regard to any plus or minus or numeric qualifier) the rating on the unsecured short-term debt of the Trustee must be at least "A1" by S&P and "Aa2" by Moody's, or meet different standards provided that each Rating Agency shall have confirmed in writing that such different standards would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer. If such corporation or national bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 7.6.

     Section 7.6    Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Fiscal Agent shall also be deemed to have been removed and accordingly, the Depositor will promptly appoint a successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. It shall be a condition to the appointment of a successor trustee that the Rating Agencies shall have confirmed in writing that such appointment shall not result in a downgrading, qualification or withdrawal of the ratings of each Class of Certificates then rated.

     (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any rated Class of Certificates as evidenced in writing by the Rating Agencies, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed.

     (c) The Holders of more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee and the Fiscal Agent and to the Depositor remove the Trustee and the Fiscal Agent by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee and the Fiscal Agent in accordance with this Section.

     (d) Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.7. Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee shall not be liable for any action or omission of any successor Trustee.

     Section 7.7   Successor Trustee and Fiscal Agent.

     (a) Any successor Trustee appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (at such predecessor Trustee's own expense) to the successor Trustee all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and shall duly assign, transfer, deliver and pay over (at such predecessor Trustee's own expense) to the successor Trustee the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

     (b) No successor Trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 7.5.

     (c) Upon acceptance of appointment by a successor Trustee as provided in this Section, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee. If the successor Trustee fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the Master Servicer shall cause such notice to be mailed at the expense of the Trustee.

     Section 7.8 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Persons succeeding to the business of such Trustee, shall be the successor of such Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.9   Appointment of Co-Trustee, Separate Trustee or Custodian.

     (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph. The Trustee may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee and the agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding, the terms of any agreement, the Trustee shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

     (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

              (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

              (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

              (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

     (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

     (g) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

     (h) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

     Section 7.10    Authenticating Agents.

     (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in executing and authenticating Certificates. Wherever reference is made in this Agreement to the execution and authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include execution and authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan, the City and State of New York or in the State of Illinois, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee initially shall be Authenticating Agent hereunder.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     Section 7.11   Indemnification of Trustee and Fiscal Agent.

     (a) The Trustee, the Fiscal Agent and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor hereunder but only to the extent the Trustee or the Fiscal Agent is unable to recover such amount from such third party with reasonable effort) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Fiscal Agent and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee of the reports required to be provided by the Trustee pursuant to this Agreement; provided that:

              (i)  with  respect to any such  claim,  the  Trustee or the Fiscal
         Agent shall have given the Depositor and the Holders of the Certificates written notice thereof promptly after the Trustee or the Fiscal Agent shall have knowledge thereof; provided, however that failure to give such notice to the Depositor and the Holders of Certificates shall not affect the Trustee's or the Fiscal Agent's rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

              (ii) while maintaining control over its own defense, the Trustee and the Fiscal Agent shall cooperate and consult fully with the Depositor in preparing such defense; and

              (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee or the Fiscal Agent entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

     (b) The Trustee and the Fiscal Agent agree to indemnify the Special Servicer and the Master Servicer, and any director, officer, employee or agent (including subservicers) thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses that either of them may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Trustee's or Fiscal Agent's, respectively, duties hereunder or by reason of reckless disregard of the Trustee's or Fiscal Agent's obligations and duties hereunder, and if in any such situation the Trustee or Fiscal Agent, as applicable, is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor Trustee or Fiscal Agent. Each of the Special Servicer and the Master Servicer shall immediately notify the Trustee and Fiscal Agent if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust Fund entitling the Special Servicer or the Master Servicer to indemnification hereunder, whereupon the Trustee or Fiscal Agent, as applicable, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer and the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or Fiscal Agent, as applicable, shall not affect any rights the Special Servicer or the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's or Fiscal Agent's defense of such claim is materially prejudiced thereby and the Trustee or Fiscal Agent delivers a certification explaining the prejudice. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

     (c) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and the Fiscal Agent.

     (d) The Depositor shall indemnify and hold harmless the Trustee, the Fiscal Agent, their directors, officers, employees or agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Fiscal Agent, their directors, officers, employees or agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or in the Prospectus Supplement, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Fiscal Agent, their directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum or Prospectus Supplement in reliance upon and in conformity with written information concerning the Trustee furnished to the Depositor by or on behalf of the Trustee specifically for inclusion therein. The Trustee and the Fiscal Agent shall immediately notify the Depositor if a claim is made by a third party with respect to this Section 7.11(b) entitling the Trustee, the Fiscal Agent, their directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee or the Fiscal Agent, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Fiscal Agent, their directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(b), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee or the Fiscal Agent.

     Section 7.12 Fees and Expenses of Trustee. The Trustee shall be entitled to receive the Trustee Fee pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee hereunder, and except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee.

     Section 7.13 Collection of Moneys. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

     Section 7.14  Trustee To Act; Appointment of Successor.

     (a) On and after the time the Master Servicer is terminated pursuant to this Agreement, the Trustee shall be the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement). In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this Agreement, including, without limitation, the Servicing Fee.

     (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, (i) if it is unable to so act or (ii) is not on the list of approved servicing institutions by either Rating Agency, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to the Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Master Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

     (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

     (d) Notwithstanding the above, the Trustee may, (i) if the Trustee shall be unwilling to so act, or (ii) is not on the list of approved servicing institutions by either Rating Agency or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.20, and with respect to which Rating Agency Confirmation is obtained, as the successor to the Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the Special Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

     Section 7.15 Notification to Holders. Upon termination of the Master Servicer or the Special Servicer, or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies and the Certificateholders at their respective addresses appearing on the Certificate Register.

     Section 7.16 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants as of the Closing Date that:

              (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

              (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

              (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

              (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

              (v) there are no actions, suits or proceeding pending or, to the best of the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

     Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee. The Trustee, at its own expense, shall maintain in effect a Fidelity Bond and an Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees in similar transactions (unless the Trustee self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by S&P and "A2" as rated by Moody's, respectively, the Trustee may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

     Section 7.18   Fiscal Agent Appointed; Concerning the Fiscal Agent.

     (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Section 4.3.

     (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Section 4.3.

     (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act or its own willful misfeasance or for a breach of a representation or warranty contained herein; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Section 4.3, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Depositor, the Master Servicer, the Special Servicer or the Trustee and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clause (ii) of
Section 4.3 shall apply to the Fiscal Agent.


                                  ARTICLE VIII

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     Section 8.1   Servicing Standard; General Powers and Duties.

     (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and other assets of the Trust that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the sole benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, the Servicing Standard. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee to exercise all efforts consistent with the foregoing standard and to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 8.18, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Each of the Master Servicer and the Special Servicer is also authorized to approve a request by a Mortgagor under a Mortgage Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters, provided that the Master Servicer or the Special Servicer, as the case may be, determines, in accordance with the Servicing Standard, that such approval will not affect the security for, or the timely and full collectability of, the related Mortgage Loan. Subject to Section 8.8, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be.

     (b) Except as otherwise expressly set forth herein with respect to specific duties, the Master Servicer shall be responsible for the servicing and administration of all the Mortgage Loans other than Specially Serviced Mortgage Loans and REO Mortgage Loans, and the Special Servicer shall be responsible for the servicing and administration of Specially Serviced Mortgage Loans, REO Mortgage Loans and REO Properties. Subject to Section 8.1(a), the Master
Servicer and the Special Servicer shall each have full power and authority, acting alone or, subject to Section 8.4, through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable.

     (c) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The
Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, upon reasonable request, obtain the foregoing documents and information.

     Upon determining that a Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan in accordance with this Agreement shall resume.

     Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Special Servicer shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

     (d) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

     (e) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless the same Person acts in both capacities, to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

     Section 8.2   Collection of Mortgage Loan Payments.

     (a) The Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall, in accordance with the Servicing Standard, make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any Late Fee or Default Interest (except to the extent such Default Interest is required to pay interest on Advances related to such Mortgage Loan) in connection with any delinquent payment on a Mortgage Loan (other than a Specially Serviced Mortgage Loan) and the Special Servicer may in its discretion waive any Late Fee or Default Interest in connection with any delinquent payment on a Specially Serviced Mortgage Loan (except to the extent such Default Interest is required to pay interest on Advances related to such Mortgage Loan).

     (b) With respect to each Mortgage Loan, if any Lock-Box Agreement or similar agreement is required by the terms of the related Mortgage, the Master Servicer shall establish and maintain one or more accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. Subject to the terms of the related Mortgage, any Lock-Box Agreement or similar agreement, Lock-Box Accounts shall be Eligible Accounts. The Master Servicer shall apply the funds deposited in such accounts in accordance with the terms of the related Mortgage, any Lock-Box Agreement and/or any similar agreement and in accordance with the Servicing Standard.

     Section 8.3 Collection of Taxes, Assessments and Similar Items; Escrow Accounts and Reserve Accounts.

     (a) The Master Servicer shall establish and maintain one or more accounts (the "Escrow Accounts") into which all Escrow Amounts shall be deposited and retained. Subject to the terms of the related Mortgage Note and Mortgage, Escrow Accounts shall be Eligible Accounts. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Escrow Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances and unreimbursed Advance Interest made thereby to cover any of the items described in the immediately preceding clause (i);
(iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay interest (net of investment income), if required and as described below, to the related Mortgagor on balances in the Escrow Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.1. As part of its servicing duties, the Master Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Escrow Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan.

     (b) The Master Servicer shall (i) maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums); and the Master Servicer shall effect payment thereof (in the case of Specially Serviced Mortgage Loans, at the direction of the Special Servicer) prior to the applicable penalty or termination date, employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgaged Loans) shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

     (c) In accordance with the Servicing Standard, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) shall, subject to Section 4.4, advance with respect to each related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent that Escrow Amounts, if any, collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section
5.2. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements, capital improvements and/or similar items at the related Mortgaged Property if such repairs, environmental remediation, replacements, capital improvements and/or similar items have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts. Within 6 months of the Closing Date, the Master Servicer shall deliver a report to the Special Servicer and the Depositor setting forth the status of each of the Reserve Accounts and the actions taken in respect of the purposes for which such Reserve Accounts were established and any recommendations in respect thereof.

     (e) Except as restricted by the applicable Mortgage Loan documents, funds in the Escrow Accounts and Reserve Accounts may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "AMRESCO Services, L.P., as Master Servicer for LaSalle National Bank, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1." None of the Depositor, the Mortgagors or the Trustee shall be liable for any loss incurred on such Eligible Investments. To the extent not required to be paid to the related Borrower by applicable law, an amount equal to all income and gain realized from any such investment shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) deposited in the Escrow Accounts or Reserve Accounts out of its own funds immediately as realized.

     Section 8.4    Sub-Servicing Agreements.

     (a) The Master Servicer and the Special Servicer may each enter into Sub-Servicing Agreements (including Liaison Agreements) for the servicing and administration of all or a part of the Mortgage Loans for which it is responsible hereunder, provided that, in each case, the Sub-Servicing Agreement:
(i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer shall maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer or the Special Servicer under
Section 8.5 hereof, (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer be the Master Servicer or Special Servicer, as applicable, hereunder (including, without limitation, by reason of an Event of Default and its termination hereunder), the Trustee or its designee may either thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such agreement without payment of any termination fee or penalty out of the Trust, provided, that no such termination shall affect or impair the RMF Retained Fee; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (provided that such agreement may provide that such Mortgage Loan may again be serviced thereunder if it becomes a Rehabilitated Mortgage Loan); (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any such Mortgage Loan that becomes a Rehabilitated Mortgage Loan; and (v) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Servicing Advances and P&I Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when the Sub-Servicer receives such payment. Annually, in connection with the delivery of the Officer's Certificate contemplated in
Section 8.12, the Master Servicer and the Special Servicer each shall identify to the other, the Trustee and the Depositor any Sub-Servicers then retained thereby. A Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the agreements or arrangements with such parties are not inconsistent with this Agreement.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the Mortgaged Properties securing the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, except where the failure to so qualify or comply would not materially adversely affect the Sub-Servicer's ability to perform its obligations in accordance with the terms of this Agreement or any Sub-Servicing Agreement.

     (c) As part of its servicing activities hereunder, the Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust) monitor the performance of each Sub-Servicer retained by it under the related Sub-Servicing Agreement.

     (d) In the event  the  Trustee  or its  designee  assumes  the  rights  and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing
Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer each shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

     (f) Notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall have the right to delegate to any Sub-Servicer any right granted to the Master Servicer or the Special Servicer, as applicable, hereunder to modify or foreclose upon any Mortgage Loan.

     Section 8.5 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

     (a) The Master Servicer shall use reasonable efforts to cause each Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage (other than earthquake insurance) as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer shall impose such insurance requirements as are consistent with the Servicing Standard. If a Mortgagor fails to maintain such insurance, the Master Servicer shall (to the extent available at commercially reasonable rates) obtain such insurance (which may be through a master or single interest policy), and the cost (including any deductible relating to such insurance) of such insurance (or in the case of a master or single interest policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific Mortgaged Property), shall be a Servicing Advance recoverable by the Master Servicer pursuant to Section
5.2. If at any time the improvements comprising a part of Mortgaged Property are located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), the Master Servicer shall, if and to the extent that the Mortgage Loan requires the Mortgagor or permits the Mortgagee to require the Mortgagor to do so, use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the lesser of (i) the unpaid principal balance of the related Mortgage Loan, (ii) the full insurable value of such Mortgaged Property,
(iii) the maximum  amount of  insurance  coverage  available  under the National
Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, and (iv) 100% of the replacement cost of the improvements on such Mortgaged Property. If (i) the Mortgagor is required by the terms of the Mortgage Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan permit the mortgagee to require the Mortgagor to obtain such insurance, the Master Servicer shall promptly notify the Mortgagor of its obligation to obtain such insurance. If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer shall obtain such insurance (to the extent available at commercially reasonable rates), and the cost of such insurance shall be a Servicing Advance recoverable by the Master Servicer pursuant to Section 5.2.

     The Special Servicer shall cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage. All insurance policies shall contain a "standard" mortgagee clause or shall identify the Trustee as the named insured, as applicable, with any loss payable to the Master Servicer (in the case of Mortgaged Properties) or the Special Servicer (in the case of REO Properties) on behalf of the Trustee. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with applicable law, the terms of the related Mortgage Loan documents and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section
5.2. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the outstanding principal balance of the related Mortgage Loan or REO Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or REO Mortgage Loan so permit.

     (b) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties and/or REO Properties for which it is responsible to cause the maintenance of insurance hereunder, then, to the extent such policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on a Mortgaged Property or an REO Property a hazard insurance policy complying with the requirements of Section 8.5(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket policy because such deductible clause exceeds the deductible under a policy complying with the requirements of Section 8.5(a). The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

     (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an Errors and Omissions Insurance Policy covering its officers and employees and other persons acting on behalf of it in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of such Person and providing the coverage required by this Section 8.5(c) shall satisfy the requirements of this Section 8.5(c).

     (d) All insurance coverage required to be maintained by the Master Servicer or the Special Servicer under this Section 8.5 shall be obtained from Qualified Insurers.

     Section 8.6 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

     (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

              (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of any transfer of ownership interest in a Borrower; or

              (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard; provided, however, that if the Mortgaged Property to be sold or transferred relates to a Mortgage Loan that constitutes 5% or more of the Stated Principal Balance of all the Mortgage Loans (taking into account for the purposes of such calculation, (a) in the case of any such Mortgage Loan that is a Cross-Collateralized Mortgage Loan, any Mortgage Loan with which it is cross-collateralized and (b) in the case of any such Mortgage Loan with respect to which the related Mortgagor or its affiliate is a Mortgagor with respect to one or more other Mortgage Loans (as such Mortgage Loans are identified in Appendix II to the Prospectus Supplement), such other Mortgage Loan or Mortgage Loans) then any such sale or transfer shall require Rating Agency Confirmation. In the event that the Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Special Servicer, if consistent with the Servicing Standard, may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties; provided, however, that if the Mortgaged Property to be transferred pursuant to this sentence relates to a Mortgage Loan that constitutes 5% or more of the Stated Principal Balance of all the Mortgage Loans (taking into account for the purposes of such calculation, (a) in the case of any such Mortgage Loan that is a Cross-Collateralized Mortgage Loan, any Mortgage Loan with which it is cross-collateralized and (b) in the case of any such Mortgage Loan with respect to which the related Mortgagor or its affiliate is a Mortgagor with respect to one or more other Mortgage Loans (as such Mortgage Loans are identified in Appendix II to the Prospectus Supplement), such other Mortgage Loan or Mortgage Loans)), then any such transfer and substitution shall require Rating Agency Confirmation and provided further that notwithstanding the foregoing, the Mortgaged Property related to Loan Number 277 may be sold to, and the related Mortgage Loan may be assumed by G&E Tremont, LLC, or an affiliate thereof; and any assumption fee with respect thereto may be paid to a prior lender and or servicer. In connection with any such transfer and substitution, the Special Servicer may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee will not be a significant modification of the Mortgage Loan for purposes of the REMIC Provisions or result in an Adverse REMIC Event in respect of any REMIC Pool). The Special Servicer shall promptly notify the Trustee and the Master Servicer of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File (with a copy to the Master Servicer and the Rating Agencies).

     (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

              (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

              (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard; provided, however, that any such waiver shall require Rating Agency Confirmation.

     (c) Nothing in this Section 8.6 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

     (d) Except as otherwise permitted by Section 8.18, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 8.6.

     (e) In the event that a Mortgagor elects to obtain a release of the related Mortgaged Property from the lien of the related Mortgage by pledging defeasance collateral in accordance with the terms of the Mortgage Note, then the Master Servicer shall, if permitted pursuant to the terms of such Mortgage Note (including pursuant to any provision which permits a lender or its successor to require that the related Mortgagor deliver any additional documents as such lender or assignee may reasonably request), obtain a Rating Agency Confirmation with respect to such defeasance and obtain reasonable assurance that any related expenses will be paid for by the Mortgagor. In addition, the Master Servicer shall require an Opinion of Counsel (which shall be at the expense of the Mortgagor) to the effect that such defeasance will not cause an Adverse REMIC Event.

     Section 8.7   Realization Upon Defaulted Mortgage Loans.

     (a) The Master Servicer shall notify the Special Servicer of the occurrence of a Servicing Transfer Event in respect of any Mortgage Loan and, subject to
Section 8.18, the Special Servicer shall monitor such Mortgage Loan, evaluate whether the causes of any default thereunder can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if, in the Special Servicer's reasonable and good faith judgment, cure is likely, and take such other actions as are consistent with the Servicing Standard. If, in the Special Servicer's reasonable and good faith judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments and no other alternative consistent with the Servicing Standard can be negotiated, and the defaulted Mortgage Loan has not been released from the Trust pursuant to any provision hereof, then the Special Servicer shall, subject to subsections (b) through (d) of this Section 8.7, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loan. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer and the Special Servicer shall each have the right but not the obligation to expend its own funds as a Servicing Advance toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase, on a net present value basis, the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such Advances (together with Advance Interest), and (ii) that such Advances (together with Advance Interest) will be recoverable by the Master Servicer or Special Servicer, as the case may be, out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 5.2. The Special Servicer (or, at the direction of the Special Servicer and subject to Section 4.2, the Master Servicer) shall advance all other costs and expenses incurred by it in any such proceedings, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 4.2 or
Section 5.2, and further subject to its being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 8.7 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its sole judgment taking into account, among other things, the physical condition of the Mortgaged Property, the state of the local economy, the Trust's obligation to dispose of any REO Property within the period specified in Section 8.19, and the results of any Appraisal obtained pursuant to this Agreement, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property (the cost of which Appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

     (b) The Special Servicer shall not acquire any personal property pursuant to this Section 8.7 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

              (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

              (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 5.2) to the effect that the holding of such personal property by the Trust will not cause the imposition of a tax on the Trust or any REMIC Pool under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (c) Notwithstanding the foregoing provisions of this Section 8.7, the Special Servicer shall not, on behalf of the Trustee, complete foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously received an Environmental Assessment in respect of such Mortgaged Property prepared by a Person who regularly conducts Environmental Assessments dated within one year of the date of such determination and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such Environmental Assessment, determines that:

              (i) the Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that acquiring such Mortgaged Property and taking such actions as are necessary to bring the Mortgaged
         Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not acquiring such Mortgaged Property and not taking such actions; and

              (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable Environmental Laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, may be withdrawn from the Certificate Account by the Master Servicer as an expense of the Trust pursuant to Section 5.2; and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust payable out of the Certificate Account pursuant to Section 5.2, perform such additional environmental testing as is consistent with the Servicing Standard to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied.

     (d) If the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

     (e) The Special Servicer shall provide monthly to the Master Servicer, who shall, in turn, promptly deliver copies thereof to the Trustee, written reports regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust and release of the lien of the related Mortgage on such Mortgaged Property. Within 5 days of its receipt thereof, the Trustee shall deliver a copy of each such report to the Depositor and each Rating Agency.

     (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the laws of the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

     (g) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than 10 Business Days following such Final Recovery Determination.

     Section 8.8   Trustee to Cooperate; Release of Mortgage Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited in the Certificate Account pursuant to Section 5.1 have been or will be so deposited. Within five Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related
Mortgage File to the Master Servicer or the Special Servicer, whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer may deliver to the Trustee a Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 5.1 have been or will be so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

     (c) Within five Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     Section 8.9  Documents, Records and Funds in Possession of Master  Servicer
or   Special   Servicer   to  be  Held   for   Trustee   for  the   Benefit   of
Certificateholders.

     Notwithstanding any other provisions of this Agreement, the Master Servicer and the Special Servicer shall each transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer or the Special Servicer, as the case may be, from time to time and shall account fully to the Trustee for any funds received or otherwise collected thereby, including Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property. All Mortgage Loan documents and funds collected or held by, or under the control of, the Master Servicer or the Special Servicer in respect of any Mortgage Loans and/or REO Properties, whether from the collection of principal and interest payments or from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds or otherwise, including any funds on deposit in the Certificate Account, shall be held by the Master Servicer or the Special Servicer, as the case may be, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer and the Special Servicer each agrees that it shall not create, incur or subject any Mortgage Loan documents or any funds that are deposited in the Certificate Account or any Lock-Box Account, Reserve Account or Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan documents or any funds collected on, or in connection with, a Mortgage Loan or REO Property, except, however, that the Master Servicer and the Special Servicer each shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer or the Special Servicer, as the case may be, under this Agreement.

     Section 8.10   Servicing Compensation.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan, including without limitation each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each Mortgage Loan, including without limitation each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the Master Servicing Fee shall accrue on the related Stated Principal Balance of such Mortgage Loan outstanding from time to time at the applicable Master Servicing Fee Rate and shall be computed for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, REO Income allocable as interest on each REO Mortgage Loan and the interest portion of P&I Advances on each Mortgage Loan, including without limitation each REO Mortgage Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan, including without limitation each REO Mortgage Loan, out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or Repurchase Proceeds allocable as recoveries of interest, to the extent permitted by Section 5.2. The Master Servicer's right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The Master Servicer may assign and convey the RMF Retained Fee. As compensation for its servicing activities, each Primary Servicer shall be entitled to receive the Primary Servicing Fee.

     The Master Servicer shall be entitled to additional master servicing compensation ("Additional Master Servicing Compensation") in the form of:

              (i) 50% of any assumption fees, 100% of any ancillary fees not otherwise addressed herein, 100% of modification fees expressly reserved to the Master Servicer herein and Penalty Charges collected on Mortgage Loans other than Specially Serviced Mortgage Loans and REO Mortgage Loans, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and, with respect to Default Interest only, are not needed to pay Advance Interest with respect to any other Mortgage Loan, provided, however, that any assumption fee payable by the Mortgagor with respect to the Mortgaged Property related to Loan Number 277 shall be retained by a prior lender and/or servicer;

              (ii) any Prepayment Interest Excesses collected on the Mortgage Loans, including without limitation Specially Serviced Mortgage Loans and REO Mortgage Loans, but only to the extent that the aggregate of all such Prepayment Interest Excesses collected during each Collection Period exceeds the Prepayment Interest Shortfalls incurred during such Collection Period;

              (iii) any interest and other income earned on the investment of funds in the Certificate Account, but only to the extent not applied to offset losses on other investments of funds in the Certificate Account, and

              (iv) any interest and other income earned on the investment of funds in the Escrow and Reserve Accounts maintained by the Master Servicer, and any REO Account maintained by the Special Servicer, but only to the extent not required to be paid to Mortgagors under applicable law or the terms of the respective Mortgage Loan documents.

     (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan, the Special Servicing Fee shall accrue on the related Stated Principal Balance of such Mortgage Loan outstanding from time to time at the Special Servicing Fee Rate and shall be computed for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed. The Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof or if such loan becomes a Rehabilitated Mortgage Loan. As to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of the same sources and at the same time (but separate from) Master Servicing Fees payable to the Master Servicer in respect of such Specially Serviced Mortgage Loan or REO Mortgage Loan.

     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Rehabilitated Mortgage Loan. As to each Rehabilitated Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property, provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Rehabilitated Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with Section 8.24, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by any Person entitled to effect an optional termination of the Trust pursuant to Section 10.01). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Rehabilitated Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

     The Special Servicer shall be entitled to additional special servicing compensation ("Additional Special Servicing Compensation") in the form of 100% of any modification fees, assumption fees, ancillary fees not otherwise addressed herein and, to the extent not otherwise applied to pay Advance Interest as provided herein, Penalty Charges, collected on Specially Serviced Mortgage Loans and REO Mortgage Loans and 50% of any assumption fees and 100% of any modification fees expressly reserved to the Special Servicer herewith collected on Mortgage Loans other than Specially Serviced Mortgage Loans and REO Mortgage Loans.

     (c) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 8.5(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and neither the Master Servicer nor the Special Servicer, as the case may be, shall be entitled to reimbursement except as expressly provided in this Agreement.

     Section 8.11   Master Servicer Reports; Account Statements.

     (a) The Master Servicer shall deliver to the Trustee, (i) no later than 4:00 p.m. Eastern time on the third Business Day preceding each Distribution Date the Master Servicer Preliminary Remittance Report, and (ii) no later than 4:00 p.m. Eastern time on the Report Date, the Master Servicer Remittance Report with respect to the related Distribution Date, and upon request, shall deliver a copy of such report to the Healthcare Adviser and Special Servicer. The Special Servicer shall provide all information relating to Specially Serviced Mortgage Loans and REO Properties to permit the Master Servicer to satisfy its duties in this Section 8.11 on or before the Business Day prior to the Report Date.

     (b) The Master Servicer shall deliver to the Trustee and the Special Servicer within 30 days following each Master Servicer Remittance Date a statement setting forth the status of the Certificate Account as of the close of business on such Master Servicer Remittance Date showing, for the period covered by such statement, the aggregate of deposits of each type provided in Section
5.1 in, and the aggregate of withdrawals of each type provided in Section 5.2 from, the Certificate Account.

     Section 8.12 Annual Statement as to Compliance. The Master Servicer and the Special Servicer shall each deliver to the Depositor and the Trustee, and upon request, to the Operating Adviser and the Healthcare Adviser (and, in the case of the Special Servicer, to the Master Servicer) on or before March 31 of each year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year or portion thereof and of the performance of the Master Servicer or the Special Servicer, as the case may be, under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer and the Special Servicer shall each forward to the Rating Agencies a copy of each such statement delivered by it to the Depositor and the Trustee.

     Section 8.13 Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, the Master Servicer at its expense shall cause a firm of Accountants to furnish a statement to the Depositor and the Trustee, and upon request, to the Operating Adviser and the Healthcare Adviser to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

     The Special Servicer will deliver to the Depositor, the Sellers, the Operating Adviser, the Healthcare Adviser, the Trustee and the Master Servicer an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies.

     The Master Servicer and the Special Servicer, to the extent applicable, shall each, with 90 days prior notice, use reasonable efforts to cause the applicable Accountants to cooperate with the Depositor in conforming any reports delivered pursuant to this Section 8.13 to requirements imposed by the Securities and Exchange Commission on the Depositor in connection with the Securities and Exchange Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

     The Master Servicer and the Special Servicer shall each forward to the Rating Agencies a copy of each statement delivered by it to the Depositor and the Trustee pursuant to this Section 8.13.

     Section 8.14 Certain Reports Regarding the Mortgage Loans and the Mortgaged Properties.

     (a) Not later than 4:00 p.m. Eastern time on the Report Date in each month, the Master Servicer shall deliver to the Trustee the CSSA Data Files containing information regarding the Mortgage Loans as of the end of the related Collection Period, which CSSA Data Files will contain substantially the categories of information regarding the Mortgage Loans set forth in Exhibit Q, will be delivered in a format mutually acceptable to the Master Servicer and the Trustee. The Master Servicer also maintains a site on the World Wide Web at www.amresco.com at which property level information will be available.

     (b)  [reserved.]

     (c) No later than the Report Date, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Comparative Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report; and (v) an REO Status Report. Such reports shall be presented in writing and on a computer readable medium reasonably acceptable to the Trustee. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer pursuant to Section 8.29. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein. Any of such reports may include any disclaimers the Master Servicer deems appropriate.

     (d) The Master Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Master
Servicer:

              (i) At least annually by June 30th, with respect to each Mortgage Loan and REO Mortgage Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls (but only to the extent the related Mortgagor is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent delivered by the Special Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Master Servicer shall use its reasonable efforts to obtain such annual operating statements and rent rolls with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Mortgage Loans, which efforts shall include a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the Mortgage Loans.

              (ii) Within thirty days after receipt by the Master Servicer (or twenty days after receipt from the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property) of any annual operating statements with respect to any Mortgaged Property or REO Property, an NOI Adjustment Worksheet for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit).

     The Master Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage
Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Master Servicer and such updated report delivered to the Trustee on the Master Servicer Remittance Date which is no earlier than thirty days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property. The Master Servicer will use the "normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Trustee within thirty days after receipt of the necessary information.

     (e) No later than the Report Date, beginning in October 1998, the Master Servicer shall prepare and deliver to the Trustee and the Special Servicer, a Watch List of all Mortgage Loans that the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans. For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a current Debt Service Coverage Ratio that is 80% or less of the trailing twelve-month Debt Service Coverage Ratio as of the Cut-off Date or having a current trailing twelve-month Debt Service Coverage Ratio that is less than 1.00x, (ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason hereof) that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a borrower or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least one full Collection Period delinquent in payment, and (v) Mortgage Loans that are within 60 days of maturity. Any such Watch List may include any disclaimers the Master Servicer deems appropriate.

     The Special Servicer shall report to the Master Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Master Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with the Servicing Standard, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

     (f) At least two Business Days prior to each Master Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Master Servicer and, upon the request of any of the Trustee, the Depositor, the Sellers or either Rating Agency, to such requesting party, the following reports with respect to the Specially Serviced Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date:
(i) a Delinquent Loan Status Report;  (ii) an Historical  Loss Estimate  Report;
(iii) an Historical Loan Modification Report; (iv) an REO Status Report; (v) Comparative Financial Status Reports with respect to all Specially Serviced Mortgage Loans; and (vi) CSSA Data Files, as defined. Such reports shall be presented in writing and on a computer readable magnetic medium.

     (g) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of any of the Trustee, the Depositor, the Sellers or any Rating Agency, to such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

              (i) Annually, on or before June 10 of each year, commencing with June 10, 1999, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts to obtain such annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Mortgage Loan and each REO Property, which efforts shall include a letter sent to the related Mortgagor or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received.

              (ii) Within 10 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Mortgage Loan, or at least six months of operating information with respect to any REO Property, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

     The Special Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property securing a Specially Serviced Mortgage Loan and REO Property. The Operating Statement Analysis report for each Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is an REO Property is to be updated by the Special Servicer and such updated report delivered to the Master Servicer within ten days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property. In addition, the Special Servicer shall with respect to any such report provide each such report to the Master Servicer in the then applicable CSSA format. The Special Servicer will use the "normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is an REO Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Master Servicer within ten days after receipt of the necessary information.

     (h) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

     (i) The Trustee shall send copies of the reports received by it pursuant to Sections 8.14(a) and (b) to the Depositor, the Special Servicer, the Operating Adviser, the Sellers and each Rating Agency.

     Section 8.15 Certain Available Information and Related Rights of the Master Servicer and the Special Servicer.

     (a) Subject to the restrictions described below (and except to the extent not permitted by law or under any of the Mortgage Loan documents), the Master Servicer and the Special Servicer shall each also afford the Rating Agencies, the Depositor, the Sellers, the Trustee, the Fiscal Agent, the Special Servicer, the Underwriters, the Operating Adviser, the Healthcare Adviser, any Certificateholder, any Certificate Owner and any Prospective Investor, upon reasonable notice and during normal business hours, reasonable access to any and all additional relevant, non-proprietary and non-attorney-client-privileged records and documentation in its possession or under its control regarding the Mortgage Loans, REO Properties and all accounts, insurance policies and other relevant matters relating to this Agreement, and access to Servicing Officers of the Master Servicer or Special Servicing Officers of the Special Servicer, as the case may be, responsible for its obligations hereunder. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer or the Special Servicer, as the case may be, upon request; provided, however, that the Master Servicer and the Special Servicer shall each be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Underwriters, the Sellers or either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer or the Special Servicer, as the case may be, of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

     (b) Nothing herein shall be deemed to require the Master Servicer or Special Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report, included in any communication from the other (unless the Master Servicer and the Special Servicer are the same Person) or from a Mortgagor. Neither the Master Servicer nor the Special Servicer shall have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, the Underwriters, either Rating Agency or any other Person to whom it delivers information pursuant to this
Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer or the Special Servicer, the Trust (from amounts held in the Certificate Account from time to time) shall hold harmless and indemnify the Master Servicer or the Special Servicer, as the case may be, from any loss or expense (including attorneys' fees) relating to or arising from such claims.

     (c) The Master Servicer and the Special Servicer shall each produce the reports required of it under this Agreement; provided, however, that neither the Master Servicer nor the Special Servicer shall be required to produce any ad hoc non-standard written reports with respect to the Mortgage Loans. In the event the Master Servicer or the Special Servicer elects to provide such reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof. Requests for any such report shall be made, and any such report shall be disseminated, through the Trustee.

     (d) In connection with providing access to or copies of the items described in the subsections (a), (b) and/or (c) of this Section 8.15 or in Section 8.16, the Master Servicer, the Special Servicer and the Trustee may each require: (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (b) in the case of Prospective Investors, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.

     (e) The Master Servicer and the Special Servicer shall each provide or cause to be provided to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any and all records and other documentation regarding the Mortgage Loans and the Trust Fund within its control that may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

     (f) The Master Servicer and the Special Servicer shall each cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request. Any Holder of a Privately Offered Certificate may, upon request to the Trustee (which may be in the form of a standing request for as long as such Holder remains a Holder of any such Certificates), obtain a copy of any report or other information (to the extent the Trustee has such report or other information in its possession) delivered to the Rating Agencies under this Agreement.

     Section 8.16 Rule 144A Information. For so long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the 1933 Act, each of the Master Servicer and the Special Servicer agrees to provide to the Trustee, which in turn shall provide to any Holder, Certificate Owner or Prospective Investor of such Certificates, upon the request of such Holder,
Certificate Owner or Prospective Investor, subject to the other provisions of this Section 8.16 and the provisions of subsections (b), (c) and (d) of Section 8.15, any information prepared by or otherwise in the possession or under the control of the Master Servicer or the Special Servicer, as the case may be, that has not already been delivered to the Trustee and that is required to be provided to such Holder, Certificate Owner or Prospective Investor to satisfy the condition set forth in Rule 144A(d)(4) under the 1933 Act, including, without limitation, copies of the reports and information described in subsection (a) of Section 8.15.

     Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of an investment in the Certificates. Unless the Master Servicer or the Special Servicer chooses to deliver the information directly, the Trustee shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to the Master Servicer or the Special Servicer making any report or information available upon request to any Person other than one of the other parties hereto, the Master Servicer or the Special Servicer, as the case may be, may require that the recipient of such information acknowledge that the Master Servicer or the Special Servicer, as the case may be, may contemporaneously provide such information to the Depositor, the Sellers, the Trustee, the Underwriters and/or the Certificateholders and Certificate Owners. The Master Servicer and the Special Servicer will each be permitted to require payment of a sum by the requesting party (other than the Rating Agencies, the Depositor, the Sellers, the Trustee or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

     Section 8.17   Inspections; Collection of Financial Statements.

     (a) The Master Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property (other than Mortgaged Properties constituting REO Properties or collateral for Specially Serviced Mortgaged
Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every two years (or, if the related Mortgage Loan has a current balance of more than the lesser of $1,000,000 and 3% of the then-aggregate Stated Principal Balance of the Mortgage Pool, at least once every year). The Master Servicer shall promptly prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Master Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master Servicer shall deliver to the Trustee a copy of each such written report within 60 days of the related inspection, and upon request, shall deliver a copy of such written report to the Healthcare Adviser (only with respect to the Healthcare Loans) or the Special Servicer or the Depositor.

     (b) The Special Servicer shall perform (or cause to be performed), as soon as practicable after the commencement of its servicing obligations hereunder, a physical inspection of each REO Property and each Mortgaged Property constituting collateral for a Specially Serviced Mortgage Loan, and thereafter at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once per calendar year. If any Mortgage Loan becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for such Mortgage Loan. The Special Servicer shall promptly prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Special Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer shall deliver to the Master Servicer, the Trustee and the Depositor a copy of each such written report within 60 days of the related inspection.

     (c) The Master Servicer (or, in the case of Specially Serviced Mortgage Loans, the Special Servicer) shall make reasonable efforts to collect promptly from each Mortgagor quarterly and annual operating statements and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, if delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. In addition, the Special Servicer shall use reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each REO Property. The Master Servicer and Special Servicer shall each deliver copies of the collected items to the Trustee and upon request, each other such party and shall make such items available to the Depositor or the Operating Adviser upon request.

     Section 8.18   Modifications, Waivers, Amendments, Extensions and Consents.

     (a) Subject to the limitations of Section 12.3 hereof, the Special Servicer and Master Servicer, as applicable, shall have the following powers:

              (i) The Special Servicer in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any non-Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan so long as such amendment will not result in an Adverse REMIC Event. The Special Servicer may extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 60 days following the original Maturity Date, not later than two years prior to the Rated Final Distribution Date, and is not later than 10 years before the expiration of any ground lease related to such Mortgage Loan, if in the Special Servicer's sole judgment exercised in good faith and in accordance with the Servicing Standard (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Mortgage Loan. The Special Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension.

              The Master Servicer may modify or amend the terms of any Mortgage Loan without the consent of the Special Servicer in order to (i) cure any ambiguity therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that such modification or amendment would not cause an Adverse REMIC Event to occur. Other than as set forth above in this Section 8.18(a)(i) the Master Servicer shall not agree to any modification or amendment of a Mortgage Loan or any waiver or consent (other than immaterial waivers and consents made in the ordinary course of business).

              (ii) The Special Servicer may require, in its discretion, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Special Servicer a reasonable and customary modification fee to the extent permitted by law. The Special Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees) incurred by the Special Servicer in connection with any request for a modification, waiver or amendment. The failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Special Servicer to cause such costs and expenses, and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor).

              (iii) Each of the Special Servicer and the Master Servicer, as applicable, shall notify the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Special Servicer or the Master Servicer, as applicable, shall promptly deliver copies of such documents to the Trustee.

     (b) Subject to the limitation of Section 12.4 hereof, the Special Servicer, in accordance with the Servicing Standard, shall have the following additional powers:

              (i) The Special Servicer may enter into a modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (a) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium, (b) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (c) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (d) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (e) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided that (1) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (2) in the reasonable judgment of the Special Servicer such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) and
         (3) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur.

     In no event shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date; (ii) extend the Maturity Date of any Specially Serviced Mortgage Loan at an interest rate below the then-prevailing interest rate for comparable loans at the time of such modification as determined by the Special Servicer (such limitation of extensions made at below market rates shall not limit the ability of the Special Servicer to extend the Maturity Date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification); (iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such ground lease;
(iv) reduce the Mortgage Rate of a Specially Serviced Mortgage Loan to a rate below the then-prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer; or (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Stated Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan.

     Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan; provided that in no event shall any such extension extend beyond the date that is two years prior to the Final Rated Distribution Date or beyond the date that is 10 years before the expiration of any ground lease related to such Mortgage Loan.

     The determination of the Special Servicer contemplated by clause (2) of the proviso to the first paragraph of this Section 8.18(b)(i) and clause (ii) of the second paragraph of this Section 8.18(b)(i) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information, including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals, that support such determination.

              (ii) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 8.18(b)(i) or pledge additional collateral for the Mortgage Loan pursuant to Section 8.18(b)(i), if the security interest of the Trust in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that any such substitution or addition of collateral shall require Rating Agency Confirmation; provided further, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense.

              (iii) The Special Servicer will promptly deliver to the Master Servicer, the Healthcare Adviser only with respect to the Healthcare Loans, the Operating Adviser, the Rating Agencies, the Depositor and the Trustee a notice, specifying any such modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall be delivered to the Trustee and shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.2 hereof)). The Special Servicer shall also deliver to the Trustee, (or the Custodian), with a copy to the Master Servicer, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

     (c) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan (other than consent, modification, waiver or amendment pursuant to Section 8.18(b)(i)) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulation ss. 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

     (d) The Master Servicer shall cooperate with the Special Servicer (as provided in Section 8.6) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans.

     (e) Notwithstanding anything herein to the contrary, the Special Servicer shall not be permitted to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

     Section 8.19   Title to REO Property.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued in the name of the Trustee on behalf of the
Certificateholders. The Special Servicer, on behalf of the Trust, shall in accordance with Section 8.31 attempt to sell any REO Property for cash by the close of the third taxable year of the REMIC following the taxable year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code (such date, the "REO Sale Deadline"), unless the Special Servicer either (i) applies for, more than 60 days prior to the REO Sale Deadline, and is subsequently granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property, or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the REO Sale Deadline will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in
Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall attempt to sell such REO Property within such period beyond the REO Sale
Deadline as is permitted by such REO Extension or is contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust payable out of the Certificate Account pursuant to
Section 5.2.

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property an account held in trust for the benefit of the Certificateholders in the name of "LaSalle National Bank, as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates Series 1998-CF1 [name of Property Account]" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Account within one Business Day of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof. On or before each Special Servicer Remittance Date, the Special Servicer shall withdraw from each REO Account and deposit in the Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties and reinvestment income thereon; provided, however, that the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in the REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the Master Servicer of all such deposits (and the REO Properties to which the deposits relate) made into the Certificate Account.

     Section 8.20   Management of REO Property.

     (a) Prior to the acquisition of title to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

              (i) none of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

              (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such Mortgaged Property that would be subject to an REO Tax, but that a lease of such Mortgaged Property to another party to operate such Mortgaged Property, or the performance of some services by an Independent Contractor with respect to such Mortgaged Property, or another method of operating such Mortgaged Property would not result in income subject to an REO Tax, then the Special Servicer may (provided that, in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

              (iii) Directly Operating such Mortgaged Property as REO Property could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such Mortgaged Property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such Mortgaged Property, then the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed
         Plan") to manage such Mortgaged Property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such REO Property in a manner that would not result in the imposition of an REO Tax on the income derived from such REO Property.

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer, consistent with the Servicing Standard, as to which means would (to the extent commercially feasible) maximize the net after-tax REO Income received by the Trust with respect to such REO Property without materially and adversely affecting the Special Servicer's ability to sell such REO Property in accordance with this Agreement. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust in connection with determinations required under this Section 8.20(a). Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this
Section 8.20(a) or, to the extent it relates to federal income tax consequences for the Trust, Section 8.20(b) below. Nothing in this Section 8.20(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 8.31.

     (b) If title to any REO Property is acquired, the Special Servicer or an Independent Contractor chosen by the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Except as otherwise expressly provided herein, the Special Servicer shall not enter into any New Lease, contract or other agreement that causes REMIC I to receive, and (unless required to do so under any lease, contact or agreement to which the Special Servicer or the Trust may become a party or a successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow REMIC I to receive, any income other than Rents from Real Property that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders in accordance with the Servicing Standard (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, may withdraw from the REO Account, to the extent of amounts on deposit therein with respect to each REO Property, (for appropriate application), funds necessary for the proper operation, management and maintenance of such REO Property, including, without limitation:

              (i) all insurance premiums due and payable in respect of such REO Property;

              (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

              (iii) any ground rents in respect of such REO Property;

              (iv) all costs and expenses necessary to maintain such REO Property; and

              (v) the cost of the advice of Counsel contemplated with respect to such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) - (iv) above with respect to such REO Property, the Master Servicer (at the direction of the Special Servicer) shall advance from its own funds such amount as is necessary for such purposes unless such Advances would, if made, constitute Nonrecoverable Advances; provided, however, that the Master Servicer (at the direction of the Special Servicer) shall make any such Servicing Advance if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings in which case such advance shall be deemed a Non-recoverable Servicing Advance.

     (c) Except as provided in Section 8.20(a)(i) or (ii), the Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

              (i) The terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

              (ii) the fees of such Independent Contractor (which shall be an expense of the Trust, payable out of related REO Income) shall be reasonable and customary in light of the nature and locality of the REO Property;

              (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) of this Section 8.20 and (B) remit all related REO Income collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

              (iv) none of the provisions of this Section 8.20(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

              (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

     Section 8.21   Additional Obligations of the Master Servicer.

     (a) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) prepared after the Closing Date obtained by them with respect to any Mortgaged Property or REO Property, and shall forward copies of such reports to the Healthcare Adviser (with respect to Healthcare Loans) upon request.

     (b) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of all Prepayment Interest Shortfalls over all Prepayment Interest Excesses, in each case resulting from Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) that portion of the aggregate Master Servicing Fees received by the Master Servicer during such Collection Period which is calculated at 0.015% per annum.

     Section 8.22 Representations, Warranties and Covenants of the Master Servicer and the Special Servicer.

     (a) (i) The Master Servicer, in its capacity as Master Servicer hereunder, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, as of the Closing Date, that:

                      (A) the Master Servicer is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not materially adversely affect the Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                      (B) the Master  Servicer has the full power and  authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, evidences the valid, legal and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, (A) to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of the Agreement that purport to provide for indemnification for securities law violations;

                      (C) the  execution  and  delivery of this  Agreement,  the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement on the part of the Master Servicer will not (A) result in a breach of any term or provision of its organizational documents or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which would materially and adversely affect its ability to perform its obligations under this Agreement;

                      (D) there is no litigation pending or, to the Master Servicer's knowledge, threatened against it, the outcome of which would, if adversely determined, reasonably be expected to materially and adversely affect the execution, delivery and performance by, or the enforceability against, the Master Servicer of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                      (E) no consent,  approval,  authorization,  qualification, registration, filing, notice or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement, or the consummation of the transactions contemplated hereby, other than any such consents, approvals, authorizations, qualifications, registrations, filings, notices or orders as have been obtained or made or where the lack of such consent, approval, authorization, qualification, registration, filing, notice or order would not have a material adverse effect on the performance of the Master Servicer under this Agreement; and

                      (F) the performance of the services by the Master Servicer contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

              (ii) It is understood that the representations and warranties set forth in this Section 8.22(a) shall survive the execution and delivery of this Agreement.

              (iii) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

              (iv) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 8.22(a)(i), subject to such appropriate modifications to the representation and warranty set forth in Section 8.22(a)(i)(A) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  (b) (i) The Special Servicer, in its capacity as Special Servicer hereunder, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, as of the Closing Date, that:

                      (A) the Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Florida, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not materially adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                      (B) the Special  Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, evidences the valid, legal and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, (A) to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of the Agreement that purport to provide for indemnification for securities law violations;

                      (C) the  execution  and  delivery of this  Agreement,  the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement on the part of the Special Servicer will not
                  (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which would materially and adversely affect its ability to perform its obligations under this Agreement;

                      (D) there is no  litigation  pending  or,  to the  Special
                  Servicer's knowledge, threatened against it, the outcome of which would, if adversely determined, reasonably be expected to materially and adversely affect the execution, delivery and performance by, or the enforceability against, the Special Servicer of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                      (E) no consent,  approval,  authorization,  qualification, registration, filing, notice or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement, or the consummation of the transactions contemplated hereby, other than any such consents, approvals, authorizations, qualifications, registrations, filings, notices or orders as have been obtained or made or where the lack of such consent, approval, authorization, qualification, registration, filing, notice or order would not have a material adverse effect on the performance of the Special Servicer under this Agreement; and

                      (F) the performance of the services by the Special Servicer contemplated by this Agreement are in the ordinary course of business of the Special Servicer.

              (ii) It is understood that the representations and warranties set forth in this Section 8.22(b) shall survive the execution and delivery of this Agreement.

              (iii) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

              (iv) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 8.22(b)(i), subject to such appropriate modifications to the representation and warranty set forth in Section 8.22(b)(i)(A) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     Section 8.23 Merger or Consolidation. Any Person into which the Master Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Master Servicer or the Special Servicer, shall be the successor of the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that Rating Agency Confirmation shall have been obtained with respect to such merger, consolidation, or succession.

     Section 8.24   Resignation of Master Servicer or Special Servicer.

     (a) Except as otherwise provided in Section 8.24(b) hereof, neither the Master Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, unless there is a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities so causing such conflict being of a type and nature carried on by it at the date of this Agreement). Any such determination permitting the resignation of the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the Master Servicer's or Special Servicer's, as the case may be, responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer or the Special Servicer, as the case may be, to the Trustee.

     (b) The Master Servicer and the Special Servicer may each resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (x) is available, (y) has assets of at least $15,000,000 and (z) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the resigning party on substantially the same terms and conditions, and for not more than equivalent compensation, to that herein provided; (ii) the resigning party bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

     Section 8.25 Assignment or Delegation of Duties by Master Servicer or the Special Servicer. The Master Servicer and the Special Servicer shall each have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer or Subservicers to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or
(B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Master Servicer or the Special Servicer, as the case may be, gives the Depositor and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer or the Special Servicer, as the case may be, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) a Rating Agency Confirmation shall have been obtained with respect to such assignment and delegation; and (v) the Depositor consents to such assignment and delegation, such consent not to be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of this Section, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it as the Master Servicer or the Special Servicer, as the case may be, hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, each of the Master Servicer and the Special Servicer may appoint Sub-Servicers in accordance with Section 8.4 hereof, provided that the Master Servicer or the Special Servicer remains fully liable for their actions.

     Section 8.26 Limitation on Liability of Master Servicer, Special Servicer and Others.

     (a) None of the Master Servicer, the Special Servicer or any of their respective directors, officers, employees, sub-servicers or agents shall be under any liability to the holders of the Certificates, the Trust or any other party for any action taken or for refraining from the taking of any action in good faith using reasonable judgment pursuant to this Agreement; provided that this provision shall not protect the Master Servicer, the Special Servicer or any such Person against any breach of a representation, warranty or covenant contained herein or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer, the Special Servicer and any director, officer, employee, sub-servicer or agent of the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement; provided that the Master Servicer and the Special Servicer each may in its sole discretion undertake any such action that it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans for which it is responsible hereunder or otherwise under this Agreement. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer or the Special Servicer, as applicable, shall be entitled to be reimbursed therefor out of the Certificate Account as provided by
Section 5.2.

     (b) In addition, neither the Master Servicer nor the Special Servicer shall have any liability with respect to, and each shall be entitled to conclusively rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer or the Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master Servicer and the Special Servicer each shall have the right to rely on information provided to it by the other (unless the Master Servicer and the Special Servicer are the same party) and by the Mortgagors, and will have no duty to investigate or verify the accuracy thereof.

     (c) Neither the Master Servicer nor the Special Servicer shall be obligated to incur any liabilities, costs, charges, fees or other expenses that relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Fiscal Agent or Trustee in this Agreement.

     (d) Except as otherwise specifically provided herein:

              (i) the Master Servicer or Special Servicer, as applicable, may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) the Master Servicer or Special Servicer, as applicable, may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

              (iii) the Master Servicer or Special Servicer, as applicable, shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

              (iv) the Master Servicer or Special Servicer, as applicable, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

     Section 8.27   Indemnification; Third-Party Claims.

     (a) The Master Servicer, the Special Servicer and each of their respective directors, officers, employees, sub-servicers and agents shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action arising out of, or in connection with this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof; (ii) that constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder); (iii) that was incurred in connection with claims against such party resulting from (A) any breach of a representation, warranty or covenant made herein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from reckless disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law; or (iv) imposed by any taxing authority on such person if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement. Each of the Master Servicer and the Special Servicer shall promptly notify the Trustee if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust entitling the Master Servicer or the Special Servicer, as the case may be, to indemnification hereunder, whereupon the Trustee, on behalf of the Trust, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer or the Special Servicer, as applicable) and direct the Master Servicer to pay out of the Certificate Account all expenses in connection therewith, including counsel fees, and direct the Master Servicer to promptly pay, discharge and satisfy out of the Certificate Account any judgment or decree that may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights the Master Servicer or the Special Servicer may have to indemnification under this Agreement or otherwise, unless the Trust's defense of such claim is prejudiced thereby and the Trustee delivers a certification explaining the prejudice. The Trustee or the Master Servicer shall promptly make from the Certificate Account any payments certified by the Master Servicer or the Special Servicer to the Trustee as required to be made to the Master Servicer or the Special Servicer, as the case may be, pursuant to this Section 8.27(a). The indemnification provided herein shall survive the resignation or termination of the Master Servicer or the Special Servicer.

     (b) The Master Servicer agrees to indemnify the Trust, the Trustee, the Fiscal Agent, the Special Servicer (if different than the Master Servicer), the Depositor, and any director, officer, employee or agent thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of reckless disregard of the Master Servicer's obligations and duties hereunder, and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor Master Servicer. Each of the Trustee, the Depositor, the Special Servicer (if different than the Master Servicer) and the Fiscal Agent shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust entitling the Trust, the Trustee, the Depositor, the Special Servicer or the Fiscal Agent, as the case may be, to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Depositor, the Special Servicer or the Fiscal Agent, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trust, the Trustee, the Depositor, the Special Servicer or the Fiscal Agent may have to indemnification under this Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby and the Master Servicer delivers a certification explaining the prejudice. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

     (c) The Special Servicer agrees to indemnify the Trust, the Trustee, the Fiscal Agent, the Master Servicer (if different than the Special Servicer), the Depositor, and any director, officer, employee or agent thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of reckless disregard of the
Special Servicer's obligations and duties hereunder, and if in any such situation the Special Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor Special Servicer. Each of the Trustee, the Fiscal Agent, the Master Servicer (if different than the Special Servicer) and the Depositor shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust entitling the Trust or the Trustee, the Fiscal Agent, the Master Servicer or the Depositor, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Master Servicer or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust, the Trustee, the Fiscal Agent, the Master Servicer or the Depositor may have to indemnification under this Agreement or otherwise, unless the Special Servicer's defense of such claim is materially prejudiced thereby and the Special Servicer delivers a certification explaining the prejudice. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Special Servicer, the Master Servicer, the Trustee and the Fiscal Agent.

     (d) The provisions of this Section 8.27 shall survive any termination of this Agreement and the resignation or removal of the Master Servicer and/or the Special Servicer.

     (e) The Trustee, the Depositor and the Certificate Owners hereby irrevocably waive any right to a counterclaim, set-off or other defense to payment of the RMF Retained Fee and no act or omission of Master Servicer shall release or impair the right of RMF or its assigns to receive such RMF Retained Fee.

     Section 8.28 Tax Reporting. From and after the Closing Date, the Special Servicer shall comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code and any similar tax reporting obligations under State law with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer copies of any such reports. The Master Servicer shall forward such reports to the Trustee.

     Section 8.29   Certain Special Servicer Reports.

     (a) The Special Servicer, in the case of any Specially Serviced Mortgage Loans, shall promptly (and at least on a monthly basis) prepare and deliver the Specially Serviced Asset Report to the Master Servicer no later than four Business Days prior to the Distribution Date occurring no earlier than thirty days after (A) a Servicing Transfer Event, (B) the completion of a modification which causes a Mortgage Loan to be a Rehabilitated Mortgage Loan or (C) a Final Recovery Determination, or at any time the Special Servicer determines, in its sole discretion exercised in good faith, that a material change has occurred relating to the Specially Serviced Mortgage Loans covered by the previous Specially Serviced Asset Report. The Specially Serviced Asset Report shall contain a narrative description for each Specially Serviced Mortgage Loan of the current status of such Mortgage Loan including the status of any workout or foreclosure, the change in such status since the prior Specially Serviced Asset Report, and other information described in Exhibit G-2.

     (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Operating Adviser no later than the tenth Business Day following such Final Recovery Determination.

     (c) In addition, no later than 30 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Operating Adviser, the Master Servicer and the Healthcare Adviser only with respect to Healthcare Loans, a report (the "Asset Status Report") with respect to such Specially Serviced Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

              (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

              (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

              (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

              (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

              (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

              (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

     If within 10 Business Days of receiving an Asset Status Report, the Operating Adviser does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents or to the Servicing Standard. If the Operating Adviser disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Operating Adviser, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section until the Operating Adviser shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to he terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Operating Adviser and the Healthcare Adviser (only with respect to Healthcare Loan) and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making such determination, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above in this Section. The Trustee shall be entitled to reimbursement from the Trust for the reasonable expenses of providing such notices.

     The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

     No direction of the Operating Adviser shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special
Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the REMICs, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, either Seller, the Trust, the Trustee or their officers, directors, employees or agents to any additional claim, suit or liability or (d) materially expand the scope of the Special Servicer's or Master Servicer's responsibilities under this Agreement.

     Section 8.30 Qualification to Service. The Master Servicer and the Special Servicer shall each keep in full force and effect such qualifications to do business and any necessary licenses in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not materially adversely affect the Master Servicer or Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement.

     Section 8.31   Sale of Defaulted Mortgage Loans and REO Properties.

     (a) The Special Servicer may offer to sell for cash to any Person any REO Property or Defaulted Mortgage Loan. In the case of REO Property, the Special Servicer shall offer to sell such REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or prior to the date specified in Section 8.19(a), and in any event prior to the Final Rated Distribution Date. The Special Servicer shall give the Operating Adviser, the Trustee and the Master Servicer not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, and in respect of such sale, the Special Servicer shall offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard and shall accept the highest cash bid received in such auction or other procedure from any Person other than an Interested Person for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in this Section, at least equal to the Purchase Price therefor.

     In the absence of a bid in an amount at least equal to the Purchase Price (after deducting allocable expenses), the Special Servicer shall accept the highest bid received from any Person other than an Interested Person, if any, that the Special Servicer determines to be a fair price for the Defaulted Mortgage Loan or REO Property. However, the Special Servicer may be the purchaser of a Defaulted Mortgage Loan or a related REO Property only if the price at which the Special Servicer purchases is at least equal to the highest bid and it has received at least three bids from non-affiliated parties. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property. The Special Servicer shall not accept a bid from either the Sellers or the Depositor unless such bid is in the good faith judgment of the Special Servicer, equal to (and not greater than) the then market value of such REO Property or the fair price of the Defaulted Mortgaged Loan.

     The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid (including a bid lower than the Purchase Price) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable), provided, that if any Defaulted Mortgage Loan or REO Property as to which an Appraisal Reduction has occurred is to be sold by the Special Servicer, then the Special Servicer shall not, without the approval of the Operating Adviser, if any, accept any bid for such loan or property that is less than 90% of the appraised value of the related Mortgaged Property (based on the appraisal used in determining the related Appraisal Reduction). The Special Servicer shall determine no later than six months prior to the end of the REO Sale Deadline with respect to any REO Property whether a sale of such REO Property pursuant to any bids being made with respect thereto is in the best economic interests of the Certificateholders as a whole. If the Special Servicer so determines in accordance with the Servicing Standard that such a sale would not be in the best interests of the Certificateholders, the Special Servicer shall seek an REO Extension of such period in the manner described in Section 8.19(a).

     The Trustee shall determine whether any bid from an Interested Person or whether the price to be paid by the Special Servicer or any Affiliate thereof represents a fair price or market value for any Defaulted Mortgage Loan or any REO Property, and may rely conclusively on the opinion of the value of such REO Property by an independent MAI-designated appraiser selected by the Trustee at the expense of the Trust. In determining whether any bid constitutes a fair price or market value for any Defaulted Mortgage Loan or any REO Property, the Trustee shall take into account, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust's obligation to dispose of any REO Property within the period specified in Section 8.19(a).

     (b) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Master Servicer, or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor, the Fiscal Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

     (c) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one Business Day in the Certificate Account.

     (d) Notwithstanding anything herein to the contrary, the Special Servicer shall not be required to take or refrain from taking any action pursuant to instructions from (or which require the approval of) the Operating Adviser that would cause it to violate any term or provision of this Agreement, the REMIC Provisions or the Servicing Standard.

     Section 8.32   Operating Adviser; Elections.

     (a) In accordance with Section 8.32(c), the Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to elect an operating adviser (the "Operating Adviser") with the powers set forth in Section 8.33. An election of an Operating Adviser may also be held upon the resignation or removal of any Person acting as Operating Adviser. The initial election of an Operating Adviser may be held at any time on or after the Closing Date.

     (b) At the request of the Holders of Certificates representing at least 50% of the Class Principal Balance of the Controlling Class, the Trustee shall call a meeting of the Holders of the Controlling Class for purpose of electing an Operating Adviser. Notice of the meeting shall be mailed or delivered by the Trustee to each Holder of Certificates of the Controlling Class not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of Certificates representing a majority of the Class Principal Balance of the Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

     (c) Each Holder of Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 8.32, the Trustee may make such reasonable regulations as it may deem advisable for any election.

     (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of the Holders of the Certificates representing more than 50% of the Class Principal Balance of the Controlling Class.

     (e) For purposes of electing or removing an Operating Adviser, Certificates of the Controlling Class held by the Depositor, the Master Servicer or the Special Servicer or by any Affiliate of any of them shall be taken into account with the same force and effect as if any other Person held such Certificates.

     Section 8.33   Duties of Operating Adviser.

     (a) If an Operating Adviser has been elected and is currently acting in such capacity, then, prior to the Special Servicer's taking any of the following actions, the Special Servicer shall notify such Operating Adviser of its intention to take such action:

              (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

              (ii) any modification of a Money Term of a Mortgage Loan (other than a modification consisting of the extension of the original Maturity Date of such Mortgage Loan for two years or less);

              (iii) any sale of a Defaulted Mortgage Loan or REO Property pursuant to Section 8.31;

              (iv) any determination to bring a Mortgaged Property or an REO Property into compliance with Environmental Laws; and

              (v) any acceptance of substitute or additional collateral for a Mortgage Loan.

     (b) The Operating Adviser, if any, may direct the Trustee to remove the Special Servicer at any time effective upon the appointment and written acceptance of such appointment by a successor to the Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Operating Adviser and the Trustee shall have received: (i) Rating Agency Confirmation; and (ii) an Opinion of Counsel (which shall not be an expense of the Trustee or Trust) to the effect that this Agreement shall be enforceable against the designated successor in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated successor's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections 8.26 and 8.27, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the Certificate Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

     Section 8.34. Duties of Healthcare Adviser; Compensation of Healthcare Adviser.

     (a) The Trustee and the Special Servicer will be required to deliver to the Healthcare Adviser all reports and other information they receive with respect to any Healthcare Property and Healthcare Loan. The Healthcare Adviser will monitor such Healthcare Loans and Healthcare Properties and will provide advice to the Special Servicer and the Controlling Class with respect thereto, such advice to be given in accordance with the Healthcare Adviser Standard. The Special Servicer will be restricted from taking any material actions with respect to Healthcare Loans and the Healthcare Properties without first providing notice to, and consulting with, the Healthcare Adviser. The Healthcare Adviser in turn will recommend to the Special Servicer, with notice to the Controlling Class, an action that should be taken (which recommendation the Special Servicer, may or may not adopt) with respect to such Healthcare Loan or Healthcare Property, such advice to be given in accordance with the Healthcare Adviser Standard.

     (b) All correspondence and communications with the Healthcare Adviser may be conducted with the officers or employees of the Healthcare Adviser whose names appear on a list of officers or employees furnished to the Special Servicer and the Master Servicer by the Healthcare Adviser, as such list may from time to time be amended.

     (c) As compensation for its activities hereunder, the Healthcare Adviser shall be entitled with respect to each Healthcare Loan to the Healthcare Adviser Fee, which is a portion of the Servicing Fee, payable from amounts on deposit in the Certificate Account as set forth in Section 5.2.

     Section 8.35. Healthcare Adviser; Elections.

     (a) On the Closing Date and as otherwise provided herein, the Holder or Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Certificates of the then Controlling Class will be entitled to elect, and shall be deemed to have elected, the Healthcare Adviser as their representative as provided in this Section 8.35. Upon (i) the receipt by the Trustee of written requests for an election of a Healthcare Adviser from Certificateholders representing more than 50% of the aggregate Certificate Balance of the Certificates of the then Controlling Class, (ii) the resignation or removal of the Person acting as Healthcare Adviser, or (iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Healthcare Adviser shall be held, commencing as soon as practicable thereafter. The Healthcare Adviser shall be elected for the purpose of advising the actions of the Special Servicer specified herein, with respect to certain of the Healthcare Loans.

     (b) After any such receipt, resignation, removal or determination contemplated by Section 8.35(a), the Trustee shall call a meeting of the Holders of the Controlling Class for the purpose of electing a Healthcare Adviser. Notice of any such meeting of such Holders shall be mailed or delivered to each Holder by the Trustee not less than 10 days nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Certificateholders representing a majority (by Certificate Balance) of the Certificates of the applicable Class or Classes, present in person or represented by proxy, shall constitute a quorum for the nomination of a Healthcare Adviser. At the meeting, each such Holder shall be entitled to nominate one Person to act as Healthcare Adviser. The Trustee shall cause the election of the Healthcare Adviser to be held as soon thereafter as convenient.

     (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Healthcare Adviser. The voting in each election of the Healthcare Adviser shall be in writing mailed, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Healthcare Adviser. In the event that after the Closing Date a Healthcare Adviser shall have resigned and a successor Healthcare Adviser shall not have been elected, there shall be no Healthcare Adviser; and notwithstanding anything to the contrary described herein, the Master Servicer and the Special Servicer shall not have any right or obligation to consult with or to seek and/or receive advice from the Healthcare Adviser, and the provisions of the Pooling and Servicing Agreement relating thereto shall be of no effect, during any such period that there is no Healthcare Adviser.

     Upon receipt of notice from either Rating Agency that, unless the Healthcare Adviser is replaced, the then-current ratings on the Certificates will be qualified, withdrawn or downgraded, the Controlling Class shall appoint a successor Healthcare Adviser, or, if the Controlling Class fails to appoint such successor within 90 days, the Special Servicer shall appoint a successor Healthcare Adviser, in either case subject to the restrictions set forth herein.

     (d) The Healthcare Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the then Controlling Class. However, the Healthcare Adviser cannot be removed unless a successor Healthcare Adviser has been appointed.

     (e) The Trustee shall act as judge of each election of a Healthcare Adviser, and, absent manifest error, the determination of the results of any such election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 8.35, the Trustee may make such reasonable regulations as it may deem advisable for any such election. Upon election of a successor Healthcare Adviser, the Trustee shall promptly mail notice thereof by first class mail to the Depositor, the Sellers, the Master Servicer, the Special Servicer, and each of the Rating Agencies.

     (f) The Healthcare Adviser is required to be an entity that regularly provides consultation and advice with respect to healthcare properties and healthcare loans similar to the Healthcare Properties and the Healthcare Loans and is responsible for providing such advice in connection with Healthcare Loans having an original principal balance in the aggregate in excess of $100,000,000. Prior to the appointment of any successor Healthcare Adviser, the Trustee must receive written confirmation from the Rating Agencies that the then-current ratings of the Certificates will not be qualified, withdrawn or downgraded solely because of the appointment of such successor Healthcare Adviser.

     (g) Notwithstanding anything herein to the contrary, the Special Servicer shall not be required to take or refrain from taking any action pursuant to instructions from (or which require the approval of) the Healthcare Adviser that would cause it to violate any term or provision of this Agreement, the REMIC Provisions or the Servicing Standard.

     Section 8.36. Limitation on Liability of Healthcare Adviser. The Healthcare Adviser will have no responsibility or liability to the Trust or any Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, that the Healthcare Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Healthcare Adviser may advise actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Healthcare Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misconduct, bad faith, fraud or negligence on the part of the Healthcare Adviser, agree to take no action against the Healthcare Adviser or any of its officers, directors, employees, principals or agents as a result of such special relationship or conflict.

     Section  8.37  Exchange Act  Reporting.  The Master  Servicer,  the Special
Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the Depositor's satisfying the reporting requirements in respect of the Trust under the 1934 Act. At the Depositor's expense, the Trustee shall prepare and file on behalf of the Depositor periodic reports with respect to the Trust as required by the 1934 Act and the Rules and Regulations of the Securities and Exchange Commission thereunder; provided that such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required to enable the Trustee to make the electronic filing via the EDGAR system; and provided, further, that any such items that are required to be delivered by the Master Servicer, the Special Servicer, the Depositor or any other Person to the Trustee shall be so delivered in the format required to enable the Trustee to make the electronic filing via the EDGAR system (in addition to any other required format). The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR-compatible format nor shall it have any responsibility to convert any items to such format. The Trustee shall be responsible for converting such EDGAR-compatible items to the format required for filing on the EDGAR system. The Depositor shall seek from the Securities and Exchange Commission a no-action letter or other exemptive relief relating to reduced reporting requirements in respect of the Trust under the 1934 Act and shall, in accordance with and to the extent permitted by applicable law, file a Form 15 relating to the automatic termination of reporting in respect of the Trust under the 1934 Act. The Trustee shall not be required to review the content of any 1934 Act report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise and the Trustee shall have no liability with respect to any 1934 Act report filed. Notwithstanding anything to the contrary contained herein, the Trustee will perform such obligations in the same manner in which and with the same care, skill, prudence and diligence with which the Trustee performs obligations for other third-party portfolios.

     Section 8.38   Interest Reserve Account.

     (a) On each Master Servicer Remittance Date relating to any Distribution Date in any February and on any Master Servicer Remittance Date relating to any Distribution Date in any January which occurs in a year which is not a leap year, the Master Servicer shall remit to the Trustee, from interest collections on the Mortgage Loans, in respect of the Interest Reserve Loans, for deposit into the Interest Reserve Account, an amount equal to one day's interest (assuming a 360-day year) on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Pass-Through Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts").

     (b) On each Master Servicer Remittance Date occurring in March, the Servicer shall instruct the Trustee to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January, if any, and February and deposit such amount into the Distribution Account.


                                   ARTICLE IX

                                     DEFAULT


     Section 9.1    Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 3:00 p.m. (New York City time) on the relevant Master Servicer Remittance Date; or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or REO Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) 15 days following the date such Servicing Advance was first required to be made, and (B) either, if applicable,
          (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

               (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; or

               (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; or

               (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

               (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (ix) the Trustee shall have received written notice from either Rating Agency that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

     (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case for purposes of this Section 9.1(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may terminate, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor (if the termination is effected by the Trustee) or to the Trustee (if the termination is effected by the Depositor), all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights of the Defaulting Party as Certificateholder and for recovery of amounts due the Defaulting Party out of the proceeds of the Mortgage Loans). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 9.1(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by the Trustee to enable it or a successor servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee or a successor servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer or the Special Servicer, as the case may be, to the Certificate Account, the Distribution Account or any Escrow Account or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (together with Advance Interest thereon) made by it or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections 8.26 and 8.27 notwithstanding any such termination).

     Section 9.2   Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 9.1, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities (except for liabilities incurred prior to the Event of Default) relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special
Servicer's failure to provide information or monies required by Section 9.1 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer and the Trustee shall not be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fees (other than the RMF Retained
Fee) and all funds relating to the Mortgage Loans that the Master Servicer or the Special Servicer would have been entitled to charge to the Certificate Account if the Master Servicer or the Special Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if it is not appropriately rated as an approved master servicer or special servicer, as the case may be, by each Rating Agency, promptly appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by Rating Agency Confirmation), as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to the Master Servicer or the Special Servicer of all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided and shall be entitled to such compensation as would otherwise have been payable to the Master Servicer or the Special Servicer, as the case may be. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     Section 9.3  Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 8.24, any termination of the Master Servicer or the Special Servicer pursuant to Section 9.1 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 9.2, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee discovers or is notified of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

     Section 9.4 Waiver of Events of Default. The Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the respective Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause
(i) or (ii) of Section 9.1 may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder; provided, however, that the Trustee shall be entitled to reimbursement pursuant to Section 7.12 for any costs and expenses incurred as a result of such Event of Default. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 9.4, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.


                                    ARTICLE X

                                  PURCHASE AND
                            TERMINATION OF THE TRUST

     Section 10.1 Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans.

     (a) The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Class R-I and Class R-II Certificateholders and the REMIC III Certificateholders as set forth in Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) or (iii) the termination of the Trust pursuant to Section 10.1(c) below; provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) The Master Servicer shall give the Trustee notice of the date when the Aggregate Certificate Balance of the Certificates, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to one percent (1%) of the initial Aggregate Certificate Balance of the Certificates as of the Cut-Off Date. The Trustee shall promptly forward such notice to the Depositor, the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates, who in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the Master Servicer for the benefit of the Depositor, the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the Aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon at the applicable Mortgage Rates (or Mortgage Rates less the Servicing Fee Rate, if the Master Servicer is the Purchaser, with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I. The Trustee shall consult with the Placement Agents and the Underwriters or their respective successors, as advisers and may conclusively rely on the opinion of the value of the property by an MAI designated appraiser, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if either Placement Agent or Underwriter or an Affiliate of the Placement Agents or Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value and may conclusively rely on the opinion of the value of the property by an MAI designated appraiser, provided that the Operating Adviser is not an Affiliate of the Depositor, the Class R-I Holder, the Special Servicer or the Master Servicer, or a third party chosen by the Depositor unless the Depositor is bidding for such property, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). Such purchase shall be made in accordance with Section 10.3.

     (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III). Such termination shall be made in accordance with Section 10.3.

     (d) Anything in this Section 10.1 to the Contrary notwithstanding, the Holders of the Class Q Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust allocable to Excess Interest, as their interests may appear.

     Section 10.2   Procedure Upon Termination of Trust.

     (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Rating Agencies, the Class R-I, Class R-II and REMIC III Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II and REMIC III Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II and REMIC III Certificates at which office or agency of the Trustee therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, and REMIC III Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II and REMIC III Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II and REMIC III Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Certificate Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II and REMIC III Certificateholders in trust without interest pending such payment.

     (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Class R-I, Class R-II and REMIC III Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Class R-I, Class R-II and REMIC III Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II and REMIC III Certificateholders due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Trustee pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMICs and shall be beneficially owned by the related Holder.

     Section 10.3   Additional Trust Termination Requirements.

     (a) The Trust and each REMIC shall be terminated in accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and subsequently receives, an Opinion of Counsel (at the expense of the Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor and the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

              (i) Within 89 days prior to the time of the making of the final payment on the REMIC III Certificates, the Trustee or the Paying Agent shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

              (ii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

              (iii) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

     (b) By their acceptance of the Class R-I, Class R-II or Class R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to effect a plan of complete liquidation of the REMIC Pool and (ii) agree to take such other action as may be necessary to effect a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.

     (c) On the final federal income tax return for each REMIC Pool, the Trustee shall attach a statement specifying the date of the adoption of the plan of liquidation which shall be the date of the first making of the notice specified in Section 10.2.


                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

     The provisions of this Article XI shall apply to each of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC Regular Certificateholders and Residual Certificateholders to the extent appropriate.

     Section 11.1     Limitation on Rights of Holders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.2   Access to List of Holders.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If the Depositor, the Operating Adviser, the Healthcare Adviser, the Special Servicer, the Master Servicer or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

     (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 11.3   Acts of Holders of Certificates.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                   ARTICLE XII

                              REMIC ADMINISTRATION

     The provisions of this Article XII shall apply to each REMIC Pool.

     Section 12.1   REMIC Administration.

     (a) An election will be made by the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and the Distribution Account, the Insurance Policies and any REO Properties as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the Corresponding REMIC I Interests shall each be designated as a separate class of "regular interests" in the REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in the REMIC I. The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMICs other than the REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Certificates and the Residual Certificates.

     An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

     An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class A-MF, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

     The Class Q Certificates represent an undivided beneficial interests in the portion of the Trust consisting of the Excess Interest collected on the Mortgage Loans. The Class Q Certificates do not represent regular or residual interests in either the REMIC I, REMIC II or the REMIC III.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

     (c) The Trustee shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

     (d) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer. The Trustee shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

     (e) The Trustee shall prepare and file all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative; the expenses of preparing such returns shall be borne by the Trustee and the cost of filing such returns shall be borne by the applicable REMIC Pool, except that if additional state tax returns are required to be filed in more than three states, the Trustee shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicer and the Special Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or the Master Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and the Special Servicer hereunder and reasonably requested by the Trustee to enable it to perform its obligations under this subsection, and the Trustee shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust and the Trustee for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful misconduct of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master Servicer and the Special Servicer shall indemnify the Trustee, and the Depositor for any liability or assessment against the Trustee, the Depositor or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorney's fees) resulting from any error in any of such tax or information returns resulting from errors in the information prepared and provided by the Master Servicer or the Special Servicer, as the case may, be or caused by the gross negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The Trustee shall be liable to the Master Servicer, the Depositor or any REMIC Pool for any expense incurred by the Master Servicer, the Depositor or any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Trustee. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer, the Special Servicer or the Trustee or the termination of this Agreement.

     (f) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

     (g) The Trustee shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Form 1099 information returns and such other information within the control of the Trustee as the Depositor may reasonably request in writing. Moreover, the Trustee shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Trustee be required by applicable law and shall prepare and disseminate to Certificateholders Forms 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Trustee will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

     (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Trustee and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor Holders of such Residual Certificate, to such delegation to the Trustee as their agent and attorney in fact. If the Code or applicable regulations prohibits the Trustee from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Trustee shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (i) The Trustee, the Holders of the Residual Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC or, as appropriate, adopt a plan of complete liquidation.

     (j) The Trustee, the Master Servicer, the Special Servicer and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2), other than a tax on "net income on foreclosure property" as provided in Code Section 860G(c)), unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee or the Holders of the Residual Certificates to undertake such action.

     (k) In the event that any tax is imposed on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax on "net income from foreclosure property" permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under this Article XII; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article IX or this Article XII; (iii) the Master Servicer, if such tax arises out or results from a breach by the Master Servicer of any of its obligations under Article VIII or this Article XII; or (iv) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

     (l) The Trustee and, to the extent that records are maintained by the Master Servicer or the Special Servicer in the normal course of its business, the Master Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

     (m) Neither the Trustee, the Master Servicer, nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

     (n) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Senior Certificates, Subordinate Certificates and Residual Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, and each REMIC Pool arising from any errors or miscalculations of the Trustee pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Trustee.

     The Trustee agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Trustee and its parent, or (ii) in connection with its rights and obligations under this Agreement.

     (o) At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (p) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a regular interest in REMIC III would be reduced to zero is July 15, 2029, which is the Distribution Date following the last stated maturity date of the latest maturing Mortgage Loan.

     Section 12.2 Prohibited Transactions and Activities. Neither the Trustee, the Master Servicer nor the Special Servicer shall permit to the extent within its control and scope of its express duties, the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to
(i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC Certificates, other than the Residual Certificates, as the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

     Section 12.3 Modifications of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Master Servicer nor the Special Servicer shall to the extent within its control and scope of its express duties, permit any modification of any Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan or a release or substitution of all or any portion of the Mortgaged Property with respect thereto at a time when such Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable unless (i) the Trustee and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treas. Reg. Sec. 1.860G-2(b) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

     Section 12.4 Liability with Respect to Certain Taxes and Loss of REMIC Status. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Special Servicer, the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the Depositor or such Holders of the Residual Certificates on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     Section 13.1 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 13.2 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     Section 13.3   Amendment.

     (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum and in the Prospectus Supplement, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates or (vi) any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i),
(ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, and no amendment shall adversely affect the status of any REMIC Pool as a REMIC without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC Pool as a REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses
(i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to any of the rated Certificates that were currently being rated by the Rating Agencies (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor). The placement of an "original issue discount" legend on, or any change required to correct any such legend previously placed on, a Certificate shall not be deemed an amendment to this Agreement.

     (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

     (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's obligation to Advance or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions or (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the
Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders); provided that no such amendment may modify Section 8.18 of this Agreement without a Rating Agency Confirmation. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

     (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

     (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

     (f) It shall not be necessary for the consent of Holders under this Section
13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     Section 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by
(A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Russell Rahbany, with a copy to: Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
General Counsel; (B) in the case of the Trustee or the Fiscal Agent at the Corporate Trust Office; (C) in the case of the Master Servicer, AMRESCO
Services,  L.P.,  235  Peachtree  Street,  Suite 900.  Atlanta,  Georgia  30303.
Attention: Deputy General Counsel, and with a copy to AMRESCO, INC., 750 N. Pearl Street Suite 2400, Dallas, Texas 75210, Attention: General Counsel; (D) in the case of the Special Servicer, Lennar Partners, Inc., 760 N.W. 107th Avenue, Miami, Florida 33172, Attention: Jeffrey P. Kraznoff, President; (E) in the case of the Operating Adviser, Lennar Partners, Inc., 760 N.W. 107th Avenue, Miami, Florida 33172; or (F) in case of the Healthcare Adviser, Survey, L.L.C., 2525 SouthTrust Tower, 420 N. 20th Street, Birmingham, Alabama 35203; Attention:
Richard Brockman; or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     Section 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 13.7 Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 13.8 Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

     Section 13.9 Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement, their successors, including the Operating Adviser, the Healthcare Adviser and other persons entitled to indemnity hereunder, RMF and assigns (but solely with respect to the RMF Retained Fee) and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

     Section 13.10   Special Notices to the Rating Agencies.

     (a) The Depositor shall give prompt notice to the Rating Agencies, Special Servicer, the Healthcare Adviser and the Operating Adviser of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

               (ii) the Initial Certification required pursuant to Section 2.2 hereof and the Final Certification required pursuant to Section 2.2 hereof;

               (iii) notice of the  repurchase  of any Mortgage Loan pursuant to
          Section 2.3 hereof;

               (iv) any resignation of the Master Servicer, Special Servicer, or the Trustee pursuant to this Agreement;

               (v) the appointment of any successor to the Master Servicer, the Trustee or the Special Servicer pursuant to Section 7.14 hereof;

               (vi) waiver of a due-on-sale clause as provided in Section 8.7;

               (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

               (viii) the making of a final payment pursuant to Section 10.3 hereof; and

               (ix) a Servicing Transfer Event.

     (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

                  If to S&P, to:

                           Standard & Poor's Ratings Service
                           26 Broadway
                           New York, New York  10004
                           Attention:  Commercial Mortgage Surveillance

                  If to Moody's, to:

                           Moody's Investors Service, Inc.
                           99 Church Street
                           New York, New York 10007
                           Attention:  Managing Director,
                                       Commercial Mortgage-Backed Securities

     If to any other Rating Agency, at such address as shall be provided in writing to the Depositor by such Rating Agency.

     (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

               (i) the resignation or removal of the Trustee pursuant to Section 7.6; or

               (ii) the appointment of a successor trustee pursuant to Section 7.7; or

               (iii) the appointment of a successor Operating Adviser pursuant to Section 9.37.

     (d) The Master Servicer shall deliver, unless otherwise advised, to the Rating Agencies, the Depositor and the Special Servicer reports prepared pursuant to this Agreement (including the reports described in Sections 8.12, 8.13 and 8.14 and the Special Servicer Reports in its possession prepared pursuant to Section 9.32) and any other information as reasonably requested by the Rating Agencies and the Depositor.

     (e) Any notice or other document required to be delivered or mailed by the Depositor, Master Servicer or Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

     Section 13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section 13.12 Intention of Parties. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

              (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies identified on the Mortgage Loan Schedule, including all Qualified Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, all REO Accounts, and the Certificate Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and
         (4) the Mortgage Loan Purchase Agreements;

              (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

              (iii) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

     The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

     Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

     The Depositor and, at the Depositor's direction, the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Trustee shall file, at the expense of the Trust as an Additional Trust Expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

     Section 13.13 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Trustee at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

     Section 13.14 Rating Agency Monitoring Fees. The Depositor has provided to the Master Servicer an amount projected to be sufficient to pay the reasonable monitoring fees of S&P relating to the rating of the Certificates (the "Ratings Reimbursement Amount"). The Master Servicer shall promptly pay, when due, all such reasonable monitoring fees of S&P from the Ratings Reimbursement Amount. Any successor Master Servicer shall assume such obligation to pay such monitoring fees and shall be entitled to any remaining Ratings Reimbursement Amount.

     IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORGAN STANLEY CAPITAL I INC.,
                                       as Depositor


                                       By:  /S/ Russel A. Rahbany
                                            ---------------------
                                            Name:   Russell A. Rahbany
                                            Title:  Vice President

                                       AMRESCO SERVICES, L.P.,
                                       as Master Servicer


                                        By:  AMRESCO Mortgage Capital, Inc., its
                                             general partner


                                        By:  /S/ Daniel B. Kirby
                                             -------------------
                                             Name:   Daniel B. Kirby
                                             Title:  Senior Vice President

                                        LENNAR PARTNERS, INC.,
                                        as Special Servicer


                                        By:  /S/ Ronald E. Schrager
                                             ----------------------
                                             Name:   Ronald E. Schrager
                                             Title:  Vice President

                                        LASALLE NATIONAL BANK, as Trustee


                                        By:  /S/ Russell M. Goldenberg
                                             -------------------------
                                             Name:   Russel M. Goldenberg
                                             Title:  Senior Vice President



                                        ABN AMRO BANK N.V., as Fiscal Agent

                                        By:  /S/ Mary C Casey
                                             ----------------
                                             Name:   Mary C. Casey
                                             Title:  Vice President


                                        By:  /S/ Robert C. Smolka
                                             --------------------
                                             Name:   Robert C. Smolka
                                             Title:  Group Vice President

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )



     On this ___th day of August, 1998, before me, a notary public in and for said State, personally appeared Russell A. Rahbany, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Morgan Stanley Capital I Inc., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                                ________________________________
                                                          Notary Public

STATE OF _____________  )
                        )  ss.:
COUNTY OF ____________  )



     On this ___th day of August, 1998, before me, a notary public in and for said State, personally appeared [ ], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as [_________________________] AMRESCO Services L.P., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                               _________________________________
                                                         Notary Public

STATE OF                 )
                         )  ss.:
COUNTY OF __________     )


     On the ______ day of August,  1998,  before me, a notary  public in and for
said State,  personally appeared [            ] known to me to be a [          ]
of Lennar Partners, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it as an officer of the general partner on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                               _________________________________
                                                         Notary Public


[Notarial Seal]

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )



     On this ___ day of August, 1998, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of LaSalle National Bank, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                               _________________________________
                                                         Notary Public

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )



     On this ___ day of August, 1998, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ABN AMRO N.V., and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                               _________________________________
                                                         Notary Public

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )



     State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ABN AMRO N.V., and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                               _________________________________
                                                         Notary Public

                                   EXHIBIT A-1
                          FORM OF CLASS A-1 CERTIFICATE

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-CF1


INITIAL PASS-THROUGH RATE: 6.33%       CERTIFICATE BALANCE OF THIS CLASS A-1
                                       CERTIFICATE AS OF THE CLOSING DATE:
                                       $
DATE OF POOLING AND SERVICING
AGREEMENT:  As of August 1, 1998       MASTER SERVICER:  AMRESCO Services, L.P.

CUT-OFF DATE:  August 1, 1998          SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998         TRUSTEE:  LaSalle National Bank

                                       FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:               CUSIP NO.  61745M H M 8
September 15, 1998
                                       CINS NO.

AGGREGATE CERTIFICATE BALANCE OF       NO.
THE CLASS A-1 CERTIFICATES AS OF
THE CLOSING DATE:  $

                              CLASS A-1 CERTIFICATE

     evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ____________________ is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                  LASALLE NATIONAL BANK, as Trustee


                                  By:-----------------------------------------
                                                AUTHORIZED OFFICER


                                  Dated:--------------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties      (Cust) -            Custodian
JT TEN -  as   joint   tenants   with                Act---------------
          rights of survivorship and                       (State)
          not as tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

-------------------
|                  |       IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------- ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee


the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE  GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-2
                          FORM OF CLASS A-2 CERTIFICATE

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.60%        CERTIFICATE BALANCE OF THIS CLASS A-2
                                        CERTIFICATE AS OF THE CLOSING DATE:
                                        $

DATE OF POOLING AND SERVICING           MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998          TRUSTEE:  LaSalle National Bank

                                        FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                CUSIP NO.  61745M H N 6
September 15, 1998
                                        CINS NO.

AGGREGATE CERTIFICATE BALANCE OF        NO.
THE CLASS A-2 CERTIFICATES AS OF
THE CLOSING DATE:  $

                              CLASS A-2 CERTIFICATE

     evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ____________________ is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:------------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------
SIGNATURE  GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-3
                               FORM OF CLASS A-MF1

THIS CLASS A-MF1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-MF1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS
CERTIFICATE  MAY BE LESS  THAN  THAT SET  FORTH  BELOW.  ANYONE  ACQUIRING  THIS
CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.52%        CERTIFICATE BALANCE OF THIS CLASS A-
                                        MF1 CERTIFICATE AS OF THE CLOSING DATE:
                                        $

DATE OF POOLING AND SERVICING           MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998          TRUSTEE: LaSalle National Bank

                                        FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                CUSIP NO.  61745M H P 1
September 15, 1998
                                        CINS NO.

AGGREGATE CERTIFICATE BALANCE OF        NO.
THE CLASS A-MF1 CERTIFICATES AS
OF THE CLOSING DATE:  $

                             CLASS A-MF1 CERTIFICATE

     evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT _____________________ is the registered owner of the interest evidenced by this Certificate in the Class A-MF1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-MF1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-MF1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:---------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-4
                         FORM OF CLASS A-MF2 CERTIFICATE

THIS CLASS A-MF2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-MF2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS
CERTIFICATE  MAY BE LESS  THAN  THAT SET  FORTH  BELOW.  ANYONE  ACQUIRING  THIS
CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.53%       CERTIFICATE BALANCE OF THIS CLASS A-
                                       MF2 CERTIFICATE AS OF THE CLOSING DATE:
                                       $

DATE OF POOLING AND SERVICING          MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998          SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998         TRUSTEE: LaSalle National Bank

                                       FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:               CUSIP NO.  61745M J D 6
September 15, 1998
                                       CINS NO.

AGGREGATE CERTIFICATE BALANCE OF       NO.
THE CLASS A-MF2 CERTIFICATES AS
OF THE CLOSING DATE:  $

                             CLASS A-MF2 CERTIFICATE

     evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ______________________ is the registered owner of the interest evidenced by this Certificate in the Class A-MF2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-MF2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-MF2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-5
                           FORM OF CLASS B CERTIFICATE

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.88%        CERTIFICATE BALANCE OF THIS CLASS B
                                        CERTIFICATE AS OF THE CLOSING DATE:
                                        $

DATE OF POOLING AND SERVICING           MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998          TRUSTEE: LaSalle National Bank

                                        FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                CUSIP NO.  61745M H Q 9
September 15, 1998
                                        CINS NO.

AGGREGATE CERTIFICATE BALANCE OF        NO.
THE CLASS B CERTIFICATES AS OF THE
CLOSING DATE:  $

                               CLASS B CERTIFICATE

     evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ____________________ is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee


the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:---------------------------

                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-6
                           FORM OF CLASS C CERTIFICATE

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 7.13%       CERTIFICATE BALANCE OF THIS CLASS C
                                       CERTIFICATE AS OF THE CLOSING DATE:
                                       $

DATE OF POOLING AND SERVICING          MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998          SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998         TRUSTEE: LaSalle National Bank

                                       FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:               CUSIP NO.  61745M H R 7
September 15, 1998
                                       CINS NO.

AGGREGATE CERTIFICATE BALANCE OF       NO.
THE CLASS C CERTIFICATES AS OF
THE CLOSING DATE:  $

                               CLASS C CERTIFICATE

     evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT __________________ is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.



                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:-----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-7
                           FORM OF CLASS D CERTIFICATE

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 7.35%        CERTIFICATE BALANCE OF THIS CLASS D
                                        CERTIFICATE AS OF THE CLOSING DATE:
                                        $

DATE OF POOLING AND SERVICING           MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998          TRUSTEE: LaSalle National Bank

                                        FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                CUSIP NO.  61745M H S 5
September 15, 1998
                                        CINS NO.

AGGREGATE CERTIFICATE BALANCE OF        NO.
THE CLASS D CERTIFICATES AS  OF
THE CLOSING DATE:  $

                               CLASS D CERTIFICATE

     evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ________________ is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee


the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-8
                           FORM OF CLASS E CERTIFICATE

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0%, EXCEPT THAT ALL ARD LOANS PREPAY IN FULL ON THEIR ANTICIPATED PREPAYMENT DATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 92.56223% WITH NO MORE THAN $76.8276667 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 8.28% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.1511310 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 7.35%        CERTIFICATE BALANCE OF THIS CLASS E
                                        CERTIFICATE AS OF THE CLOSING DATE:
                                        $

DATE OF POOLING AND SERVICING           MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998          TRUSTEE: LaSalle National Bank

                                        FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                CUSIP NO.  61745M H T 3
September 15, 1998
                                        CINS NO.

AGGREGATE CERTIFICATE BALANCE OF        NO.
THE CLASS E CERTIFICATES AS OF
THE CLOSING DATE:  $

                               CLASS E CERTIFICATE

     evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ____________________ is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.



                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN- THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee


the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:-----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-9
                           FORM OF CLASS F CERTIFICATE

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0%, EXCEPT THAT ALL ARD LOANS PREPAY IN FULL ON THEIR ANTICIPATED PREPAYMENT DATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 78.49503% OF PAR WITH NO MORE THAN $217.4996667 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 10.25% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.3426995 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 7.35%        CERTIFICATE BALANCE OF THIS CLASS F
                                        CERTIFICATE AS OF THE CLOSING DATE:
                                        $

DATE OF POOLING AND SERVICING           MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998          TRUSTEE: LaSalle National Bank

                                        FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                CUSIP NO. Reg S:  U6176P C Z 7
September 15, 1998
                                        CINS NO. Reg S:  USU 6176PCZ72

AGGREGATE CERTIFICATE BALANCE OF        NO.
THE CLASS F CERTIFICATES AS
OF THE CLOSING DATE:  $

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT_____________________ is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee


the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:--------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10
                           FORM OF CLASS G CERTIFICATE

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0%, EXCEPT THAT ALL ARD LOANS PREPAY IN FULL ON THEIR ANTICIPATED PREPAYMENT DATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 78.30503% OF PAR WITH NO MORE THAN $219.3996667 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 10.26% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.3340159 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 5, 1998, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 7.35%       CERTIFICATE BALANCE OF THIS CLASS G
                                       CERTIFICATE AS OF THE CLOSING DATE:
                                       $

DATE OF POOLING AND SERVICING          MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998          SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998         TRUSTEE: LaSalle National Bank

                                       FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:               CUSIP NO. Reg S:  U6176P D A 1
September 15, 1998
                                       CINS NO. Reg S:  USU 6176P D A 13

AGGREGATE CERTIFICATE BALANCE OF       NO.
THE CLASS G CERTIFICATES AS
OF THE CLOSING DATE:  $

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT _____________________ is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _______________________________________________ account number ______________
or, if mailed by check, to _____________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11
                           FORM OF CLASS H CERTIFICATE

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0%, EXCEPT THAT ALL ARD LOANS PREPAY IN FULL ON THEIR ANTICIPATED PREPAYMENT DATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 67.71867% OF PAR WITH NO MORE THAN $324.9233333 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 10.24% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.4639095 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 5, 1998, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.33%        CERTIFICATE BALANCE OF THIS CLASS H
                                        CERTIFICATE AS OF THE CLOSING DATE:
                                        $ 0.00

DATE OF POOLING AND SERVICING           MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998          TRUSTEE: LaSalle National Bank

                                        FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                CUSIP NO. Reg S:  U6176P D B 9
September 15, 1998
                                        CINS NO. Reg S: USU 6176P D B 95

AGGREGATE CERTIFICATE BALANCE OF        NO. RegS-1
THE CLASS H CERTIFICATES AS
OF THE CLOSING DATE:  $ 11,073,000.00

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                       LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:---------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12
                           FORM OF CLASS J CERTIFICATE

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0%, EXCEPT THAT ALL ARD LOANS PREPAY IN FULL ON THEIR ANTICIPATED PREPAYMENT DATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 72.43517% OF PAR WITH NO MORE THAN $277.7583333 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 9.92% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.4229859 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 5, 1998, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.33%       CERTIFICATE BALANCE OF THIS CLASS J
                                       CERTIFICATE AS OF THE CLOSING DATE:
                                       $

DATE OF POOLING AND SERVICING          MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998          SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998         TRUSTEE: LaSalle National Bank

                                       FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:               CUSIP NO. Reg S:  U6176P D C 7
September 15, 1998
                                       CINS NO. Reg S:  USU 6176P D C 78

AGGREGATE CERTIFICATE BALANCE OF       NO.
THE CLASS J CERTIFICATES AS
OF THE CLOSING DATE:  $

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ______________________ is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                       LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee


the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13
                           FORM OF CLASS K CERTIFICATE

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0%, EXCEPT THAT ALL ARD LOANS PREPAY IN FULL ON THEIR ANTICIPATED PREPAYMENT DATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 71.02937% OF PAR WITH NO MORE THAN $291.8163333 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 9.94% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.3595916 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 5, 199, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.33%       CERTIFICATE BALANCE OF THIS CLASS K
                                       CERTIFICATE AS OF THE CLOSING DATE:
                                       $

DATE OF POOLING AND SERVICING          MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1,1998

CUT-OFF DATE:  August 1, 1998          SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998         TRUSTEE: LaSalle National Bank

                                       FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:               CUSIP NO. Reg S:  U6176P D D 5
September 15, 1998
                                       CINS NO. Reg S:  USU 6176P D D 51

AGGREGATE CERTIFICATE BALANCE OF       NO.
THE CLASS K CERTIFICATES AS
OF THE CLOSING DATE:  $

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ____________________ is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                       LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14
                           FORM OF CLASS L CERTIFICATE

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0%, EXCEPT THAT ALL ARD LOANS PREPAY IN FULL ON THEIR ANTICIPATED PREPAYMENT DATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 47.66357% OF PAR WITH NO MORE THAN $525.4749333 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 14.51% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.2839392 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 5, 1998, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.33%        CERTIFICATE BALANCE OF THIS CLASS L
                                        CERTIFICATE AS OF THE CLOSING DATE:
                                        $

DATE OF POOLING AND SERVICING           MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998          TRUSTEE: LaSalle National Bank

                                        FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                CUSIP NO. Reg S:  U6176P D E 3
September 15, 1998
                                        CINS NO. Reg S:  USU 6176P D E 35

AGGREGATE CERTIFICATE BALANCE OF        NO.
THE CLASS L CERTIFICATES AS
OF THE CLOSING DATE:  $

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT _____________________ is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:---------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15
                           FORM OF CLASS M CERTIFICATE

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 30.03507% OF PAR WITH NO MORE THAN $701.7593333 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 21.97% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.1223073 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 5, 1998, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.33%       CERTIFICATE BALANCE OF THIS CLASS M
                                       CERTIFICATE AS OF THE CLOSING DATE:
                                       $

DATE OF POOLING AND SERVICING          MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998          SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998         TRUSTEE: LaSalle National Bank

                                       FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:               CUSIP NO. Reg S:  U6176P D F 0
September 15, 1998
                                       CINS NO. Reg S:  USU 6176P D F 00

AGGREGATE CERTIFICATE BALANCE OF       NO.
THE CLASS M CERTIFICATES AS
OF THE CLOSING DATE:  $

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ____________________ is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:---------------------------
                                       ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16
                           FORM OF CLASS N CERTIFICATE

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENTS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND SECTION 4975 OF THE CODE.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OR PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 29.82757% WITH NO MORE THAN $703.8343333 OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS 21.97% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $0.0996015 PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 5, 1998, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                          MORGAN STANLEY CAPITAL I INC.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 6.33%       CERTIFICATE BALANCE OF THIS CLASS N
                                       CERTIFICATE AS OF THE CLOSING DATE:
                                       $

DATE OF POOLING AND SERVICING          MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998          SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998         TRUSTEE:  LaSalle National Bank

                                       FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:               CUSIP NO. Reg S:  U6176P D G 8
September 15, 1998
                                       CINS NO. Reg S:  USU 6176P D G 82

AGGREGATE CERTIFICATE BALANCE OF       NO. RegS-1
THE CLASS N CERTIFICATES AS
OF THE CLOSING DATE:  $

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT _____________________ is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee


the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17
                           FORM OF CLASS Q CERTIFICATE

THIS CLASS Q CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTIONAL
INVESTOR THAT IS, OR ALL THE EQUITY OWNERS OF WHICH ARE, INSTITUTIONAL "ACCREDITED INVESTORS" AS SUCH TERM IS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR (3) BY AN INITIAL INVESTOR THAT IS A QIB, TO AN INSTITUTIONAL ACCREDITED INVESTOR AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE,
(I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1


PERCENTAGE INTEREST OF THIS             MASTER SERVICER:  AMRESCO Services, L.P.
CLASS Q CERTIFICATE: 100%

DATE OF POOLING AND SERVICING           SPECIAL SERVICER: Lennar Partners, Inc.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           TRUSTEE:  LaSalle National Bank

CLOSING DATE:  August 27, 1998          FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                NO.
September 15, 1998


                               CLASS Q CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT _____________________ is the registered owner of the interest evidenced by this Certificate in the Class Q Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates"). The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     The Class Q Certificates represent pro rata undivided beneficial interests in the portion of the Trust consisting of the Excess Interest collected on the Mortgage Loans and in the Excess Interest Distribution Account. The initial Certificate Balance of the Class Q Certificates is zero and the Class Q Certificates do not have a notional Balance. On the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), distributions for Excess Interest on such Distribution Date shall be distributed to the Holders of the Class Q Certificates from amounts on deposit in the Excess Interest Distribution Account. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject  to  the  terms  of  the  Pooling  and  Servicing  Agreement,   the
Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS Q CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:---------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-18
                          FORM OF CLASS R-I CERTIFICATE

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS  CERTIFICATE  MAY  NOT  BE  SOLD,  PLEDGED  OR  OTHERWISE   TRANSFERRED  TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN
SECTION  1381 OF THE CODE (ANY SUCH PERSON  DESCRIBED IN THE  FOREGOING  CLAUSES
(A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"),
(D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, AN ESTATE WHOSE INCOME IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGARDLESS OF ITS SOURCE OR A TRUST IF A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER THE ADMINISTRATION OF THE TRUST AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL SUBSTANTIAL DECISIONS OF SUCH TRUST (OR, TO THE EXTENT PROVIDED IN APPLICABLE TREASURY REGULATIONS, SUCH TRUST WAS IN EXISTENCE ON AUGUST 20, 1996 AND IS ELIGIBLE TO ELECT TO BE TREATED AS A U.S. PERSON (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

PERCENTAGE INTEREST OF THIS           MASTER SERVICER:  AMRESCO Services, L.P.
CLASS R-I CERTIFICATE: 100%

DATE OF POOLING AND SERVICING         SPECIAL SERVICER: Lennar Partners, Inc.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998         FISCAL AGENT:  ABN AMRO Bank N.V.

CLOSING DATE:  August 27, 1998        TRUSTEE:  LaSalle National Bank

FIRST DISTRIBUTION DATE:              NO.
September 15, 1998


                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ___________________________ is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     The Holder of this  Certificate  shall be entitled to receive  only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS  IS  ONE  OF  THE  CLASS   R-I   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:---------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check,  to  ______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-19
                         FORM OF CLASS R-II CERTIFICATE

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS  CERTIFICATE  MAY  NOT  BE  SOLD,  PLEDGED  OR  OTHERWISE   TRANSFERRED  TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN
SECTION  1381 OF THE CODE (ANY SUCH PERSON  DESCRIBED IN THE  FOREGOING  CLAUSES
(A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"),
(D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, AN ESTATE WHOSE INCOME IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGARDLESS OF ITS SOURCE OR A TRUST IF A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER THE ADMINISTRATION OF THE TRUST AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL SUBSTANTIAL DECISIONS OF SUCH TRUST (OR, TO THE EXTENT PROVIDED IN APPLICABLE TREASURY REGULATIONS, SUCH TRUST WAS IN EXISTENCE ON AUGUST 20, 1996 AND IS ELIGIBLE TO ELECT TO BE TREATED AS A U.S. PERSON (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

PERCENTAGE INTEREST OF THIS             MASTER SERVICER:  AMRESCO Services, L.P.
CLASS R-II CERTIFICATE: 100%

DATE OF POOLING AND SERVICING           SPECIAL SERVICER: Lennar Partners, Inc.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           FISCAL AGENT:  ABN AMRO Bank N.V.

CLOSING DATE:  August 27, 1998          TRUSTEE:  LaSalle National Bank

FIRST DISTRIBUTION DATE:                NO.
September 15, 1998


                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ___________________________ is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     The Holder of this  Certificate  shall be entitled to receive  only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby after payment to the holders of all classes of REMIC II Regular Interests of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS  IS  ONE  OF  THE  CLASS  R-II   CERTIFICATES   REFERRED   TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee


the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-20
                         FORM OF CLASS R-III CERTIFICATE

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS  CERTIFICATE  MAY  NOT  BE  SOLD,  PLEDGED  OR  OTHERWISE   TRANSFERRED  TO
"DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

A SALE,  TRANSFER OR OTHER  DISPOSITION OF THIS CLASS R-III  CERTIFICATE  MAY BE
MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, AN ESTATE WHOSE INCOME IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGARDLESS OF ITS SOURCE OR A TRUST IF A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER THE ADMINISTRATION OF THE TRUST AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL SUBSTANTIAL DECISIONS OF SUCH TRUST (OR, TO THE EXTENT PROVIDED IN APPLICABLE TREASURY REGULATIONS, SUCH TRUST WAS IN EXISTENCE ON AUGUST 20, 1996 AND IS ELIGIBLE TO ELECT TO BE TREATED AS A U.S. PERSON (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A
DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS
CERTIFICATE  SHALL  BE  DEEMED  TO  HAVE  CONSENTED  TO THE  PROVISIONS  OF THIS
PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

PERCENTAGE INTEREST OF THIS CLASS       MASTER SERVICER:  AMRESCO Services, L.P.
R-III CERTIFICATE: 100%

DATE OF POOLING AND SERVICING           SPECIAL SERVICER: Lennar Partners, Inc.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           FISCAL AGENT:  ABN AMRO Bank N.V.

CLOSING DATE:  August 27, 1998          TRUSTEE:  LaSalle National bank

FIRST DISTRIBUTION DATE:                NO.
September 15, 1998


                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT _____________________ is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     The Holder of this  Certificate  shall be entitled to receive  only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby after payment to the holders of all classes of REMIC II Regular Interests of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS  IS  ONE  OF  THE  CLASS  R-III   CERTIFICATES   REFERRED  TO  IN  THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:----------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ________________________________ account number ______________________ or, if mailed by check, to  ___________________________________.  Statements  should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-21
                           FORM OF CLASS X CERTIFICATE

THIS CLASS X CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS AUGUST 27, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0%, EXCEPT THAT ALL ARD LOANS PREPAY IN FULL ON THEIR ANTICIPATED PREPAYMENT DATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED AT A PRICE (INCLUDING ACCRUED INTEREST) OF 5.42057% OF ITS INITIAL AMOUNT WITH NO MORE THAN $3264.67282 OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS 9.98% PER ANNUM, COMPOUNDED MONTHLY, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $27.00706 PER $100,000 OF INITIAL NOTIONAL
AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NO PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) AUGUST 5, 1998, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-CF1

INITIAL PASS-THROUGH RATE: 1.06%        NOTIONAL AMOUNT OF THIS CLASS X
                                        CERTIFICATE AS OF THE CLOSING DATE:
                                        $

DATE OF POOLING AND SERVICING           MASTER SERVICER:  AMRESCO Services, L.P.
AGREEMENT:  As of August 1, 1998

CUT-OFF DATE:  August 1, 1998           SPECIAL SERVICER: Lennar Partners, Inc.

CLOSING DATE:  August 27, 1998          TRUSTEE:  LaSalle National Bank

                                        FISCAL AGENT:  ABN AMRO Bank N.V.

FIRST DISTRIBUTION DATE:                CUSIP NO. Reg S:  U6176PCY 0
September 15, 1998
                                        CINS NO. Reg S:  USU 6176P C Y 08

AGGREGATE INITIAL NOTIONAL BALANCE      NO.
OF THE CLASS X CERTIFICATES AS OF
THE CLOSING DATE:  $

                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

     THIS CERTIFIES THAT ________________________ is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

     The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 and are issued in 21 Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

     Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

     All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no more than five business days after the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

     Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in denominations of $50,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

     The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

     The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

     THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                        LASALLE NATIONAL BANK, as Trustee


                                        By:------------------------------------
                                                    AUTHORIZED OFFICER


                                        Dated:---------------------------------

                          CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                   LASALLE NATIONAL BANK, AUTHENTICATING AGENT


                                   By:-----------------------------------------
                                                 AUTHORIZED SIGNATORY


                                   Dated:--------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common               UNIF GIFT MIN ACT - Under Uniform
                                                                Gifts to Minors
TEN ENT - as tenants by the entireties     (Cust) -             Custodian
JT TEN -  as joint tenants with rights              Act_______________
          of survivorship and not as                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                     PLEASE INSERT SOCIAL SECURITY OR OTHER

----------------------
|                    |   IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the  within  Certificate  and  does
hereby  or  irrevocably  constitute
and appoint _______________________
to transfer the said Certificate in
the  Certificate  Register  of  the
within-named Trust, with full power
of substitution in the premises.

Dated:---------------------------
                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by
a commercial  bank or trust company
or by a member firm of the New York
Stock Exchange or another  national
securities  exchange.  Notarized or
witnessed    signatures   are   not
acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to  _______________________________________.  Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT B-1
                                   -----------

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                                                 August __, 1998

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

AMRESCO Services L.P.
235 PeachTree Street N.E.
Suite 900
Atlanta, GA 30303

        Re: Pooling and Servicing Agreement ("Pooling and Servicing  Agreement")
            relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1
            --------------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.


                                               LASALLE NATIONAL BANK, as Trustee


                                               By: -----------------------------
                                                   Name:
                                                   Title:

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

                                   EXHIBIT B-2
                                   -----------

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                                                __________, 1998

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

AMRESCO Services L.P.
235 PeachTree Street N.E.
Suite 900
Atlanta, GA 30303

      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1
            --------------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (v), (viii) and (ix) of the definition of "Mortgage File," and any documents required to be included in the Mortgage File pursuant to clauses
(iii), (vii), and (x) of the definition of "Mortgage File," to the extent the Trustee has received written notification by the Depositor or the Master Servicer that such documents are required by the related Mortgage Loan, are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the loan number, the street address of the Mortgaged Property and the name of the borrower set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed and each Assignment of Mortgage has been delivered as provided in the definition of "Mortgage File" contained in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Trustee Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.



                                               LASALLE NATIONAL BANK, as Trustee


                                               By: -----------------------------
                                                   Name:
                                                   Title:

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

                                    EXHIBIT C
                                   -----------

                           FORM OF REQUEST FOR RELEASE

To:      LaSalle National Bank, Trustee
         135 South LaSalle Street
         Chicago, Illinois  60674

Attn:    Asset-Backed Securities Trust Services Group

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1
                ----------------------------------------------------------------

                                                                 Date:__________

     In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated, as of August [___], 1998, by and among Morgan Stanley Capital I Inc., as Depositor, AMRESCO Services L.P., as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Trustee Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:
Address:
Loan No.:
Reason for requesting file:

_____   1.   Mortgage Loan paid in full. (The [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Mortgage
             Loan  have  been or  will  be,  following  the  [Master]  [Special]
             Servicer's release of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account pursuant to the Pooling and Servicing Agreement.)

_____   2.   Mortgage Loan repurchased.  (The [Master] [Special] Servicer hereby certifies  that  the  Purchase  Price  has  been  credited  to  the
             Distribution   Account   pursuant  to  the  Pooling  and  Servicing
             Agreement.)

_____   3.   Mortgage Loan substituted.  (The [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee
             Mortgage File pursuant to the Pooling and Servicing Agreement.)

_____   4.   The Mortgage Loan is being foreclosed.

_____   5.   Other.  (Describe)

     The undersigned acknowledges that the above Trustee Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, repurchased or substituted for by a Qualifying Substitute Mortgage Loan (in which case the Trustee Mortgage File will be retained by us permanently), when no longer required by us for such purpose). Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

[Name of [Master] [Special] Servicer]



                                               By: -----------------------------
                                                   Name:
                                                   Title:

                                   EXHIBIT D-1
                                   -----------

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                                                          [Date]

[CERTIFICATE REGISTRAR]

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1, Class (the "Certificates")
                ----------------------------------------------------------------

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class ___ Certificates having an initial principal balance as of August ___, 1998 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August [__], 1998, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), AMRESCO Services L.P., as master servicer, Lennar Partners, Inc., as special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

                                               Very truly yours,


                                               _________________________________
                                               (Transferor)

                                               By: _____________________________
                                               Name:____________________________
                                               Title:___________________________

                                  EXHIBIT D-2A
                                  ------------

                 FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS
                  OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[CERTIFICATE REGISTRAR]

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 (the "Certificates")
                ----------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial Certificate Principal Balance as of August __, 1998 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August [___], 1998 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), AMRESCO Services L.P., as master servicer, Lennar Partners, Inc., as special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     2. The Transferee has been furnished with all information regarding (a) the Transferred Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Transferred Certificates, that it has requested.



                                               Very truly yours,


                                               _________________________________
                                               (Transferee)

                                               By: _____________________________
                                               Name:____________________________
                                               Title:___________________________

                             ANNEX 2 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

     The undersigned hereby certifies as follows to [NAME OF TRANSFEROR] (the "Transferor") and [NAME OF CERTIFICATE REGISTRAR], as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule144A.

   ____       ____          Will the Transferee be purchasing the Transferred
   Yes         No           Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                             ___________________________________
                                             Print Name of Transferee or Adviser


                                             By:________________________________
                                                Name:
                                                Title:

                                             IF AN ADVISER:


                                             ___________________________________
                                             Print Name of Transferee

                                             Date:______________________________

                                  EXHIBIT D-2B
                                  ------------


                 FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS
                  OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                                                          [Date]

[CERTIFICATE REGISTRAR]

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 (the "Certificates")
                ----------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of Class ___ Certificates [having an initial Certificate Principal Balance as of August __, 1998 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August [___], 1998 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), AMRESCO Services L.P., as master servicer, Lennar Partners, Inc., as special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (C) an opinion of counsel satisfactory to the Trustee with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section
3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE
          "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE
          BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.



                                               Very truly yours,


                                               _________________________________
                                               (Transferee)

                                               By: _____________________________
                                               Name:____________________________
                                               Title:___________________________

                                  EXHIBIT D-3A
                                   -----------

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
             INTERESTS IN BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                                                          [Date]

[TRANSFEROR]

        Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificate, Series 1998-CF1, Class __ (the "Certificates")
               -----------------------------------------------------------------


Dear Sirs:

     This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of August ___, 1998 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August [___], 1998, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), AMRESCO Services L.P., as master servicer, Lennar Partners, Inc., as special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

     1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) such interest sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF
          SECTION 3.3 OF THE POOLING AND SERVICING  AGREEMENT REFERRED
          TO HEREIN.

                                     - AND -

          NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE
          BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

     6. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.



                                               Very truly yours,


                                               _________________________________
                                               (Transferee)

                                               By: _____________________________
                                               Name:____________________________
                                               Title:___________________________

                                  EXHIBIT D-3B
                                  ------------

    FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF INTERESTS IN
              BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                                                          [Date]

[TRANSFEROR]

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificate, Series 1998-CF1, Class __ (the "Certificates")
               -----------------------------------------------------------------

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of August ___, 1998 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August [___], 1998, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), AMRESCO Services L.P., as master servicer, Lennar Partners, Inc., as special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

     1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) such interest sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF
          SECTION 3.3 OF THE POOLING AND SERVICING  AGREEMENT REFERRED
          TO HEREIN.

                                     - AND -

          NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE
          BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     4. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans,  (c) the Pooling and Servicing  Agreement,  and
(d) any credit enhancement mechanism associated with the Transferred Certificate, that it has requested.



                                               Very truly yours,


                                               _________________________________
                                               (Transferee)

                                               By: _____________________________
                                               Name:____________________________
                                               Title:___________________________

                             ANNEX 1 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

     [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor and the Trustee, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net fanalysis rep worth of at least  $25,000,000 as  demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

___            Broker-dealer.  The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule144A pursuant to which it qualifies. Note that registered investment companies should complete Annex2 rather than this Annex1.)

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

   ____       ____          Will the Transferee be purchasing the Transferred
   Yes         No           Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                               Very truly yours,


                                               _________________________________
                                               Print Name of Transferee

                                               By: _____________________________
                                               Name:____________________________
                                               Title:___________________________
                                               Date:____________________________

                             ANNEX 2 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule144A.

   ____       ____          Will the Transferee be purchasing the Transferred
   Yes         No           Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                               _________________________________
                                               Print Name of Transferee or
                                               Adviser

                                               By: _____________________________
                                               Name:____________________________
                                               Title:___________________________

                                               IF AN ADVISER:


                                               _________________________________
                                               Print Name of Transferee

                                               Date:____________________________

                                  EXHIBIT E-1A
                                  ------------


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF                   )
                           ) ss:
COUNTY OF                  )

____________________, being first duly sworn, deposes and says that:

     1.  He/She  is  the   ____________________  of  ____________________   (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Mortgage Pass-Through Certificates, Series 1998-CF1, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

     2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

     3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

     4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

     6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

     7. The Transferee's taxpayer identification number is _________________.

     8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(A) of Section 3.3(e) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(B) of Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

     9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

     10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

     11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

     12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of ______________, ____.


                                                     [NAME OF TRANSFEREE]


                                                     By:________________________
                                                        [Name of Officer]
                                                        [Title of Officer]



[Corporate Seal]

ATTEST:


[Assistant] Secretary

     Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee.

     Subscribed  and  sworn  before  me this  ___ day of  _____________________,
_____.


                                           _____________________________________
                                           NOTARY PUBLIC

                                           COUNTY OF____________________________

                                           STATE OF_____________________________

                                           My  Commission  expires the _____ day
                                           of ___________, 19__.

                                  EXHIBIT E-1B
                                  ------------

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                                           _______________, 19__

LaSalle National Bank, as Trustee
Corporate Trust Office
135 S. LaSalle Street, Suite 1625
Chicago, Illinois  60674-4107

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 (the "Certificates")
                ----------------------------------------------------------------

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August [___], 1998 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as Depositor, AMRESCO Services L.P., as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.



                                               Very truly yours,


                                               _________________________________
                                               (Transferor)

                                               By: _____________________________
                                               Name:____________________________
                                               Title:___________________________

                                    EXHIBIT F
                                    ---------

                        FORM OF REGULATION S CERTIFICATE

Morgan Stanley Capital I Inc.
Commercial Mortgage Pass-Through Certificates,
Series 1998-CF1, Class ____ (the "Certificates")

TO:      Morgan Guaranty Trust Company
         of New York, Brussels Office
         Euroclear Operation Center

         or

         CEDEL, S.A.

     This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

                                        Dated:  __________, 199__

                                        By:_________________________________
                                           As, or as agent  for, the  beneficial
                                           owner(s) of the Certificates to which
                                           this certificate relates.

                                   EXHIBIT G-1
                                   -----------

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                       Comparative Financial Status Report


                                                                         Original Underwriting Information
                                                                         ---------------------------------
                               Last       Ending
                              Property  Scheduled  Paid     Annual   Financial
Prospectus                   Inspection Principal  Thru      Debt     Info as      %     Total        $
 Number     City     State     Date      Balance   Date     Service  of Date     Occ    Revenue     NOI      DSCR



      Prior Full Year Operating Information
      -------------------------------------
   As of Y-E-YYYY                Normalized

  Financial
  Info        %      Total       $
   as of     Occ    Revenue     NOI      DSCR
   Date



          Current Annual Operating Information                             "Actual" YTD Financial Information
          ------------------------------------                             ----------------------------------
    As of Y-E-YYYY                       Normalized                                 Month Reported
 Financial                                                    FS         FS
Info as of       %        Total         $                    Start       End         %         Total        $
   Date         Occ      Revenue       NOI        DSCR       Date       Date        Occ       Revenue      NOI        DSCR


         Net Change
      Current & Basis
                   %
       %         Total
      Occ         Rev        DSCR


Financial Information:
Current Full Year:
Current Full Yr. received with DSC less than 1:
Prior Full Year:
Prior Full Yr. received with DSC less than 1:


               Received                                  Required
Loans                           Balance                               Balance
#              %                $               %        %            $

                                   EXHIBIT G-2
                                   -----------


                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                          Delinquent Loan Status Report



                                                                                                                      Ending
  Prospectus        Borrower        Property                                        Sq Ft or         Paid to        Scheduled
      ID              Name            Type            City           State            Units            Date          Balance



   Total O/S
      P&I          Total O/S
  Advances to     Expenses to
      Date            Date


                                        Other
    Advances                             Current           Current                              LTM
    (Taxes &            Total            Monthly           Interest           Mat.              NOI
   Insurance)          Exposure            P&I               Rate             Date              Date            LTM NOI


  LTM             Cap Rate
  DSCR            Assigned

                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                          Delinquent Loan Status Report



                                                                   Value Using     Valuation/        Appraisal,        Loss Using
   Prospectus   Borrower     Property                               NOI & Cap      Appraisal          BPO, or        92% Appraisal
       ID         Name         Type         City     State             Rate           Date         Internal Value        or BPO





              Total Appraisal                                                           Expected
 Estimated       Reduction     Transfer       Resolution           FCL Start            FCL Sale      Workout
Recovery %        Realized       Date            Date                 Date                Date        Strategy      Comments


                                   EXHIBIT G-3
                                   -----------

                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                       Historical Loan Modification Report



                                                                 Balance
                                                                   when     Balance at
                                      Modification  Modification  sent to      the
 Prospectus      City       State         or        Effective     Special    Effective    Old Rate    New Rate   # of Months
     ID                                Ext Flag       Date       Servicer     Date






 Old P&I     New P&I        Old
                        Maturity

                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                       Historical Loan Modification Report



                                                                                                      Estimated
                                    New              Months for Mod          Realized Loss        Interest Loss to
Prospectus ID       City         Maturity                Change                to Trust                 Trust             Comments


                                   EXHIBIT G-4
                                   -----------


                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

         Historical Loss Estimate Report (Reo-Sold or Discounted Payoff)



                                                                       Latest
                                                                      Appraisal
Prospectus   Borrower    Property                          % Rec         or      Effective
    ID         Name        Type       City       State       from      Brokers   Date of      Sales
                                                             Sale      Opinion      Sale       Price


 Net Amount    Scheduled    Total P&I     Total       Servicing
 Received      Balance         Paid       Expenses       Fees
    from        (As of      (Advances)  (Outstanding)  Expense
    Sale       Resolution)

                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

         Historical Loss Estimate Report (Reo-Sold or Discounted Payoff)



                                                                                          Date Loss
  Prospectus                    Property                                  Actual Losses     Passed     Minor Adj to
      ID          Borrower        Type           City       Net Proceeds     Passed        Through         Trust
                    Name                                                     Through



   Date
 Minor Adj                    Loss % of
  Passed       Total Loss     Scheduled
  Through         with         Balance
               Adjustment

                                   EXHIBIT G-5
                                   -----------

                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                                Reo Status Report



                                                                                                       Paid           Ending
  Prospectus        Borrower        Property                                        Sq Ft or           thru         Scheduled
      ID              Name            Type            City           State            Units            Date          Balance



     Total P&I         Total
    Advances to     Expenses to
        Date            Date


    Other
    Advances                                                                   LTM
   (Taxes &                             Current           Maturity            NOI                                LTM
   Insurance)       Total Exposure     Monthly P&I           Date             Date            LTM NOI             DSCR


                    Valuation/
  Cap Rate         Appraisal
   Assigned            Date

                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                                Reo Status Report



                                                                                                      Total       Special
                                                    Value       Appraisal/  Loss Using               Appraisal    Servicing
 Prospectus    Borrower    Property                  using       BPO or        92%      Estimated   Reduction    Transfer
     ID          Name        Type        City      NOI & Cap   Internal     Appraisal   Recovery %   Realized      Date
                                                      Rate       Value       or BPO




    REO          Pending
 Acquisition    Resolution
    Date           Date         Comments

                                   EXHIBIT G-6
                                   -----------

                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                               Servicer Watch List



                                                                                     Ending
  Prospectus        Borrower        Property                                        Scheduled       Paid thru
      ID              Name            Type            City           State           Balance           Date

  Maturity                     Comment/Reason
    Date          LTM DSCR     on Watch List

                                   EXHIBIT G-7
                                   -----------



                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                       OPERATING STATEMENT ANALYSIS REPORT


As of

PROPERTY OVERVIEW:
    Prospectus Number
    Sched Balance/Paid to Date
    Property Name
    Property Type
    Property Address
    City, State
    Net Rentable Square Feet
    Year Built/Renovated
    Year of Operations           Underwriting        1995           1996           1997         1998 YTD
    Occupancy Rate
    Average Rental Rate

INCOME:
    No. of Months Annualized                                                                  # of months
    Period Ended                 Underwriting        1995           1996           1997         1998 YTD      1997-Base    1997-1996
    Statement Classification         Basis        Normalized     Normalized     Normalized                     Variance    Variance
    Rental Income - Category 1
    Rental Income - Category 2
    Rental Income - Category 3
    Pass Through/Escalations
    Other Income

    Effective Gross Income

OPERATING EXPENSES:
    Real Estate Taxes
    Property insurance
    Utilities
    General and Administration
    Repairs and Maintenance
    Management Fees
    Payroll and Benefits
    Advertising and Marketing
    Professional Fees
    Other Expenses
    Ground Rent

Total Operating Expenses

Operating Expense Ratio

Net Operating Income

    Leasing Commissions
    Tenant Improvements
    Replacement Reserves
    Other Capital Expense
Total Capital Items

NOI after Capital Items

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :

                                   EXHIBIT G-8
                                   -----------


                         Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                            NOI ADJUSTMENT WORKSHEET


AS OF MM/DD/YY

PROPERTY OVERVIEW:
   Prospectus Number
   Sched Balance/Paid to Date
   Property Name
   Property Type
   Property Address
   City, State
   Net Rentable Square Feet
   Year Built/Renovated
   Year of Operations       Borrower                       Adjustment         Normalized
   Occupancy Rate
   Average Rental Rate

INCOME:
   No. of Months Annualized                                                   # of months
   Period Ended                 Underwriting                                   1998 YTD
   Statement Classification   Basis                        Normalized
   Rental Income - Category 1
   Rental Income - Category 2
   Rental Income - Category 3
   Pass Through/Escalations
   Other Income

   Effective Gross Income

OPERATING EXPENSES:
   Real Estate Taxes
   Property insurance
   Utilities
   General and Administration
   Repairs and Maintenance
   Management Fees
   Payroll and Benefits
   Advertising and Marketing
   Professional Fees
   Other Expenses
   Ground Rent

Total Operating Expenses

Operating Expense Ratio

Net Operating Income

   Leasing Commissions
   Tenant Improvements
   Replacement Reserves
   Other Capital Expense
Total Capital Items

NOI after Capital Items

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :

                                   EXHIBIT G-9
                                   -----------



       Commercial Real Estate Secondary Market Securitization Association

                         CSSA Set-Up Data Record Layout
                              (Data Record Layout)


                                              Field
Field Name                                   Number    Type        Format
----------                                   ------    ----        ------

Transaction Id                                   1        AN      XXX97001
Group Id                                         2        AN      XXX9701A
Loan Id                                          3        AN   00000000012345
Offering Document Loan Id                        4        AN         123
Original Note Amount                             5     Numeric   1000000.00
Original Term Of Loan                            6     Numeric       240
Original Amortization Term                       7     Numeric       360
Original Note Rate                               8     Numeric      0.095
Original Payment Rate                            9     Numeric      0.095
First Loan Payment Due Date                     10        AN      YYYYMMDD
Grace Days Allowed                              11     Numeric       10
Interest Only (Y/N)                             12        AN          Y
Balloon (Y/N)                                   13        AN          Y
Interest Rate Type                              14     Numeric        1
Interest Accrual Method Code                    15     Numeric        1
Interest in Arrears (Y/N)                       16        AN          Y
Payment Type Code                               17     Numeric        1
Prepayment Lock-out End Date                    18        AN      YYYYMMDD
Yield Maintenance End Date                      19        AN      YYYYMMDD
Prepayment Premium End Date                     20        AN      YYYYMMDD
Prepayment Terms Description                    21        AN        Text
ARM Index Code                                  22        AN          A
First Rate Adjustment Date                      23        AN      YYYYMMDD
First Payment Adjustment Date                   24        AN      YYYYMMDD
ARM Margin                                      25     Numeric      0.025
Lifetime Rate Cap                               26     Numeric      0.15
Lifetime Rate Floor                             27     Numeric      0.05
Periodic Rate Increase Limit                    28     Numeric      0.02
Periodic Rate Decrease Limit                    29     Numeric      0.02
Periodic Payment Adjustment Max-%               30     Numeric      0.03
Periodic Payment Adjustment Max-$               31     Numeric     5000.00
Payment Frequency                               32     Numeric        1
Rate Reset Frequency In Months                  33     Numeric        1
Payment Reset Frequency In Months               34     Numeric        1
Rounding Code                                   35     Numeric        1
Rounding Increment                              36     Numeric     0.00125
Index Look Back In Days                         37     Numeric       45
Negative Amortization Allowed (Y/N)             38        AN          Y
Max Negam Allowed (% Of Orig Balance)           39     Numeric      0.075
Maximum Negam Allowed ($)                       40     Numeric    25000.00
Remaining Term At Securitization                41     Numeric       240
Remaining Amortized Term At Securitization      42     Numeric       360
Maturity Date At Securitization                 43        AN      YYYYMMDD
Scheduled Principal Balance At Securitization   44     Numeric   1000000.00
Note Rate At Securitization                     45     Numeric      0.095
Servicer And Trustee Fee Rate                   46     Numeric     0.00025
Fee Rate / Strip Rate 1                         47     Numeric     0.00001
Fee Rate / Strip Rate 2                         48     Numeric     0.00001
Fee Rate / Strip Rate 3                         49     Numeric     0.00001
Fee Rate / Strip Rate 4                         50     Numeric     0.00001
Fee Rate / Strip Rate 5                         51     Numeric     0.00001
Net Rate At Securitization                      52     Numeric     0.00001
Periodic P&I Payment At Securitization          53     Numeric     3000.00
# Of Properties                                 54     Numeric       13
Property Name                                   55        AN        Text
Property Address                                56        AN        Text
Property City                                   57        AN        Text
Property State                                  58        AN        Text
Property Zip Code                               59        AN        Text
Property County                                 60        AN        Text
Property Type Code                              61        AN         MF
Net Square Feet At Securitization               62     Numeric      25000
# Of Units/Beds/Rooms At Securitization         63     Numeric       75
Year Built                                      64        AN        1990
NOI At Securitization                           65     Numeric    100000.00
DSCR At Securitization                          66     Numeric      2.11
Appraisal Value At Securitization               67     Numeric   1000000.00
Appraisal Date At Securitization                68        AN      YYYYMMDD
Physical Occupancy At Securitization            69     Numeric      0.88
Revenue At Securitization                       70     Numeric    100000.00
Operating Expenses At Securitization            71     Numeric    100000.00
Securitization Financials As Of Date            72        AN      YYYYMMDD
Recourse (Y/N)                                  73        AN          Y
Ground Lease (Y/N)                              74        AN          Y
Cross-Collateralized Loan Grouping              75     Numeric      9(3)
Collection Of Escrows (Y/N)                     76        AN          Y
Collection Of Other Reserves (Y/N)              77        AN          Y
Lien Position At Securitization                 78     Numeric        1

Field Name                                       Description
Transaction Id                                   Unique Issue Identification Mnemonic
Group Id                                         Unique Indentification Number Assigned To Each Loan Group Within An Issue
Loan Id                                          Unique Indentification Number Assigned To Each Collateral Item In A Pool
Offering Document Loan Id                        Unique Indentification Number Assigned To Each Collateral Item In The Prospectus
Original Note Amount                             The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan                            Original Number Of Months Until Maturity Of Loan
Original Amortization Term                       Original Number Of Months Loan Amortized Over
Original Note Rate                               The Note Rate At Inception Of The Note
Original Payment Rate                            Original Rate Payment Calculated On
First Loan Payment Due Date                      First Payment Date On The Mortgage Loan
Grace Days Allowed                               Number Of Days From Due Date Borrower Is Permitted To Remit Payment
Interest Only (Y/N)                              Y=Yes,  N=No
Balloon (Y/N)                                    Y=Yes,  N=No
Interest Rate Type                               1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code                     1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual, 5=Actual/366, 6=Simple,
                                                 7=78'S
Interest in Arrears (Y/N)                        Y=Yes,  N=No
Payment Type Code                                See Payment Type Code Legend
Prepayment Lock-out End Date                     Date After Which Loan Can Be Prepaid
Yield Maintenance End Date                       Date After Which Loan Can Be Prepaid Without Yield Maintenance
Prepayment Premium End Date                      Date After Which Loan Can Be Prepaid Without Penalty
Prepayment Terms Description                     Description Of Prepayment Terms (Not To Exceed 50 Characters)
ARM Index Code                                   See Arm Index Code Legend
First Rate Adjustment Date                       Date Note Rate Originally Changed
First Payment Adjustment Date                    Date Payment Originally Changed
ARM Margin                                       Rate Added To Index Used In The Determination Of The Gross Interest Rate
Lifetime Rate Cap                                Maximum Rate That The Borrower Must Pay On An Arm Loan Per The Loan Agreement
Lifetime Rate Floor                              Minimum Rate That The Borrower Must Pay On An Arm Loan Per The Loan Agreement
Periodic Rate Increase Limit                     Maximum Periodic Increase To The Note Rate Allowed Per The Loan Agreement
Periodic Rate Decrease Limit                     Minimum Periodic Increase To The Note Rate Allowed Per The Loan Agreement
Periodic Payment Adjustment Max-%                Maximum Periodic Percentage Increase To The Borrowers P&I Payment Allowed Per
                                                 The Loan Agreement
Periodic Payment Adjustment Max-$                Maximum Periodic Dollar Increase To The Borrowers P&I Payment Allowed Per
                                                 The Loan Agreement
Payment Frequency                                1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Rate Reset Frequency In Months                   1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Payment Reset Frequency In Months                1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Rounding Code                                    Rounding Method For Sum Of Index Plus Margin (See Rounding Code Legend)
Rounding Increment                               Used In Conjunction With Rounding Code
Index Look Back In Days                          Use Index In Effect X Days Prior To Adjustment Date
Negative Amortization Allowed (Y/N)              Y=Yes,  N=No
Max Negam Allowed (% Of Orig Balance)            Maximum Lifetime Percentage Increase To  The Original Balance Allowed
                                                 Per The Loan Agreement
Maximum Negam Allowed ($)                        Maximum Lifetime Dollar Increase To  The Original Balance Allowed
                                                 Per The Loan Agreement
Remaining Term At Securitization                 Remaining Number Of Months Until Maturity Of Loan At Cutoff
Remaining Amortized Term At Securitization       Remaining Number Of Months Loan Amortized Over At Cutoff
Maturity Date At Securitization                  The Scheduled Maturity Date Of The Mortgage Loan At Securitization
Scheduled Principal Balance At Securitization    The Scheduled Principal Balance Of The Mortgage Loan At Securitization
Note Rate At Securitization                      Cutoff Annualized Gross Interest Rate Applicable To The Calculation Of
                                                 Scheduled Interest
Servicer And Trustee Fee Rate                    Cutoff Annualized Fee Paid To The Servicer And Trustee
Fee Rate / Strip Rate 1                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Fee Rate / Strip Rate 2                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Fee Rate / Strip Rate 3                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Fee Rate / Strip Rate 4                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Fee Rate / Strip Rate 5                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Net Rate At Securitization                       Cutoff Annualized Interest Rate Applicable To The Calculation Of
                                                 Remittance Interest
Periodic P&I Payment At Securitization           The Periodic Scheduled Principal & Interest Payment
# Of Properties                                  The Number Of Properties Underlying The Mortgage Loan
Property Name                                    If Number Of Properties Is Greater Than  1 Then "Various"
Property Address                                 If Number Of Properties Is Greater Than  1 Then "Various"
Property City                                    If Number Of Properties Is Greater Than  1 Then "Various"
Property State                                   If Number Of Properties Is Greater Than  1 Then "Various"
Property Zip Code                                If Number Of Properties Is Greater Than  1 Then "Various"
Property County                                  If Number Of Properties Is Greater Than  1 Then "Various"
Property Type Code                               If Number Of Properties Is Greater Than  1 Then "Various" (See Property Type
                                                 Code Legend)
Net Square Feet At Securitization                If Number Of Properties Is Greater Than  1 Then "Various"
# Of Units/Beds/Rooms At Securitization          If Number Of Properties Is Greater Than  1 Then "Various"
Year Built                                       If Number Of Properties Is Greater Than  1 Then "Various"
NOI At Securitization                            Net Operating Income At Securitization
DSCR At Securitization                           DSCR At Securitization
Appraisal Value At Securitization                Appraisal Value At Securitization
Appraisal Date At Securitization                 Appraisal Date At Securitization
Physical Occupancy At Securitization             Physical Occupancy At Securitization
Revenue At Securitization                        Revenue At Securitization
Operating Expenses At Securitization             Expenses At Securitization
Securitization Financials As Of Date             Securitization Financials As Of Date
Recourse (Y/N)                                   Y=Yes,  N=No
Ground Lease (Y/N)                               Y=Yes,  N=No
Cross-Collateralized Loan Grouping               All Loans With The Same Numeric Value Are Crossed
Collection Of Escrows (Y/N)                      Y=Yes,  N=No
Collection Of Other Reserves (Y/N)               Y=Yes,  N=No
Lien Position At Securitization                  1=First, 2=Second...

                                  EXHIBIT G-10
                                  ------------

       Commercial Real Estate Secondary Market Securitization Association

                         CSSA Set-Up Data Record Layout
                              (Data Record Layout)



Field Name                                      Field Number   Type                      Format

Transaction Id (pool ID)                              1               AN                XXX97001
Group Id (subgroup within a pool)                     2               AN                XXX9701A
Loan Id (loan number)                                 3               AN             00000000012345
Prospectus Id                                         4               AN                   123
Distribution Date                                     5               AN                YYYYMMDD
Current Beginning Scheduled  Balance                  6            Numeric              100000.00
Current Ending Scheduled  Balance                     7            Numeric              100000.00
Paid To Date                                          8               AN                YYYYMMDD
Current Index Rate                                    9            Numeric                0.09
Current Note Rate                                     10           Numeric                0.09
Maturity Date                                         11              AN                YYYYMMDD
Servicer and Trustee Fee Rate                         12           Numeric               0.00025
Fee Rate/Strip Rate 1                                 13           Numeric               0.00001
Fee Rate/Strip Rate 2                                 14           Numeric               0.00001
Fee Rate/Strip Rate 3                                 15           Numeric               0.00001
Fee Rate/Strip Rate 4                                 16           Numeric               0.00001
Fee Rate/Strip Rate 5                                 17           Numeric               0.00001
Net Pass-Through Rate                                 18           Numeric               #VALUE!
Next Index Rate                                       19           Numeric                0.09
Next Note Rate                                        20           Numeric                0.09
Next Rate Adjustment Date                             21              AN                YYYYMMDD
Next Payment Adjustment Date                          22              AN                YYYYMMDD
Scheduled Interest Amount                             23           Numeric               1000.00
Scheduled Principal Amount                            24           Numeric               1000.00
Total Scheduled P&I Due                               25           Numeric               1000.00
Neg am/Deferred Interest Amount                       26           Numeric               1000.00
Unscheduled Principal Collections                     27           Numeric               1000.00
Other Principal Adjustments                           28           Numeric               1000.00
Liquidation/Prepayment Date                           29              AN                YYYYMMDD
Prepayment Penalty/Yield Maint Received               30           Numeric               1000.00
Prepayment Interest Excess (Shortfall)                31           Numeric               1000.00
Liquidation/Prepayment Code                           32           Numeric                  1
Most Recent ASER $                                    33           Numeric               1000.00
Most Recent ASER Date                                 34              AN                YYYYMMDD
Cumulative ASER $                                     35           Numeric               1000.00
Actual Balance                                        36           Numeric              100000.00
Total P&I Advance Outstanding                         37           Numeric               1000.00
Total T&I Advance Outstanding                         38           Numeric               1000.00
Other Expense Advance Outstanding                     39           Numeric               1000.00
Status of Loan                                        40              AN                    1
In Bankruptcy                                         41              AN                    Y
Foreclosure Date                                      42              AN                YYYYMMDD
REO Date                                              43              AN                YYYYMMDD
Bankruptcy Date                                       44              AN                YYYYMMDD
Net Proceeds Received on Liquidation                  45           Numeric              100000.00
Liquidation Expense                                   46           Numeric              100000.00
Realized Loss to Trust                                47           Numeric              10000.00
Date of Last Modification                             48              AN                YYYYMMDD
Modification Code                                     49           Numeric                  1
Modified Note Rate                                    50           Numeric                0.09
Modified Payment Rate                                 51           Numeric                0.09
Preceding Fiscal Year Revenue                         52           Numeric               1000.00
Preceding Fiscal Year Expenses                        53           Numeric               1000.00
Preceding Fiscal Year NOI                             54           Numeric               1000.00
Preceding Fiscal Year Debt Service Amt.               55           Numeric               1000.00
Preceding Fiscal Year DSCR                            56           Numeric                2.55
Preceding Fiscal Year Physical Occupancy              57           Numeric                0.85
Preceding FY Financial As of Date                     58              AN                YYYYMMDD
Second Preceding FY Revenue                           59           Numeric               1000.00
Second Preceding FY Expenses                          60           Numeric               1000.00
Second Preceding FY NOI                               61           Numeric               1000.00
Second Preceding FY Debt Service                      62           Numeric               1000.00
Second Preceding FY DSCR                              63           Numeric                2.55
Sec Preceding FY Physical Occupancy                   64           Numeric                0.85
Sec Preceding FY Financial As of Date                 65              AN                YYYYMMDD
Most Recent Fiscal YTD Revenue                        66           Numeric               1000.00
Most Recent Fiscal YTD Expenses                       67           Numeric               1000.00
Most Recent Fiscal YTD NOI                            68           Numeric               1000.00
Most Recent Fiscal YTD Debt Service                   69           Numeric               1000.00
Most Recent Fiscal YTD DSCR                           70           Numeric                2.55
Most Recent Fiscal YTD Phys. Occ.                     71           Numeric                0.85
Most Recent Fiscal YTD Start Date                     72              AN                YYYYMMDD
Most Recent Fiscal YTD End Date                       73              AN                YYYYMMDD
Most Recent Appraisal Date                            74              AN                YYYYMMDD
Most Recent Appraisal Value                           75           Numeric              100000.00
Workout Strategy Code                                 76           Numeric                  1
Most Recent Spec Service Transfer Date                77              AN                YYYYMMDD
Most Recent Master Service Return Date                78              AN                YYYYMMDD
Date Asset is Expected to Be Resolved                 79              AN                YYYYMMDD
Year Last Renovated                                   80              AN                  1997

                                  EXHIBIT G-11
                                  ------------


Field Name                                      Description
Transaction Id (pool ID)                        Unique Issue Identification Mnemonic
Group Id (subgroup within a pool)               Unique Identification Number Assigned To Each Loan Group Within An Issue
Loan Id (loan number)                           Unique Identification Number Assigned To Each Collateral Item In A Pool
Prospectus Id                                   Unique Identification Number Assigned To Each Collateral Item In The Prospectus
Distribution Date                               Date Payments  Made To Certificateholders
Current Beginning Scheduled  Balance            Outstanding Scheduled Principal Balance At The Beginning Of The Current Period
Current Ending Scheduled  Balance               Outstanding Scheduled Principal Balance At The End Of The Current Period
Paid To Date                                    Due Date Of The Last Interest Payment Received
Current Index Rate                              Index Rate Used In The Determination Of The Current Period Gross Interest Rate
Current Note Rate                               Annualized Gross Rate Applicable To The Calculation Of The Current Period
                                                Scheduled Interest
Maturity Date                                   Date Collateral Is Scheduled To Make Its Final Payment
Servicer and Trustee Fee Rate                   Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Fee Rate/Strip Rate 2                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Fee Rate/Strip Rate 3                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Fee Rate/Strip Rate 4                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Fee Rate/Strip Rate 5                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Net Pass-Through Rate                           Annualized Interest Rate Applicable To The Calculation Of The Current Period
                                                Remittance Interest
Next Index Rate                                 Index Rate Used In The Determination Of The Next Period Gross Interest Rate
Next Note Rate                                  Annualized Gross Interest Rate Applicable To The Calculation Of The Next Period
                                                Scheduled Interest
Next Rate Adjustment Date                       Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                    Date Scheduled P&I Amount Is Next Scheduled To Change
Scheduled Interest Amount                       Scheduled Gross Interest Payment Due For The Current Period
Scheduled Principal Amount                      Scheduled Principal Payment Due For The Current Period
Total Scheduled P&I Due                         Scheduled Principal And Interest Payment Due For The Current Period
Neg am/Deferred Interest Amount                 Negative Amortization/Deferred Interest Amount Due For The Current Period
Unscheduled Principal Collections               Unscheduled Payments Of Principal Received During The Related Collection Period
Other Principal Adjustments                     Unscheduled Principal Adjustments For The Related Collection Period
Liquidation/Prepayment Date                     Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yield Maint Received         Additional Payment Required From Borrower Due To Prepayment Of Loan Prior
                                                To Maturity
Prepayment Interest Excess (Shortfall)          Scheduled Gross Interest Applicable To The Prepayment Amount
Liquidation/Prepayment Code                     See Liquidation/Prepayment Codes Legend
Most Recent ASER $                              Excess Of The Principal Balance Over The Defined Appraisal Percentage
Most Recent ASER Date                           Date ASER  Amount Applied To Loan
Cumulative ASER $                               Cumulative ASER Amount
Actual Balance                                  Outstanding Actual Principal Balance At the End of The Current Period
Total P&I Advance Outstanding                   Outstanding P&I Advances At The End Of The Current Period
Total T&I Advance Outstanding                   Outstanding Taxes & Insurance Advances At The End Of The Current Period
Other Expense Advance Outstanding               Other Outstanding Advances At The End Of The Current Period
Status of Loan                                  See Status Of Loan Legend
In Bankruptcy                                   Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")
Foreclosure Date                                Date Of Foreclosure
REO Date                                        Date Of REO
Bankruptcy Date                                 Date of Bankruptcy
Net Proceeds Received on Liquidation            Net Proceeds Received On Liquidation To Be Remitted To The Trust Per
                                                The Trust Documentation
Liquidation Expense                             Expenses Associated With The Liquidation To Be Netted From The Trust Per
                                                The Trust Documentation
Realized Loss to Trust                          Liquidation Balance Less Net Liquidation Proceeds Received
Date of Last Modification                       Date Loan Was Modified
Modification Code                               See Modification Codes Legend
Modified Note Rate                              Note Rate Loan Modified To
Modified Payment Rate                           Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                   Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses                  Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                       Preceding Fiscal Year Net Operating Income
Preceding Fiscal Year Debt Service Amt.         Preceding Fiscal Year Debt Service Amount
Preceding Fiscal Year DSCR                      Preceding Fiscal Year Debt Service Coverage Ratio
Preceding Fiscal Year Physical Occupancy        Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date               Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                     Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses                    Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                         Second Preceding Fiscal Year Net Operating Income
Second Preceding FY Debt Service                Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR                        Second Preceding Fiscal Year Debt Service Coverage Ratio
Sec Preceding FY Physical Occupancy             Second Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Financial As of Date           Second Preceding Fiscal Year Financial As Of Date
Most Recent Fiscal YTD Revenue                  Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses                 Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI                      Most Recent Fiscal Year To Date Net Operating Income
Most Recent Fiscal YTD Debt Service             Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR                     Most Recent Fiscal Year To Date Debt Service Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.               Most Recent Fiscal Year To Date Physical Occupancy
Most Recent Fiscal YTD Start Date               Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date                 Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date                      The Date Of The Latest  Available Appraisal For The Property
Most Recent Appraisal Value                     The Latest  Available Appraisal Value For The Property
Workout Strategy Code                           See Workout Strategy Codes Legend
Most Recent Spec Service Transfer Date          Date Transferred To The Special Servicer
Most Recent Master Service Return Date          Date Returned To The Master Servicer
Date Asset is Expected to Be Resolved           Date Asset Is Expected To Be Resolved
Year Last Renovated                             Year Property Last Renovated

                                          Field
Field Name                                Number   Type     Format
----------                                ------   ----     ------
Transaction Id                              1       AN        XXX97001
Loan Id                                     2       AN     00000000012345
Prospectus Loan ID                          3       AN          123
Property ID                                 4       AN        1001-001
Distribution Date                           5       AN        YYYYMMDD
Cross-Collateralized Loan Grouping          6     Numeric       9(3)
Property Name                               7       AN          Text
Property Address                            8       AN          Text
Property City                               9       AN          Text
Property State                              10      AN          Text
Property Zip Code                           11      AN         30303
Property County                             12      AN          Text
Property Type Code                          13      AN           MF
Year Built                                  14      AN          YYYY
Year Last Renovated                         15      AN          YYYY
Net Square Feet At Securitization           16    Numeric      25000
# Of Units/Beds/Rooms At Securitization     17    Numeric        75
Property Status                             18      AN           1
Allocated Percentage of Loan at
Securitization                              19    Numeric       0.75
Current Allocated Percentage                20    Numeric       0.75
Current Allocated Loan Amount               21    Numeric     5900900
Ground Lease (Y/N)                          22      AN           N
Other Escrow / Reserve Balances             23    Numeric      25000
Most Recent Appraisal Date                  24      AN        YYYYMMDD
Most Recent Appraised Value                 25    Numeric     10000000
Date Asset is Expected to Be Resolved       26      AN        YYYYMMDD
Foreclosure Date                            27      AN        YYYYMMDD
REO Date                                    28      AN        YYYYMMDD
Occupancy %                                 29    Numeric       0.75
Occupancy Date                              30    Numeric     YYYYMMDD
Date Lease Rollover Review                  31      AN        YYYYMMDD
% Sq. Feet expiring 1-12 months             32    Numeric       0.20
% Sq. Feet expiring 13-24 months            33    Numeric       0.20
% Sq. Feet expiring 25-36 months            34    Numeric       0.20
% Sq. Feet expiring 37-48 months            35    Numeric       0.20
% Sq. Feet expiring 49-60 months            36    Numeric       0.20
Largest Tenant (Tenant Name)                37      AN          Text
Square Feet of Largest Tenant               38    Numeric      15000
2nd Largest Tenant (Tenant Name)            39      AN          Text
Square Feet of 2nd Largest Tenant           40    Numeric    15000.000
3rd Largest Tenant (Tenant Name)            41      AN          Text
Square Feet of 3rd Largest Tenant           42    Numeric      15000
Fiscal Year End Month                       43    Numeric        12
Securitization Financials As Of Date        44      AN        YYYYMMDD
Revenue At Securitization                   45    Numeric    1000000.00
Operating Expenses At Securitization        46    Numeric    1000000.00
NOI At Securitization                       47    Numeric    1000000.00
DSCR At Securitization                      48    Numeric       1.5
Appraisal Value At Securitization           49    Numeric    1000000.00
Appraisal Date At Securitization            50      AN        YYYYMMDD
Physical Occupancy At Securitization        51    Numeric
Date of Last Inspection                     52      AN        YYYYMMDD
Preceding FY Financial As of Date           53      AN        YYYYMMDD
Preceding Fiscal Year Revenue               54    Numeric    1000000.00
Preceding Fiscal Year Expenses              55    Numeric    1000000.00
Preceding Fiscal Year NOI                   56    Numeric    1000000.00
Preceding Fiscal Year Debt Service Amt      57    Numeric    1000000.00
Preceding Fiscal Year DSCR                  58    Numeric       1.3
Preceding Fiscal Year Physical Occupancy    59    Numeric       0.9
Sec Preceding FY Financial As of Date       60      AN        YYYYMMDD
Second Preceding FY Revenue                 61    Numeric    1000000.00
Second Preceding FY Expenses                62    Numeric    1000000.00
Second Preceding FY NOI                     63    Numeric    1000000.00
Second Preceding FY Debt Service            64    Numeric    1000000.00
Second Preceding FY DSCR                    65    Numeric       1.3
Second Preceding FY Physical Occupancy      66    Numeric       0.90


Field Name                                            Description
----------                                            -----------
Transaction Id                                         Unique Issue Identification Mnemonic
Loan Id                                                Unique Indentification Number Assigned To Each Collateral Item In A Pool
Prospectus Loan ID                                     Unique Indentification Number Assigned To Each Collateral Item In
                                                       The Prospectus
Property ID                                            Should contain Prospectus ID and property identifier, e.g., 1001-001,
                                                       1000-002
Distribution Date
Cross-Collateralized Loan Grouping                     All Loans With The Same Numeric Value Are Crossed
Property Name
Property Address
Property City
Property State
Property Zip Code
Property County
Property Type Code
Year Built
Year Last Renovated
Net Square Feet At Securitization                      RT, IN, WH, OF, MU, SS, OT - SF
# Of Units/Beds/Rooms At Securitization                MF, MHP, LO, HC - Units
Property Status                                        1=FCL, 2-REO, 3=Defeased, 4=partial Releases, 5=Released, 6=Same as at Securitization
Allocated Percentage of Loan at Securitization         Issuer to allocate loan % attributable to property for multi-property loans
Current Allocated Percentage                           Calculation based on Current Allocated Loan Amount and Current SPB for associated loan
Current Allocated Loan Amount                          Maintained by servicer
Ground Lease (Y/N)                                     Either Y=Yes, S=Subordinate, N=No ground lease
Other Escrow / Reserve Balances
Most Recent Appraisal Date
Most Recent Appraised Value
Date Asset is Expected to Be Resolved                  Could be different dates for different properties if foreclosing
Foreclosure Date
REO Date
Occupancy %                                            Map to Most Recent Fiscal YTD Physical Occupancy in CSSA, multiply times
                                                       Current Allocated %
Occupancy Date
Date Lease Rollover Review                             Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months
% Sq. Feet expiring 13-24 months
% Sq. Feet expiring 25-36 months
% Sq. Feet expiring 37-48 months
% Sq. Feet expiring 49-60 months
Largest Tenant (Tenant Name)                           For Office, WH, Retail, Industrial, *Only if disclosed in the offering document
Square Feet of Largest Tenant
2nd Largest Tenant (Tenant Name)                       For Office, WH, Retail, Industrial, *Only if disclosed in the offering document
Square Feet of 2nd Largest Tenant
3rd Largest Tenant (Tenant Name)
Square Feet of 3rd Largest Tenant
Fiscal Year End Month                                  Needed to indicate month ending for borrower's Fiscal Year
Securitization Financials As Of Date
Revenue At Securitization
Operating Expenses At Securitization
NOI At Securitization
DSCR At Securitization                                 Multiply times the Allocated % at Securitization
Appraisal Value At Securitization
Appraisal Date At Securitization
Physical Occupancy At Securitization                   Multiply times the Allocated % at Securitization
Date of Last Inspection
Preceding FY Financial As of Date
Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI
Preceding Fiscal Year Debt Service Amt
Preceding Fiscal Year DSCR                             Multiply times the Allocated % at Securitization
Preceding Fiscal Year Physical Occupancy               Multiply times the Allocated % at Securitization
Sec Preceding FY Financial As of Date
Second Preceding FY Revenue
Second Preceding FY Expenses
Second Preceding FY NOI
Second Preceding FY Debt Service
Second Preceding FY DSCR
Second Preceding FY Physical Occupancy

                                    EXHIBIT H
                                    ---------

                         FORM OF EXCHANGE CERTIFICATION

                                                            __________ __, 199__

TO:      The Depository Trust Company

         CEDEL BANK, S. A. or

         Morgan Guaranty Trust Company
         of New York
         Brussels Office
         Euroclear Operation Center

         AMRESCO Services L.P.
         235 PeachTree Street N.E.
         Suite 900
         Atlanta, GA 30303

         LaSalle National Bank, as Trustee
         Attn:  Asset-Backed Securities
         Trust Services Group

     This is to notify you as to the  transfer  of the  beneficial  interest  in
$_______________   of  Morgan  Stanley  Capital  I  Inc.   Commercial   Mortgage
Pass-Through Certificates, Series 1998-CF1, Class __ (the "Certificates").

     The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CEDEL] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CEDEL] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

                  Name:
                  Address:
                  Taxpayer I.D. No.:

     The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate1 for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S. $100,000 and integral multiples of U.S. $1 in excess thereof for each such account.

                                            Very truly yours,

                                            [NAME OF HOLDER OF CERTIFICATE]

                                             By:________________________________
                                                [Name], [Chief Financial
                                                or other Executive Officer]




--------
1 [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE TRUSTEE UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I
                                    ---------

                     FORM OF EUROCLEAR OR CEDEL CERTIFICATE

Morgan Stanley Capital I Inc.
Commercial Mortgage Pass-Through Certificates,
Series 1998-CF1, Class ______ (the "Certificates")

TO:      LaSalle National Bank, as Trustee
         Attn:  Asset-Backed Securities
         Trust Services Group

     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of [August ___, 1998] (the "Pooling and Servicing Agreement") among you, ABN AMRO Bank N.V., Lennar Partners, Inc. and AMRESCO Services L.P., U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

     We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

     [On Release Date: We hereby acknowledge that no portion of the Class __ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

     [Upon any payments under the Regulation S Temporary Global Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

                                      Dated:

                                      [MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK, Brussels office,
                                      as operator of the Euroclear System]

                                      or

                                      [CEDEL BANK, S.A.]

                                      By:_______________________________________

                                    EXHIBIT J
                                    ---------

               FORM OF CERTIFICATE ACCOUNT WIRE TRANSFER AGREEMENT



                                   [RESERVED]

                                    EXHIBIT K
                                    ---------

                FORM OF PROOF OF CERTIFICATEHOLDER STATUS LETTER

                                                                          [Date]

LaSalle National Bank, as Trustee
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107
Attention: Asset-Backed Securities Trust Services Group

         Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1
                  --------------------------------------------------

     The following information is being provided to the Trustee under that certain Pooling and Servicing Agreement dated as of [August ___, 1998] among LaSalle National Bank, as Trustee, Morgan Stanley Capital I Inc., as Depositor, AMRESCO Services L.P., as Master Servicer, Lennar Partners, Inc., as Special Servicer, and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"). The information is being provided to the Trustee for the purpose of providing the Trustee with proof of the status of the below-described person as a Certificateholder (a "Certificateholder") of the Pooling and Servicing Agreement as of the date hereof.

Name of Certificateholder:
Address of Certificateholder:
Aggregate   Certificate   Balance  of  Class  [  ]   Certificate   being   held:
Certificateholder's taxpayer identification number:

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                    EXHIBIT L
                                    ---------

                            FORM OF INSPECTION REPORT
<

                                                    COMMERCIAL PROPERTY INSPECTION
------------------------------------------------------------------------------------------------------------------------------------

    AMRESCO SERVICES, L.P.                   BORROWER:
    235 PEACHTREE STREET, N.E.
    SUITE 900
    ATLANTA, GEORGIA 30303                   PROPERTY NAME:
    TEL: 404-654-2000                       STREET ADDRESS:
    FAX: 404-654-2726                        CITY, STATE ZIP:


------------------------------------------------------------------------------------------------------------------------------------
    LOAN                                     PROPERTY
------------------------------------------------------------------------------------------------------------------------------------
                                             TYPE

    CONTRACT:                                ----- MULTI-FAMILY        ----- OFFICE      ----- INDUSTRIAL       ----- VACANT
                                             ----- COMMERCIAL          ----- RETAIL      ----- HOSPITALITY      ----- OTHER
    LOAN NUMBER:                             ----- MANUFACTURING       ----- HEALTH      ----- WAREHOUSE
    LOAN BALANCE:
    BORROWER:                                IMPROVEMENTS

                                             ----- UNITS               ----- SQ. FT.     ----- BLDGS.           ----- STORIES
    INSPECTION DATE:                         ----- YR. BLT.            ----- YR. RENOV.

------------------------------------------------------------------------------------------------------------------------------------
    CONSTRUCTION
------------------------------------------------------------------------------------------------------------------------------------

      EXTERIOR: ----- BRICK          ----- CONCRETE           ----- STUCCO         -----  SIDING       ----- BLOCK    -----  GLASS
       FRAMING: ----- WOOD           ----- CONCRETE           ----- BRICK          -----  BLOCK        ----- OTHER
       ROOFING: ----- FLAT           ----- SHINGLE            ----- TILE           -----  OTHER

-----------------
    COMMENTS         General Description, Layout, Quality, Features, Appearance etc.
------------------------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------------------------------
     SITE
------------------------------------------------------------------------------------------------------------------------------------

  LOCATION/ACCESS: ----- CORNER         ----- PUBLIC RD     ----- NEAREST INTERSECTION
          PARKING: ----- OPEN           ----- COVERED       ----- ON SITE                 ----- OFF SITE
        AMENITIES: ----- POOL           ----- SPA           ----- TENNIS COURTS           ----- SECURITY       ----- CLUBHOUSE


-----------------
    COMMENTS         Additional Amenities, Exposure/Visibility, Ingress/Egress, Detriments etc.
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
    NEIGHBORHOOD
------------------------------------------------------------------------------------------------------------------------------------

         AREA: ----- URBAN                             ----- SUBURBAN                    ----- RURAL
  % DEVELOPED: ----- OVER 75%                          ----- 25-75%                      ----- UNDER 25%
  GROWTH RATE: ----- FULLY DEV                         ----- STEADY                      ----- SLOW
PRESENT USE %: ----- SGL FAMILY                        ----- MULTI-FAMILY                ----- RETAIL
               ----- COMMERCIAL                        ----- INDUSTRIAL                  ----- VACANT LAND
CHANGE IN USE: ----- LIKELY                            ----- UNLIKELY                    ----- IN PROGRESS


---------------------
    COMMENTS
--------------------------------------------------------------------------------
                               EXCL.        GOOD        AVG            POOR
  ------------------------------------------------------------------------------
         Accessibility
  --------------------------
    Property
    Compatibility
  --------------------------
    General Appearance
  --------------------------
    Surrounding Economy
  --------------------------

  --------------------------

  --------------------------

PROPERTY:   0                                           ADDRESS:  0
------------------------------------------------------------------------------------------------------------------------------------
EXTERIOR                                                       INTERIOR
------------------------------------------------------------------------------------------------------------------------------------
                         --------------------------------                               -------------------------------------
                         GOOD   AVG    FAIR   POOR   NONE                                GOOD     AVG     FAIR    POOR   NONE
                         --------------------------------                               -------------------------------------
LANDSCAPING                                                    FLOORING
                         --------------------------------                               -------------------------------------
WALKS AND DRIVES                                               WALLS/PAINT AND COVERING
                         --------------------------------                               -------------------------------------
FOUNDATION                                                     CEILINGS
                         --------------------------------                               -------------------------------------
EXTERIOR PAINT/TRIM                                            DOORS AND TRIM
                         --------------------------------                               -------------------------------------
WINDOWS/SCREENS                                                LIGHTING/ELECTRICAL
                         --------------------------------                               -------------------------------------
DOORS                                                          HVAC
                         --------------------------------                               -------------------------------------
EXTERIOR WALL SURFACES                                         KITCHEN APPLIANCES
                         --------------------------------                               -------------------------------------
ROOF                                                           CABINETS
                         --------------------------------                               -------------------------------------
PARKING LOT                                                    PLUMBING FIXTURES
                         --------------------------------                               -------------------------------------
POOL/SPA                                                       LAUNDRY ROOMS
                         --------------------------------                               -------------------------------------
COMMON AREAS                                                   ELEVATORS
                         --------------------------------                               -------------------------------------

------------
COMMENTS           Explain access to property,
                   condition etc.
--------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------------------------------
INCOME
------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL                        COMM/INDUST/RETAIL                  HOTEL/MOTEL                      HOSPITAL/CARE FACILITY

          MIX   MO                  Office    Retail                  # RMS     RATES                      # BEDS      RATES
                RENT                ------    ------
EFFICIENCY                    SQ FT:
1 BEDROOM                  OCCUPIED:                           SINGLE:                              BED
2 BEDROOM                    VACANT:                           DOUBLE:                     SEMI PRIVATE
3 BEDROOM                                                       SUITE:                          PRIVATE
4 BEDROOM                     TERMS
----------------
   Total                                                   TOTAL ROOMS                       TOTAL BEDS
   VACANT:

------------------------------------------------------------------------------------------------------------------------------------
PROPERTY MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                          ON- SITE  EMPLOYEES

PROPERTY MANAGER    --------------------                    ---------- OWNER                              ---------- MANAGEMENT
MANAGEMENT COMPANY  --------------------                    ---------- MGMT. COMPANY                      ---------- LEASING
TELEPHONE           --------------------                    ---------- ON-SITE                            ---------- MAINTENANCE
                                                            ---------- OFF-SITE


-------------------------------------------------------------------------------------------------------

                                                                                  YES      NO      N/A
-------------------------------------------------------------------------------------------------------
O & M  PROGRAM                          REQUIRED
                                        ---------------------------------------------------------------
                                        PROGRAM IN PLACE
                                                                                -----------------------

-------------------------------------------------------------------------------------------------------
YEAR 2000 COMPLIANCE                    PROPERTY MANAGEMENT SOFTWARE
                                        ---------------------------------------------------------------
                                        ACCOUNTING SOFTWARE
                                        ---------------------------------------------------------------
                                        PHYSICAL FACILITIES (ELEVATORS, ETC.)
-------------------------------------------------------------------------------------------------------

------------
COMMENTS    Summary of Interview with  Manager
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------


PROPERTY:       0                                  ADDRESS: 0
------------------------------------------------------------------------------------------------------------------------------------
TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL         LABOR MARKET: ----- BLUE COLLAR          ----- WHITE COLLAR        ----- SKILLED              ----- UNSKILLED

                   INCOME STATUS: ----- MIDDLE               ----- LOW MIDDLE          ----- LOWER                ----- GOVT ASSIST.

                     TENANT BASE: ----- STUDENTS             ----- SENIORS             ----- FAMILIES             ----- SINGLES

                                  ----- MILITARY             ----- MIXED


COMMERCIAL/RETAIL                 ----- OWNER OCCUPIED       ----- SINGLE TENANT       ----- MULTI TENANT


MAJOR TENANTS                (25% OR MORE SPACE)
--------------------------------------------------------------------------------------------------------------------------
AREA         STE/UNIT        TENANT NAME                        BUSINESS                 COMMENTS
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ENVIRONMENTAL
--------------------------------------------------------------------------------
RELATING TO THIS PROPERTY OR ADJOINING PROPERTY IS THERE EVIDENCE OF ANY OF THE
FOLLOWING:
-------------------------
YES       NO     UNKNOWN
-------------------------
                         CURRENTLY OR PREVIOUSLY USED FOR INDUSTRIAL USE, LANDFILL, JUNKYARD
-------------------------
                         SERVICE STATION, MOTOR REPAIR FACILITY, DRY CLEANERS, PHOTO DEVELOPING
-------------------------
                         DISCARDED BATTERIES, PESTICIDES, CHEMICALS, UNMARKED STORAGE DRUMS
-------------------------
                         PITS, PONDS, LAGOONS, WASTE DISPOSAL OR TREATMENT
-------------------------
                         STAINED OR CONTAMINATED SOIL
-------------------------
                         UNDERGROUND STORAGE TANKS, VENT PIPES
-------------------------
                         EVIDENCE OF MATERIALS DUMPED, BURIED OR BURNED
-------------------------
                         ELECTRICAL TRANSFORMERS OR HYDROLIC EQUIPMENT
-------------------------
                         ASBESTOS CONTAINING BUILDING MATERIAL
-------------------------
                         LEAD BASED PAINT
-------------------------

-------------------------
COMMENTS
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
OVERALL INSPECTION EVALUATION
--------------------------------------------------------------------------------
     EXCELLENT                 GOOD                FAIR                 POOR
-----                     -----               -----                -----


--------------------------------------------------------------------------------
CERTIFICATION
--------------------------------------------------------------------------------
I CERTIFY TO THE BEST OF MY KNOWLEDGE AND BELIEF, THE STATEMENTS AND INFORMATION CONTAINED WITHIN THIS REPORT ARE TRUE AND CORRECT, AND THAT NO SIGNIFICANT
INFORMATION HAS BEEN WITHHELD; AND THAT I PERSONALLY INSPECTED THE SUBJECT PROPERTY.


-------------------------    -------------------------     ---------------------
INSPECTOR                    INSPECTOR'S SIGNATURE         DATE


-------------------------    -------------------------     ---------------------
REVIEWED BY                  REVIEWER'S SIGNATURE          DATE


AMRESCO SERVICES, L.P.       (404) 654-2000
-------------------------    -------------------------
COMPANY                      TELEPHONE NUMBER

COMMERCIAL PROPERTY INSPECTION


--------------------------------------------------------------------------------
PROPERTY:  0                 ADDRESS:  0                      DATE:####
--------------------------------------------------------------------------------

X

X

                                    LG PHOTOS

                         COMMERCIAL PROPERTY INSPECTION


--------------------------------------------------------------------------------
PROPERTY:  0                 ADDRESS:  0                      DATE:####
--------------------------------------------------------------------------------

X

                                    EXHIBIT M
                                    ---------

                    FORM OF MONTHLY CERTIFICATEHOLDER REPORT

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9                 WAC:
  Chicago, IL   60603                                                                             WAMM:


================================================================================


                                                                 Number Of Pages
                                                                 ---------------

                                Table Of Contents


                      Total Pages Included In This Package


                      Specially Serviced Loan Detail            Appendix A
                      Modified Loan Detail                      Appendix B
                      Realized Loss Detail                      Appendix C




       Information is available for this issue from the following sources
--------------------------------------------------------------------------------

                       LaSalle Web Site                         www.lnbabs.com

                       LaSalle Bulletin Board                   (714) 282-3990
                       LaSalle ASAP Fax System                  (312) 904-2200


                       ASAP #:
                       Monthly Data File Name:


================================================================================


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9                 WAC:
  Chicago, IL   60603                                                                             WAMM:


===================================================================================================================================
          Original       Opening    Principal     Principal       Negative       Closing    Interest      Interest     Pass-Through
Class  Face Value (1)    Balance     Payment     Adj. or Loss   Amortization     Balance    Payment      Adjustment      Rate (2)
CUSIP    Per $1,000    Per $1,000   Per $1,000    Per $1,000     Per $1,000    Per $1,000  Per $1,000    Per $1,000   Next Rate (3)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
          0.00           0.00       0.00          0.00            0.00           0.00       0.00        0.00
===================================================================================================================================
                                                                                 ========================
                                                                                 Total P&I Payment   0.00
                                                                                 ========================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                  Other Related Information


===================================================================================================================================

                                                     Servicer / Pool Information

------------------------------------------------------------------------------------------------------------------------------------
     Beginning       Scheduled       Unscheduled        Realized            Ending          Scheduled          Prepayment Interest
      Balance        Principal        Principal          Losses            Balance          Interest         Shortfall       Excess
------------------------------------------------------------------------------------------------------------------------------------


                  ---------------------------------------------------------------------------------------------------------

                     Beginning          Ending           Gross           W/Avg Months      Prepayment       Disposition
                     Loan Count       Loan Count     Servicing Fees      to Maturity        Penalties           Fees
                  ---------------------------------------------------------------------------------------------------------


                                   -----------------------------------------------------------------------
                                                                           Current         Cumulative
                                                                            Unpaid           Unpaid
                                        Class                              Interest         Interest
                                   -----------------------------------------------------------------------



                                   -----------------------------------------------------------------------
                                        Total
                                   -----------------------------------------------------------------------


====================================================================================================================================


03/12/98 - 13:41 (A519-A533)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                  Other Related Information


====================================================================================================================================


           ---------------------------------------------------------------------------------------------------------
           P&I Advances made by:                Beginning          Current                              Ending
                                               Unreimbursed         Period          Reimbursed       Unreimbursed
           ---------------------------------------------------------------------------------------------------------

           Servicer
           Trustee
           Fiscal Agent

           ---------------------------------------------------------------------------------------------------------
           Total P&I Advances
           ---------------------------------------------------------------------------------------------------------




           Summary of Expenses:

           Current Period Servicing Fees
           Current Period Trustee Fees
           Current Period Special Servicing Fees
           Principal Recovery Fees
           Other Servicing Compensation - Interest on Advances

           Total

           Net Aggregate PPIS Allocable to the Bonds

           Trust Fund Expenses
           Current Realized Losses on Mortgage Loans
           Cumulative Realized Losses on Mortgage Loans


====================================================================================================================================


03/12/98 - 13:41 (A519-A533)  (c) 1998  LaSalle National Bank\

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                  Other Related Information


====================================================================================================================================


          ---------------------------------------------------------------------------------------------------------
          REO Property sold of disposed of during the related Collection Period

                                                                                     Portion           Final
                               Realized                                            Included in        Recovery
                Loan             Loss             Sale              Other           Available      Determination
               Number        Attributable       Proceeds           Proceeds           Funds             Date
          ---------------------------------------------------------------------------------------------------------

        1
        2
        3

          =========================================================================================================
          Totals
          =========================================================================================================


          ---------------------------------------------------------------------------------------------------------
          REO Property included in the Trust

                                                  Most            Aggregate         Aggregate         Portion
                                                 Recent             Amount           Amount         Included in
                Loan                           Appraisal            of Net          of Other         Available
               Number                          Valuation            Income          Revenues           Funds
          ---------------------------------------------------------------------------------------------------------

        1
        2
        3

          =========================================================================================================
          Totals
          =========================================================================================================


====================================================================================================================================


03/12/98 - 13:41 (A519-A533)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                  Other Related Information


====================================================================================================================================


  -------------------------------------------------------------------------------------------------------------------------
  Mortgaged Properties that became REO during the preceding calendar month
                                                                                                               Unpaid
                                                                             Debt                            Principal
                                                                           Service           Stated           Balance
       Loan                                             Property           Coverage         Principal        as of REO
      Number            City            State             Type              Ratio            Balance            Date
  -------------------------------------------------------------------------------------------------------------------------


  =========================================================================================================================
  Totals
  =========================================================================================================================


                  ----------------------------------------------------------------------------------------
                                                Appraisal Reduction Amounts

                        Loan                                              Current             Total
                       Number                                              Period           Reduction
                  ----------------------------------------------------------------------------------------

                1
                2
                3

                  ========================================================================================
                       Totals                                                                 0.00
                  ========================================================================================


====================================================================================================================================


03/12/98 - 13:41 (A519-A533)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603


====================================================================================================================================
Distribution    Delinq        Delinq         Delinq         Foreclosure/   REO       Modifications  Prepayments   Curr Weighted Avg.
                1 Month       2 Months       3+ Months      Bankruptcy
    Date       #  Balance     # Balance      #  Balance     #   Balance   #  Balance   #    Balance   #   Balance    Coupon    Remit
====================================================================================================================================
08/17/98      0      0        0     0        0      0       0      0      0     0      0      0       0      0
              0.00%  0.000%   0.00% 0.000%   0.00%  0.000%  0.00%  0.000% 0.00% 0.000% 0.00%  0.000%  0.00%  0.000%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                    Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603
                                                       Delinquent Loan Detail

====================================================================================================================================
                  Paid                   Outstanding    Out. Property                    Special
Disclosure Doc    Thru    Current P&I        P&I         Protection     Advance          Servicer     Foreclosure  Bankruptcy   REO
  Control #       Date      Advance       Advances**      Advances    Description (1)  Transfer Date     Date         Date     Date
====================================================================================================================================







====================================================================================================================================
A.  P&I Advance - Loan in Grace Period                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but < one month delinq              2.  P&I Advance - Loan delinquent 2 months
                                                                   3.  P&I Advance - Loan delinquent 3 months or More
                                                                   4.  Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                        Pool Total


                       DISTRIBUTION OF PRINCIPAL BALANCES
--------------------------------------------------------------------------------
     (2) Current Scheduled        Number  (2) Scheduled   Based on
            Balances             of Loans    Balance      Balance
================================================================================
            $0 to       $500,000
      $500,000 to     $1,000,000
    $1,000,000 to     $1,500,000
    $1,500,000 to     $2,000,000
    $2,000,000 to     $2,500,000
    $2,500,000 to     $3,000,000
    $3,000,000 to     $3,500,000
    $3,500,000 to     $4,000,000
    $4,000,000 to     $5,000,000
    $5,000,000 to     $6,000,000
    $6,000,000 to     $7,000,000
    $7,000,000 to     $8,000,000
    $8,000,000 to     $9,000,000
    $9,000,000 to    $10,000,000
   $10,000,000 to    $11,000,000
   $11,000,000 to    $12,000,000
   $12,000,000 to    $13,000,000
   $13,000,000 to    $14,000,000
   $14,000,000 to    $15,000,000
   $15,000,000  &      Above
================================================================================
             Total                  0                  0   0.00%
--------------------------------------------------------------------------------
                   Average Scheduled Balance is                   0
                   Maximum  Scheduled Balance is                  0
                   Minimum  Scheduled Balance is                  0


                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------
                       Number  (2) Scheduled  Based on
     Property Types   of Loans    Balance      Balance
================================================================================



================================================================================
             Total            0             0      0.00%


                    DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
Current Mortgage       Number  (2) Scheduled  Based on
Interest Rate         of Loans    Balance      Balance
================================================================================
7.000% or less
7.000% to 7.125%
7.125% to 7.375%
7.375% to 7.625%
7.625% to 7.875%
7.875% to 8.125%
8.125% to 8.375%
8.375% to 8.625%
8.625% to 8.875%
8.875% to 9.125%
9.125% to 9.375%
9.375% to 9.625%
9.625% to 9.875%
9.875% to 10.125%
10.125% & Above
================================================================================
     Total                   0             0           0.00
--------------------------------------------------------------------------------
                   W/Avg Mortgage Interest Rate is              0.0000%
                   Minimum Mortgage Interest Rate is            0.0000%
                   Maximum Mortgage Interest Rate is            0.0000%


                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
                         Number  (2) Scheduled  Based on
  Geographic Location   of Loans    Balance      Balance
================================================================================



================================================================================
     Total                     0             0         0.00%
--------------------------------------------------------------------------------


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                        Pool Total

                                 LOAN SEASONING
--------------------------------------------------------------------------------
                                  Number  (2) Scheduled   Based on
        Number of Years          of Loans    Balance      Balance
================================================================================



================================================================================

--------------------------------------------------------------------------------
                         Weighted Average Seasoning is           0.0


                         DISTRIBUTION OF REMAINING TERM
                                FULLY AMORTIZING
--------------------------------------------------------------------------------
   Fully Amortizing              Number  (2) Scheduled    Based on
    Mortgage Loans               of Loans    Balance      Balance
================================================================================
      60 months or less
      61 to 120 months
     121 to 180 months
     181 to 240 months
     241 to 360 months
================================================================================
     Total                             0             0           0.00%
--------------------------------------------------------------------------------
                     Weighted Average Months to Maturity is           0


                              DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
     Debt Service                Number  (2) Scheduled    Based on
     Coverage Ratio (1)         of Loans    Balance       Balance
================================================================================
        0.500 or less
        0.500 to 0.625
        0.625 to 0.750
        0.750 to 0.875
        0.875 to 1.000
        1.000 to 1.125
        1.125 to 1.250
        1.250 to 1.375
        1.375 to 1.500
        1.500 to 1.625
        1.625 to 1.750
        1.750 to 1.875
        1.875 to 2.000
        2.000 to 2.125
        2.125 &  Above
          Unknown
================================================================================
          Total                         0             0        0.00%
--------------------------------------------------------------------------------
                 Weighted Average Debt Service Coverage Ratio is      0.000


                        DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                  Number  (2) Scheduled   Based on
       Amortization Type         of Loans    Balance      Balance
================================================================================



================================================================================
          Total                         0             0        0.00%
--------------------------------------------------------------------------------


                         DISTRIBUTION OF REMAINING TERM
                                  BALLOON LOANS
--------------------------------------------------------------------------------
           Balloon             Number   (2) Scheduled     Based on
         Mortgage Loans       of Loans      Balance       Balance
================================================================================
           12 months or less
           13 to 24 months
           25 to 36 months
           37 to 48 months
           49 to 60 months
           61 to 120 months
          121 to 180 months
          181 to 240 months
================================================================================
          Total                    0             0            0.00%
--------------------------------------------------------------------------------
                     Weighted Average Months to Maturity is                0


                                    NOI AGING
--------------------------------------------------------------------------------
                              Number    (2) Scheduled     Based on
         NOI Date             of Loans      Balance       Balance
================================================================================
      1 year or less
       1 to 2 years
      2 Years or More
          Unknown
================================================================================
           Total                   0              0              0.00%
--------------------------------------------------------------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                                        Pool Total

                          DISTRIBUTION OF MAXIMUM RATES
--------------------------------------------------------------------------------
                                  Number  (2) Scheduled   Based on
         Maximum Rates           of Loans    Balance      Balance
================================================================================
           No Maximum
             0.to% 12.00%
            12.to% 12.50%
            12.to% 13.00%
            13.to% 13.50%
            13.to% 14.00%
            14.to% 14.50%
            14.to% 15.00%
            15.to% 15.50%
            15.to% 16.00%
            16.to% 16.50%
            16.to% 17.00%
            17.to% 17.50%

      Fixed Rate Mortgage
================================================================================
                                        0              0   0.00%
--------------------------------------------------------------------------------
 Weighted Average for Mtge with a Maximum Rate is         13.49%


                    DISTRIBUTION OF INDICES OF MORTGAGE LOANS
--------------------------------------------------------------------------------
                       Number  (2) Scheduled  Based on
        Indices       of Loans    Balance      Balance
================================================================================



================================================================================
      Total               0             0    0.00%
--------------------------------------------------------------------------------


                         DISTRIBUTION OF MINIMUM RATES
--------------------------------------------------------------------------------
                          Number  (2) Scheduled  Based on
    Minimum Rates (1)    of Loans    Balance      Balance
================================================================================
       No Minimum
    0.010% to 3.000%
    3.010% to 3.500%
    3.510% to 4.000%
    4.010% to 4.500%
    4.510% to 5.000%
    5.010% to 5.500%
    5.510% to 6.000%
    6.010% to 6.500%
    6.510% to 7.000%
    7.010% to 7.500%
    7.510% to 8.000%
    8.010% to 8.500%
    8.510% to 99.000%
   Fixed Rate Mortgage
================================================================================
                                0              0   0.00%
--------------------------------------------------------------------------------
                Weighted Average for Mtge with a Minimum Rate is      0.00%


                       DISTRIBUTION OF PAYMENT ADJUSTMENT
--------------------------------------------------------------------------------
 Interest Adjustment     Number  (2) Scheduled  Based on
      Frequency          Loans      Balance      Balance
================================================================================



================================================================================
          Total               0              0         0.00%
--------------------------------------------------------------------------------


                      DISTRIBUTION OF MORTGAGE LOAN MARGINS
--------------------------------------------------------------------------------
   Mortgage Loan              Number  (2) Scheduled   Based on
     Margins                  Loans      Balance      Balance
================================================================================
    No Margin
0.000% to 0.000%
0.010% to 1.000%
1.010% to 1.500%
1.510% to 2.000%
2.010% to 2.500%
2.510% to 3.000%
3.010% to 3.500%
3.510$ to 4.000%
4.010% to 4.500%
4.510% &  Above
Fixed Rate Mortgage
================================================================================
     Total                         0              0         0.00%
--------------------------------------------------------------------------------
Weighted Average for Mtge with a Margin is                0.00%

(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.


                      DISTRIBUTION OF INTEREST ADJUSTMENT
--------------------------------------------------------------------------------
   Payment Adjustment         Number  (2) Scheduled   Based on
       Frequency              Loans      Balance      Balance
================================================================================



================================================================================

     Total                         0             0          0.00%
--------------------------------------------------------------------------------


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603
                                                   Specially Serviced Loan Detail
====================================================================================================================================
                     Beginning                                                         Specially
   Disclosure        Scheduled        Interest        Maturity         Property         Serviced
    Control #         Balance           Rate            Date             Type       Status Code (1)                Comments
====================================================================================================================================







====================================================================================================================================
 (1)Legend :
    1)  Request for waiver of Prepayment Penalty        4)  Loan with Borrower Bankruptcy     7)  Loans Paid Off
    2)   Payment default                                5)  Loan in Process of Foreclosure    8)  Loans Returned to Master Servicer
    3)   Request for Loan Modification or Workout       6)  Loan now REO Property
====================================================================================================================================

                                                                                                                          Appendix A


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603
                                                        Modified Loan Detail
------------------------------------------------------------------------------------------------------------------------------------
   Disclosure       Modification                                             Modification
    Control #           Date                                                  Description
------------------------------------------------------------------------------------------------------------------------------------







====================================================================================================================================

                                                                                                                          Appendix B


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

ABN AMRO                                              Morgan Stanley Capital I Inc.               Statement Date:          08/17/98
LaSalle National Bank                          Commercial Mortgage Pass-Through Certificates      Payment Date:            08/17/98
                                                            Series 1998-CF1                       Prior Payment:                 NA
Administrator:                                                                                    Record Date:             07/31/98
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740                    ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603
                                                        Realized Loss Detail


====================================================================================================================================
                                         Beginning            Gross Proceeds    Aggregate      Net       Net Proceeds
Dist.  Disclosure  Appraisal  Appraisal  Scheduled   Gross     as a % of       Liquidation  Liquidation    as a % of      Realized
Date   Control #     Date       Value     Balance   Proceeds  Sched Principal   Expenses *   Proceeds    Sched. Balance     Loss
------------------------------------------------------------------------------------------------------------------------------------







------------------------------------------------------------------------------------------------------------------------------------
Current Total                   0.00                 0.00                       0.00           0.00                         0.00
Cumulative                      0.00                 0.00                       0.00           0.00                         0.00
====================================================================================================================================

                                                                                                                          Appendix C

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..


02/24/97 - 13:09 (A99-A999)  (c) 1998  LaSalle National Bank

                                    EXHIBIT N
                                    ---------

                                   [RESERVED]

                                    EXHIBIT O
                                    ---------

                     FORM OF SPECIALLY SERVICED ASSET REPORT




                                                             Determination Date:
Morgan Stanley Capital, Inc.                                           Due Date:
Mortgage Pass Through Certificates Series 1998-CF1                   Loan Group:

Delinquent and
Specially Serviced Asset Report



                                                                          ----------------------------------------------------------
                                                                          Special Servicing Status Code     Monthly        Total
                                                     --------------------------------------------------     P&I Pmt.       Cumul.
---------------------------------------------------  Schedule     Paid             Transfer   Resol.         Pmt.          Advance
    Loan     Property                       Asset    Balance      to    Transfer   Reason    Status         ($000)         $000)
   Number      Type        City      State  Type      ($000)      Date     Date       (1)      (2)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                          Cash Flow Data                       Occupancy                Appraisal Data
                          ----------------------------------------------------------------------------------------------------------
                          Latest       Latest                  Latest      Latest                       Latest
------------------------- Op.          Annual                  Occup-      Occup-       Latest          Appraisal
    Loan     Property     Stmt.        NOI        Latest       ancy        ancy         Appraisal       Value           Latest
   Number      Type       Date        ($000)       DSCR        Date         (%)         Date            ($000)           LTV
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

---------------- ---------------------------------------------------
           (1) Reason for Transfer to Special
               Servicer

 1. Note transferred (DQ only)             5. Bankruptcy

 2. Request for forbearance or             6. Tax or insurance advance
     modification

 3. Payment default                        7. Default imminent

 4. Balloon default                        8. Nonpayment default



--------------------------------------------------------------------
              (2) Resolution Status


  1. Status pending borrower            7. Bankruptcy
     negotiations
  2. Negotiations in process to cure    8. REO or loan sale in process
     default
  3. Extension of maturity in process   9. Loan repurchase  pending

  4. Modification in process           10. Corrected & monitoring for
                                           return to Master Servicer
  5. Foreclosure in process

  6. Intent to foreclose




================================================================================
     Information contained herein has been furnished by borrowers, property managers, or other outside parties and therefore no assurances are made as to the accuracy or completeness of such
                                  information.
================================================================================

                                                             Determination Date:
Morgan Stanley Capital, Inc.                                           Due Date:
Mortgage Pass Through Certificates Series 1998-CF1                   Loan Group:

Loan Modification Report


                                                      ------------------------------------------------------------------------------
                                                      Information on Loan Terms Both Before and After Modification

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Mod.          Sched.            Sched.
 Determin-                                                Mod.         Type        Bal. Before       Bal. After
   ation       Loan     Property                       Effective       Code           Mod.               Mod.
   Date       Number      Type        City     State      Date         (1)          ($000)             ($000)
------------------------------------------------------------------------------------------------------------------------------------










                     ---------------------------------------------------------------------------------------------------------------
                     Information on Loan Terms Both Before and After Modification
------------------------------------------------------------------------------------------------------------------------------------
                     Maturity  Maturity  Interest    Interest    Monthly     Monthly
 Determin-            Date      Date      Rate        Rate      P&I Pmt     P&I Pmt      Date    Realized   Unrealized
   ation    Loan     Before    After     Before      After      Before       After     Returned    Loss        Loss
   Date    Number     Mod.      Mod.      Mod.        Mod.       Mod.         Mod.        MS      ($000)      ($000)      Comments
------------------------------------------------------------------------------------------------------------------------------------













--------------------------------------------------------------------------------
                        (1) Loan Modification Type Codes


1. Modification with principal    3. Maturity extension with no other changes
   forgiven                          in terms
2. Modification without           4. Maturity extension with other changes in
   principal forgiven                term.
================================================================================

     Information contained herein has been furnished by borrowers, property managers, or other outside parties and therefore no assurances are made as to the accuracy or completeness of such information.

================================================================================

                                                             Determination Date:
Morgan Stanley Capital, Inc.                                           Due Date:
Mortgage Pass Through Certificates Series 1998-CF1                   Loan Group:

Realized Losses Report



                                                      ---------------------------------------------------------------
                                                      Information on Actual Date of Resolution / Disposition
---------------------------------------------------------------------------------------------------------------------
                                                         Res. /
 Determin-                                               Disp.     Res. /               Total P&I  Total Other
   ation      Loan     Property                          Code       Disp.    Proceeds   Advances    Advances
   Date      Number      Type      City      State       (1)       Date      ($000)     ($000)      ($000)
---------------------------------------------------------------------------------------------------------------------











                     ------------------------------------------------------------------------------------------
                     Information on Actual Date of Resolution / Disposition
---------------------------------------------------------------------------------------------------------------
                         Sched.        Sched.                  Latest
 Determin-            Bal. Before   Bal. After    Latest       Appr.      Realized   Unrealized
   ation      Loan    Res./Disp.    Res./Disp.     Appr.       Value        Loss       Loss
   Date      Number    ($000)        ($000)        Date        ($000)      ($000)      ($000)         Comments
---------------------------------------------------------------------------------------------------------------











--------------------------------------------------------------------------------
                          (1) Resolution / Disposition
                          ("Res./Disp.") Codes

1. REO Sale               3. Discounted              5. Appraisal adjustment
                             paydown/payoff

2. Modification with      4. Loan Sale
   forgiveness
================================================================================

     Information contained herein has been furnished by borrowers, property managers, or other outside parties and therefore no assurances are made as to the accuracy or completeness of such information.

================================================================================

                                                             Determination Date:
Morgan Stanley Capital, Inc.                                           Due Date:
Mortgage Pass Through Certificates Serices 1998-CF1                  Loan Group:

REO Report


---------------------------------------------------------------------------------------------------------------------
                                                                                                         Latest
                                                             Date         Date      Listing     YTD        Op.
     Loan        Property                                    REO         Listed      Sale     Net Cash    Stmt.
    Number         Type          City          State       Acquired     for Sale     Price    Receipts     Date
---------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------
                               Latest                    Latest       Latest
                               Annual      Lastest       Occup-       Occup-
     Loan        Property       NOI         Appr.         ancy         ancy
    Number         Type        ($000)        Date         Date          (%)        Comments
-----------------------------------------------------------------------------------------------












================================================================================

     Information contained herein has been furnished by borrowers, property managers, or other outside parties and therefore no assurances are made as to the accurancy or completeness of such information.

================================================================================

                                    EXHIBIT P
                                    ---------

                    FORM OF SPECIAL SERVICER MONTHLY REPORTS



Special Servicer Remittance Report
Morgan Stanley Capital I, Inc.
Mortgage Pass Through Certificates Series 1998-CF1
Determination Date:
Due period:

Calculation of Special Servicer Servicing Fees:
                                                  Special             Date
                                   Schedule       Servicer            Returned
                    Borrower       Principal      Loan Transfer       to Master
Loan #              Name           Balance        Date                Servicer



                    Net
                    Liquidation
                    Proceeds       Disposition    Assumption          Other
Loan #              Final Pmt.     Fee            Fees                Fees



Specially Serviced Mortgage Loans and REO Loans:
                                                  Special             Date
                                   Schedule       Servicer            Returned
                    Borrower       Principal      Loan Transfer       to Master
Loan #              Name           Balance        Date                Servicer
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                    Total          $      .


                    Net
                    Liquidation
                    Proceeds       Disposition    Assumption          Other
Loan #              Final Pmt.     Fee            Fees                Fees
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                           0.00           0.00          0.00             0.00


Due Period:

Special Servicing Fee:                       $0.00
Mortgage Principal Balance as of:
Special Servicing Fee Rate ( )            --------

Special Servicing Fee                        $0.00
                                          ========

Additional Fees Collected:
Assumption Fees                              $0.00
Modification Fees                            $0.00
Assumption and Extension Fees                $0.00
Assumption and Extension Fees                $0.00
Lease Approval Fee                           $0.00
Extension Fees, Modification Fees, Late Fees $0.00
Forbearance Fees                             $0.00
Administration Fee                           $0.00

Total Additional Fees                        $0.00
                                          --------

Total Additional Fees Due                    $0.00

Disposition Fee:
                                             $0.00
                                          --------

Special Servicing Compensation Due:          $0.00
                                          ========

Morgan Stanley Capital I, Inc.
Mortgage Pass Through Certificates Series 1998-CF1
Determination Date:

Monthly collections on Specially Serviced Loans for the period:

               Borrower   Principal    Interest       Insurance      Liquidation
Loan #         Name       Collected    Collected      Proceeds       Proceeds

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
               TOTAL        $0.00       $0.00           $0.00            $0.00

               Realized                                     Total        Paid
               Loss           Prepayment     Other          Payment      Through
Loan #         Incurred       Penalty        Payments       Received     Date

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   $0.00          $0.00         $0.00        $0.00


Monthly collections on REO Property for the period:

                                 Property       REO           Insurance
Loan #         Borrower Name     Name           Revenues       Proceeds

________________________________________________________________________________
________________________________________________________________________________
                  TOTAL             $0.00         $0.00           $0.00


                              Realized                      Total        Paid
               Liquidation    Loss           Other          Payment      Through
Loan #         Proceeds       Incurred       Payments       Received     Date

________________________________________________________________________________
________________________________________________________________________________
                   $0.00        $0.00                         $0.00

Comments:


AM - Administrative and Recording Fee
D  - Default Interest
E  - Escrow
EN - Environmental Fees
L  - Late Fees
L  - AM - Lennar Partners Administrative Fee
LE - Legal Fees
PP - Prepayment Penalty
R  - Reserves
S  - Suspense
SD - Money previously placed in suspense, used to pay off the loan TI - Tenant Improvement Reserve
PR - Principal Reduction

                                    EXHIBIT Q
                                    ---------

                        FORM OF MORTGAGE LOAN INFORMATION

********this file was empty*******

                                   EXHIBIT R-1
                                   -----------

                        MORTGAGE LOAN PURCHASE AGREEMENT
                       REPRESENTATIONS AND WARRANTIES FOR
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
           (Representations and Warranties with respect to MSMC Loans)



     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule was complete, true and correct in all material respects as of the Cut-off Date.

     2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's tangible personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

     5. Assignment of Leases and Rents. The Assignment of Leases set forth in the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage and Permitted Encumbrances, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

     6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of real property which are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any material respect, except by written instruments, all of which are included in the related Mortgage File.

     7. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan (and with respect to the Mortgage Loans described in Schedule A hereto, either no report was prepared or a more limited report was prepared), each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

     8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") not less than the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or in an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

     9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been materially complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     11. Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related
Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

     12. Environmental Conditions. An environmental site assessment was performed (and with respect to the Mortgage Loans described in Schedule A hereto, a more limited environmental site assessment was conducted) with respect to each Mortgaged Property in connection with the origination of the related
Mortgage Loan, a report of each such assessment or limited review (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage or related agreement requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment or limited review disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) the related Mortgagor was required either to provide additional security which may have included the escrow of funds and/or to obtain an operations and maintenance plan.

     13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures a Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and excluding provisions relating to default interest, yield maintenance charges or prepayment premiums. There is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

     14. Insurance. Except as set forth on Schedule A, all improvements upon the related Mortgaged Property are, and are required pursuant to the related
Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of the buildings or other structures on Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan.

     15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

     16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     17. Leasehold Estate. Except as set forth on Schedule A, each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"):

          (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

          (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

          (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

          (iv) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

          (v)       Such Ground Lease, or an estoppel letter or other agreement,
                    (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

          (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

          (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee (or a trustee appointed by it under the related Mortgage) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

          (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located; and

          (x) Such Ground Leases requires the lessor to enter into the new lease upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding.

     18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date required to be deposited or paid have been so deposited or paid.

     19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

     20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under
Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause
(a)(ii) of paragraph 19, including the proviso thereto.

     21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner or lessee of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

     22. No Mechanics' Liens. As of the date of origination of such Mortgage Loan and, to the knowledge of the Seller, as of the Closing Date, each Mortgaged Property was free and clear of any mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except for liens insured against by the related Title Policy referred to herein.

     23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

     25. Releases of Mortgaged Property. Except (i) for the release of a portion of the Mortgaged Property which was contemplated at origination of the Mortgage Loan and such portion was not material to underwriting such Mortgage Loan, or
(ii) as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan. The Mortgages relating to those Mortgage Loans (including cross-collateralized loans) identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (unless otherwise specified on Schedule A hereto) (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price or substitution of other permitted collateral in connection therewith.

     26. Defeasance Provisions. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (A) requires the consent of the holder of the Mortgage Loan to any defeasance, or (B) permits defeasance (i) no earlier than two years after the Closing Date (as defined in the Pooling and Servicing Agreement, dated as of July 1, 1998), (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. ss. 1.86OG-2(a)(8)(i), and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

     27. No Equity Participation or Contingent Interest. Except as set forth on Schedule A, no Mortgage Loan contains any equity participation by the Seller or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

     28. No Material Default. To the Seller's best knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

     29. Inspections. Except for the Conti Small Loans set forth on Schedule A, the Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

     30. Local Law Compliance. To the Seller's knowledge, based on opinions of counsel, endorsements of title insurance or due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination.

     31. Junior Liens. Except as otherwise set forth on Schedule B, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. Except as otherwise set forth on Schedule B, the Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

     32. Actions Concerning Mortgaged Property. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might if determined adversely, materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

     33. Servicing. The servicing and collection practices used by the Seller have been in all material respects legal, proper and prudent and have met customary industry standards.

     34. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination or promptly thereafter of each Mortgage Loan, (i) the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgage Property as it was then operated and (ii) if a related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level IV" (or equivalent) violations in the case of skilled nursing facilities) that had not been cured or as to which a plan of correction had not been submitted to and accepted by such governmental authorities. To the extent such facility participates in Medicaid or Medicare, the Seller has not received any notice that such facility is not in compliance in all material respects with the requirements of such program, such that such facility's continued participation in such program be adversely affected.

     35.Leasehold Estate and Fee Interest. If any Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor under a Ground Lease and by the Fee Interest of the Ground Lessor:

                  a. Such Fee Interest is subject, and subordinated of record, to the related Mortgage; and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such Fee Interest; and

                  b. Upon occurrence of a default under the terms of the related Mortgage by the Mortgagor, the mortgagee has the right to foreclose upon or otherwise exercise its rights with respect to such Fee Interest within a period of time that would not have been viewed, as of the date of origination, as commercially unreasonable by a prudent commercial mortgage lender.

     36. Fixed Rate Loans. Except as set forth on Schedule A, each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except for the imposition of a default rate and, with respect to the ARD Loan's, the increase in the interest rate as of the Anticipated Repayment Date.

     37. Single Purpose Entity. The Mortgagor on each Mortgage Loan that, individually or together with the Mortgage Loans of affiliated Mortgagors, represented 2% or more of the Initial Pool Balance, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single
Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide or which is subject to covenants in the related loan documents substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgaged Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

     38. Due-on-Sale. Subject to a one-time (or, in the case of certain Mortgage Loans, a multiple-time) transfer right allowed in accordance with certain provisions set forth in the Mortgage securing each Mortgage Loan, such Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any interest therein, is directly or transferred or sold.

     39. Healthcare Loans. With respect to the Healthcare Loans.

          i. If the related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility (a "Long-Term Care Mortgage Loan"), as of the Cut-Off Date, the facility located on the related Mortgaged Property had all certificates, licenses and permits required by applicable law for the operation of such facility and, to the extent such facility participates in Medicaid, Medicare or other similar programs, such facility held a valid certification for such participation, appropriate for the level of care provided at such facility;

          ii. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, to the knowledge of the Seller, the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property or the related Mortgaged Property was in material compliance with all applicable laws, regulations, quality and safety standards and requirements of the applicable state department of health (each, a "DOH") and all other applicable state or federal governmental authorities, and the related Mortgage Loan documents required that so long as the related Mortgage Loan remains outstanding the related Mortgaged Property shall be operated in compliance with such applicable laws and requirements in all materials respects;

          iii. Except as set forth on Schedule C, with respect to the Long-Term Care Mortgage Loans, the related Mortgage Loan documents provided that so long as the related Mortgage Loan remains outstanding, the related Mortgaged Property shall be operated in such a manner that all required licenses, permits and authorizations shall remain in full force and effect, and that without the lender's consent, all required licenses, permits and authorizations may not be (A) transferred to any location other than the Mortgaged Property or (B) pledged as collateral for any other loan or indebtedness (other than another Mortgage Loan) and so long as the related Mortgage Loan remains outstanding, the Borrower may not without the lender's consent (Y) rescind, withdraw, revoke, amend, modify, supplement or otherwise materially alter the nature, tenor or scope of the certificate of need (if applicable) for the related Mortgaged Property, or (Z) terminate, materially modify, or materially amend a lease or management contract, as the case may be, in effect with respect to the related Mortgaged Property;

          iv. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, the Seller has not received notice of a violation with respect to the operation of the related Mortgaged Property that would, directly or indirectly, or with the passage of time have a material adverse impact on the related Mortgaged Property's ability to accept and/or retain patients or residents, as the case may be, modify, limit or annul the related Mortgaged Property's licenses, permits or authorizations or affect the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property's continued participation in Medicaid or Medicare programs, if applicable, or any successor program thereto;

          v. With respect to the Long-Term Care Mortgage Loans, to the Seller's knowledge, as of the Cut-off Date, the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property, the related Mortgaged Property did not have outstanding a deficiency requiring the declaration of "immediate jeopardy" (Level IV) in applicable federal regulations, which have threatened the related Borrower or operator, as the case may be, with respect to the operation of the related Mortgaged Property or the related Mortgaged Property's certification for participation in Medicare or Medicaid, to the extent applicable;

          vi. As of the Cut-Off Date, the Seller has not received notice that the related Borrower or related operator, as the case may be, has failed to file within the time permitted, including any extension thereof, all such Medicare, Medicaid, or other similar program cost reports, if applicable;

          vii. As of the Cut-Off Date, the Seller has not received notice that the related lease or related management contract, as the case may be, if any, is not in full force and effect;

          viii. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, the Seller has not received notice of a material default, breach or violation under a related lease or management contract that is uncured, or an event under a related lease or management contract which, with the passage of time or notice or the expiration of any grace or cure period, would constitute a material default, breach, or violation, that is uncured;

          ix. With respect to the Long-Term Care Mortgage Loans, the related Mortgage Loan documents, to the extent if any permitted under applicable law, create a first lien security interest in the certificates, licenses, permits and other authorizations necessary and required by applicable law for the use of the related Mortgaged Property, and if any such certificate, license permits, or other authorizations are in the name of a lessee or manager or an operator other than the Borrower, such lessee or manager or operator has agreed, to the extent if any permitted by law, under the related Mortgage Loan documents that upon termination of the related lease or management contract, as the case may be, to surrender in favor of the related Borrower or mortgagee of record with respect to the related Mortgage Loan, all such certificates, licenses, permits, and other authorizations;

          x. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, the Seller has not received notice that either the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property or the related Mortgaged Property is subject to a material audit adjustment or material decrease in reimbursement with respect to its participation in any third-party reimbursement program or has been notified that any managed care or other third-party reimbursement program contract is being or has been canceled, not renewed, or downgraded or that any such action is pending, threatened or contemplated;

                                   SCHEDULE A
                                   ----------

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                          THE INDIVIDUAL MORTGAGE LOANS


The   following   Mortgage   Loans,   as   described,   are  excepted  from  the
representations and warranties contained in the corresponding paragraph in Exhibit A:

     7. Condition of Property; Condemnation. With respect to the MSMC Loan known as Pleasanton Square II (Mortgage Loan No. 94), no engineering report has been prepared.

     25. Releases of Mortgaged Property. With respect to the MSMC Loan known as 300/310 (Mortgage Loan No. 158) and 349 Main Street (Mortgage Loan No. 159), the release provisions provide that in order to release either of the Mortgaged Properties, a maximum loan-to-value ratio of 74.5% for the remaining Mortgaged Property securing such Mortgage Loan and payment of 62.5% of the outstanding principal balance of the single note is required.

     With respect to the MSMC Loan known as Elliot Bay Office Building (Mortgage Loan No. 33), the release provisions provide for the release of an area comprising 75 parking spaces as long as loan-to-value tests are met and the borrower provides a substitute piece of land as security for the loan.

     With respect to the MSMC Loan known as The WISCO Portfolio (Mortgage Loan No.'s 27 - 32) (Holiday Inn - Fond du Lac, Comfort Suites - Appleton, Comfort Suites - Madison, Budgetel - Madison, Holiday Inn - Osh Kosh, Budgetel - Fond du
Lac), the release provisions provide that in order to release any Mortgaged Property, 125% of the allocated loan amount of the Mortgaged Property being released is paid and a minimum of 1.77x DSCR for the remaining properties.

     With respect to the MSMC Loan known as The Lembi Portfolio (Mortgage Loan No.'s 1 - 13) (2677 Larkin Street, 645 Stockton Street, 1340-1390 Taylor Street, 1401 Jones Street, 1870 Pacific Avenue, 500 Stanyan Street, 2075-2079 Market Street, 1290 20th Avenue, 78 Buchanan, 2095-2099 Market Street, 235-241 Church Street, 1465 Burlingame, 252-258 Church Street), the release provisions provide that to release the Mortgaged Property, 125% of the related property allocated loan amount of the Mortgage Property being released is paid and a DSCR, the greater of (a) the DSCR of all properties immediately prior to the release and
(b) 1.25x for the remaining properties is required.

     With respect to the MSMC Loan known as Days Inn Tacoma  (Mortgage  Loan No.
154), the release provisions provide for partial release of the property but do not require the payment of a release price.

                                   SCHEDULE B
                                   ----------

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                      JUNIOR LIENS ON MORTGAGED PROPERTIES


     31. Junior Liens. With respect to the MSMC Loan known as Super 8 - Madison, WI (Mortgage Loan No. 206), the Mortgaged Property may be encumbered by secured subordinate financing.

                                   EXHIBIT R-2
                                   -----------

                        MORTGAGE LOAN PURCHASE AGREEMENT
                       REPRESENTATIONS AND WARRANTIES FOR
                           CONTITRADE SERVICES L.L.C.
          (Representations and Warranties with respect to Conti Loans)


     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule was complete, true and correct in all material respects as of the Cut-off Date.

     2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's tangible personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

     5. Assignment of Leases and Rents. The Assignment of Leases set forth in the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage and Permitted Encumbrances, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

     6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of real property which are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any material respect, except by written instruments, all of which are included in the related Mortgage File.

     7. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan (and with respect to the Mortgage Loans described in Schedule A hereto, either no report was prepared or a more limited report was prepared), each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

     8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") not less than the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or in an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

     9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been materially complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     11. Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related
Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

     12. Environmental Conditions. An environmental site assessment was performed (and with respect to the Mortgage Loans described in Schedule A hereto, a more limited environmental site assessment was conducted) with respect to each Mortgaged Property in connection with the origination of the related
Mortgage Loan, a report of each such assessment or limited review (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage or related agreement requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment or limited review disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) the related Mortgagor was required either to provide additional security which may have included the escrow of funds and/or to obtain an operations and maintenance plan.

     13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures a Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and excluding provisions relating to default interest, yield maintenance charges or prepayment premiums. There is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

     14. Insurance. Except as set forth on Schedule A, all improvements upon the related Mortgaged Property are, and are required pursuant to the related
Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of the buildings or other structures on Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan.

     15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

     16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     17. Leasehold Estate. Except as set forth on Schedule A, each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"):

     (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

     (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

     (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

     (iv) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

     (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

     (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

     (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

     (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee (or a trustee appointed by it under the related Mortgage) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

     (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located; and

     (x) such Ground Lease requires the lessor to enter into a new lease upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding.

     18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date required to be deposited or paid have been so deposited or paid.

     19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

     20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under
Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause
(a)(ii) of paragraph 19, including the proviso thereto.

     21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner or lessee of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

     22. No Mechanics' Liens. As of the date of origination of such Mortgage Loan and, to the knowledge of the Seller, as of the Closing Date, each Mortgaged Property was free and clear of any mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except for liens insured against by the related Title Policy referred to herein.

     23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

     25. Releases of Mortgaged Property. Except (i) for the release of a portion of the Mortgaged Property which was contemplated at origination of the Mortgage Loan and such portion was not material to underwriting such Mortgage Loan, or
(ii) as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan. The Mortgages relating to those Mortgage Loans (including cross-collateralized loans) identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (unless otherwise specified on Schedule A hereto) (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price or substitution of other permitted collateral in connection therewith.

     26. Defeasance Provisions. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (A) requires the consent of the holder of the Mortgage Loan to any defeasance, or (B) permits defeasance (i) no earlier than two years after the Closing Date (as defined in the Pooling and Servicing Agreement, dated as of July 1, 1998), (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. ss. 1.86OG-2(a)(8)(i), and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

     27. No Equity Participation or Contingent Interest. Except as set forth on Schedule A, no Mortgage Loan contains any equity participation by the Seller or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

     28. No Material Default. To the Seller's best knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

     29. Inspections. Except for the Conti Small Loans set forth on Schedule A, the Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

     30. Local Law Compliance. To the Seller's knowledge, based on opinions of counsel, endorsements of title insurance or due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination.

     31. Junior Liens. Except as otherwise set forth on Schedule B, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. Except as otherwise set forth on Schedule B, the Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

     32. Actions Concerning Mortgaged Property. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might if determined adversely, materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

     33. Servicing. The servicing and collection practices used by the Seller have been in all material respects legal, proper and prudent and have met customary industry standards.

     34. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination or promptly thereafter of each Mortgage Loan, (i) the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgage Property as it was then operated and (ii) if a related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level IV" (or equivalent) violations in the case of skilled nursing facilities) that had not been cured or as to which a plan of correction had not been submitted to and accepted by such governmental authorities. To the extent such facility participates in Medicaid or Medicare, the Seller has not received any notice that such facility is not in compliance in all material respects with the requirements of such program, such that such facility's continued participation in such program be adversely affected.

     35. Leasehold Estate and Fee Interest. If any Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor under a Ground Lease and by the Fee Interest of the Ground Lessor:

     a. Such Fee Interest is subject, and subordinated of record, to the related Mortgage; and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such Fee Interest; and

     b. Upon occurrence of a default under the terms of the related Mortgage by the Mortgagor, the mortgagee has the right to foreclose upon or otherwise exercise its rights with respect to such Fee Interest within a period of time that would not have been viewed, as of the date of origination, as commercially unreasonable by a prudent commercial mortgage lender.

     36. Fixed Rate Loans. Except as set forth on Schedule A, each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except for the imposition of a default rate and, with respect to the ARD Loans, the increase in the interest rate as of the Anticipated Repayment Date.

     37. Single Purpose Entity. The Mortgagor on each Mortgage Loan that, individually or together with the Mortgage Loans of affiliated Mortgagors, represented 2% or more of the Initial Pool Balance, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single
Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide or which is subject to covenants in the related loan documents substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgaged Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

     38. Due-on-Sale. Subject to a one-time (or, in the case of certain Mortgage Loans, a multiple-time) transfer right allowed in accordance with certain provisions set forth in the Mortgage securing each Mortgage Loan, such Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any interest therein, is directly or transferred or sold.

     39. Healthcare Loans. With respect to the Healthcare Loans.

     i. If the related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility (a "Long-Term Care Mortgage Loan"), as of the Cut-Off Date, the facility located on the related Mortgaged Property had all certificates, licenses and permits required by applicable law for the operation of such facility and, to the extent such facility participates in Medicaid, Medicare or other similar programs, such facility held a valid certification for such participation, appropriate for the level of care provided at such facility;

     ii. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, to the knowledge of the Seller, the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property or the related Mortgaged Property was in material compliance with all applicable laws, regulations, quality and safety standards and requirements of the applicable state department of health (each, a "DOH") and all other applicable state or federal governmental authorities, and the related Mortgage Loan documents required that so long as the related Mortgage Loan remains outstanding the related Mortgaged Property shall be operated in compliance with such applicable laws and requirements in all materials respects;

     iii. Except as set forth on Schedule C, with respect to the Long-Term Care Mortgage Loans, the related Mortgage Loan documents provided that so long as the related Mortgage Loan remains outstanding, the related Mortgaged Property shall be operated in such a manner that all required licenses, permits and authorizations shall remain in full force and effect, and that without the lender's consent, all required licenses, permits and authorizations may not be (A) transferred to any location other than the Mortgaged Property or (B) pledged as collateral for any other loan or indebtedness (other than another Mortgage Loan) and so long as the related Mortgage Loan remains outstanding, the Borrower may not without the lender's consent (Y) rescind, withdraw, revoke, amend, modify, supplement or otherwise materially alter the nature, tenor or scope of the certificate of need (if applicable) for the related Mortgaged Property, or (Z) terminate, materially modify, or materially amend a lease or management contract, as the case may be, in effect with respect to the related Mortgaged Property;

     iv. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, the Seller has not received notice of a violation with respect to the operation of the related Mortgaged Property that would, directly or indirectly, or with the passage of time have a material adverse impact on the related Mortgaged Property's ability to accept and/or retain patients or residents, as the case may be, modify, limit or annul the related Mortgaged Property's licenses, permits or authorizations or affect the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property's continued participation in Medicaid or Medicare programs, if applicable, or any successor program thereto;

     v. With respect to the Long-Term Care Mortgage Loans, to the Seller's knowledge, as of the Cut-off Date, the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property, the related Mortgaged Property did not have outstanding a deficiency requiring the declaration of "immediate jeopardy" (Level IV) in applicable federal regulations, which have threatened the related Borrower or operator, as the case may be, with respect to the operation of the related Mortgaged Property or the related Mortgaged Property's certification for participation in Medicare or Medicaid, to the extent applicable;

     vi. As of the Cut-Off Date, the Seller has not received notice that the related Borrower or related operator, as the case may be, has failed to file within the time permitted, including any extension thereof, all such Medicare, Medicaid, or other similar program cost reports, if applicable;

     vii. As of the Cut-Off Date, the Seller has not received notice that the related lease or related management contract, as the case may be, if any, is not in full force and effect;

     viii. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, the Seller has not received notice of a material default, breach or violation under a related lease or management contract that is uncured, or an event under a related lease or management contract which, with the passage of time or notice or the expiration of any grace or cure period, would constitute a material default, breach, or violation, that is uncured;

     ix. With respect to the Long-Term Care Mortgage Loans, the related Mortgage Loan documents, to the extent if any permitted under applicable law, create a first lien security interest in the certificates, licenses, permits and other authorizations necessary and required by applicable law for the use of the related Mortgaged Property, and if any such certificate, license permits, or other authorizations are in the name of a lessee or manager or an operator other than the Borrower, such lessee or manager or operator has agreed, to the extent if any permitted by law, under the related Mortgage Loan documents that upon termination of the related lease or management contract, as the case may be, to surrender in favor of the related Borrower or mortgagee of record with respect to the related Mortgage Loan, all such certificates, licenses, permits, and other authorizations;

     x. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, the Seller has not received notice that either the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property or the related Mortgaged Property is subject to a material audit adjustment or material decrease in reimbursement with respect to its participation in any third-party reimbursement program or has been notified that any managed care or other third-party reimbursement program contract is being or has been canceled, not renewed, or downgraded or that any such action is pending, threatened or contemplated;

                                   SCHEDULE A
                                   ----------

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                          THE INDIVIDUAL MORTGAGE LOANS


The   following   Mortgage   Loans,   as   described,   are  excepted  from  the
representations and warranties contained in the corresponding paragraph in Exhibit A:

     7. Condition of Property; Condemnation.

     With respect to the Mortgage Loans originated under the Conti Small Loan Program, no engineering reports on the related Mortgaged Properties have been prepared.

     12. Environmental Conditions. With respect to the Mortgage Loans originated under the Conti Small Loan Program, either no environmental reviews or only limited environmental reviews were conducted on the related Mortgaged Properties.

     14. Insurance. With respect to certain of the Conti Mortgage Loans, the tenant may self-insure the related Mortgaged Property.

     17. Leasehold Estate. With respect to the Conti Mortgage Loan known as Tustin Square (Mortgage Loan No. 117):

     Paragraph 17(iii), (ix). The consent of the ground lessor is required for any assignment or sublease of the Mortgaged Property by the ground lessee; however, the ground lessee has the unrestricted right to sublease individual spaces to tenants.

     Paragraph 17(v). The ground lease does not require the ground lessor to enter into a new lease with the lender in the event of termination of the ground lease.

     Paragraph 17(viii). The mortgagee (or a trustee appointed by it under the related Mortgage) does not have the right to hold and disburse any insurance proceeds as the repair or restoration progresses.

     With respect to the Conti Mortgage Loan known as Bentley Mall (Mortgage Loan No. ):

     The lender has financed a sub-ground lease, which incorporates all terms and conditions of the ground lease. The ground lessor on the over-lease is an entity related to the borrower.

     Paragraph 17(vii). The Mortgage Loan has a stated maturity date of 6/1/2018, while the sub-lease terminates in 2017. However, the sublessee has four successive options to extend the sub-lease term for five years per option.

     Paragraph 17(viii). If a casualty occurs during the last two years of the sublease term and the cost of restoration exceeds 50% of the fair market value of the Mortgaged Property, the sublessee may terminate the sublease and the proceeds will be payable to the ground lessee and any mortgagee of the ground lease.

     25. Releases of Mortgaged Property.

     With respect to the Conti Loans known as Jack in the Box (Mortgage Loan Nos. 278-279), Hankin Industrial Portfolio No.1 (Westerfield Avenue, 1601 Hylton Road and 1625 Hylton Road) (Mortgage Loan No. 101-103), Hankin Industrial Portfolio No. 2 (1650 Sherman Avenue and 8290 National Highway) (Mortgage Loan No. 99-100), Loop Inn (Mortgage Loan No. 146) Gallery Motel (Mortgage Loan No.
147), Foster-Richardson/Mt. Pleasant (Mortgage Loan Nos. 96 and 98), Pinnancle Rest Home (Mortgage Loan No. 97), Poulsbo Business Park (Mortgage Loan No. 214), North Kilsap Self-Storage (Mortgage Loan No. 213), the release provisions provide that release of a portion of the Mortgaged Property is permitted upon
(a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price or substitution of other permitted collateral.

     27. No Equity Participation or Contingent Interest. With respect to Broadview Village (Mortgage Loan No. 22) and the Rooker Building (Mortgage Loan No. 210), certain principals of the borrower are also principals in the lender that originated such Mortgage Loan for ContiTrade's commercial conduit program. As of the date hereof, principals of ContiTrade are not principals of the borrower.

     29. Inspections. With respect to Mortgage Loans originated under the Conti Small Loan Program, the Seller (or the originator) has not inspected the related Mortgaged Property or has performed limited inspections on the related Mortgaged Property.

     30. Fixed Rate Loans. With respect to the Conti Loan known as Silver Creek Manor (Mortgage Loan No. 275), such Mortgage Loan bears interest at a rate which is variable over the remaining term of such Mortgage Loan.

                                   SCHEDULE B
                                   ----------

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                      JUNIOR LIENS ON MORTGAGED PROPERTIES


     31. Junior Liens. With respect to Conti Loans known as Deep Ellum Lofts (Mortgage Loan No. 83), Executive Car Wash (Mortgage Loan No.'s 208-209), Dave's Car Wash (Mortgage Loan No. 302), Blue Heron Car Wash (Mortgage Loan No. 306), One First Avenue Warehouse (Mortgage Loan No. 160), Clean Machine Car Wash (Mortgage Loan No. 168-170), Office Max - Bentley Mall (Mortgage Loan No. 198), Roof Garden Court (Mortgage Loan No. 321) and Hillside Mobile Home Park (Mortgage Loan No. 374), the related Mortgaged Property may be encumbered by secured subordinate financing.

     With respect to the Conti Loan known as Knollwood Center (Mortgage Loan No.
136), the Mortgage Loan permits its healthcare accounts receivables to be financed.

     The following Mortgage Loans have secured secondary financing in place, or permit secured secondary financing in the future, with third-party lenders subject to certain provisions:

Loan Nos. 241, Watson Centex-San Antonio, 245, Parkway Plaza, 246, Lantern Plaza, 288, Westridge Shopping Center, 293, Monarch Bank Building, 304, Desert Pine Apartments, 305, Watson Centex-Houston, 307, 30100 Crown Valcey Parkway, 326, 555 Broadway, 330, 1610 Broadway, 334, 1626 Logan Street, 335, TX Human Serv. & Work Force Comm. Off., 337, 2906 North State Street Building, 343, 2059
E. Sahara Avenue, 344, 560 Virginia Way, 347, 512 Main Street, 349, 1920 Ledbetter Drive, 350, 2727-2745 Gundry Avenue, 352, 1400-1410 E. Florida, 354, 3200 Race Street, 356, 4201 Dimmitt Road, 357, 10660 Silicon Avenue, 358, 5401 Cherry Avenue, 359, 110 Adams Avenue, 360, Miss Meme's Kreative Kids Bldg., 361, La Cansasta Furniture & Appliance Store, 363, 503 W. 26th Street, and 368, 6452 Nine Mile Bridge Road, permit secured, secondary financing within the lender's sole discretion (which includes the ability to deny consent to such additional financing at lender's sole discretion and to impose any requirements for consent as it wishes.

                                   SCHEDULE C
                                   ----------

              EXCEPTION TO REPRESENTATIONS AND WARRANTIES OF SELLER
                         REGARDING HEALTHCARE PROPERTIES


     (ix) With respect to the Conti Loans known as Oxford Nursing Home and Home Sweet Home, in which cases the borrower is the owner of the related Mortgaged Property and leases the related health care facility to an operator, which operator is the owner of the licenses to operate the facility, the mortgage loan documents do not require the operator to transfer the licenses to the borrower upon termination of the lease.

     (iii) With respect to the Conti Loan know as Moore's Adult Care Facility, the Mortgage Loan does not have a specific provision which states that the Mortgaged Property shall be operated in such a manner that all required licenses, permits and authorizations remain in full force and effect. The Mortgage Loan documents do have provisions regarding the use, preservation and maintenance of the Mortgaged Property including, compliance with all laws relating to the Mortgaged Property and including the borrower's covenant that the borrower shall fulfill and perform each and every term, covenant and provision of any agreement which may constitute a license, permit or authorization.

     The Mortgaged Loan documents do not contain the language in the remainder of the paragraph regarding phrases (A), (B), (Y) or (Z). The Mortgage Loan documents do prohibit any changes in the use or zoning classification of the Mortgaged Property without the lender's consent. and do prohibit the borrower from terminating any agreement or amending the terms and provisions of any agreement that may constitute a license, permit or authorization without the lender's consent.

     The related Mortgaged Property is a private pay facility which to the knowledge of the Seller receives no state or federal assistance and does not have any leases or management contracts in place as the facility is managed by the owner/borrower. Accordingly, portions of this representation and warranty are not applicable to the related Mortgage Loan.

                                   EXHIBIT R-3
                                   -----------

                        MORTGAGE LOAN PURCHASE AGREEMENT
                       REPRESENTATIONS AND WARRANTIES FOR
                          RED MOUNTAIN FUNDING, L.L.C.
           (Representations and Warranties with respect to RMF Loans)


     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule was complete, true and correct in all material respects as of the Cut-off Date.

     2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d) materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt (the foregoing items (a) through (d) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's tangible personal property used in, and reasonably necessary to operate, the related Mortgaged Property. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

     5. Assignment of Leases and Rents. The Assignment of Leases set forth in the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage and Permitted Encumbrances, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

     6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except for any partial reconveyances of real property which are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any material respect, except by written instruments, all of which are included in the related Mortgage File.

     7. Condition of Property; Condemnation. Except as set forth in an engineering report prepared in connection with the origination of the related Mortgage Loan (and with respect to the Mortgage Loans described in Schedule A hereto, either no report was prepared or a more limited report was prepared), each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

     8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") not less than the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or in an escrow letter or a marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

     9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been materially complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     11. Trustee under Deed of Trust. If any Mortgage is a deed of trust, (1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related
Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

     12. Environmental Conditions. An environmental site assessment was performed (and with respect to the Mortgage Loans described in Schedule A hereto, a more limited environmental site assessment was conducted) with respect to each Mortgaged Property in connection with the origination of the related
Mortgage Loan, a report of each such assessment or limited review (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage or related agreement requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment or limited review disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) the related Mortgagor was required either to provide additional security which may have included the escrow of funds and/or to obtain an operations and maintenance plan.

     13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures a Mortgage Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and excluding provisions relating to default interest, yield maintenance charges or prepayment premiums. There is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreements.

     14. Insurance. Except as set forth on Schedule A, all improvements upon the related Mortgaged Property are, and are required pursuant to the related
Mortgage, to be insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of the buildings or other structures on Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan.

     15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

     16. Mortgagor Bankruptcy. No Mortgagor is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     17. Leasehold Estate. Except as set forth on Schedule A, each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"):

     (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the current use of the Mortgaged Property and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

     (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

     (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

     (iv) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

     (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

     (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

     (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

     (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee (or a trustee appointed by it under the related Mortgage) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

     (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located; and

     (x) such Ground Lease requires the lessor to enter into a new lease upon termination of such Ground Lease for any reason, including rejection of Such Ground Lease in a bankruptcy proceeding.

     18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date required to be deposited or paid have been so deposited or paid.

     19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

     20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under
Section 1001 of the Code either (a) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause
(a)(ii) of paragraph 19, including the proviso thereto.

     21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner or lessee of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

     22. No Mechanics' Liens. As of the date of origination of such Mortgage Loan and, to the knowledge of the Seller, as of the Closing Date, each Mortgaged Property was free and clear of any mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except for liens insured against by the related Title Policy referred to herein.

     23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

     25. Releases of Mortgaged Property. Except (i) for the release of a portion of the Mortgaged Property which was contemplated at origination of the Mortgage Loan and such portion was not material to underwriting such Mortgage Loan, or
(ii) as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan. The Mortgages relating to those Mortgage Loans (including cross-collateralized loans) identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (unless otherwise specified on Schedule A hereto) (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price or substitution of other permitted collateral in connection therewith.

     26. Defeasance Provisions. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (A) requires the consent of the holder of the Mortgage Loan to any defeasance, or (B) permits defeasance (i) no earlier than two years after the Closing Date (as defined in the Pooling and Servicing Agreement, dated as of July 1, 1998), (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. ss. 1.86OG-2(a)(8)(i), and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

     27. No Equity Participation or Contingent Interest. Except as set forth on Schedule A, no Mortgage Loan contains any equity participation by the Seller or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

     28. No Material Default. To the Seller's best knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit 2.

     29. Inspections. Except for the Conti Small Loans set forth on Schedule A, the Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

     30. Local Law Compliance. To the Seller's knowledge, based on opinions of counsel, endorsements of title insurance or due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination.

     31. Junior Liens. Except as otherwise set forth on Schedule B, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. Except as otherwise set forth on Schedule B, the Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

     32. Actions Concerning Mortgaged Property. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might if determined adversely, materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

     33. Servicing. The servicing and collection practices used by the Seller have been in all material respects legal, proper and prudent and have met customary industry standards.

     34. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination or promptly thereafter of each Mortgage Loan, (i) the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgage Property as it was then operated and (ii) if a related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level IV" (or equivalent) violations in the case of skilled nursing facilities) that had not been cured or as to which a plan of correction had not been submitted to and accepted by such governmental authorities. To the extent such facility participates in Medicaid or Medicare, the Seller has not received any notice that such facility is not in compliance in all material respects with the requirements of such program, such that such facility's continued participation in such program be adversely affected.

     35. Leasehold Estate and Fee Interest. If any Mortgage Loan is secured in whole or in part by the interest of the related Mortgagor under a Ground Lease and by the Fee Interest of the Ground Lessor:

     a. Such Fee Interest is subject, and subordinated of record, to the related Mortgage; and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such Fee Interest; and

     b. Upon occurrence of a default under the terms of the related Mortgage by the Mortgagor, the mortgagee has the right to foreclose upon or otherwise exercise its rights with respect to such Fee Interest within a period of time that would not have been viewed, as of the date of origination, as commercially unreasonable by a prudent commercial mortgage lender.

     36. Fixed Rate Loans. Except as set forth on Schedule A, each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except for the imposition of a default rate and, with respect to the ARD Loans, the increase in the interest rate as of the Anticipated Repayment Date.

     37. Single Purpose Entity. The Mortgagor on each Mortgage Loan that, individually or together with the Mortgage Loans of affiliated Mortgagors, represented 2% or more of the Initial Pool Balance, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single
Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide or which is subject to covenants in the related loan documents substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgaged Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

     38. Due-on-Sale. Subject to a one-time (or, in the case of certain Mortgage Loans, a multiple-time) transfer right allowed in accordance with certain provisions set forth in the Mortgage securing each Mortgage Loan, such Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any interest therein, is directly or transferred or sold.

     39. Healthcare Loans. With respect to the Healthcare Loans:

     i. If the related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility (a "Long-Term Care Mortgage Loan"), as of the Cut-Off Date, the facility located on the related Mortgaged Property had all certificates, licenses and permits required by applicable law for the operation of such facility and, to the extent such facility participates in Medicaid, Medicare or other similar programs, such facility held a valid certification for such participation, appropriate for the level of care provided at such facility;

     ii. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, to the knowledge of the Seller, the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property or the related Mortgaged Property was in material compliance with all applicable laws, regulations, quality and safety standards and requirements of the applicable state department of health (each, a "DOH") and all other applicable state or federal governmental authorities, and the related Mortgage Loan documents required that so long as the related Mortgage Loan remains outstanding the related Mortgaged Property shall be operated in compliance with such applicable laws and requirements in all materials respects;

     iii. Except as set forth on Schedule C, with respect to the Long-Term Care Mortgage Loans, the related Mortgage Loan documents provided that so long as the related Mortgage Loan remains outstanding, the related Mortgaged Property shall be operated in such a manner that all required licenses, permits and authorizations shall remain in full force and effect, and that without the lender's consent, all required licenses, permits and authorizations may not be (A) transferred to any location other than the Mortgaged Property or (B) pledged as collateral for any other loan or indebtedness (other than another Mortgage Loan) and so long as the related Mortgage Loan remains outstanding, the Borrower may not without the lender's consent (Y) rescind, withdraw, revoke, amend, modify, supplement or otherwise materially alter the nature, tenor or scope of the certificate of need (if applicable) for the related Mortgaged Property, or (Z) terminate, materially modify, or materially amend a lease or management contract, as the case may be, in effect with respect to the related Mortgaged Property;

     iv. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, the Seller has not received notice of a violation with respect to the operation of the related Mortgaged Property that would, directly or indirectly, or with the passage of time have a material adverse impact on the related Mortgaged Property's ability to accept and/or retain patients or residents, as the case may be, modify, limit or annul the related Mortgaged Property's licenses, permits or authorizations or affect the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property's continued participation in Medicaid or Medicare programs, if applicable, or any successor program thereto;

     v. With respect to the Long-Term Care Mortgage Loans, to the Seller's knowledge, as of the Cut-off Date, the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property, the related Mortgaged Property did not have outstanding a deficiency requiring the declaration of "immediate jeopardy" (Level IV) in applicable federal regulations, which have threatened the related Borrower or operator, as the case may be, with respect to the operation of the related Mortgaged Property or the related Mortgaged Property's certification for participation in Medicare or Medicaid, to the extent applicable;

     vi. As of the Cut-Off Date, the Seller has not received notice that the related Borrower or related operator, as the case may be, has failed to file within the time permitted, including any extension thereof, all such Medicare, Medicaid, or other similar program cost reports, if applicable;

     vii. As of the Cut-Off Date, the Seller has not received notice that the related lease or related management contract, as the case may be, if any, is not in full force and effect;

     viii. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, the Seller has not received notice of a material default, breach or violation under a related lease or management contract that is uncured, or an event under a related lease or management contract which, with the passage of time or notice or the expiration of any grace or cure period, would constitute a material default, breach, or violation, that is uncured;

     ix. With respect to the Long-Term Care Mortgage Loans, the related Mortgage Loan documents, to the extent if any permitted under applicable law, create a first lien security interest in the certificates, licenses, permits and other authorizations necessary and required by applicable law for the use of the related Mortgaged Property, and if any such certificate, license permits, or other authorizations are in the name of a lessee or manager or an operator other than the Borrower, such lessee or manager or operator has agreed, to the extent if any permitted by law, under the related Mortgage Loan documents that upon termination of the related lease or management contract, as the case may be, to surrender in favor of the related Borrower or mortgagee of record with respect to the related Mortgage Loan, all such certificates, licenses, permits, and other authorizations;

     x. With respect to the Long-Term Care Mortgage Loans, as of the Cut-Off Date, the Seller has not received notice that either the related Borrower or operator, as the case may be, with respect to its operation of the related Mortgaged Property or the related Mortgaged Property is subject to a material audit adjustment or material decrease in reimbursement with respect to its participation in any third-party reimbursement program or has been notified that any managed care or other third-party reimbursement program contract is being or has been canceled, not renewed, or downgraded or that any such action is pending, threatened or contemplated;

                                   SCHEDULE A
                                   ----------

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                          THE INDIVIDUAL MORTGAGE LOANS


     The  following  Mortgage  Loans,  as  described,   are  excepted  from  the
representations and warranties contained in the corresponding paragraph in Exhibit A:

     17. Leasehold Estate.

     With respect to the RMF Loans known as West Mesa (Mortgage Loan No. 20) and Pickett (Mortgage Loan No. 21), the ground lessor cannot terminate the ground lease unless the ground lessor gives the Lender notice and opportunity to cure such default. There are no additional provisions requiring ground lessor to enter into a new lease with the Lender.

     (x) With respect to the RMF Loans, none of the Ground Leases requires the lessor to enter into a new lease upon termination of such Ground Lease.

                                   EXHIBIT S-1
                                   -----------

                  FORM OF POWER OF ATTORNEY FOR MASTER SERVICER


RECORDING REQUESTED BY:
AMRESCO Services L.P.

AND WHEN RECORDED MAIL TO:

AMRESCO Services L.P.
235 PeachTree Street N.E.
Suite 900
Atlanta, GA 30303

Attention:  Commercial Mortgage Pass-Through Series 1998-CF1

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

POWER OF ATTORNEY
(SPECIAL)

     KNOW ALL MEN BY THESE PRESENTS, that LASALLE NATIONAL BANK, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of [August ___, 1998] (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint AMRESCO Services L.P., as Master Servicer under the Pooling and Servicing Agreement ("Pooling and Servicing Agreement"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

     To perform any and all acts which may be necessary or appropriate to enable AMRESCO Services L.P. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by AMRESCO Services L.P. of its duties as Master Servicer under the Pooling and Servicing Agreement, giving and granting unto AMRESCO Services L.P. full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that AMRESCO Services L.P. shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this ___ day of [August], 1998.

LASALLE NATIONAL BANK, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                           ALL-PURPOSE ACKNOWLEDGEMENT
                           ---------------------------

                                   )
                                   )
                                   )

     On ______________ before me, ______________________________________________
             Date                           Name and Title of Officer
                                         (i.e., Your Name, Notary Public)

personally appeared ____________________________________________________________
                                    Name(s) of Document Signer(s)

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


______________________________
Signature of Notary


                                           (Affix seal in the above blank space)

                                   EXHIBIT S-2
                                   -----------

                 FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER


RECORDING REQUESTED BY:
Lennar Partners, Inc.

AND WHEN RECORDED MAIL TO:

Lennar Partners, Inc.
760 North West 107th Avenue
Suite 400
Miami, Florida 33172

Attention:  Legal Department

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

POWER OF ATTORNEY
(SPECIAL)

     KNOW ALL MEN BY THESE PRESENTS, that LASALLE NATIONAL BANK, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of August [___], 1998 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint Lennar Partners, Inc., as Special Servicer under the Pooling and Servicing Agreement ("Pooling and Servicing Agreement"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

     To perform any and all acts which may be necessary or appropriate to enable Lennar Partners, Inc. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Lennar Partners, Inc. of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto Lennar Partners, Inc. full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Lennar Partners, Inc. shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 1st day of August, 1998.

LASALLE NATIONAL BANK, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-CF1


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                           ALL-PURPOSE ACKNOWLEDGEMENT
                           ---------------------------

                                   )
                                   )
                                   )

     On ______________ before me, ______________________________________________
             Date                           Name and Title of Officer
                                         (i.e., Your Name, Notary Public)

personally appeared ____________________________________________________________
                                    Name(s) of Document Signer(s)

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


______________________________
Signature of Notary


                                           (Affix seal in the above blank space)

                                   SCHEDULE I
                                   ----------

                        CONTITRADE MORTGAGE LOAN SCHEDULE




 Loan
  No.  Seller  Group          Property Name                            Address
  ---  ------  -----          -------------                            -------
  22     CT      1    Broadview Village Square                         Cermak Road & 17th Avenue
  23     RMF     1    The Courville at Nashua & Villas at Nashua (2II) 22 Hunt Street/22.5 Hunt Street
  24     RMF     1    Aynsley Place (2II)                              80 Lake Street
  25     RMF     1    The Courville at Manchester (2II)                44 West Webster Street
  26     RMF     1    Carlyle Place (2II)                              44 Route 101
  27     MS      1    Holiday Inn-Fond du Lac, WI (2III)               625 West Rolling Meadows Drive
  28     MS      1    Comfort Suites-Appleton, WI (2III)               3809 West Wisconsin Ave
  29     MS      1    Comfort Suites-Madison, WI (2III)                1253 John Q. Hammons Drive
  30     MS      1    Budgetel-Madison, WI (2III)                      8102 Excelsior Drive
  31     MS      1    Holiday Inn Express-Osh Kosh, WI (2III)          2251 Westowne Avenue
  32     MS      1    Budgetel-Fond du Lac, WI (2III)                  77 Holiday Lane
  33     MS      1    Elliott Bay Office Park                          300 Elliott Avenue W.
  34     CT      1    The Cable Building                               611 Broadway
  35     CT      1    NationsBank Tower (2IV)                          500 Chestnut Street
  36     CT      1    Woodhaven Shopping Center (2IV)                  4602-4654 South 14th Street
  37     CT      1    Radford Hills Shopping Center (2IV)              800-900 North Judge Ely Boulevard
  38     CT      1    Crossroads Shopping Center (2IV)                 4102 Buffalo Gap Road
  39     CT      1    Pioneer Square (2IV)                             2302-2310 Lubbock Highway
  40     CT      1    Mesa Verde Shopping Center (2IV)                 2215 North Midland Drive
  41     CT      1    Park Plaza Shopping Center (2IV)                 Austin Avenue and Coggin Avenue
  42     CT      3    Cambridge Square Shopping Center                 280 U.S. Highway 9 North
  43     CT      1    Holiday Inn BayView Plaza                        530 West Pico Boulevard
  44     MS      1    Westbrook (2V)                                   5747 State Route 128
  45     MS      1    Green Acres (2V)                                 6074 Deerfield Road
  46     MS      1    Compton Hills (2V)                               9109 Pippin Road
  47     MS      1    Skymeadow (2V)                                   2169 Tuley Road
  48     MS      1    Eastgate (2V)                                    1751 East Ohio Pike
  49     MS      1    Lake Remington (2V)                              70 Glendale-Milford Road
  50     MS      1    Shady Terrace (2V)                               724 Covert Run Pike
  51     CT      1    Preston Place Apartments                         5000 Old Shepard Place
  52     CT      1    Pharmaceutical Formulations Building             460 Plainfield Avenue
  53     CT      1    Bristol Market Place                             1702 N. Bristol Street
  54     CT      1    Heritage Square                                  14100-14160 Culver Drive
  55     MS      1    Jockey Hollow Office Complex                     1300 Mt. Kemble Ave.
  56     RMF     2    Ashton Pointe Apartments                         308 Frankford Avenue
  57     RMF     1    Wedgewood Care Center                            199 Community Drive
  58     MS      3    River Oaks Apartments                            20702 El Toro Road
  59     RMF     1    Oakwood Nursing Home (2VI)                       401 Witsell Street
  60     RMF     1    Tanglewood Nursing Home (2VI)                    Third Street
  61     RMF     1    Forsyth Nursing Home (2VI)                       521 Cabiness Road
  62     RMF     1    Hilltop Nursing Home (2VI)                       4796 Highway 42 North
  63     MS      1    Harrows Warehouse-Melville, NY (2VII)            270 Spagnoli Road
  64     MS      1    Harrows Shopping Center-Centereach, NY (2VII)    1953 Middle Country Road
  65     MS      1    Harrows Shopping Center-Lynbrook, NY (2VII)      831-839 Sunrise Highway
  66     MS      1    Harrows Shopping Center-Patchogue, NY (2VII)     573 Sunrise Highway
  67     CT      1    132 West 125th Street                            132 West 125th Street
  68     MS      1    Friendship Manor - Janesville (2VIII)            1918 North Washington Street
  69     MS      1    Friendship Manor - Mayville (2VIII)              1091 Horicon Street
  70     MS      1    Friendship Manor - North Hume (2VIII)            1316 North Hume Avenue
  71     MS      1    Friendship Manor - West Mann (2VIII)             3013-3017 West Mann Road
  72     MS      1    Friendship Manor - Hartford (2VIII)              109 Lone Oak Road
  73     MS      1    Friendship Manor - Wisconsin Rapids (2VIII)      2511 Strawberry Lane
  74     MS      1    Friendship Manor - Medford (2VIII)               509 Lemke Oak lane
  75     MS      1    Friendship Manor - Fond du Lac (2VIII)           496 Wisconsin Court
  76     MS      1    Friendship Manor - Shawano (2VIII)               844 Olsen Street
  77     CT      1    Van Dorn Station                                 504-616 South Van Dorn Street
  78     MS      1    Brooksedge Corporate Center                      Green Crest Drive
  79     MS      1    Bayside Plaza                                    700 Airport Blvd.
  80     CT      1    Transicoil                                       2560 General Armistead Avenue
  81     MS      1    Holiday Inn-Lauderdale, FL                       4116 North Ocean Boulevard
  82     RMF     3    Highland Walk Apartments                         6069 Norcross Tucker Road
  83     CT      2    Deep Ellum Lofts                                 3300 Main Street, 3401 Commerce Street, 3311 Elm Street
  84     MS      1    Galleries of Syracuse                            415-447 South Salina Street
  85     RMF     2    Sandlewood Apartments                            6519 Mt. Zion Boulevard
  86     MS      3    Emerald Pointe Apartments                        8670 Camino Collegio
  87     MS      1    Sheraton Inn-Columbus, GA                        5351 Simons Boulevard
  88     CT      1    Gardenside Shopping Center                       2606 Zion Road
  89     CT      1    Apple Valley Square Shopping Center              21510-21680 Bear Valley Road
  90     CT      1    Abington Shopping Center (2B)                    Route 6
  91     CT      1    Dunmore Shopping Center (2B)                     O'Neill Highway and Monahan Avenue
  92     CT      1    Westland Plaza Shopping Center                   5348 West 16th Avenue
  93     CT      1    Blackburn Center                                 Blackburn Drive
  94     MS      1    Pleasanton Square II                             5755- 6015 Johnson Drive
  95     MS      3    West Garden Apartments                           3011 West 76th Street
  96     CT      1    Foster-Richardson Rest Home (2C)                 176 Rest Home Road
  97     CT      1    Pinnacle Rest Home (2C)                          Pinnacle Church Road
  98     CT      1    Mount Pleasant Rest Home (2C)                    8307 West U.S. Hwy. 421
  99     CT      1    1650 Sherman Ave. (2IX) (2D)                     1650 Sherman Ave.
 100     CT      1    8290 National Highway (2IX) (2D)                 8290 National Highway
 101     CT      1    7101 Westfield Ave. (2X) (2D)                    7101 Westfield Ave.
 102     CT      1    1601 Hylton Road (2X) (2D)                       1601 Hylton Road
 103     CT      1    1625 Hylton Road (2X) (2D)                       1625 Hylton Road
 104     MS      3    Cranbrook III                                    955 Cranbrook Court
 105     RMF     3    The Palms of Apalachee Apartments                2855 Apalachee Parkway
 106     MS      1    Courtyard by Marriott-Naples, FL                 3250 9th Street North
 107     RMF     2    Columbia Arms Apartments                         1600 Columbia Arms Circle
 108     RMF     3    Palms of Magnolia                                1112 So. Magnolia Drive
 109     CT      1    Winds of Santa Fe                                2660-2780  W. 76th Street
 110     MS      1    225 Arizona Avenue                               225 Arizona Avenue
 111     CT      1    Battlefield Business Park                        10503-10553 Battlefield Parkway and 7000 Infantry Ridge Rd.
 112     CT      1    5 & 7 Allen Street (2XI)                         5-7 Allen Street
 113     CT      1    Lyme Road Office Building (2XI)                  45 Lyme Road
 114     RMF     2    Spring Valley Club Apartments                    2121 Harrison Avenue
 115     CT      1    Wolf Lake Industrial Center                      3200 Sheffield Avenue
 116     CT      1    Aura Systems, Inc.                               2335 Alaska Ave. & 2330 Utah Ave.
 117     CT      1    Tustin Square                                    1888-1944 N. Tustin Avenue
 118     CT      1    The Market at Hobe Sound Shopping Center         8767-8947 S.E. Bridge Road
 119     MS      1    Courtyard by Marriott-Springfield, OR            3443 Hutton Street
 120     RMF     2    Highland Estates                                 27 Maypop Lane
 121     MS      1    19 Crosby Drive                                  19 Crosby Drive
 122     MS      3    Heritage House Apartments                        515-545 Sycamore Lane
 123     MS      1    Fairfield Inn-New Orleans Airport                1801 32nd Street
 124     MS      1    Kearny Office Park                               8304-8344 Clairemont Mesa
 125     CT      1    Holiday Inn- Holidome                            210 South Hollywood Road
 126     CT      1    Oxford Nursing Home                              689 Main Street
 127     CT      1    Brandywine Village Shopping Center               Route 322 N. Guthriesville Road
 128     CT      1    Loop Inn (2E)                                    1 Rodgers Street
 129     CT      1    Gallery Motel (2E)                               2020 US Route 35 North
 130     MS      3    Arnaz Arms Apartments                            467 S. Arnaz Drive
 131     CT      1    So. Calif. Institute of Arch. Building           5454 Beethoven Street
 132     MS      3    Phoenix Court                                    11026 SE 240th St.
 133     RMF     2    Wynstone Apartments                              205 Millwood Drive
 134     MS      1    Holiday Inn-Treasure Island, FL                  10908 Gulf Boulevard
 135     CT      1    Cedar Hills Shopping Center                      10184 SW Parkway
 136     CT      1    Knollwood Center                                 5900 Brockton Avenue
 137     CT      1    Kenilworth Fidelco Industrial Center             251 South 31st St.
 138     CT      1    Timberline Shopping Center                       660 Woodbury-Glassboro Road
 139     RMF     1    West Lawrence Care Center                        1410 Seagirt Boulevard
 140     MS      1    Reservoir Plaza                                  473-479 Winter Street
 141     RMF     2    Cambridge Park Apartments                        621 Memorial Drive
 142     CT      1    Taylor Crossing                                  100 Taylor Road North
 143     MS      2    St. Doris Apartments                             1451-1491 N. Peach Ave.
 144     MS      1    Shoppes of Arrowhead                             2471 South University Drive
 145     CT      1    University Place Apartments I & II               501 East 18th Avenue
 146     CT      1    Sunsations #3 (2F)*                              12401 Coastal Highway
 147     CT      1    Sunsations #1 (2F)*                              7601 Coastal Highway
 148     CT      1    Sunsations #8 (2F)*                              500 Atlantic Avenue
 149     RMF     3    Golden Pointe Apartments                         7325 Golden Pointe Boulevard
 150     CT      1    Sunsations #7 (2G)*                              2300 Atlantic Avenue
 151     CT      1    Sunsations #2  (2G)*                             5701 Coastal Highway
 152     CT      1    Sunsations #4 (2G)*                              2408 N. Philadelphia Ave. (Coastal Highway)
 153     CT      1    Sunsations #5 (2G)*                              9303A-9307 Coastal Highway
 154     MS      1    Days Inn-Tacoma, WA                              6802 Tacoma Mall Boulevard
 155     RMF     1    Marriott Fairfield Inn                           2225 Northwest Evangeline Thruway
 156     CT      1    Colonial Nursing Center                          508 Pierce Street
 157     MS      1    349 Main Street (2H)                             349 Main Street
 158     MS      1    300/310 Main Street (2H)                         300/310 Main Street
 159     CT      2    Village North Townhouses and Apartments          3990 North Water Street
 160     CT      1    One First Avenue Warehouse                       One First Avenue
 161     MS      1    Prime Time Medford Apartments                    2979 Barnett Road
 162     MS      1    Warmington Building                              3090 Pullman Street
 163     CT      3    Westwood Apartments                              4317-4337 Eighth Avenue, N.E.
 164     CT      1    Columbia Pacific Plaza                           2201 N. Columbia Boulevard
 165     MS      1    Holiday Inn-Bath, ME                             139 Western Avenue
 166     CT      1    Home Sweet Home                                  205 Collins Avenue
 167     RMF     2    Belle Rive Club Apartments                       8715 Belle Rive Boulevard
 168     CT      1    Clean Machine - Kingston Pike (West Hills) (2I)  7914 Kingston Pike
 169     CT      1    Clean Machine - Merchant (2I)                    507 Merchant Drive
 170     CT      1    Clean Machine - Maynardville (Halls) (2I)        6852 Maynardville Pike
 171     CT      1    Market & Noe Center                              2276-2288 Market Street
 172     CT      1    Sentry Plaza Shopping Center (2XII)              4275-83 South 76th Street
 173     CT      1    Sentry Grocery Store (2XII)                      6700 West State Street
 174     CT      1    International Food & Fashion Center              934 S. Los Angeles Street
 175     CT      1    Colony Square 1, 2, 4 (2XIII)                    703, 723 & 735 Seibert Road
 176     CT      1    Williamsburg Center (2XIII)                      1135 Eastgate Drive
 177     MS      1    Colima Plaza                                     18720-18742 Colima Road
 178     CT      1    Royal Oaks Shopping Center                       1890 Knox McCrae Drive
 179     CT      1    Schoolhouse Shopping Center                      1034 Second Street Pike
 180     CT      1    Shadow Rose Apartments                           6231 N. 67th Avenue
 181     MS      1    60 Messenger Street                              60 Messenger Street
 182     CT      1    Summit Court Apartments                          262 King Street
 183     CT      1    Walsh Avenue Industrial                          850-890 Walsh Ave. & 2605-2655 Lafayette St.
 184     MS      1    Hampton Inn-Cedar Rapids, IA                     3265 6th Street SW
 185     RMF     1    Spalding Plaza Retail and Office Complex         6450-6470 Spalding Drive
 186     CT      1    16 Brooklyn Industrial                           Various Street Adresses
 187     MS      1    Lemon Grove Square                               7103-7155 Broadway
 188     CT      1    Ramada Inn Speedway                              1798 West International Speedway Blvd.
 189     CT      1    Triangle Crossroads                              130 South Highway 16
 190     CT      1    Rosewood Apartments                              300 Silverado Drive
 191     CT      1    Tehachapi Towne Center                           801-31 Tucker Road
 192     CT      3    Pinellas Pointe Apartments                       2150 62nd Avenue South
 193     CT      1    Quail Hill Apartments                            500 Smithwood Street
 194     CT      1    Wal Mart - Whitinsville                          1161 Providence Road
 195     MS      1    Central Heights Shopping Center                  7301-97 West Central
 196     CT      1    Premier Corporate Center                         3938 Premier North Drive
 197     RMF     1    Pharr Plaza                                      375 Pharr Road, NE
 198     CT      1    Office Max - Bentley Mall                        24 College Road
 199     CT      2    Woodknoll Townhomes                              9192 Vanity Fair Drive
 200     CT      1    Microtel Inn                                     801 East Highway 83
 201     CT      1    Walnut Auto Care Center                          19116-19130 Walnut Drive
 202     CT      1    Andresen Plaza                                   2700 NE Andresen Road
 203     CT      3    Hartland Apartments                              3939 10th Street S.E.
 204     CT      1    Mr. Gatti's Restaurant, San Angelo (2XIV)        4349 Sherwood Way
 205     CT      1    Mr Gattis Restaurant, Midland (2XIV)             614 West Wadley Avenue
 206     MS      1    Super 8-Madison, WI                              1602 West Beltline Highway
 207     CT      1    Access Self Storage                              3427 Marvin D. Love Freeway
 208     CT      1    Executive Car Wash - Roswell (2XV)               2063 Roswell Road
 209     CT      1    Executive Car Wash - Johnson Ferry (2XV)         1274 Johnson Ferry Road
 210     CT      1    Rooker Building                                  1122 Milledge Street
 211     CT      1    Alta Vista Corporate Center                      14040 North Cave Creek Road
 212     CT      1    75 Montgomery Street                             75 Montgomery Street
 213     CT      1    North Kitsap Self Storage (2J)                   541 North Bernt Road
 214     CT      1    Poulsbo Business Park (2J)                       20714-20726 State Highway 305
 215     CT      1    13-17 Laight Street                              13-17 Laight Street
 216     CT      1    Quality Inn - Vallejo                            44 Admiral Callaghan Lane
 217     CT      1    Executive Inn II (2XVI)                          9401 South Orange Blossom Trail
 218     CT      1    Executive Inn I (2XVI)                           5870 South Orange Blossom Trail
 219     CT      1    Super 8 Motel (2XVI)                             1634 North U.S. Highway 1
 220     CT      1    Travelodge (2XVI)                                2250 West International Speedway Blvd.
 221     MS      1    H.S.T. Building                                  8985 Crestmar Point
 222     CT      1    The French/ Cabot Block Building (2XVII)         3 Elm Street
 223     CT      1    The Waterman Place Building (2XVII)              Route 4 Waterman Place
 224     CT      1    The Morgan Block (2XVII)                         20 Central Street
 225     CT      1    Holiday Inn Express- Lemoore                     820 E. Bush Street
 226     CT      1    Holiday Inn Express- Killeen                     1602 East Central Texas Expressway
 227     CT      1    Country Inn by Carlson                           153 Garrisonville Road
 228     CT      1    Atlantic Self Storage- Dunn Avenue               1650 Dunn Ave.
 229     CT      1    Atlantic Self Storage I-295                      11351 St. Augustine Road
 230     CT      1    Renaissance Apartments                           5259  University Way
 231     CT      1    Ames Department Store                            801 S 4th Street
 232     CT      1    The Store House Self Storage                     4924 Mercer University Drive
 233     CT      1    Comfort Inn- Killeen                             2506 Trimmier Road
 234     CT      1    SeaTac Inn                                       17108 International Blvd.
 235     CT      1    KEW Industrial Park                              7005-7101 Julian Street & 3200-3204 West 71st Avenue
 236     CT      1    Hazel Ridge Plaza                                4301-4347 Hazel Avenue
 237     CT      1    Gray Road Self Storage                           7821 East Gray Road
 238     CT      2    Virginia Square Apartments                       1170 Murchison Avenue
 239     RMF     2    Premier Club Apartments                          5100 Highpoint Road
 240     CT      1    1058 Southern Blvd.                              1058 Southern Blvd.
 241     CT      1    Watson Centex-San Antonio*                       11307 Roszell Drive
 242     CT      3    Lakeside Meadows Apartments                      12817 Mapleview Street
 243     CT      1    Atlantic Self Storage- Millcoe Road              1510 Millcoe Road
 244     CT      1    Holiday Inn - Reidsville                         2100 Barnes Street
 245     CT      1    Parkway Plaza*                                   10410 Kensington Parkway
 246     CT      1    Lantern Plaza*                                   28940-28950 Golden Lantern
 247     MS      2    West 24th Street Apartments                      6011-6041 West 24th Avenue
 248     CT      1    Airport Circle Plaza                             7500 S. Crescent Boulevard
 249     CT      1    El Pueblo Lodge                                  412 Paseo del Pueblo Norte
 250     MS      1    Maple Manor Apartments                           3001 Wedington Drive
 251     MS      1    Regency Walk                                     10230 Atlantic Blvd.
 252     CT      1    The Coach Store                                  69 Main Street
 253     CT      1    WIPAC Distribution Warehouse                     3501 Electronics Way
 254     MS      1    Oceanside Square                                 4750-4760 Oceanside Blvd.
 255     CT      1    North Las Vegas Self Storage                     3360 North Las Vegas Boulevard
 256     CT      1    Village Plaza                                    15355 Sherman Way
 257     CT      3    Lake Margaret Village Apartments (2K)*           3039 South Fern Creek Avenue
 258     CT      3    Townhouse Apartments (2K)*                       2950 NE 14th Street
 259     MS      3    Whispering Pines Apartments                      5801 Altama Avenue
 260     CT      1    Beechmont Professional Building                  3180 Main Street
 261     CT      1    204 Loudon Road                                  204 Loudon Road
 262     CT      3    Atlantic Arms Apartments (2L)                    1052-1056 Atlantic Street
 263     CT      2    Kilbreth Apartments (2L)                         776 Kilbreth Avenue
 264     CT      1    Ramada Limited- South Padre                      4109 Padre Blvd.
 265     CT      1    U.S. Rentals, Inc.                               3400 Lind Avenue SW
 266     CT      1    El Campo Inn                                     210 Highway 59 West
 267     CT      1    1318 Wilshire Boulevard                          1318 - 1332 Wilshire Boulevard
 268     CT      1    PETCO Building                                   403 North 8th Street
 269     CT      1    333 West Indian School - Phoenix (2M)            333 West Indian School Road
 270     CT      1    2502 North Alvernon Way - Tucson (2M)            2502 North Alvernon Way
 271     CT      1    Victory Self Storage - Staten Island             3493 and 3511 Victory Boulevard
 272     CT      1    Sheridan Retail Shops                            1945 S. Sheridan Blvd.
 273     CT      1    485 Kings Highway                                485 Kings Highway
 274     CT      1    Norwest Business Park*                           551-595 North 1200 West
 275     CT      1    Silver Creek Manor                               150 North Douglas Street
 276     CT      1    The Square Shopping Center                       2301 - 2323 W. Lawrence Avenue
 277     CT      1    301-315 East Tremont Ave.                        301-315 East Tremont Avenue
 278     CT      1    Jack In The Box - Galena Park (2XVIII)           2607 Clinton Drive
 279     CT      1    Jack in the Box - Terrell (2XVIII)               1898 W. Moore Avenue
 280     CT      3    Terrace View (Chateau) Apartments (2N)           784, 788 & 792 Garner Avenue
 281     CT      2    Garner Avenue Apartments (2N)                    1337 Garner Avenue
 282     CT      1    Lake Ridge Apartments - DRK                      2600-2636 Goldenstrand Drive, 2741-2757 & 2800-2836
                                                                         Silverstrand Drive
 283     CT      1    Lake Ridge Apartments - FEM                      6133-6169 Goldenstrand Drive, 2631-2667 & 2721-2737
                                                                         Silverstrand Drive
 284     CT      1    Lake Ridge Apartments - JMK                      2761-2797 Goldenstrand Drive, 2640-2676 & 2761-2797
                                                                         Silverstrand Drive
 285     CT      1    Lake Ridge Apartments - MJK                      2680-2716 & 6134-6170 Goldenstrand Drive , 2671-2687
                                                                         Silverstrand Drive
 286     MS      1    Our Shopping Center                              2006 Waveland Road
 287     CT      1    Diffley Square Shopping Center                   4130 Blackhawk Road
 288     CT      1    Westridge Shopping Center*                       6605 I-40 West
 289     CT      1    CVS Drug Store                                   1029 Forest Parkway
 290     RMF     1    Rite Aid Drug Store - Griffin, GA                405 S. Hill Street
 291     CT      2    1525 & 1535 Central Avenue                       1525 & 1535 Central Avenue
 292     CT      1    Lowry Expressway Office Building*                8900 Emmett F. Lowry Expressway
 293     CT      1    Monarch Bank Building*                           401 Glenneyre Street
 294     CT      1    Innovative Metals Warehouse                      180 Clydesdale Court
 295     CT      1    Archer Road Self Storage                         6505 SW Archer Road
 296     CT      1    Econo-Pak Warehouse                              4944 West 73rd Street
 297     CT      1    Food-4-Less                                      519 U.S. Highway 24 East
 298     CT      1    Sugarland Professional Building                  201-203 Elden Street
 299     CT      3    Summit Terrace Apartments                        461-471 Summit Street
 300     CT      1    Red Carpet Inn - Boone*                          862 Blowing Rock Road
 301     CT      2    1883-1887 Amsterdam Avenue                       1883-1887 Amsterdam Avenue
 302     CT      1    Dave's Car Wash                                  449 North Bolingbrook Drive
 303     CT      1    Alamo Self Storage                               43357 Division Street
 304     CT      2    Desert Pines Apartments*                         118 South 15th Street
 305     CT      1    Watson Centex - Houston*                         2110 Telephone Road
 306     CT      1    Blue Heron Car Wash                              1450 S. Military Trail
 307     CT      1    30100 Crown Valley Parkway*                      30100 Crown Valley Parkway
 308     CT      1    Lovers Lane Retail Center                        5647 & 5655 West Lovers Lane
 309     CT      1    Northway Manor MHP                               338 Country Route Number 11
 310     CT      1    Budget Mini Storage-Fontana                      15991 Valley Boulevard
 311     CT      1    9D E-Z Storage                                   1190 Route 9D
 312     CT      1    Days Inn - Brunswick                             2307 Glouscester Street
 313     CT      1    Apollo Self Storage                              17120 State Highway 72
 314     RMF     1    Hollywood Video Store - High Point, NC           2118 N. Main Street
 315     CT      2    Cypress Woods Apartments                         2135 West Campbell Avenue
 316     CT      1    Eagle Rock Shopping Center                       2750 E. Colorado Boulevard
 317     RMF     1    Hollywood Video Store - Virginia Beach           629 Newtown Road
 318     CT      1    Airport South Building                           2301 Dorsey Road
 319     CT      1    Thriftway Supermarket                            326 S. Walnut Street
 320     RMF     1    Hollywood Video Store - Pikesville, MD           211 Reisterstown Road
 321     CT      1    Roof Garden Mobile Home Court*                   Route 281
 322     CT      1    Sandalon East Office Building*                   5299 Roswell Road
 323     CT      1    Westgate Regency Center*                         11909-11929 W. Pico Boulevard
 324     CT      1    Roger's Green Hills Supermarket                  1004 Fifth Avenue
 325     CT      1    Taco Bell & US Auto Glass                        1610-1680 El Camino Real
 326     CT      1    555 Broadway*                                    555 Broadway
 327     CT      1    Aussie Self Storage                              30 East Victorian Avenue
 328     CT      3    Roselea Villas*                                  2550 A Hartweel Ave.
 329     CT      1    Knights Inn-Summerton*                           248 Buff Road
 330     CT      1    1610 Broadway*                                   1610 Broadway
 331     CT      1    Morrone Company*                                 465 Albert Street
 332     CT      3    Peppertree Apartments                            3309 Robinson Drive
 333     CT      1    Islip Terrace Plaza*                             500 Islip Avenue
 334     CT      1    1626 Logan Street*                               1626 Logan Street
 335     CT      1    TX Human Serv. & Work Force Comm. Off.*          2501 Palo Alto Drive
 336     CT      1    Fielders Bridge Office Building*                 1615 West Abram Street
 337     CT      1    2906 North State Street Building*                2906 North State Street
 338     CT      1    Days Inn - Orange City*                          2501 North Volusia Avenue
 339     CT      3    Edgewood Court Apartments*                       611 S. Ennis Ave
 340     CT      1    Super Safe Self Service Storage                  1401 Jordan Lane
 341     CT      1    Pioneer Plaza*                                   120 Broadway
 342     CT      1    287 Appleton Street*                             287 Appleton Street
 343     CT      1    2059 E. Sahara Avenue*                           2059 Sahara Avenue
 344     CT      1    560 Virginia Way*                                560 Virgina Way
 345     CT      1    Calibra Sunnyside*                               197 North Sunnyside Avenue
 346     CT      1    Bolling Building*                                910 North 47th St.
 347     CT      1    512 Main Street*                                 512 Main Street
 348     CT      1    Panola Road Office Building*                     5353 Fairington Road
 349     CT      1    1920 Ledbetter Drive*                            1920 Ledbetter Drive
 350     CT      1    2727-2745 Gundry Avenue*                         2725-2745 Gundry Avenue
 351     CT      2    Citadel Apartments*                              104 Pleasant Street
 352     CT      2    1400-1410 E. Florida*                            1400-1410 East Florida Street
 353     CT      3    Vance St. Apartment Building*                    1600 Vance Street
 354     CT      1    3200 Race Street*                                3200 Race Street
 355     CT      1    Covington Office Center*                         4336 Covington Highway
 356     CT      1    4201 Dimmitt Road*                               4201 Dimmitt Road
 357     CT      1    10660 Silicon Avenue*                            10660 Silicon Avenue
 358     CT      1    5401 Cherry Avenue*                              5401 Cherry Avenue
 359     CT      1    110 Adams Ave.*                                  110 Adams Ave., 1605-1623 Alabama St.
 360     CT      1    Miss Meme's Kreative Kids Bldg.*                 25112 Marguerite Parkway
 361     CT      1    La Canasta Furniture & Appliance Store*          3231 E. Florence Avenue
 362     CT      1    Great Southwestern Parkway*                      800-810 North Great Southwest Parkway
 363     CT      1    503 W. 26th Street*                              503 W. 26th Street
 364     CT      3    Mosstree Apartments*                             1215 Mosstree Road
 365     CT      3    Marshall/Catamount Apartments*                   8 Marshall Court/222 Catamount Road
 366     CT      2    Sannella*                                        516 West 169th Street
 367     CT      1    1005 Abbott Road*                                1005 Abbott Road
 368     CT      1    6452 Nine Mile Bridge Road*                      6452 Nine Mile Bridge Road
 369     CT      1    301 South Richey Road*                           301 South Richey Road
 370     CT      1    Moore's Adult Care Facility*                     1385 Gidner Road
 371     CT      1    Bass Pro Shop*                                   354 East I-30
 372     CT      3    619-623 W. Brookside*                            619-623 W. Brookside Street
 373     CT      1    50-52 Ferry Street*                              50-52 Ferry Street
 374     CT      1    Hillside Mobile Home Park*                       31 Young Road
 375     CT      1    Bailey Hardwoods*                                628 East Kimble Court
 376     CT      1    3050 Austin Bluffs Parkway*                      3050 Austin Bluffs Parkway
 377     CT      1    Kelley St. Office Building*                      336-340 Kelley St.
 378     CT      1    Northlake MHP*                                   Northlake Drive
 379     CT      2    59-61 Carlton Street Apartments*                 59-61 Carleton Street
 380     CT      1    Sabattus Street Office Building*                 917 Sabattus Street

                                  SCHEDULE III
                                  ------------

                           RMF MORTGAGE LOAN SCHEDULE


Loan                                              Property
 No.  Seller  Group      City            State      Type
 ---  ------  -----      ----            -----    --------

 22     CT      1     Broadview            IL       Retail
 23    RMF      1     Nashua               NH     Healthcare
 24    RMF      1     Nashua               NH     Healthcare
 25    RMF      1     Manchester           NH     Healthcare
 26    RMF      1     Bedford              NH     Healthcare
 27     MS      1     Fond du Lac          WI     Hospitality
 28     MS      1     Appleton             WI     Hospitality
 29     MS      1     Madison              WI     Hospitality
 30     MS      1     Madison              WI     Hospitality
 31     MS      1     Oshkosh              WI     Hospitality
 32     MS      1     Fond du Lac          WI     Hospitality
 33     MS      1     Seattle              WA       Office
 34     CT      1     New York             NY      Mixed Use
 35     CT      1     Abilene              TX       Office
 36     CT      1     Abilene              TX       Retail
 37     CT      1     Abilene              TX       Retail
 38     CT      1     Abilene              TX       Retail
 39     CT      1     Lamesa               TX       Retail
 40     CT      1     Midland              TX       Retail
 41     CT      1     Brownwood            TX       Retail
 42     CT      3     Morganville          NJ       Retail
 43     CT      1     Santa Monica         CA     Hospitality
 44     MS      1     Cleves               OH    Mobile Home Park
 45     MS      1     Goshen Township      OH    Mobile Home Park
 46     MS      1     Cincinnati           OH    Mobile Home Park
 47     MS      1     Hamilton             OH    Mobile Home Park
 48     MS      1     Amelia               OH    Mobile Home Park
 49     MS      1     Loveland             OH    Mobile Home Park
 50     MS      1     Bellevue             KY    Mobile Home Park
 51     CT      1     Plano                TX     Multifamily
 52     CT      1     Edison               NJ     Industrial
 53     CT      1     Santa Ana            CA       Retail
 54     CT      1     Irvine               CA      Mixed Use
 55     MS      1     Harding Township     NJ       Office
 56    RMF      2     Lubbock              TX     Multifamily
 57    RMF      1     Great Neck           NY     Healthcare
 58     MS      3     Lake Forest          CA     Multifamily
 59    RMF      1     Walterboro           SC     Healthcare
 60    RMF      1     Ridgeway             SC     Healthcare
 61    RMF      1     Forsyth              GA     Healthcare
 62    RMF      1     Forsyth              GA     Healthcare
 63     MS      1     Melville             NY     Industrial
 64     MS      1     Centereach           NY       Retail
 65     MS      1     Lynbrook             NY       Retail
 66     MS      1     Patchogue            NY       Retail
 67     CT      1     New York             NY       Office
 68     MS      1     Janesville           WI     Healthcare
 69     MS      1     Mayville             WI     Healthcare
 70     MS      1     Marshfield           WI     Healthcare
 71     MS      1     Marshfield           WI     Healthcare
 72     MS      1     Hartford             WI     Healthcare
 73     MS      1     Wisconsin Rapids     WI     Healthcare
 74     MS      1     Medford              WI     Healthcare
 75     MS      1     Fond du Lac          WI     Healthcare
 76     MS      1     Shawano              WI     Healthcare
 77     CT      1     Alexandria           VA       Retail
 78     MS      1     Westerville          OH     Industrial
 79     MS      1     Burlingame           CA       Office
 80     CT      1     Norristown           PA     Industrial
 81     MS      1     Lauderdale by the S  FL     Hospitality
 82    RMF      3     Norcross             GA     Multifamily
 83     CT      2     Dallas               TX     Multifamily
 84     MS      1     Syracuse             NY       Office
 85    RMF      2     Atlanta              GA     Multifamily
 86     MS      3     Rohnert Park         CA     Multifamily
 87     MS      1     Columbus             GA     Hospitality
 88     CT      1     Henderson            KY       Retail
 89     CT      1     Apple Valley         CA       Retail
 90     CT      1     South Abington Twp.  PA       Retail
 91     CT      1     Dunmore              PA       Retail
 92     CT      1     Hialeah              FL       Retail
 93     CT      1     Gloucester           MA     Industrial
 94     MS      1     Pleasanton           CA       Retail
 95     MS      3     Hialeah              FL     Multifamily
 96     CT      1     Wilkesboro           NC     Healthcare
 97     CT      1     Nebo                 NC     Healthcare
 98     CT      1     Wilkesboro           NC     Healthcare
 99     CT      1     Pennsauken           NJ     Industrial
 100    CT      1     Pennsauken           NJ     Industrial
 101    CT      1     Pennsuaken           NJ     Industrial
 102    CT      1     Pennsauken           NJ     Industrial
 103    CT      1     Pennsauken           NJ     Industrial
 104    MS      3     Davis                CA     Multifamily
 105   RMF      3     Tallahassee          FL     Multifamily
 106    MS      1     Naples               FL     Hospitality
 107   RMF      2     Kissimmee            FL     Multifamily
 108   RMF      3     Tallahassee          FL     Multifamily
 109    CT      1     Hialeah              FL     Multifamily
 110    MS      1     Santa Monica         CA      Mixed Use
 111    CT      1     Manassas             VA       Office
 112    CT      1     Hanover              NH      Mixed Use
 113    CT      1     Hanover              NH       Office
 114   RMF      2     Panama City          FL     Multifamily
 115    CT      1     Hammond              IN     Industrial
 116    CT      1     El Segundo           CA      Mixed Use
 117    CT      1     Orange               CA      Mixed Use
 118    CT      1     Hobe Sound           FL       Retail
 119    MS      1     Springfield          OR     Hospitality
 120   RMF      2     Decatur              GA     Multifamily
 121    MS      1     Bedford              MA       Office
 122    MS      3     Davis                CA     Multifamily
 123    MS      1     Kenner               LA     Hospitality
 124    MS      1     San Diego            CA       Office
 125    CT      1     Houma                LA     Hospitality
 126    CT      1     Haverhill            MA     Healthcare
 127    CT      1     East Brandywine Twp  PA       Retail
 128    CT      1     Avenel               NJ     Hospitality
 129    CT      1     Sayreville           NJ     Hospitality
 130    MS      3     Los Angeles          CA     Multifamily
 131    CT      1     Los Angeles          CA     Industrial
 132    MS      3     Kent                 WA     Multifamily
 133   RMF      2     Nashville            TN     Multifamily
 134    MS      1     Treasure Island      FL     Hospitality
 135    CT      1     Portland             OR       Retail
 136    CT      1     Riverside            CA     Healthcare
 137    CT      1     Kenilworth           NJ     Industrial
 138    CT      1     Sewell               NJ       Retail
 139   RMF      1     Far Rockaway         NY     Healthcare
 140    MS      1     Waltham              MA       Retail
 141   RMF      2     Red Bank             TN     Multifamily
 142    CT      1     Montgomery           AL     Multifamily
 143    MS      2     Fresno               CA     Multifamily
 144    MS      1     Davie                FL       Retail
 145    CT      1     Ellensburg           WA     Multifamily
 146    CT      1     Ocean City           MD       Retail
 147    CT      1     Ocean City           MD       Retail
 148    CT      1     Virgina Beach        VA       Retail
 149   RMF      3     Orlando              FL     Multifamily
 150    CT      1     Virgina Beach        VA       Retail
 151    CT      1     Ocean City           MD       Retail
 152    CT      1     Ocean City           MD       Retail
 153    CT      1     Ocean City           MD       Retail
 154    MS      1     Tacoma               WA     Hospitality
 155   RMF      1     Lafayette            LA     Hospitality
 156    CT      1     Lindale              TX     Healthcare
 157    MS      1     Pleasanton           CA      Mixed Use
 158    MS      1     Pleasanton           CA       Retail
 159    CT      2     Decatur              IL     Multifamily
 160    CT      1     Peabody              MA     Industrial
 161    MS      1     Medford              OR     Healthcare
 162    MS      1     Costa Mesa           CA       Office
 163    CT      3     Seattle              WA     Multifamily
 164    CT      1     Portland             OR      Mixed Use
 165    MS      1     Bath                 ME     Hospitality
 166    CT      1     Colma                CA     Healthcare
 167   RMF      2     Jacksonville         FL     Multifamily
 168    CT      1     Knoxville            TN        Other
 169    CT      1     Knoxville            TN        Other
 170    CT      1     Knoxville            TN        Other
 171    CT      1     San Francisco        CA       Retail
 172    CT      1     Greenfield           WI       Retail
 173    CT      1     Wauwatosa            WI       Retail
 174    CT      1     Los Angeles          CA       Retail
 175    CT      1     Scott Air Force Bas  IL       Office
 176    CT      1     O'Fallon             IL       Office
 177    MS      1     Rowland Heights      CA       Retail
 178    CT      1     Titusville           FL       Retail
 179    CT      1     Richboro             PA       Retail
 180    CT      1     Glendale             AZ     Multifamily
 181    MS      1     Plainville           MA       Office
 182    CT      1     Pottstown            PA      Mixed Use
 183    CT      1     Santa Clara          CA     Industrial
 184    MS      1     Cedar Rapids         IA     Hospitality
 185   RMF      1     Norcross             GA      Mixed Use
 186    CT      1     Brooklyn             NY     Industrial
 187    MS      1     Lemon Grove          CA       Retail
 188    CT      1     Daytona Beach        FL     Hospitality
 189    CT      1     Denver               NC       Retail
 190    CT      1     Stoughton            WI     Multifamily
 191    CT      1     Tehachapi            CA       Retail
 192    CT      3     St. Petersburg       FL     Multifamily
 193    CT      1     Fuquay-Varina        NC     Multifamily
 194    CT      1     Whitinsville         MA       Retail
 195    MS      1     Wichita              KS       Retail
 196    CT      1     Tampa                FL       Office
 197   RMF      1     Atlanta              GA       Retail
 198    CT      1     Fairbanks            AK       Retail
 199    CT      2     St. Louis            MO     Multifamily
 200    CT      1     McAllen              TX     Hospitality
 201    CT      1     Rowland Heights      CA       Retail
 202    CT      1     Vancouver            WA      Mixed Use
 203    CT      3     Puyallup             WA     Multifamily
 204    CT      1     San Angelo           TX       Retail
 205    CT      1     Midland              TX       Retail
 206    MS      1     Madison              WI     Hospitality
 207    CT      1     Dallas               TX    Self Storage Facility
 208    CT      1     Marietta             GA        Other
 209    CT      1     Marietta             GA        Other
 210    CT      1     East Point           GA     Industrial
 211    CT      1     Phoenix              AZ       Office
 212    CT      1     Jersey City          NJ       Office
 213    CT      1     Poulsbo              WA    Self Storage Facility
 214    CT      1     Poulsbo              WA     Industrial
 215    CT      1     New York             NY      Mixed Use
 216    CT      1     Vallejo              CA     Hospitality
 217    CT      1     Orlando              FL     Hospitality
 218    CT      1     Orlando              FL     Hospitality
 219    CT      1     Ormond Beach         FL     Hospitality
 220    CT      1     Daytona Beach        FL     Hospitality
 221    MS      1     San Diego            CA     Industrial
 222    CT      1     Woodstock            VT       Retail
 223    CT      1     Quechee              VT       Retail
 224    CT      1     Woodstock            VT       Retail
 225    CT      1     Lemoore              CA     Hospitality
 226    CT      1     Killeen              TX     Hospitality
 227    CT      1     Stafford             VA     Hospitality
 228    CT      1     Jacksonville         FL    Self Storage Facility
 229    CT      1     Jacksonville         FL    Self Storage Facility
 230    CT      1     Seattle              WA      Mixed Use
 231    CT      1     Hamburg              PA       Retail
 232    CT      1     Macon                GA    Self Storage Facility
 233    CT      1     Killeen              TX     Hospitality
 234    CT      1     SeaTac               WA     Hospitality
 235    CT      1     Westminster          CO     Industrial
 236    CT      1     Fair Oaks            CA       Retail
 237    CT      1     Scottsdale           AZ    Self Storage Facility
 238    CT      2     Pomona               CA     Multifamily
 239   RMF      2     Union City           GA     Multifamily
 240    CT      1     Bronx                NY      Mixed Use
 241    CT      1     San Antonio          TX       Office
 242    CT      3     Lakeside             CA     Multifamily
 243    CT      1     Jacksonville         FL    Self Storage Facility
 244    CT      1     Reidsville           NC     Hospitality
 245    CT      1     Kensington           MD       Office
 246    CT      1     Laguna Niguel        CA       Retail
 247    MS      2     Hialeah              FL     Multifamily
 248    CT      1     Pennsauken           NJ       Retail
 249    CT      1     Taos                 NM     Hospitality
 250    MS      1     Fayetteville         AR     Multifamily
 251    MS      1     Jacksonville         FL       Retail
 252    CT      1     East Hampton         NY       Retail
 253    CT      1     West Palm Beach      FL     Industrial
 254    MS      1     Oceanside            CA       Retail
 255    CT      1     Las Vegas            NV    Self Storage Facility
 256    CT      1     Van Nuys             CA       Retail
 257    CT      3     Orlando              FL     Multifamily
 258    CT      3     Ocala                FL     Multifamily
 259    MS      3     Brunswick            GA     Multifamily
 260    CT      1     Bridgeport           CT       Office
 261    CT      1     Concord              NH       Retail
 262    CT      3     Salinas              CA     Multifamily
 263    CT      2     Salinas              CA     Multifamily
 264    CT      1     South Padre Island   TX     Hospitality
 265    CT      1     Renton               WA       Retail
 266    CT      1     El Campo             TX     Hospitality
 267    CT      1     Santa Monica         CA       Retail
 268    CT      1     West Dundee          IL       Retail
 269    CT      1     Phoenix              AZ       Office
 270    CT      1     Tucson               AZ       Office
 271    CT      1     Staten Island        NY    Self Storage Facility
 272    CT      1     Lakewood             CO       Retail
 273    CT      1     Brooklyn             NY      Mixed Use
 274    CT      1     Orem                 UT     Industrial
 275    CT      1     Ripon                WI     Healthcare
 276    CT      1     Chicago              IL       Retail
 277    CT      1     Bronx                NY      Mixed Use
 278    CT      1     Galena Park          TX       Retail
 279    CT      1     Terrell              TX       Retail
 280    CT      3     Salinas              CA     Multifamily
 281    CT      2     Salinas              CA     Multifamily
 282    CT      1     Columbus             OH     Multifamily
 283    CT      1     Columbus             OH     Multifamily
 284    CT      1     Columbus             OH     Multifamily
 285    CT      1     Columbus             OH     Multifamily
 286    MS      1     Waveland             MS       Retail
 287    CT      1     Eagan                MN       Retail
 288    CT      1     Amarillo             TX       Retail
 289    CT      1     Forest Park          GA       Retail
 290   RMF      1     Griffin              GA       Retail
 291    CT      2     Bridgeport           CT     Multifamily
 292    CT      1     Texas City           TX       Office
 293    CT      1     Laguna Beach         CA       Office
 294    CT      1     Grass Valley         CA     Industrial
 295    CT      1     Gainesville          FL    Self Storage Facility
 296    CT      1     Bedford Park         IL     Industrial
 297    CT      1     Moberly              MO       Retail
 298    CT      1     Herndon              VA       Office
 299    CT      3     Bowling Green        OH     Multifamily
 300    CT      1     Boone                NC     Hospitality
 301    CT      2     New York             NY     Multifamily
 302    CT      1     Bolingbrook          IL        Other
 303    CT      1     Lancaster            CA    Self Storage Facility
 304    CT      2     Las Vegas            NV     Multifamily
 305    CT      1     Houston              TX       Office
 306    CT      1     West Palm Beach      FL        Other
 307    CT      1     Laguna Niguel        CA       Office
 308    CT      1     Dallas               TX       Retail
 309    CT      1     West Monroe          NY    Mobile Home Park
 310    CT      1     Fontana              CA    Self Storage Facility
 311    CT      1     Wappingers Falls     NY    Self Storage Facility
 312    CT      1     Brunswick            GA     Hospitality
 313    CT      1     Arvada               CO    Self Storage Facility
 314   RMF      1     High Point           NC       Retail
 315    CT      2     Phoenix              AZ     Multifamily
 316    CT      1     Los Angeles          CA       Retail
 317   RMF      1     Virginia Beach       VA       Retail
 318    CT      1     Glen Burnie          MD       Office
 319    CT      1     Bath                 PA       Retail
 320   RMF      1     Pikesville           MD       Retail
 321    CT      1     Somerset             PA    Mobile Home Park
 322    CT      1     Atlanta              GA       Office
 323    CT      1     Los Angeles          CA       Retail
 324    CT      1     St. Joseph           MO       Retail
 325    CT      1     Santa Clara          CA       Retail
 326    CT      1     Haverhill            MA     Industrial
 327    CT      1     Sparks               NV    Self Storage Facility
 328    CT      3     Sanford              FL     Multifamily
 329    CT      1     Summerton            SC     Hospitality
 330    CT      1     Santa Monica         CA      Mixed Use
 331    CT      1     Macon                GA     Industrial
 332    CT      3     Waco                 TX     Multifamily
 333    CT      1     Islip Terrace        NY       Retail
 334    CT      1     Denver               CO     Multifamily
 335    CT      1     San Antonio          TX       Office
 336    CT      1     Arlington            TX       Office
 337    CT      1     Jackson              MS       Office
 338    CT      1     Orange City          FL     Hospitality
 339    CT      3     Bryan                TX     Multifamily
 340    CT      1     Huntsville           AL    Self Storage Facility
 341    CT      1     Kissimmee            FL       Office
 342    CT      1     Lowell               MA      Mixed Use
 343    CT      1     Las Vegas            NV       Office
 344    CT      1     Barstow              CA       Retail
 345    CT      1     Clovis               CA     Industrial
 346    CT      1     Kansas City          KS       Office
 347    CT      1     El Segundo           CA      Mixed Use
 348    CT      1     Lithonia             GA       Office
 349    CT      1     Dallas               TX       Retail
 350    CT      1     Signal Hill          CA     Industrial
 351    CT      2     Bryan                TX     Multifamily
 352    CT      2     Long Beach           CA     Multifamily
 353    CT      3     Lakewood             CO     Multifamily
 354    CT      1     Fort Worth           TX       Retail
 355    CT      1     Decatur              GA       Office
 356    CT      1     Plainview            TX    Mobile Home Park
 357    CT      1     Montclair            CA     Industrial
 358    CT      1     Long Beach           CA       Retail
 359    CT      1     Huntington Beach     CA       Retail
 360    CT      1     Mission Viejo        CA        Other
 361    CT      1     Huntington Park      CA       Retail
 362    CT      1     Arlington            TX     Industrial
 363    CT      1     Los Angeles          CA     Multifamily
 364    CT      3     North Charleston     SC     Multifamily
 365    CT      3     Pittsfield           NH     Multifamily
 366    CT      2     New York             NY     Multifamily
 367    CT      1     East Lansing         MI       Office
 368    CT      1     Fort Worth           TX    Mobile Home Park
 369    CT      1     Leesburg             FL     Industrial
 370    CT      1     Charlotte            MI     Healthcare
 371    CT      1     Garland              TX       Retail
 372    CT      3     Colorado Springs     CO     Multifamily
 373    CT      1     Newark               NJ       Retail
 374    CT      1     Cartersville         GA    Mobile Home Park
 375    CT      1     Springfield          IL     Industrial
 376    CT      1     Colorado Springs     CO       Office
 377    CT      1     Manchester           NH      Mixed Use
 378    CT      1     Maryville            TN    Mobile Home Park
 379    CT      2     Portland             ME     Multifamily
 380    CT      1     Lewiston             ME       Office

                     Related Mortgage
Loan                      Loans                Cut-Off       Mortgage     Note
 No.  Seller  Group    (by Loan No.)         Date Balance   Unit of SF    Rate
 ---  ------  -----    -------------         ------------   ----------    ----

  22     CT      1                          $26,481,230.07      $75       6.925%
  34     CT      1                          $20,930,117.27     $101       7.350%
  35     CT      1                           $6,173,898.27      $27       7.250%
  36     CT      1                           $4,206,145.31      $27       7.250%
  37     CT      1                           $2,621,775.12      $27       7.250%
  38     CT      1                           $1,822,823.15      $27       7.250%
  39     CT      1                           $1,245,784.46      $27       7.250%
  40     CT      1                           $1,105,000.46      $27       7.250%
  41     CT      1                           $1,052,245.72      $27       7.250%
  42     CT      1                          $17,806,773.09      $77       6.980%
  43     CT      1                          $16,430,212.78  $52,830       7.840%
  51     CT      1                          $14,150,000.00  $59,205       7.150%
  52     CT      1                          $11,561,565.69      $53       7.375%
  53     CT      1                          $11,475,394.09     $116       7.730%
  54     CT      1                          $11,298,151.90     $136       7.375%
  67     CT      1                           $8,950,758.21      $66       7.540%
  77     CT      1                           $8,767,718.02     $118       7.300%
  80     CT      1                           $7,974,065.83      $60       7.500%
  83     CT      2                           $7,476,630.59  $59,338       7.125%
  88     CT      1                           $7,191,881.39      $38       6.900%
  89     CT      1                           $7,169,800.01      $66       7.625%
  90     CT      1                           $4,430,490.25      $56       7.200%
  91     CT      1                           $2,545,601.79      $56       7.200%
  92     CT      1                           $6,964,808.53      $69       7.200%
  93     CT      1                           $6,956,184.67      $25       7.637%
  96     CT      1                           $2,839,073.04  $29,525       7.870%
  97     CT      1                           $2,234,727.64  $29,525       7.870%
  98     CT      1                           $1,687,402.72  $29,525       7.870%
  99     CT      1                           $2,001,760.88      $18       7.550%
 100     CT      1                           $1,764,338.43      $18       7.550%
 101     CT      1                           $1,200,917.08      $18       7.550%
 102     CT      1                             $863,769.05      $18       7.550%
 103     CT      1                             $846,342.18      $18       7.550%
 109     CT      1                           $6,245,793.13  $35,895       7.125%
 111     CT      1                           $5,981,247.98      $65       7.500%
 112     CT      1                           $3,238,486.61      $88       7.000%
 113     CT      1                           $2,417,545.93      $88       7.000%
 115     CT      1                           $5,449,637.43       $9       8.400%
 116     CT      1                           $5,444,661.69      $73       7.625%
 117     CT      1                           $5,284,315.13      $79       7.375%
 118     CT      1                           $5,283,005.81      $35       7.563%
 125     CT      1                           $4,984,553.57  $25,431       8.170%
 126     CT      1                           $4,974,724.34  $41,456       8.000%
 127     CT      1                           $4,971,680.19      $60       6.900%
 128     CT      1                           $3,723,275.09  $45,131       9.160%
 129     CT      1                           $1,241,091.68  $45,131       9.160%
 131     CT      1                           $4,848,711.68      $56       7.625%
 135     CT      1                           $4,605,023.01      $43       7.500%
 136     CT      1                           $4,546,971.02  $66,867       8.210%
 137     CT      1                           $4,480,518.41      $30       7.700%
 138     CT      1                           $4,474,999.09      $46       7.450%
 142     CT      1                           $4,359,862.94  $32,058       7.125%
 145     CT      1                           $4,179,930.30  $34,545       7.100%
 146     CT      1                           $1,806,338.77     $113       8.330%
 147     CT      1                           $1,059,917.78     $113       8.330%
 148     CT      1                           $1,134,559.88     $113       8.330%
 150     CT      1                           $1,278,867.97     $112       8.330%
 151     CT      1                           $1,229,106.55     $112       8.330%
 152     CT      1                             $761,349.42     $112       8.330%
 153     CT      1                             $696,659.57     $112       8.330%
 156     CT      1                           $3,839,019.52  $42,656       8.220%
 159     CT      2                           $3,738,315.29  $38,941       7.125%
 160     CT      1                           $3,735,181.49      $28       8.245%
 163     CT      3                           $3,539,494.10  $42,137       7.375%
 164     CT      1                           $3,504,224.42      $33       7.100%
 166     CT      1                           $3,476,883.00  $60,998       8.125%
 168     CT      1                           $1,432,096.25     $345       9.065%
 169     CT      1                           $1,004,209.71     $345       9.065%
 170     CT      1                             $938,868.56     $345       9.065%
 171     CT      1                           $3,256,958.96     $162       7.500%
 172     CT      1                           $1,834,719.80      $31       7.500%
 173     CT      1                           $1,404,744.42      $31       7.500%
 174     CT      1          (267)            $3,220,505.76     $153       8.500%
 175     CT      1                           $2,260,650.04      $67       7.625%
 176     CT      1                             $929,201.42      $67       7.625%
 178     CT      1                           $3,159,595.55      $44       7.400%
 179     CT      1                           $3,143,716.86     $100       7.625%
 180     CT      1                           $3,137,808.94  $21,201       7.050%
 182     CT      1                           $3,086,411.32      $25       7.625%
 183     CT      1                           $3,078,446.56      $36       7.720%
 186     CT      1                           $2,949,821.52      $14       8.750%
 188     CT      1                           $2,885,774.43  $22,723       8.000%
 189     CT      1                           $2,881,396.32      $64       8.000%
 190     CT      1                           $2,843,814.95  $31,598       7.250%
 191     CT      1                           $2,833,963.34      $80       7.375%
 192     CT      3                           $2,829,193.06  $20,803       7.375%
 193     CT      1                           $2,789,047.70  $41,015       7.000%
 194     CT      1                           $2,787,299.82      $47       7.310%
 196     CT      1                           $2,693,997.99      $81       7.500%
 198     CT      1                           $2,690,840.68     $112       7.860%
 199     CT      2                           $2,689,716.32  $17,931       7.125%
 200     CT      1                           $2,686,351.14  $26,337       8.000%
 201     CT      1                           $2,651,780.52      $88       7.438%
 202     CT      1                           $2,591,934.30      $54       7.750%
 203     CT      3                           $2,492,218.18  $51,921       7.130%
 204     CT      1                           $1,265,005.01      $48       7.875%
 205     CT      1                           $1,224,482.74      $48       7.875%
 207     CT      1                           $2,469,918.73      $33       7.500%
 208     CT      1                           $1,431,272.71     $178       8.950%
 209     CT      1                           $1,033,997.55     $178       8.950%
 210     CT      1                           $2,453,088.74       $9       7.625%
 211     CT      1                           $2,432,598.42      $52       7.150%
 212     CT      1                           $2,400,000.00      $53       7.350%
 213     CT      1                           $1,692,554.32      $29       7.630%
 214     CT      1                             $696,934.12      $29       7.630%
 215     CT      1                           $2,389,036.53      $31       7.375%
 216     CT      1                           $2,387,332.46  $30,607       7.750%
 217     CT      1                             $661,127.71  $12,423       8.625%
 218     CT      1                             $647,285.02  $12,423       8.625%
 219     CT      1                             $553,668.33  $12,423       8.625%
 220     CT      1                             $523,051.48  $12,423       8.625%
 222     CT      1                           $1,113,494.36      $75       8.000%
 223     CT      1                             $830,549.33      $75       8.000%
 224     CT      1                             $346,485.21      $75       8.000%
 225     CT      1                           $2,290,528.90  $37,550       8.000%
 226     CT      1                           $2,240,339.83  $32,469       7.750%
 227     CT      1                           $2,223,955.76  $38,344       8.500%
 228     CT      1      (229), (243)         $2,174,683.97      $18       8.000%
 229     CT      1      (228), (243)         $2,125,259.34      $25       8.000%
 230     CT      1                           $2,095,391.70  $87,308       7.200%
 231     CT      1                           $2,082,912.86      $37       7.270%
 232     CT      1                           $2,036,732.00      $28       8.810%
 233     CT      1                           $2,016,834.50  $34,773       8.125%
 234     CT      1                           $2,013,481.33  $26,846       8.250%
 235     CT      1                           $1,993,192.75      $19       7.220%
 236     CT      1                           $1,991,233.11      $82       7.625%
 237     CT      1                           $1,990,674.40      $44       7.250%
 238     CT      2                           $1,990,317.67  $38,275       7.020%
 240     CT      1                           $1,988,093.42      $35       7.040%
 241     CT      1          (305)            $1,982,643.93      $30       9.375%
 242     CT      3                           $1,979,259.96  $30,926       8.375%
 243     CT      1      (228), (229)         $1,976,985.41      $24       8.000%
 244     CT      1                           $1,962,362.20  $19,624       8.270%
 245     CT      1                           $1,947,723.02      $61       8.625%
 246     CT      1                           $1,914,472.33     $147       8.625%
 248     CT      1                           $1,893,340.85      $16       7.050%
 249     CT      1                           $1,892,338.54  $31,539       8.125%
 252     CT      1                           $1,794,103.26     $294       7.440%
 253     CT      1                           $1,793,957.80      $17       7.300%
 255     CT      1                           $1,784,387.09      $22       7.770%
 256     CT      1                           $1,774,874.84      $81       7.700%
 257     CT      3                             $995,578.22  $20,047       8.760%
 258     CT      3                             $768,586.39  $20,047       8.760%
 260     CT      1                           $1,693,702.07      $80       8.625%
 261     CT      1                           $1,691,265.55      $62       7.650%
 262     CT      3                           $1,386,122.53  $35,797       7.500%
 263     CT      2                             $296,314.72  $35,797       7.500%
 264     CT      1                           $1,665,896.51  $34,706       8.250%
 265     CT      1                           $1,664,874.68     $146       7.375%
 266     CT      1                           $1,621,937.36  $27,032       8.125%
 267     CT      1          (174)            $1,620,284.78     $147       7.470%
 268     CT      1                           $1,596,200.65      $84       7.100%
 269     CT      1                           $1,196,656.43      $72       7.875%
 270     CT      1                             $395,363.58      $72       7.875%
 271     CT      1                           $1,588,945.94      $42       7.750%
 272     CT      1                           $1,574,764.97      $92       7.375%
 273     CT      1                           $1,493,506.12      $73       7.700%
 274     CT      1                           $1,492,795.75      $34       8.640%
 275     CT      1                           $1,492,157.82  $35,528       8.310%
 276     CT      1                           $1,491,379.48      $82       7.250%
 277     CT      1                           $1,488,714.35  $24,012       7.170%
 278     CT      1                             $771,530.21     $290       7.650%
 279     CT      1                             $710,469.33     $290       7.650%
 280     CT      3                             $994,152.78  $29,507       7.700%
 281     CT      2                             $481,215.20  $29,507       7.700%
 282     CT      1    (283), (284), (285)    $1,468,122.38  $36,703       7.250%
 283     CT      1    (282), (284), (285)    $1,468,122.38  $36,703       7.250%
 284     CT      1    (282), (283), (285)    $1,468,122.38  $36,703       7.250%
 285     CT      1    (282), (283), (284)    $1,468,122.38  $36,703       7.250%
 287     CT      1                           $1,395,135.14      $46       7.550%
 288     CT      1                           $1,353,243.17      $61       8.500%
 289     CT      1                           $1,345,108.72     $133       7.500%
 291     CT      2                           $1,294,037.01  $15,047       7.350%
 292     CT      1                           $1,292,738.14      $65       8.250%
 293     CT      1                           $1,275,630.67     $133       8.500%
 294     CT      1                           $1,248,209.58      $43       7.500%
 295     CT      1                           $1,230,734.87      $27       7.188%
 296     CT      1                           $1,230,661.49      $22       7.500%
 297     CT      1                           $1,223,469.89      $31       7.400%
 298     CT      1                           $1,216,380.03      $63       8.000%
 299     CT      3                           $1,195,721.52  $12,455       6.950%
 300     CT      1                           $1,194,672.27  $19,911       8.740%
 301     CT      2                           $1,193,389.53  $19,890       7.500%
 302     CT      1                           $1,167,962.01     $303       8.885%
 303     CT      1                           $1,146,189.73      $19       7.375%
 304     CT      2                           $1,137,536.85  $16,251       8.875%
 305     CT      1          (241)            $1,133,518.00      $43       9.625%
 306     CT      1                           $1,129,009.86     $385       8.795%
 307     CT      1                           $1,125,105.09      $77       8.500%
 308     CT      1                           $1,121,510.05     $167       7.750%
 309     CT      1                           $1,121,432.15   $7,577       7.625%
 310     CT      1                           $1,096,587.58      $20       7.750%
 311     CT      1                           $1,095,277.23      $29       7.750%
 312     CT      1                           $1,092,849.61  $11,152       8.250%
 313     CT      1                           $1,076,866.53      $24       8.125%
 315     CT      2                           $1,042,192.28  $18,611       7.250%
 316     CT      1                           $1,017,653.06      $99       7.500%
 318     CT      1                             $995,882.13      $33       8.000%
 319     CT      1                             $992,762.23      $45       7.400%
 321     CT      1                             $955,934.25   $9,018       9.000%
 322     CT      1                             $948,501.24      $43       8.625%
 323     CT      1                             $935,407.00      $99       8.050%
 324     CT      1                             $925,062.60      $40       7.400%
 325     CT      1                             $918,792.59     $208       8.000%
 326     CT      1                             $901,773.01      $23       9.125%
 327     CT      1                             $896,520.92      $29       8.375%
 328     CT      3                             $847,696.13  $22,308       8.500%
 329     CT      1                             $845,860.04   $6,042      10.125%
 330     CT      1                             $838,748.65     $112       9.250%
 331     CT      1                             $821,213.08      $21       8.550%
 332     CT      3                             $817,309.05  $10,216       7.430%
 333     CT      1                             $792,047.24      $76       8.610%
 334     CT      1                             $776,124.70  $14,925       8.500%
 335     CT      1                             $771,432.85      $35       8.875%
 336     CT      1                             $742,239.34      $50       8.000%
 337     CT      1                             $735,370.40      $12       9.125%
 338     CT      1                             $723,549.68  $19,041       9.125%
 339     CT      3                             $678,397.33  $18,844       9.250%
 340     CT      1                             $627,666.05      $18       8.625%
 341     CT      1                             $597,680.61      $67       8.375%
 342     CT      1                             $596,273.58      $24       8.800%
 343     CT      1                             $566,860.72      $81       9.125%
 344     CT      1                             $557,070.48     $103       9.375%
 345     CT      1                             $531,739.33      $36       8.600%
 346     CT      1                             $507,815.02      $40       9.000%
 347     CT      1                             $507,191.17     $152       9.125%
 348     CT      1                             $498,336.86      $68       9.250%
 349     CT      1                             $497,387.13      $85       8.250%
 350     CT      1                             $497,362.24      $26      10.250%
 351     CT      2                             $483,744.59  $14,659       8.750%
 352     CT      2                             $452,753.32  $22,638       9.125%
 353     CT      3                             $448,861.94  $26,404       8.875%
 354     CT      1                             $413,108.91      $77       8.250%
 355     CT      1                             $405,224.89      $30       8.875%
 356     CT      1                             $366,250.70   $3,663       9.675%
 357     CT      1                             $360,931.49      $19       9.000%
 358     CT      1                             $347,045.01      $58       8.875%
 359     CT      1                             $337,457.83      $28       8.875%
 360     CT      1                             $328,067.64      $98       9.750%
 361     CT      1                             $315,912.76      $27       8.875%
 362     CT      1                             $313,504.74      $17       8.360%
 363     CT      1                             $298,632.96  $37,329       8.250%
 364     CT      3                             $298,151.38  $11,043       8.250%
 365     CT      3                             $283,949.95  $14,945       9.100%
 366     CT      2                             $283,921.45  $11,830       8.500%
 367     CT      1                             $278,388.20      $66       9.190%
 368     CT      1                             $268,632.16   $5,373       9.000%
 369     CT      1                             $248,964.87      $18       9.125%
 370     CT      1                             $213,917.12  $17,826      11.050%
 371     CT      1                             $209,548.28      $16       8.875%
 372     CT      3                             $199,334.75  $19,933       9.250%
 373     CT      1                             $195,270.80      $72       8.600%
 374     CT      1                             $190,795.38  $12,720      10.000%
 375     CT      1                             $177,555.58      $27       8.583%
 376     CT      1                             $169,409.48      $63       9.000%
 377     CT      1                             $153,226.90      $10       9.500%
 378     CT      1                             $150,075.66   $9,380       9.875%
 379     CT      2                             $134,312.03  $22,385       9.410%
 380     CT      1                             $129,581.79      $67       9.690%


                                                Term to   Rem. Term
                                               Maturity  to Maturity  Amort.  Scheduled
Loan                     Hyper-  Maturity Date  or ARD     or ARD     Term     Ballon      Balloon   Security
 No.  Seller  Group      Date     Amortizing    or ARD      (mos)     (mos)     (mos)      Balance     LTV
 ---  ------  -----      ----     ----------    ------       ---       ---       ---       -------     ---

  22     CT      1     6/29/98        Yes       7/1/08       120       119       360     $22,756,229  64.8%
  34     CT      1     4/20/98        Yes       5/1/08       120       117       300     $16,723,057  59.7%
  35     CT      1     5/28/98        Yes       6/1/08       120       118       300      $4,914,449  46.5%
  36     CT      1     5/28/98        Yes       6/1/08       120       118       300      $3,348,110  46.5%
  37     CT      1     5/28/98        Yes       6/1/08       120       118       300      $2,086,944  46.5%
  38     CT      1     5/28/98        Yes       6/1/08       120       118       300      $1,450,975  46.5%
  39     CT      1     5/28/98        Yes       6/1/08       120       118       300        $991,650  46.5%
  40     CT      1     5/28/98        Yes       6/1/08       120       118       300        $879,585  46.5%
  41     CT      1     5/28/98        Yes       6/1/08       120       118       300        $837,592  46.5%
  42     CT      1     5/14/98        Yes       6/1/08       120       118       300     $14,069,444  55.2%
  43     CT      1     3/27/98        No        4/1/08       120       116       300     $13,311,754  49.1%
  51     CT      1     5/27/98        No        6/1/18       240       238       229         $26,547   0.2%
  52     CT      1     4/22/98        Yes       5/1/08       120       117       300      $9,243,782  61.2%
  53     CT      1     4/15/98        No        5/1/18       240       237       360      $6,857,769  47.3%
  54     CT      1     3/30/98        No        4/1/08       120       116       300      $9,044,555  62.8%
  67     CT      1     2/27/98        Yes       3/1/08       120       115       300      $7,203,843  48.2%
  77     CT      1     2/10/98        No        3/1/18       240       235       360      $5,157,462  43.7%
  80     CT      1      5/1/98        Yes       5/1/08       120       117       300      $6,396,575  53.1%
  83     CT      2     3/31/98        Yes       4/1/08       120       116       360      $6,470,754  51.8%
  88     CT      1     6/30/98        No        7/1/23       300       299       300              $0   0.0%
  89     CT      1     3/31/98        Yes       4/1/08       120       116       360      $6,273,218  73.4%
  90     CT      1     4/28/98        No        5/1/08       120       117       300      $3,525,709  58.2%
  91     CT      1     4/28/98        No        5/1/08       120       117       300      $2,025,747  58.2%
  92     CT      1     1/29/98        Yes       2/1/08       120       114       360      $6,048,614  65.7%
  93     CT      1      2/4/98        No        11/1/04       80        75       356      $6,454,430  52.5%
  96     CT      1     2/24/98        No        3/1/08       120       115       300      $2,304,177  63.1%
  97     CT      1      1/8/98        No        2/1/08       120       114       300      $1,816,252  63.1%
  98     CT      1     2/24/98        No        3/1/08       120       115       300      $1,369,488  63.1%
  99     CT      1     4/20/98        No        5/1/08       120       117       300      $1,603,355  53.0%
 100     CT      1     4/20/98        No        5/1/08       120       117       300      $1,413,186  53.0%
 101     CT      1     4/20/98        No        5/1/08       120       117       300        $961,901  53.0%
 102     CT      1     4/20/98        No        5/1/08       120       117       300        $691,855  53.0%
 103     CT      1     4/20/98        No        5/1/08       120       117       300        $677,896  53.0%
 109     CT      1      6/5/98        No        7/1/08       120       119       360      $5,392,307  64.2%
 111     CT      1      2/9/98        Yes       3/1/08       120       115       376      $5,302,868  67.1%
 112     CT      1     1/20/98        No        2/1/08       120       114       300      $2,573,377  41.7%
 113     CT      1     1/20/98        No        2/1/08       120       114       300      $1,921,038  41.7%
 115     CT      1     10/14/97       No        11/1/07      120       111       300      $4,499,257  56.6%
 116     CT      1      6/3/98        No        7/1/08       120       119       300      $4,372,222  55.3%
 117     CT      1     3/26/98        No        4/1/08       120       116       360      $4,598,799  61.3%
 118     CT      1      1/9/98        No        5/1/08       120       117       300      $4,244,819  48.8%
 125     CT      1     4/28/98        No        5/1/08       120       117       300      $4,055,505  55.4%
 126     CT      1     2/12/98        No        3/1/08       120       115       300      $4,050,489  58.7%
 127     CT      1      4/9/98        No        5/1/18       240       237       240              $0   0.0%
 128     CT      1     2/26/98        Yes       3/1/13       180       175       240      $1,648,376  31.8%
 129     CT      1     2/26/98        Yes       3/1/13       180       175       240        $549,457  31.8%
 131     CT      1     2/19/98        No        3/1/13       180       175       300      $3,066,577  48.7%
 135     CT      1     4/22/98        No        5/1/08       120       117       300      $3,694,021  56.0%
 136     CT      1     4/21/98        Yes       5/1/03        60        57       300      $4,223,006  74.1%
 137     CT      1     3/16/98        Yes       4/1/08       120       116       300      $3,617,233  60.3%
 138     CT      1     2/27/98        No        3/1/08       120       115       300      $3,593,229  56.1%
 142     CT      1     4/15/98        Yes       5/1/18       240       237       300      $1,585,365  27.3%
 145     CT      1     3/18/98        Yes       4/1/13       180       176       300      $2,580,546  44.3%
 146     CT      1      2/4/98        No        3/1/13       180       175       300      $1,176,496  47.2%
 147     CT      1      2/4/98        No        3/1/13       180       175       300        $690,340  47.2%
 148     CT      1      2/4/98        No        3/1/13       180       175       300        $738,956  47.2%
 150     CT      1      2/4/98        No        3/1/13       180       175       300        $832,948  46.8%
 151     CT      1      2/4/98        No        3/1/13       180       175       300        $800,536  46.8%
 152     CT      1      2/4/98        No        3/1/13       180       175       300        $495,880  46.8%
 153     CT      1      2/4/98        No        3/1/13       180       175       300        $453,744  46.8%
 156     CT      1     4/13/98        Yes       5/1/08       120       117       300      $3,136,234  64.7%
 159     CT      2     3/18/98        Yes       4/1/08       120       116       360      $3,235,377  64.7%
 160     CT      1     3/27/98        No        4/1/03        60        56       300      $3,474,220  62.0%
 163     CT      3     3/31/98        Yes       4/1/08       120       116       360      $3,080,327  67.0%
 164     CT      1     2/27/98        No        3/1/01        36        31       300      $3,356,412  64.2%
 166     CT      1     3/26/98        No        4/1/18       240       236       240              $0   0.0%
 168     CT      1      5/1/98        No        6/1/18       240       238       240              $0   0.0%
 169     CT      1      5/1/98        No        6/1/18       240       238       240              $0   0.0%
 170     CT      1      5/1/98        No        6/1/18       240       238       240              $0   0.0%
 171     CT      1     2/26/98        No        3/1/23       300       295       300              $0   0.0%
 172     CT      1      5/1/98        Yes       5/1/08       120       117       300      $1,471,761  54.0%
 173     CT      1      5/1/98        Yes       5/1/08       120       117       300      $1,126,846  54.0%
 174     CT      1     3/11/98        No        10/1/07      114       110       294      $2,667,334  62.0%
 175     CT      1      4/9/98        No        5/1/13       180       177       300      $1,426,568  43.3%
 176     CT      1      4/9/98        No        5/1/13       180       177       300        $586,366  43.3%
 178     CT      1     1/15/98        Yes       2/1/08       120       114       360      $2,755,915  68.9%
 179     CT      1      4/2/98        Yes       5/1/08       120       117       360      $2,748,352  67.0%
 180     CT      1     2/25/98        No        3/1/13       180       175       360      $2,345,436  52.1%
 182     CT      1     3/27/98        Yes       4/1/08       120       116       300      $2,486,944  57.2%
 183     CT      1     3/10/98        No        4/1/08       120       116       240      $2,126,283  46.2%
 186     CT      1     1/29/98        No        2/1/13       180       174       180              $0   0.0%
 188     CT      1     4/14/98        No        5/1/08       120       117       240      $2,006,657  48.9%
 189     CT      1     1/28/98        Yes       2/1/08       120       114       300      $2,342,136  59.9%
 190     CT      1     4/17/98        Yes       5/1/13       180       177       360      $2,138,345  57.8%
 191     CT      1     2/26/98        No        3/1/08       120       115       300      $2,271,097  61.4%
 192     CT      3     1/29/98        Yes       2/1/08       120       114       300      $2,270,633  63.4%
 193     CT      1     2/12/98        No        3/1/13       180       175       360      $2,080,796  59.5%
 194     CT      1     3/31/98        No        4/1/13       180       176       360      $2,094,144  63.5%
 196     CT      1      5/6/98        Yes       6/1/08       120       118       300      $2,158,845  60.0%
 198     CT      1      5/7/98        No        6/1/18       240       238       240              $0   0.0%
 199     CT      2      2/4/98        Yes       3/1/08       120       115       360      $2,329,470  58.6%
 200     CT      1     2/27/98        Yes       3/1/08       120       115       300      $2,187,264  60.3%
 201     CT      1     4/28/98        No        5/1/08       120       117       300      $2,123,686  63.0%
 202     CT      1     4/28/98        No        5/1/13       180       177       300      $1,644,455  42.2%
 203     CT      3      3/3/98        Yes       4/1/08       120       116       360      $2,157,168  68.0%
 204     CT      1     3/27/98        Yes       4/1/08       120       116       300      $1,025,810  57.7%
 205     CT      1     3/27/98        Yes       4/1/08       120       116       300        $992,949  57.7%
 207     CT      1      3/6/98        No        4/1/13       180       176       180              $0   0.0%
 208     CT      1     3/31/98        No        4/1/18       240       236       240              $0   0.0%
 209     CT      1     3/31/98        No        4/1/18       240       236       240              $0   0.0%
 210     CT      1     3/13/98        No        4/1/08       120       116       360      $2,146,331  57.5%
 211     CT      1     1/29/98        Yes       2/1/08       120       114       360      $2,110,268  64.9%
 212     CT      1      5/1/98        No        6/1/23       300       298       288              $0   0.0%
 213     CT      1     3/23/98        No        4/1/08       120       116       300      $1,363,988  58.0%
 214     CT      1     3/23/98        No        4/1/08       120       116       300        $561,642  58.0%
 215     CT      1     3/19/98        No        4/1/08       120       116       300      $1,912,505  28.1%
 216     CT      1      2/6/98        No        3/1/08       120       115       300      $1,931,721  56.9%
 217     CT      1     3/26/98        No        4/1/13       180       176       240        $284,893  27.0%
 218     CT      1     3/26/98        No        4/1/13       180       176       240        $278,928  27.0%
 219     CT      1     3/26/98        No        4/1/13       180       176       240        $238,587  27.0%
 220     CT      1     3/26/98        No        4/1/13       180       176       240        $225,393  27.0%
 222     CT      1      3/5/98        No        4/1/08       120       116       300        $905,771  62.0%
 223     CT      1      3/5/98        No        4/1/08       120       116       300        $675,609  62.0%
 224     CT      1      3/5/98        No        4/1/08       120       116       300        $281,848  62.0%
 225     CT      1     3/19/98        No        4/1/23       300       296       300              $0   0.0%
 226     CT      1     3/26/98        No        4/1/08       120       116       300      $1,810,990  63.5%
 227     CT      1     4/16/98        No        5/1/13       180       177       300      $1,455,623  38.3%
 228     CT      1     3/18/98        No        4/1/13       180       176       180              $0   0.0%
 229     CT      1     3/18/98        No        4/1/13       180       176       180              $0   0.0%
 230     CT      1     4/29/98        Yes       5/1/13       180       177       360      $1,572,642  54.6%
 231     CT      1     4/28/98        No        5/1/14       192       189       192              $0   0.0%
 232     CT      1     1/28/98        No        8/1/07       114       108       355      $1,830,419  73.2%
 233     CT      1     3/13/98        No        4/1/08       120       116       300      $1,645,654  61.0%
 234     CT      1     5/19/98        Yes       6/1/08       120       118       240      $1,408,544  48.9%
 235     CT      1     4/28/98        Yes       5/1/08       120       117       300      $1,587,007  57.3%
 236     CT      1     3/27/98        No        4/1/08       120       116       300      $1,604,480  59.0%
 237     CT      1      3/4/98        Yes       4/1/13       180       176       300      $1,237,247  34.4%
 238     CT      2     3/31/98        No        4/1/08       120       116       300      $1,578,184  60.7%
 240     CT      1      2/4/98        No        3/1/08       120       115       300      $1,579,070  52.6%
 241     CT      1      9/2/97        No        10/1/07      120       110       300      $1,668,810  49.8%
 242     CT      3      2/3/98        No        3/1/08       120       115       360      $1,758,849  66.6%
 243     CT      1     3/18/98        No        4/1/13       180       176       180              $0   0.0%
 244     CT      1     1/20/98        No        2/1/08       120       114       300      $1,610,477  48.8%
 245     CT      1     10/20/97       No        11/1/07      120       111       300      $1,611,623  50.4%
 246     CT      1     10/10/97       No        11/1/07      120       111       360      $1,709,671  62.2%
 248     CT      1      4/7/98        Yes       5/1/08       120       117       300      $1,500,542  56.1%
 249     CT      1     3/19/98        No        4/1/08       120       116       300      $1,544,070  47.5%
 252     CT      1      4/3/98        Yes       5/1/11       156       153       300      $1,262,742  50.5%
 253     CT      1      4/2/98        Yes       5/1/13       180       177       300      $1,116,041  39.9%
 255     CT      1      4/9/98        No        5/1/13       180       177       180              $0   0.0%
 256     CT      1     3/31/98        No        4/1/08       120       116       360      $1,551,683  69.7%
 257     CT      3      2/6/98        No        3/1/08       120       115       300        $825,340  64.6%
 258     CT      3      2/6/98        No        3/1/08       120       115       300        $637,162  64.6%
 260     CT      1     3/27/98        No        4/1/08       120       116       300      $1,398,590  46.6%
 261     CT      1     4/29/98        Yes       5/1/08       120       117       240      $1,163,441  48.5%
 262     CT      3      3/4/98        Yes       4/1/08       120       116       300      $1,113,285  61.6%
 263     CT      2      3/4/98        Yes       4/1/08       120       116       300        $237,990  61.6%
 264     CT      1     3/30/98        Yes       4/1/08       120       116       300      $1,363,445  60.9%
 265     CT      1     2/23/98        No        3/1/18       240       235       240              $0   0.0%
 266     CT      1     2/25/98        No        3/1/08       120       115       300      $1,324,648  60.9%
 267     CT      1     3/31/98        No        4/1/08       120       116       360      $1,412,995  61.7%
 268     CT      1     5/18/98        Yes       6/1/08       120       118       300      $1,265,384  60.3%
 269     CT      1     4/30/98        No        5/1/13       180       177       240        $495,887  32.3%
 270     CT      1     4/30/98        No        5/1/13       180       177       240        $163,836  32.3%
 271     CT      1     1/16/98        No        2/1/08       120       114       300      $1,287,538  46.0%
 272     CT      1      4/7/98        Yes       5/1/08       120       117       300      $1,259,066  57.5%
 273     CT      1     3/11/98        No        4/1/08       120       116       300      $1,205,744  40.2%
 274     CT      1     2/27/98        No        3/1/08       120       115       300      $1,230,685  61.5%
 275     CT      1     1/29/98        No        2/1/05        84        78       327      $1,364,300  62.0%
 276     CT      1      2/9/98        Yes       3/1/08       120       115       300      $1,191,237  50.9%
 277     CT      1     1/29/98        No        2/1/08       120       114       300      $1,188,371  57.5%
 278     CT      1      2/4/98        Yes       3/1/13       180       175       300        $488,480  46.9%
 279     CT      1      2/4/98        Yes       3/1/13       180       175       300        $449,820  46.9%
 280     CT      3     4/30/98        Yes       5/1/08       120       117       300        $801,640  60.3%
 281     CT      2     4/30/98        Yes       5/1/08       120       117       300        $388,030  60.3%
 282     CT      1     3/17/98        No        4/1/23       300       296       300              $0   0.0%
 283     CT      1     3/17/98        No        4/1/23       300       296       300              $0   0.0%
 284     CT      1     3/17/98        No        4/1/23       300       296       300              $0   0.0%
 285     CT      1     3/17/98        No        4/1/23       300       296       300              $0   0.0%
 287     CT      1     2/23/98        No        3/1/08       120       115       360      $1,219,494  61.0%
 288     CT      1     11/6/97        No        12/1/02       60        52       360      $1,298,668  66.9%
 289     CT      1      5/8/98        Yes       6/1/13       180       178       240        $542,742  29.7%
 291     CT      2     3/26/98        Yes       4/1/08       120       116       300      $1,035,236  52.4%
 292     CT      1      5/7/98        No        6/1/13       180       178       180              $0   0.0%
 293     CT      1     10/24/97       No        12/1/07      120       112       360      $1,135,885  60.1%
 294     CT      1      5/6/98        Yes       6/1/08       120       118       360      $1,087,641  64.0%
 295     CT      1     2/18/98        No        3/1/13       180       175       180              $0   0.0%
 296     CT      1     2/20/98        Yes       3/1/03        60        55       360      $1,169,719  76.7%
 297     CT      1      4/2/98        No        5/1/08       120       117       240        $835,051  49.1%
 298     CT      1      4/6/98        No        5/1/13       180       177       300        $779,955  49.5%
 299     CT      3      4/3/98        Yes       5/1/08       120       117       300        $945,041  37.8%
 300     CT      1      4/6/98        No        5/1/13       180       177       240        $516,825  24.0%
 301     CT      2     2/17/98        No        3/1/08       120       115       300        $959,484  58.2%
 302     CT      1      3/3/98        No        4/1/18       240       236       240              $0   0.0%
 303     CT      1     4/29/98        No        5/1/08       120       117       300        $916,411  55.5%
 304     CT      2     12/19/97       No        1/1/08       120       113       300        $944,635  51.1%
 305     CT      1      9/2/97        No        10/1/02       60        50       240      $1,028,120  57.1%
 306     CT      1     1/21/98        No        2/1/18       240       234       240              $0   0.0%
 307     CT      1     12/18/97       No        1/1/08       120       113       360      $1,001,209  58.0%
 308     CT      1     4/30/98        No        5/1/23       300       297       300              $0   0.0%
 309     CT      1      4/9/98        No        5/1/08       120       117       300        $902,520  56.4%
 310     CT      1      4/8/98        No        5/1/08       120       117       300        $885,374  56.4%
 311     CT      1     3/30/98        No        4/1/08       120       116       300        $885,372  46.6%
 312     CT      1     3/12/98        No        4/1/08       120       116       240        $767,025  46.5%
 313     CT      1      4/3/98        No        5/1/08       120       117       300        $877,683  65.0%
 315     CT      2      1/9/98        No        2/1/08       120       114       300        $833,699  45.1%
 316     CT      1     1/20/98        No        2/1/08       120       114       300        $819,389  60.7%
 318     CT      1     3/23/98        No        4/1/08       120       116       300        $810,099  57.9%
 319     CT      1      3/6/98        Yes       4/1/08       120       116       240        $678,903  50.3%
 321     CT      1      3/9/98        No        3/1/08       120       115       300        $796,764  63.7%
 322     CT      1     4/30/98        No        5/1/13       180       177       360        $747,840  49.9%
 323     CT      1     1/30/98        No        2/1/13       180       174       345        $697,587  53.7%
 324     CT      1      4/2/98        No        5/1/08       120       117       240        $631,380  52.6%
 325     CT      1     3/11/98        No        4/1/18       240       236       240              $0   0.0%
 326     CT      1      9/5/97        No        10/1/07      120       110       300        $755,076  58.1%
 327     CT      1     3/26/98        No        4/1/13       180       176       300        $584,470  48.3%
 328     CT      3      4/1/98        No        5/1/08       120       117       300        $697,196  63.4%
 329     CT      1     1/30/98        No        2/1/08       120       114       300        $722,656  55.6%
 330     CT      1      8/4/97        No        9/1/07       120       109       360        $757,897  62.1%
 331     CT      1      2/3/98        No        3/1/08       120       115       300        $677,507  61.6%
 332     CT      3     4/29/98        No        5/1/08       120       117       300        $654,416  63.8%
 333     CT      1     3/20/98        No        4/1/13       180       176       300        $521,251  49.2%
 334     CT      1     10/28/97       No        12/1/12      180       172       360        $609,045  49.2%
 335     CT      1     10/24/97       No        12/1/07      120       112       360        $691,514  53.2%
 336     CT      1     4/29/98        No        5/1/08       120       117       360        $653,946  64.1%
 337     CT      1     11/7/97        No        1/1/08       120       113       300        $614,017  43.9%
 338     CT      1     4/14/98        No        5/1/08       120       117       300        $603,694  52.2%
 339     CT      3      4/6/98        No        5/1/08       120       117       300        $567,584  66.8%
 340     CT      1     3/27/98        No        4/1/08       120       116       300        $518,301  55.7%
 341     CT      1      3/3/98        No        4/1/08       120       116       300        $490,640  61.3%
 342     CT      1     3/10/98        No        4/1/08       120       116       240        $423,694  53.0%
 343     CT      1     9/10/97        No        10/1/07      120       110       360        $510,884  52.7%
 344     CT      1     8/28/97        No        10/1/07      120       110       360        $504,099  65.5%
 345     CT      1     1/27/98        No        2/1/13       180       174       300        $350,638  48.7%
 346     CT      1     4/13/98        No        5/1/08       120       117       240        $363,637  53.5%
 347     CT      1      9/5/97        No        10/1/07      120       110       360        $457,106  60.9%
 348     CT      1     3/16/98        No        4/1/08       120       116       300        $417,341  56.4%
 349     CT      1     11/19/97       No        12/1/07      120       112       360        $440,851  51.0%
 350     CT      1      7/3/97        No        8/1/07       120       108       360        $456,428  50.7%
 351     CT      2     4/23/98        No        5/1/08       120       117       300        $400,196  61.6%
 352     CT      2     10/14/97       No        11/1/07      120       111       360        $407,811  63.2%
 353     CT      3      4/3/98        No        5/1/08       120       117       300        $372,407  61.6%
 354     CT      1     12/8/97        No        1/1/08       120       113       360        $365,905  50.1%
 355     CT      1     2/18/98        No        3/1/08       120       115       313        $343,783  54.6%
 356     CT      1     12/12/97       No        1/1/08       120       113       360        $332,472  63.3%
 357     CT      1     9/30/97        No        11/1/12      180       171       180              $0   0.0%
 358     CT      1     10/3/97        No        11/1/07      120       111       300        $288,754  51.1%
 359     CT      1     11/5/97        No        12/1/07      120       112       300        $280,502  49.2%
 360     CT      1     7/15/97        No        8/1/07       120       108       360        $298,910  56.9%
 361     CT      1     11/6/97        No        12/1/12      180       172       180              $0   0.0%
 362     CT      1     2/20/98        No        3/1/13       180       175       300        $204,440  47.0%
 363     CT      1     12/26/97       No        1/1/13       180       173       360        $232,317  54.0%
 364     CT      3     1/16/98        No        2/1/08       120       114       300        $243,815  57.4%
 365     CT      3     2/20/98        No        3/1/08       120       115       314        $242,306  65.3%
 366     CT      2     3/11/98        No        4/1/08       120       116       300        $233,766  55.7%
 367     CT      1     3/17/98        No        4/1/18       240       236       240              $0   0.0%
 368     CT      1     10/7/97        No        11/1/07      120       111       360        $241,461  56.8%
 369     CT      1     2/26/98        No        3/1/08       120       115       300        $208,083  52.0%
 370     CT      1     1/22/98        No        2/1/08       120       114       284        $180,355  25.8%
 371     CT      1     3/26/98        No        4/1/08       120       116       360        $187,838  32.4%
 372     CT      3      3/4/98        No        4/1/08       120       116       300        $166,936  66.8%
 373     CT      1     3/18/98        No        4/1/08       120       116       300        $161,154  53.7%
 374     CT      1     2/10/98        No        3/1/13       180       175       184          $7,491   2.5%
 375     CT      1     2/20/98        No        3/1/13       180       175       180              $0   0.0%
 376     CT      1     3/10/98        No        4/1/08       120       116       300        $141,094  58.8%
 377     CT      1     1/20/98        No        2/1/08       120       114       300        $128,851  52.6%
 378     CT      1      3/6/98        No        4/1/11       156       152       156              $0   0.0%
 379     CT      2     1/12/98        No        2/1/08       120       114       300        $112,731  61.3%
 380     CT      1     2/20/98        No        3/1/08       120       115       316        $112,231  64.5%

                                   SCHEDULE IV
                                   -----------

                            HEALTHCARE LOAN SCHEDULE


Loan                                                                                                         Administrative
 No.  Seller  Group      Type       Master  Primary Fee   Healthcare Advisory Fee    Trustee   Excess Strip    Cost Rate
 ---  ------  -----      ----       ------  -----------   -----------------------    -------   ------------    ---------

  22     CT      1        Fee       2.500     2.000              0.000                 0.300      0.000           #NAME?
  34     CT      1        Fee       2.500     2.000              0.000                 0.300      0.000            4.800
  35     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
  36     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
  37     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
  38     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
  39     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
  40     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
  41     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
  42     CT      1        Fee       2.500     2.000              0.000                 0.300      0.000            4.800
  43     CT      1        Fee       2.500     2.000              0.000                 0.300      0.000            4.800
  51     CT      1        Fee       2.500     5.000              0.000                 0.300      0.000            7.800
  52     CT      1        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
  53     CT      1        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
  54     CT      1        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
  67     CT      1        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
  77     CT      1        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
  80     CT      1        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
  83     CT      2        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
  88     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
  89     CT      1        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
  90     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
  91     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
  92     CT      1        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
  93     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
  96     CT      1        Fee       2.500     8.000              2.000                 0.300      0.000           12.800
  97     CT      1        Fee       2.500     8.000              2.000                 0.300      0.000           12.800
  98     CT      1        Fee       2.500     10.000             2.000                 0.300      0.000           14.800
  99     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 100     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 101     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 102     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 103     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 109     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 111     CT      1        Fee       2.500     3.000              0.000                 0.300      0.000            5.800
 112     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 113     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 115     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 116     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 117     CT      1     Leasehold    2.500     6.000              0.000                 0.300      0.000            8.800
 118     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 125     CT      1    Fee/Leasehold 2.500     6.000              0.000                 0.300      0.000            8.800
 126     CT      1        Fee       2.500     12.500             2.000                 0.300      0.000           17.300
 127     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 128     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 129     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 131     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 135     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 136     CT      1        Fee       2.500     6.000              2.000                 0.300      0.000           10.800
 137     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 138     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 142     CT      1        Fee       2.500     5.000              0.000                 0.300      0.000            7.800
 145     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 146     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 147     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 148     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 150     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 151     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 152     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 153     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 156     CT      1        Fee       2.500     6.000              2.000                 0.300      0.000           10.800
 159     CT      2        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 160     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 163     CT      3        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 164     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 166     CT      1        Fee       2.500     6.000              2.000                 0.300      0.000           10.800
 168     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 169     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 170     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 171     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 172     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 173     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 174     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 175     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 176     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 178     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 179     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 180     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 182     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 183     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 186     CT      1        Fee       2.500     6.000              0.000                 0.300      0.000            8.800
 188     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 189     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 190     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 191     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 192     CT      3        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 193     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 194     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 196     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 198     CT      1     Leasehold    2.500     8.000              0.000                 0.300      0.000           10.800
 199     CT      2        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 200     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 201     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 202     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 203     CT      3        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 204     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 205     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 207     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 208     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 209     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 210     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 211     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 212     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 213     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 214     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 215     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 216     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 217     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 218     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 219     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 220     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 222     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 223     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 224     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 225     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 226     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 227     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 228     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 229     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 230     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 231     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 232     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 233     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 234     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 235     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 236     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 237     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 238     CT      2        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 240     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 241     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 242     CT      3        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 243     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 244     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 245     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 246     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 248     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 249     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 252     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 253     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 255     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 256     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 257     CT      3        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 258     CT      3        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 260     CT      1        Fee       2.500     8.000              0.000                 0.300      0.000           10.800
 261     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 262     CT      3        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 263     CT      2        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 264     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 265     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 266     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 267     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 268     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 269     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 270     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 271     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 272     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 273     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 274     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 275     CT      1        Fee       2.500     10.000             2.000                 0.300      0.000           14.800
 276     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 277     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 278     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 279     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 280     CT      3        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 281     CT      2        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 282     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 283     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 284     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 285     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 287     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 288     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 289     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 291     CT      2        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 292     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 293     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 294     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 295     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 296     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 297     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 298     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 299     CT      3        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 300     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 301     CT      2        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 302     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 303     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 304     CT      2        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 305     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 306     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 307     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 308     CT      1        Fee       2.500     12.500             0.000                 0.300      0.000           15.300
 309     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 310     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 311     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 312     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 313     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 315     CT      2        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 316     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 318     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 319     CT      1        Fee       2.500     10.000             0.000                 0.300      0.000           12.800
 321     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 322     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 323     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 324     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 325     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 326     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 327     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 328     CT      3        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 329     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 330     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 331     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 332     CT      3        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 333     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 334     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 335     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 336     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 337     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 338     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 339     CT      3        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 340     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 341     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 342     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 343     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 344     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 345     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 346     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 347     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 348     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 349     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 350     CT      1        Fee       2.500     12.000             0.000                 0.300      0.000           14.800
 351     CT      2        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 352     CT      2        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 353     CT      3        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 354     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 355     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 356     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 357     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 358     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 359     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 360     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 361     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 362     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 363     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 364     CT      3        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 365     CT      3        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 366     CT      2        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 367     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 368     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 369     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 370     CT      1        Fee       2.500     15.000             2.000                 0.300      0.000           19.800
 371     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 372     CT      3        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 373     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 374     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 375     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000        438384707.237
 376     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 377     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 378     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 379     CT      2        Fee       2.500     15.000             0.000                 0.300      0.000           17.800
 380     CT      1        Fee       2.500     15.000             0.000                 0.300      0.000           17.800

                                   SCHEDULE II
                                   -----------

                           MSMC MORTGAGE LOAN SCHEDULE


 Loan              Loan
  No.    Seller    Group        Property                                           Address
  ---    ------    -----        --------                                           -------
   1      MS       2     2677 Larkin Street (2I)                                2677 Larkin Street
   2      MS       2     645 Stockton Street (2I)                               645 Stockton Street
   3      MS       2     1340 -1390 Taylor Street (2I)                          1340--1390 Taylor Street
   4      MS       2     1401 Jones Street (2I)                                 1401 Jones Street
   5      MS       2     1870 Pacific Avenue (2I)                               1870 Pacific Avenue
   6      MS       2     500 Stanyan Street (2I)                                500 Stanyan Street
   7      MS       2     2075 - 2079 Market Street (2I)                         2075 - 2079 Market Street
   8      MS       2     1290 20th Avenue (2I)                                  1290 20th Avenue
   9      MS       2     78 Buchanan Street (2I)                                78 Buchanan Street
  10      MS       1     2095 - 2099 Market Street (2I)                         2095 - 2099 Market Street & 211 & 213 Church Street
  11      MS       2     235 - 241 Church Street (2I)                           235 - 241 Church Street
  12      MS       1     1465 Burlingame Avenue (2I)                            1465 Burlingame Avenue
  13      MS       2     252 - 258 Church Street (2I)                           252 - 258 Church Street
  27      MS       1     Holiday Inn-Fond du Lac, WI (2III)                     625 West Rolling Meadows Drive
  28      MS       1     Comfort Suites-Appleton, WI (2III)                     3809 West Wisconsin Ave
  29      MS       1     Comfort Suites-Madison, WI (2III)                      1253 John Q. Hammons Drive
  30      MS       1     Budgetel-Madison, WI (2III)                            8102 Excelsior Drive
  31      MS       1     Holiday Inn Express-Osh Kosh, WI (2III)                2251 Westowne Avenue
  32      MS       1     Budgetel-Fond du Lac, WI (2III)                        77 Holiday Lane
  33      MS       1     Elliott Bay Office Park                                300 Elliott Avenue W.
  44      MS       1     Westbrook (2V)                                         5747 State Route 128
  45      MS       1     Green Acres (2V)                                       6074 Deerfield Road
  46      MS       1     Compton Hills (2V)                                     9109 Pippin Road
  47      MS       1     Skymeadow (2V)                                         2169 Tuley Road
  48      MS       1     Eastgate (2V)                                          1751 East Ohio Pike
  49      MS       1     Lake Remington (2V)                                    70 Glendale-Milford Road
  50      MS       1     Shady Terrace (2V)                                     724 Covert Run Pike
  55      MS       1     Jockey Hollow Office Complex                           1300 Mt. Kemble Ave.
  58      MS       3     River Oaks Apartments                                  20702 El Toro Road
  63      MS       1     Harrows Warehouse-Melville, NY (2VII)                  270 Spagnoli Road
  64      MS       1     Harrows Shopping Center-Centereach, NY (2VII)          1953 Middle Country Road
  65      MS       1     Harrows Shopping Center-Lynbrook, NY (2VII)            831-839 Sunrise Highway
  66      MS       1     Harrows Shopping Center-Patchogue, NY (2VII)           573 Sunrise Highway
  68      MS       1     Friendship Manor - Janesville (2VIII)                  1918 North Washington Street
  69      MS       1     Friendship Manor - Mayville (2VIII)                    1091 Horicon Street
  70      MS       1     Friendship Manor - North Hume (2VIII)                  1316 North Hume Avenue
  71      MS       1     Friendship Manor - West Mann (2VIII)                   3013-3017 West Mann Road
  72      MS       1     Friendship Manor - Hartford (2VIII)                    109 Lone Oak Road
  73      MS       1     Friendship Manor - Wisconsin Rapids (2VIII)            2511 Strawberry Lane
  74      MS       1     Friendship Manor - Medford (2VIII)                     509 Lemke Oak lane
  75      MS       1     Friendship Manor - Fond du Lac (2VIII)                 496 Wisconsin Court
  76      MS       1     Friendship Manor - Shawano (2VIII)                     844 Olsen Street
  78      MS       1     Brooksedge Corporate Center                            Green Crest Drive
  79      MS       1     Bayside Plaza                                          700 Airport Blvd.
  81      MS       1     Holiday Inn-Lauderdale, FL                             4116 North Ocean Boulevard
  84      MS       1     Galleries of Syracuse                                  415-447 South Salina Street
  86      MS       3     Emerald Pointe Apartments                              8670 Camino Collegio
  87      MS       1     Sheraton Inn-Columbus, GA                              5351 Simons Boulevard
  94      MS       1     Pleasanton Square II                                   5755- 6015 Johnson Drive
  95      MS       3     West Garden Apartments                                 3011 West 76th Street
  104     MS       3     Cranbrook III                                          955 Cranbrook Court
  106     MS       1     Courtyard by Marriott-Naples, FL                       3250 9th Street North
  110     MS       1     225 Arizona Avenue                                     225 Arizona Avenue
  119     MS       1     Courtyard by Marriott-Springfield, OR                  3443 Hutton Street
  121     MS       1     19 Crosby Drive                                        19 Crosby Drive
  122     MS       3     Heritage House Apartments                              515-545 Sycamore Lane
  123     MS       1     Fairfield Inn-New Orleans Airport                      1801 32nd Street
  124     MS       1     Kearny Office Park                                     8304-8344 Clairemont Mesa
  130     MS       3     Arnaz Arms Apartments                                  467 S. Arnaz Drive
  132     MS       3     Phoenix Court                                          11026 SE 240th St.
  134     MS       1     Holiday Inn-Treasure Island, FL                        10908 Gulf Boulevard
  140     MS       1     Reservoir Plaza                                        473-479 Winter Street
  143     MS       2     St. Doris Apartments                                   1451-1491 N. Peach Ave.
  144     MS       1     Shoppes of Arrowhead                                   2471 South University Drive
  154     MS       1     Days Inn-Tacoma, WA                                    6802 Tacoma Mall Boulevard
  157     MS       1     349 Main Street (2H)                                   349 Main Street
  158     MS       1     300/310 Main Street (2H)                               300/310 Main Street
  161     MS       1     Prime Time Medford Apartments                          2979 Barnett Road
  162     MS       1     Warmington Building                                    3090 Pullman Street
  165     MS       1     Holiday Inn-Bath, ME                                   139 Western Avenue
  177     MS       1     Colima Plaza                                           18720-18742 Colima Road
  181     MS       1     60 Messenger Street                                    60 Messenger Street
  184     MS       1     Hampton Inn-Cedar Rapids, IA                           3265 6th Street SW
  187     MS       1     Lemon Grove Square                                     7103-7155 Broadway
  195     MS       1     Central Heights Shopping Center                        7301-97 West Central
  206     MS       1     Super 8-Madison, WI                                    1602 West Beltline Highway
  221     MS       1     H.S.T. Building                                        8985 Crestmar Point
  247     MS       2     West 24th Street Apartments                            6011-6041 West 24th Avenue
  250     MS       1     Maple Manor Apartments                                 3001 Wedington Drive
  251     MS       1     Regency Walk                                           10230 Atlantic Blvd.
  254     MS       1     Oceanside Square                                       4750-4760 Oceanside Blvd.
  259     MS       3     Whispering Pines Apartments                            5801 Altama Avenue
  286     MS       1     Our Shopping Center                                    2006 Waveland Road

                                                                             Related Mortgage
 Loan            Loan                                        Property              Loans            Cut-Off       Mortgage     Note
  No.   Seller   Group        City            State            Type            (by Loan No.)      Date Balance   Unit or SF    Rate
  ---   ------   -----        ----            -----            ----            -------------      ------------   ----------    ----
   1      MS       2     San Francisco          CA         Multifamily                            $6,386,567.25    $118,983   6.970%
   2      MS       2     San Francisco          CA         Multifamily                            $5,674,747.40    $118,983   6.970%
   3      MS       2     San Francisco          CA         Multifamily                            $5,054,295.39    $118,983   6.970%
   4      MS       2     San Francisco          CA         Multifamily                            $4,695,699.62    $118,983   6.970%
   5      MS       2     San Francisco          CA         Multifamily                            $3,416,813.48    $118,983   6.970%
   6      MS       2     San Francisco          CA         Multifamily                            $3,281,098.92    $118,983   6.970%
   7      MS       2     San Francisco          CA         Multifamily                            $3,013,073.65    $118,983   6.970%
   8      MS       2     San Francisco          CA         Multifamily                            $2,953,787.35    $118,983   6.970%
   9      MS       2     San Francisco          CA         Multifamily                            $2,714,291.08    $118,983   6.970%
  10      MS       1     San Francisco          CA          Mixed Use                             $2,650,425.41        $120   6.970%
  11      MS       2     San Francisco          CA         Multifamily                            $1,428,994.42    $118,983   6.970%
  12      MS       1     Burlingame             CA           Retail                                 $810,320.67        $120   6.970%
  13      MS       2     San Francisco          CA         Multifamily                              $753,793.54    $118,983   6.970%
  27      MS       1     Fond du Lac            WI         Hospitality                            $5,154,622.79     $36,706   7.320%
  28      MS       1     Appleton               WI         Hospitality                            $5,068,110.76     $36,706   7.320%
  29      MS       1     Madison                WI         Hospitality                            $4,260,673.47     $36,706   7.320%
  30      MS       1     Madison                WI         Hospitality                            $4,109,279.44     $36,706   7.320%
  31      MS       1     Oshkosh                WI         Hospitality                            $2,696,263.92     $36,706   7.320%
  32      MS       1     Fond du Lac            WI         Hospitality                            $2,386,265.81     $36,706   7.320%
  33      MS       1     Seattle                WA           Office                              $23,000,000.00        $105   7.440%
  44      MS       1     Cleves                 OH      Mobile Home Park                          $4,529,835.33     $13,705   7.200%
  45      MS       1     Goshen Township        OH      Mobile Home Park                          $3,541,862.63     $13,705   7.200%
  46      MS       1     Cincinnati             OH      Mobile Home Park                          $2,452,359.12     $13,705   7.200%
  47      MS       1     Hamilton               OH      Mobile Home Park                          $2,042,330.93     $13,705   7.200%
  48      MS       1     Amelia                 OH      Mobile Home Park                          $1,249,609.74     $13,705   7.200%
  49      MS       1     Loveland               OH      Mobile Home Park                          $1,191,034.28     $13,705   7.200%
  50      MS       1     Bellevue               KY      Mobile Home Park                            $808,341.30     $13,705   7.200%
  55      MS       1     Harding Township       NJ           Office                              $11,250,000.00        $114   7.290%
  58      MS       3     Lake Forest            CA         Multifamily                            $9,979,120.10     $55,440   6.990%
  63      MS       1     Melville               NY         Industrial                             $3,603,512.79         $47   8.250%
  64      MS       1     Centereach             NY           Retail                               $3,319,024.94         $47   8.250%
  65      MS       1     Lynbrook               NY           Retail                               $1,212,816.63         $47   8.250%
  66      MS       1     Patchogue              NY           Retail                                 $848,472.54         $47   8.250%
  68      MS       1     Janesville             WI         Healthcare                             $1,563,901.96     $38,691   8.430%
  69      MS       1     Mayville               WI         Healthcare                             $1,360,593.87     $38,691   8.430%
  70      MS       1     Marshfield             WI         Healthcare                             $1,333,692.90     $38,691   8.430%
  71      MS       1     Marshfield             WI         Healthcare                               $980,880.62     $38,691   8.430%
  72      MS       1     Hartford               WI         Healthcare                               $914,882.48     $38,691   8.430%
  73      MS       1     Wisconsin Rapids       WI         Healthcare                               $774,131.25     $38,691   8.430%
  74      MS       1     Medford                WI         Healthcare                               $735,033.07     $38,691   8.430%
  75      MS       1     Fond du Lac            WI         Healthcare                               $641,199.26     $38,691   8.430%
  76      MS       1     Shawano                WI         Healthcare                               $633,380.02     $38,691   8.430%
  78      MS       1     Westerville            OH         Industrial                             $8,601,273.17         $47   7.240%
  79      MS       1     Burlingame             CA           Office                               $8,107,637.30         $64   7.500%
  81      MS       1     Lauderdale by the Sea  FL         Hospitality                            $7,677,558.36     $41,056   7.680%
  84      MS       1     Syracuse               NY           Office                               $7,439,284.91         $32   7.890%
  86      MS       3     Rohnert Park           CA         Multifamily                            $7,302,991.54     $53,698   7.300%
  87      MS       1     Columbus               GA         Hospitality      (106), (134), (165)   $7,235,226.10     $40,877   7.605%
  94      MS       1     Pleasanton             CA           Retail                               $6,904,652.97        $133   6.970%
  95      MS       3     Hialeah                FL         Multifamily             (247)          $6,814,959.96     $36,058   6.940%
  104     MS       3     Davis                  CA         Multifamily                            $6,545,027.52     $30,301   8.340%
  106     MS       1     Naples                 FL         Hospitality      (87), (134), (165)    $6,461,424.39     $63,347   7.455%
  110     MS       1     Santa Monica           CA          Mixed Use                             $6,231,803.56        $227   7.400%
  119     MS       1     Springfield            OR         Hospitality                            $5,281,924.45     $45,534   7.510%
  121     MS       1     Bedford                MA           Office                               $5,119,222.25         $72   7.990%
  122     MS       3     Davis                  CA         Multifamily                            $5,102,890.38     $31,695   8.660%
  123     MS       1     Kenner                 LA         Hospitality                            $5,090,066.29     $48,019   7.840%
  124     MS       1     San Diego              CA           Office                               $5,024,527.86         $37   7.750%
  130     MS       3     Los Angeles            CA         Multifamily                            $4,944,631.69     $52,049   7.430%
  132     MS       3     Kent                   WA         Multifamily                            $4,785,964.51     $23,461   6.990%
  134     MS       1     Treasure Island        FL         Hospitality      (87), (106), (165)    $4,700,000.00     $40,171   7.455%
  140     MS       1     Waltham                MA           Retail                               $4,391,143.86        $122   7.130%
  143     MS       2     Fresno                 CA         Multifamily                            $4,350,591.61     $14,502   7.750%
  144     MS       1     Davie                  FL           Retail                               $4,247,893.60        $100   7.720%
  154     MS       1     Tacoma                 WA         Hospitality                            $3,884,646.97     $30,114   7.820%
  157     MS       1     Pleasanton             CA          Mixed Use                             $1,897,591.22        $143   7.540%
  158     MS       1     Pleasanton             CA           Retail                               $1,897,591.22        $143   7.540%
  161     MS       1     Medford                OR         Healthcare                             $3,585,106.64     $42,680   7.560%
  162     MS       1     Costa Mesa             CA           Office                               $3,582,061.86         $85   7.570%
  165     MS       1     Bath                   ME         Hospitality      (87), (106), (134)    $3,492,730.90     $24,771   7.505%
  177     MS       1     Rowland Heights        CA           Retail                               $3,164,709.07         $94   7.810%
  181     MS       1     Plainville             MA           Office                               $3,095,388.82        $134   7.950%
  184     MS       1     Cedar Rapids           IA         Hospitality                            $3,034,670.84     $28,629   7.510%
  187     MS       1     Lemon Grove            CA           Retail                               $2,934,979.42         $88   7.730%
  195     MS       1     Wichita                KS           Retail                               $2,732,000.99         $27   7.680%
  206     MS       1     Madison                WI         Hospitality                            $2,487,507.09     $28,267   7.550%
  221     MS       1     San Diego              CA         Industrial                             $2,334,442.90         $42   8.420%
  247     MS       2     Hialeah                FL         Multifamily             (95)           $1,897,298.34     $36,487   7.080%
  250     MS       1     Fayetteville           AR         Multifamily                            $1,848,871.18     $14,444   7.080%
  251     MS       1     Jacksonville           FL           Retail                               $1,836,981.65         $53   7.870%
  254     MS       1     Oceanside              CA           Retail                               $1,787,917.54         $52   8.640%
  259     MS       3     Brunswick              GA         Multifamily                            $1,697,564.96     $15,718   7.050%
  286     MS       1     Waveland               MS           Retail                               $1,414,091.97         $13   7.530%

                                                        Term to       Rem. Term
                                                        Maturity      o Maturity  Amort.   Scheduled
 Loan            Loan       Hyper-      Maturity dat     or ARD        or ARD     Term      Balloon         Balloon    Security
  No.   Seller   Group       Date        Amortizing      or ARD        (mos)      (mos)      (mos)          Balance      LTV
  ---   ------   -----       ----        ----------      ------        -----      -----      -----          -------      ---
   1      MS       2        4/7/98          Yes          5/1/08         120        117        360          $5,578,984   66.4%
   2      MS       2        4/7/98          Yes          5/1/08         120        117        360          $4,957,174   66.4%
   3      MS       2        4/7/98          Yes          5/1/08         120        117        360          $4,415,178   66.4%
   4      MS       2        4/7/98          Yes          5/1/08         120        117        360          $4,101,927   66.4%
   5      MS       2        4/7/98          Yes          5/1/08         120        117        360          $2,984,756   66.4%
   6      MS       2        4/7/98          Yes          5/1/08         120        117        360          $2,866,203   66.4%
   7      MS       2        4/7/98          Yes          5/1/08         120        117        360          $2,632,070   66.4%
   8      MS       2        4/7/98          Yes          5/1/08         120        117        360          $2,580,280   66.4%
   9      MS       2        4/7/98          Yes          5/1/08         120        117        360          $2,371,068   66.4%
  10      MS       1        4/7/98          Yes          5/1/08         120        117        360          $2,315,279   66.4%
  11      MS       2        4/7/98          Yes          5/1/08         120        117        360          $1,248,298   66.4%
  12      MS       1        4/7/98          Yes          5/1/08         120        117        360            $707,855   66.4%
  13      MS       2        4/7/98          Yes          5/1/08         120        117        360            $658,476   66.4%
  27      MS       1       3/20/98           No          4/1/08         120        116        276          $3,979,004   55.7%
  28      MS       1       3/20/98           No          4/1/08         120        116        276          $3,912,223   55.7%
  29      MS       1       3/20/98           No          4/1/08         120        116        276          $3,288,938   55.7%
  30      MS       1       3/20/98           No          4/1/08         120        116        276          $3,172,073   55.7%
  31      MS       1       3/20/98           No          4/1/08         120        116        276          $2,081,324   55.7%
  32      MS       1       3/20/98           No          4/1/08         120        116        276          $1,842,027   55.7%
  33      MS       1        6/1/98          Yes          6/1/08         120        118        360         $20,753,242   66.3%
  44      MS       1       5/20/98           No          6/1/08         120        118        360          $3,977,624   68.6%
  45      MS       1       5/20/98           No          6/1/08         120        118        360          $3,110,091   68.6%
  46      MS       1       5/20/98           No          6/1/08         120        118        360          $2,153,403   68.6%
  47      MS       1       5/20/98           No          6/1/08         120        118        360          $1,793,359   68.6%
  48      MS       1       5/20/98           No          6/1/08         120        118        360          $1,097,276   68.6%
  49      MS       1       5/20/98           No          6/1/08         120        118        360          $1,045,840   68.6%
  50      MS       1       5/20/98           No          6/1/08         120        118        360            $709,800   68.6%
  55      MS       1        7/1/98           No          8/1/08         120        120        360          $9,902,494   66.0%
  58      MS       3       4/23/98           No          5/1/08         120        117        360          $8,721,809   63.2%
  63      MS       1       5/21/98           No          6/1/08         120        118        300          $2,997,672   53.8%
  64      MS       1       5/21/98           No          6/1/08         120        118        300          $2,761,014   53.8%
  65      MS       1       5/21/98           No          6/1/08         120        118        300          $1,008,912   53.8%
  66      MS       1       5/21/98           No          6/1/08         120        118        300            $705,823   53.8%
  68      MS       1       6/18/98           No          7/1/08         120        119        240          $1,121,443   56.1%
  69      MS       1       6/18/98           No          7/1/08         120        119        240            $975,655   56.1%
  70      MS       1       6/18/98           No          7/1/08         120        119        240            $956,365   56.1%
  71      MS       1       6/18/98           No          7/1/08         120        119        240            $703,371   56.1%
  72      MS       1       6/18/98           No          7/1/08         120        119        240            $656,044   56.1%
  73      MS       1       6/18/98           No          7/1/08         120        119        240            $555,115   56.1%
  74      MS       1       6/18/98           No          7/1/08         120        119        240            $527,077   56.1%
  75      MS       1       6/18/98           No          7/1/08         120        119        240            $459,792   56.1%
  76      MS       1       6/18/98           No          7/1/08         120        119        240            $454,154   56.1%
  78      MS       1       3/20/98           No          4/1/08         120        116        360          $7,571,192   65.8%
  79      MS       1       6/20/97           No          8/1/07         120        108        300          $6,556,054   23.2%
  81      MS       1        4/3/98          Yes          5/1/08         120        117        300          $6,290,591   61.1%
  84      MS       1       11/10/97          No          12/1/07        120        112        300          $6,161,070   56.0%
  86      MS       3       12/15/95          No          1/1/06         120         89        360          $6,480,559   55.9%
  87      MS       1       5/14/98           No          6/1/08         120        118        300          $5,908,632   56.3%
  94      MS       1       3/26/98           No          4/1/13         180        176        360          $5,292,457   57.2%
  95      MS       3       5/28/98          Yes          6/1/08         120        118        360          $5,943,861   65.3%
  104     MS       3       10/2/95           No          11/1/05        120         87        360          $5,917,923   55.8%
  106     MS       1       5/13/98           No          6/1/08         120        118        300          $5,253,375   56.8%
  110     MS       1       5/15/98           No          6/1/08         120        118        360          $5,499,962   61.1%
  119     MS       1       5/28/98           No          6/1/18         240        238        240            $201,653    2.6%
  121     MS       1       5/27/98           No          6/1/08         120        118        360          $4,583,435   62.8%
  122     MS       3       4/24/96           No          5/1/06         120         93        300          $4,309,448   51.9%
  123     MS       1       5/22/98           No          6/1/08         120        118        300          $4,185,317   55.1%
  124     MS       1       12/27/95          No          1/1/06         120         89        300          $4,188,801   45.5%
  130     MS       3       1/11/96           No          2/1/06         120         90        360          $4,393,695   44.8%
  132     MS       3       3/31/98           No          4/1/08         120        116        360          $4,185,991   54.4%
  134     MS       1        7/1/98           No          8/1/08         120        120        300          $3,813,117   53.7%
  140     MS       1        4/6/98           No          5/1/08         120        117        360          $3,851,814   55.0%
  143     MS       2       9/22/97           No          10/1/07        120        110        360          $3,891,720   53.7%
  144     MS       1       6/30/98           No          7/1/08         120        119        360          $3,776,606   71.0%
  154     MS       1       3/11/98           No          4/1/08         120        116        300          $3,198,796   55.6%
  157     MS       1       5/11/98           No          6/1/08         120        118        360          $1,680,601   65.9%
  158     MS       1       5/11/98           No          6/1/08         120        118        360          $1,680,601   65.9%
  161     MS       1       3/16/98           No          4/1/08         120        116        300          $2,930,120   61.0%
  162     MS       1       4/29/98           No          5/1/08         120        117        240          $2,502,339   39.4%
  165     MS       1       5/13/98           No          6/1/08         120        118        300          $2,843,932   56.9%
  177     MS       1       3/23/98           No          5/1/08         120        117        360          $2,823,228   57.6%
  181     MS       1        6/9/98           No          7/1/08         120        119        240          $2,183,626   46.5%
  184     MS       1       4/24/98           No          5/1/08         120        117        240          $2,115,521   35.3%
  187     MS       1       4/16/98           No          5/1/08         120        117        360          $2,613,257   71.1%
  195     MS       1       5/15/98           No          6/1/13         180        178        300          $1,795,017   49.2%
  206     MS       1       4/24/98           No          5/1/08         120        117        240          $1,736,502   40.4%
  221     MS       1        7/1/97           No          6/1/07         120        106        240          $1,667,526   48.5%
  247     MS       2       5/28/98          Yes          6/1/08         120        118        360          $1,660,855   65.1%
  250     MS       1        6/9/98           No          7/1/08         120        119        360          $1,617,337   59.7%
  251     MS       1        4/2/98           No          5/1/08         120        117        360          $1,641,114   71.4%
  254     MS       1       8/14/97           No          9/1/07         120        109        360          $1,599,106   58.4%
  259     MS       3       5/21/98           No          6/1/08         120        118        360          $1,484,854   64.6%
  286     MS       1       3/13/98           No          4/1/08         120        116        300          $1,154,733   51.3%

                                                                  Healthcare                               Administrative
 Loan            Loan                        Primary               Advisory                                    Cost
  No.   Seller   Group   Type    Master        Fee                   Fee        Trustee    Excess Strip        Rate
  ---   ------   -----   ----    ------        ---                   ---        -------    ------------        ----
   1      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
   2      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
   3      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
   4      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
   5      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
   6      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
   7      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
   8      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
   9      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
  10      MS       1      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
  11      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
  12      MS       1      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
  13      MS       2      Fee    2.500       7.000                 0.000         0.300         0.000           9.800
  27      MS       1      Fee    2.500       10.000                0.000         0.300         0.000           12.800
  28      MS       1      Fee    2.500       10.000                0.000         0.300         0.000           12.800
  29      MS       1      Fee    2.500       10.000                0.000         0.300         0.000           12.800
  30      MS       1      Fee    2.500       10.000                0.000         0.300         0.000           12.800
  31      MS       1      Fee    2.500       10.000                0.000         0.300         0.000           12.800
  32      MS       1      Fee    2.500       10.000                0.000         0.300         0.000           12.800
  33      MS       1      Fee    2.500       5.000                 0.000         0.300         0.000           7.800
  44      MS       1      Fee    2.500       5.000                 0.000         0.300         0.000           7.800
  45      MS       1      Fee    2.500       5.000                 0.000         0.300         0.000           7.800
  46      MS       1      Fee    2.500       5.000                 0.000         0.300         0.000           7.800
  47      MS       1      Fee    2.500       5.000                 0.000         0.300         0.000           7.800
  48      MS       1      Fee    2.500       5.000                 0.000         0.300         0.000           7.800
  49      MS       1      Fee    2.500       5.000                 0.000         0.300         0.000           7.800
  50      MS       1      Fee    2.500       5.000                 0.000         0.300         0.000           7.800
  55      MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  58      MS       3      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  63      MS       1      Fee    2.500       9.000                 0.000         0.300         0.000           11.800
  64      MS       1      Fee    2.500       9.000                 0.000         0.300         0.000           11.800
  65      MS       1      Fee    2.500       9.000                 0.000         0.300         0.000           11.800
  66      MS       1      Fee    2.500       9.000                 0.000         0.300         0.000           11.800
  68      MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  69      MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  70      MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  71      MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  72      MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  73      MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  74      MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  75      MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  76      MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  78      MS       1      Fee    2.500       9.000                 0.000         0.300         0.000           11.800
  79      MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  81      MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  84      MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  86      MS       3      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  87      MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  94      MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  95      MS       3      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  104     MS       3      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  106     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  110     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  119     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  121     MS       1      Fee    2.500       8.000                 0.000         0.300         0.000           10.800
  122     MS       3      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  123     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  124     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  130     MS       3      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  132     MS       3      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  134     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  140     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  143     MS       2      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  144     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  154     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  157     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  158     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  161     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  162     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  165     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  177     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  181     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  184     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  187     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  195     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  206     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  221     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  247     MS       2      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  250     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  251     MS       1      Fee    2.500       9.700                 0.000         0.300         0.000           12.500
  254     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  259     MS       3      Fee    2.500       2.500                 0.000         0.300         0.000           5.300
  286     MS       1      Fee    2.500       2.500                 0.000         0.300         0.000           5.300

Loan              Loan
  No.    Seller    Group        Property                                           Address
  ---    ------    -----        --------                                           -------
   1       MS        2     2677 Larkin Street (2I)                                 2677 Larkin Street
   2       MS        2     645 Stockton Street (2I)                                645 Stockton Street
   3       MS        2     1340 -1390 Taylor Street (2I)                           1340--1390 Taylor Street
   4       MS        2     1401 Jones Street (2I)                                  1401 Jones Street
   5       MS        2     1870 Pacific Avenue (2I)                                1870 Pacific Avenue
   6       MS        2     500 Stanyan Street (2I)                                 500 Stanyan Street
   7       MS        2     2075 - 2079 Market Street (2I)                          2075 - 2079 Market Street
   8       MS        2     1290 20th Avenue (2I)                                   1290 20th Avenue
   9       MS        2     78 Buchanan Street (2I)                                 78 Buchanan Street
   10      MS        1     2095 - 2099 Market Street (2I)                          2095 - 2099 Market Street &
                                                                                   211 & 213 Church Street
   11      MS        2     235 - 241 Church Street (2I)                            235 - 241 Church Street
   12      MS        1     1465 Burlingame Avenue (2I)                             1465 Burlingame Avenue
   13      MS        2     252 - 258 Church Street (2I)                            252 - 258 Church Street
   14      RMF       1     Fountain View Nursing Home (2A)                         215 First Street N.E.
   15      RMF       1     Greeneville West Health Care Center (2A)                106 Holt Court
   16      RMF       1     Bay St. Joseph Care Center (2A)                         220 9th Street
   17      RMF       1     Heritage Manor of Abbeville (2A)                        2403 Alonzo Drive
   18      RMF       1     Panola Nursing Home (2A)                                501 Cottage Road
   19      RMF       1     Jackson Manor Nursing Home (2A)                         U.S. Highway 167 South
   20      RMF       1     West Mesa Health Care Center (2A)                       9150 McMahon Blvd. N.W.
   21      RMF       1     Pickett County Nursing Home (2A)                        129 Hillcrest Drive
   22      CT        1     Broadview Village Square                                Cermak Road & 17th Avenue
   23      RMF       1     The Courville at Nashua & Villas at Nashua (2II)        22 Hunt Street/22.5 Hunt Street
   24      RMF       1     Aynsley Place (2II)                                     80 Lake Street
   25      RMF       1     The Courville at Manchester (2II)                       44 West Webster Street
   26      RMF       1     Carlyle Place (2II)                                     44 Route 101
   27      MS        1     Holiday Inn-Fond du Lac, WI (2III)                      625 West Rolling Meadows Drive
   28      MS        1     Comfort Suites-Appleton, WI (2III)                      3809 West Wisconsin Ave
   29      MS        1     Comfort Suites-Madison, WI (2III)                       1253 John Q. Hammons Drive
   30      MS        1     Budgetel-Madison, WI (2III)                             8102 Excelsior Drive
   31      MS        1     Holiday Inn Express-Osh Kosh, WI (2III)                 2251 Westowne Avenue
   32      MS        1     Budgetel-Fond du Lac, WI (2III)                         77 Holiday Lane
   33      MS        1     Elliott Bay Office Park                                 300 Elliott Avenue W.
   34      CT        1     The Cable Building                                      611 Broadway
   35      CT        1     NationsBank Tower (2IV)                                 500 Chestnut Street
   36      CT        1     Woodhaven Shopping Center (2IV)                         4602-4654 South 14th Street
   37      CT        1     Radford Hills Shopping Center (2IV)                     800-900 North Judge Ely Boulevard
   38      CT        1     Crossroads Shopping Center (2IV)                        4102 Buffalo Gap Road
   39      CT        1     Pioneer Square (2IV)                                    2302-2310 Lubbock Highway
   40      CT        1     Mesa Verde Shopping Center (2IV)                        2215 North Midland Drive
   41      CT        1     Park Plaza Shopping Center (2IV)                        Austin Avenue and Coggin Avenue
   42      CT        3     Cambridge Square Shopping Center                        280 U.S. Highway 9 North
   43      CT        1     Holiday Inn BayView Plaza                               530 West Pico Boulevard
   44      MS        1     Westbrook (2V)                                          5747 State Route 128
   45      MS        1     Green Acres (2V)                                        6074 Deerfield Road
   46      MS        1     Compton Hills (2V)                                      9109 Pippin Road
   47      MS        1     Skymeadow (2V)                                          2169 Tuley Road
   48      MS        1     Eastgate (2V)                                           1751 East Ohio Pike
   49      MS        1     Lake Remington (2V)                                     70 Glendale-Milford Road
   50      MS        1     Shady Terrace (2V)                                      724 Covert Run Pike
   51      CT        1     Preston Place Apartments                                5000 Old Shepard Place
   52      CT        1     Pharmaceutical Formulations Building                    460 Plainfield Avenue
   53      CT        1     Bristol Market Place                                    1702 N. Bristol Street
   54      CT        1     Heritage Square                                         14100-14160 Culver Drive
   55      MS        1     Jockey Hollow Office Complex                            1300 Mt. Kemble Ave.
   56      RMF       2     Ashton Pointe Apartments                                308 Frankford Avenue
   57      RMF       1     Wedgewood Care Center                                   199 Community Drive
   58      MS        3     River Oaks Apartments                                   20702 El Toro Road
   59      RMF       1     Oakwood Nursing Home (2VI)                              401 Witsell Street
   60      RMF       1     Tanglewood Nursing Home (2VI)                           Third Street
   61      RMF       1     Forsyth Nursing Home (2VI)                              521 Cabiness Road
   62      RMF       1     Hilltop Nursing Home (2VI)                              4796 Highway 42 North
   63      MS        1     Harrows Warehouse-Melville, NY (2VII)                   270 Spagnoli Road
   64      MS        1     Harrows Shopping Center-Centereach, NY (2VII)           1953 Middle Country Road
   65      MS        1     Harrows Shopping Center-Lynbrook, NY (2VII)             831-839 Sunrise Highway
   66      MS        1     Harrows Shopping Center-Patchogue, NY (2VII)            573 Sunrise Highway
   67      CT        1     132 West 125th Street                                   132 West 125th Street
   68      MS        1     Friendship Manor - Janesville (2VIII)                   1918 North Washington Street
   69      MS        1     Friendship Manor - Mayville (2VIII)                     1091 Horicon Street
   70      MS        1     Friendship Manor - North Hume (2VIII)                   1316 North Hume Avenue
   71      MS        1     Friendship Manor - West Mann (2VIII)                    3013-3017 West Mann Road
   72      MS        1     Friendship Manor - Hartford (2VIII)                     109 Lone Oak Road
   73      MS        1     Friendship Manor - Wisconsin Rapids (2VIII)             2511 Strawberry Lane
   74      MS        1     Friendship Manor - Medford (2VIII)                      509 Lemke Oak lane
   75      MS        1     Friendship Manor - Fond du Lac (2VIII)                  496 Wisconsin Court
   76      MS        1     Friendship Manor - Shawano (2VIII)                      844 Olsen Street
   77      CT        1     Van Dorn Station                                        504-616 South Van Dorn Street
   78      MS        1     Brooksedge Corporate Center                             Green Crest Drive
   79      MS        1     Bayside Plaza                                           700 Airport Blvd.
   80      CT        1     Transicoil                                              2560 General Armistead Avenue
   81      MS        1     Holiday Inn-Lauderdale, FL                              4116 North Ocean Boulevard
   82      RMF       3     Highland Walk Apartments                                6069 Norcross Tucker Road
   83      CT        2     Deep Ellum Lofts                                        3300 Main Street, 3401 Commerce Street,
                                                                                   3311 Elm Street
   84      MS        1     Galleries of Syracuse                                   415-447 South Salina Street
   85      RMF       2     Sandlewood Apartments                                   6519 Mt. Zion Boulevard
   86      MS        3     Emerald Pointe Apartments                               8670 Camino Collegio
   87      MS        1     Sheraton Inn-Columbus, GA                               5351 Simons Boulevard
   88      CT        1     Gardenside Shopping Center                              2606 Zion Road
   89      CT        1     Apple Valley Square Shopping Center                     21510-21680 Bear Valley Road
   90      CT        1     Abington Shopping Center (2B)                           Route 6
   91      CT        1     Dunmore Shopping Center (2B)                            O'Neill Highway and Monahan Avenue
   92      CT        1     Westland Plaza Shopping Center                          5348 West 16th Avenue
   93      CT        1     Blackburn Center                                        Blackburn Drive
   94      MS        1     Pleasanton Square II                                    5755- 6015 Johnson Drive
   95      MS        3     West Garden Apartments                                  3011 West 76th Street
   96      CT        1     Foster-Richardson Rest Home (2C)                        176 Rest Home Road
   97      CT        1     Pinnacle Rest Home (2C)                                 Pinnacle Church Road
   98      CT        1     Mount Pleasant Rest Home (2C)                           8307 West U.S. Hwy. 421
   99      CT        1     1650 Sherman Ave. (2IX) (2D)                            1650 Sherman Ave.
  100      CT        1     8290 National Highway (2IX) (2D)                        8290 National Highway
  101      CT        1     7101 Westfield Ave. (2X) (2D)                           7101 Westfield Ave.
  102      CT        1     1601 Hylton Road (2X) (2D)                              1601 Hylton Road
  103      CT        1     1625 Hylton Road (2X) (2D)                              1625 Hylton Road
  104      MS        3     Cranbrook III                                           955 Cranbrook Court
  105      RMF       3     The Palms of Apalachee Apartments                       2855 Apalachee Parkway
  106      MS        1     Courtyard by Marriott-Naples, FL                        3250 9th Street North
  107      RMF       2     Columbia Arms Apartments                                1600 Columbia Arms Circle
  108      RMF       3     Palms of Magnolia                                       1112 So. Magnolia Drive
  109      CT        1     Winds of Santa Fe                                       2660-2780  W. 76th Street
  110      MS        1     225 Arizona Avenue                                      225 Arizona Avenue
  111      CT        1     Battlefield Business Park                               10503-10553 Battlefield Parkway and
                                                                                   7000 Infantry Ridge Rd.
  112      CT        1     5 & 7 Allen Street (2XI)                                5-7 Allen Street
  113      CT        1     Lyme Road Office Building (2XI)                         45 Lyme Road
  114      RMF       2     Spring Valley Club Apartments                           2121 Harrison Avenue
  115      CT        1     Wolf Lake Industrial Center                             3200 Sheffield Avenue
  116      CT        1     Aura Systems, Inc.                                      2335 Alaska Ave. & 2330 Utah Ave.
  117      CT        1     Tustin Square                                           1888-1944 N. Tustin Avenue
  118      CT        1     The Market at Hobe Sound Shopping Center                8767-8947 S.E. Bridge Road
  119      MS        1     Courtyard by Marriott-Springfield, OR                   3443 Hutton Street
  120      RMF       2     Highland Estates                                        27 Maypop Lane
  121      MS        1     19 Crosby Drive                                         19 Crosby Drive
  122      MS        3     Heritage House Apartments                               515-545 Sycamore Lane
  123      MS        1     Fairfield Inn-New Orleans Airport                       1801 32nd Street
  124      MS        1     Kearny Office Park                                      8304-8344 Clairemont Mesa
  125      CT        1     Holiday Inn- Holidome                                   210 South Hollywood Road
  126      CT        1     Oxford Nursing Home                                     689 Main Street
  127      CT        1     Brandywine Village Shopping Center                      Route 322 N. Guthriesville Road
  128      CT        1     Loop Inn (2E)                                           1 Rodgers Street
  129      CT        1     Gallery Motel (2E)                                      2020 US Route 35 North
  130      MS        3     Arnaz Arms Apartments                                   467 S. Arnaz Drive
  131      CT        1     So. Calif. Institute of Arch. Building                  5454 Beethoven Street
  132      MS        3     Phoenix Court                                           11026 SE 240th St.
  133      RMF       2     Wynstone Apartments                                     205 Millwood Drive
  134      MS        1     Holiday Inn-Treasure Island, FL                         10908 Gulf Boulevard
  135      CT        1     Cedar Hills Shopping Center                             10184 SW Parkway
  136      CT        1     Knollwood Center                                        5900 Brockton Avenue
  137      CT        1     Kenilworth Fidelco Industrial Center                    251 South 31st St.
  138      CT        1     Timberline Shopping Center                              660 Woodbury-Glassboro Road
  139      RMF       1     West Lawrence Care Center                               1410 Seagirt Boulevard
  140      MS        1     Reservoir Plaza                                         473-479 Winter Street
  141      RMF       2     Cambridge Park Apartments                               621 Memorial Drive
  142      CT        1     Taylor Crossing                                         100 Taylor Road North
  143      MS        2     St. Doris Apartments                                    1451-1491 N. Peach Ave.
  144      MS        1     Shoppes of Arrowhead                                    2471 South University Drive
  145      CT        1     University Place Apartments I & II                      501 East 18th Avenue
  146      CT        1     Sunsations #3 (2F)*                                     12401 Coastal Highway
  147      CT        1     Sunsations #1 (2F)*                                     7601 Coastal Highway
  148      CT        1     Sunsations #8 (2F)*                                     500 Atlantic Avenue
  149      RMF       3     Golden Pointe Apartments                                7325 Golden Pointe Boulevard
  150      CT        1     Sunsations #7 (2G)*                                     2300 Atlantic Avenue
  151      CT        1     Sunsations #2  (2G)*                                    5701 Coastal Highway
  152      CT        1     Sunsations #4 (2G)*                                     2408 N. Philadelphia Ave. (Coastal Highway)
  153      CT        1     Sunsations #5 (2G)*                                     9303A-9307 Coastal Highway
  154      MS        1     Days Inn-Tacoma, WA                                     6802 Tacoma Mall Boulevard
  155      RMF       1     Marriott Fairfield Inn                                  2225 Northwest Evangeline Thruway
  156      CT        1     Colonial Nursing Center                                 508 Pierce Street
  157      MS        1     349 Main Street (2H)                                    349 Main Street
  158      MS        1     300/310 Main Street (2H)                                300/310 Main Street
  159      CT        2     Village North Townhouses and Apartments                 3990 North Water Street
  160      CT        1     One First Avenue Warehouse                              One First Avenue
  161      MS        1     Prime Time Medford Apartments                           2979 Barnett Road
  162      MS        1     Warmington Building                                     3090 Pullman Street
  163      CT        3     Westwood Apartments                                     4317-4337 Eighth Avenue, N.E.
  164      CT        1     Columbia Pacific Plaza                                  2201 N. Columbia Boulevard
  165      MS        1     Holiday Inn-Bath, ME                                    139 Western Avenue
  166      CT        1     Home Sweet Home                                         205 Collins Avenue
  167      RMF       2     Belle Rive Club Apartments                              8715 Belle Rive Boulevard
  168      CT        1     Clean Machine - Kingston Pike (West Hills) (2I)         7914 Kingston Pike
  169      CT        1     Clean Machine - Merchant (2I)                           507 Merchant Drive
  170      CT        1     Clean Machine - Maynardville (Halls) (2I)               6852 Maynardville Pike
  171      CT        1     Market & Noe Center                                     2276-2288 Market Street
  172      CT        1     Sentry Plaza Shopping Center (2XII)                     4275-83 South 76th Street
  173      CT        1     Sentry Grocery Store (2XII)                             6700 West State Street
  174      CT        1     International Food & Fashion Center                     934 S. Los Angeles Street
  175      CT        1     Colony Square 1, 2, 4 (2XIII)                           703, 723 & 735 Seibert Road
  176      CT        1     Williamsburg Center (2XIII)                             1135 Eastgate Drive
  177      MS        1     Colima Plaza                                            18720-18742 Colima Road
  178      CT        1     Royal Oaks Shopping Center                              1890 Knox McCrae Drive
  179      CT        1     Schoolhouse Shopping Center                             1034 Second Street Pike
  180      CT        1     Shadow Rose Apartments                                  6231 N. 67th Avenue
  181      MS        1     60 Messenger Street                                     60 Messenger Street
  182      CT        1     Summit Court Apartments                                 262 King Street
  183      CT        1     Walsh Avenue Industrial                                 850-890 Walsh Ave. & 2605-2655 Lafayette St.
  184      MS        1     Hampton Inn-Cedar Rapids, IA                            3265 6th Street SW
  185      RMF       1     Spalding Plaza Retail and Office Complex                6450-6470 Spalding Drive
  186      CT        1     16 Brooklyn Industrial                                  Various Street Adresses
  187      MS        1     Lemon Grove Square                                      7103-7155 Broadway
  188      CT        1     Ramada Inn Speedway                                     1798 West International Speedway Blvd.
  189      CT        1     Triangle Crossroads                                     130 South Highway 16
  190      CT        1     Rosewood Apartments                                     300 Silverado Drive
  191      CT        1     Tehachapi Towne Center                                  801-31 Tucker Road
  192      CT        3     Pinellas Pointe Apartments                              2150 62nd Avenue South
  193      CT        1     Quail Hill Apartments                                   500 Smithwood Street
  194      CT        1     Wal Mart - Whitinsville                                 1161 Providence Road
  195      MS        1     Central Heights Shopping Center                         7301-97 West Central
  196      CT        1     Premier Corporate Center                                3938 Premier North Drive
  197      RMF       1     Pharr Plaza                                             375 Pharr Road, NE
  198      CT        1     Office Max - Bentley Mall                               24 College Road
  199      CT        2     Woodknoll Townhomes                                     9192 Vanity Fair Drive
  200      CT        1     Microtel Inn                                            801 East Highway 83
  201      CT        1     Walnut Auto Care Center                                 19116-19130 Walnut Drive
  202      CT        1     Andresen Plaza                                          2700 NE Andresen Road
  203      CT        3     Hartland Apartments                                     3939 10th Street S.E.
  204      CT        1     Mr. Gatti's Restaurant, San Angelo (2XIV)               4349 Sherwood Way
  205      CT        1     Mr Gattis Restaurant, Midland (2XIV)                    614 West Wadley Avenue
  206      MS        1     Super 8-Madison, WI                                     1602 West Beltline Highway
  207      CT        1     Access Self Storage                                     3427 Marvin D. Love Freeway
  208      CT        1     Executive Car Wash - Roswell (2XV)                      2063 Roswell Road
  209      CT        1     Executive Car Wash - Johnson Ferry (2XV)                1274 Johnson Ferry Road
  210      CT        1     Rooker Building                                         1122 Milledge Street
  211      CT        1     Alta Vista Corporate Center                             14040 North Cave Creek Road
  212      CT        1     75 Montgomery Street                                    75 Montgomery Street
  213      CT        1     North Kitsap Self Storage (2J)                          541 North Bernt Road
  214      CT        1     Poulsbo Business Park (2J)                              20714-20726 State Highway 305
  215      CT        1     13-17 Laight Street                                     13-17 Laight Street
  216      CT        1     Quality Inn - Vallejo                                   44 Admiral Callaghan Lane
  217      CT        1     Executive Inn II (2XVI)                                 9401 South Orange Blossom Trail
  218      CT        1     Executive Inn I (2XVI)                                  5870 South Orange Blossom Trail
  219      CT        1     Super 8 Motel (2XVI)                                    1634 North U.S. Highway 1
  220      CT        1     Travelodge (2XVI)                                       2250 West International Speedway Blvd.
  221      MS        1     H.S.T. Building                                         8985 Crestmar Point
  222      CT        1     The French/ Cabot Block Building (2XVII)                3 Elm Street
  223      CT        1     The Waterman Place Building (2XVII)                     Route 4 Waterman Place
  224      CT        1     The Morgan Block (2XVII)                                20 Central Street
  225      CT        1     Holiday Inn Express- Lemoore                            820 E. Bush Street
  226      CT        1     Holiday Inn Express- Killeen                            1602 East Central Texas Expressway
  227      CT        1     Country Inn by Carlson                                  153 Garrisonville Road
  228      CT        1     Atlantic Self Storage- Dunn Avenue                      1650 Dunn Ave.
  229      CT        1     Atlantic Self Storage I-295                             11351 St. Augustine Road
  230      CT        1     Renaissance Apartments                                  5259  University Way
  231      CT        1     Ames Department Store                                   801 S 4th Street
  232      CT        1     The Store House Self Storage                            4924 Mercer University Drive
  233      CT        1     Comfort Inn- Killeen                                    2506 Trimmier Road
  234      CT        1     SeaTac Inn                                              17108 International Blvd.
  235      CT        1     KEW Industrial Park                                     7005-7101 Julian Street &
                                                                                   3200-3204 West 71st Avenue
  236      CT        1     Hazel Ridge Plaza                                       4301-4347 Hazel Avenue
  237      CT        1     Gray Road Self Storage                                  7821 East Gray Road
  238      CT        2     Virginia Square Apartments                              1170 Murchison Avenue
  239      RMF       2     Premier Club Apartments                                 5100 Highpoint Road
  240      CT        1     1058 Southern Blvd.                                     1058 Southern Blvd.
  241      CT        1     Watson Centex-San Antonio*                              11307 Roszell Drive
  242      CT        3     Lakeside Meadows Apartments                             12817 Mapleview Street
  243      CT        1     Atlantic Self Storage- Millcoe Road                     1510 Millcoe Road
  244      CT        1     Holiday Inn - Reidsville                                2100 Barnes Street
  245      CT        1     Parkway Plaza*                                          10410 Kensington Parkway
  246      CT        1     Lantern Plaza*                                          28940-28950 Golden Lantern
  247      MS        2     West 24th Street Apartments                             6011-6041 West 24th Avenue
  248      CT        1     Airport Circle Plaza                                    7500 S. Crescent Boulevard
  249      CT        1     El Pueblo Lodge                                         412 Paseo del Pueblo Norte
  250      MS        1     Maple Manor Apartments                                  3001 Wedington Drive
  251      MS        1     Regency Walk                                            10230 Atlantic Blvd.
  252      CT        1     The Coach Store                                         69 Main Street
  253      CT        1     WIPAC Distribution Warehouse                            3501 Electronics Way
  254      MS        1     Oceanside Square                                        4750-4760 Oceanside Blvd.
  255      CT        1     North Las Vegas Self Storage                            3360 North Las Vegas Boulevard
  256      CT        1     Village Plaza                                           15355 Sherman Way
  257      CT        3     Lake Margaret Village Apartments (2K)*                  3039 South Fern Creek Avenue
  258      CT        3     Townhouse Apartments (2K)*                              2950 NE 14th Street
  259      MS        3     Whispering Pines Apartments                             5801 Altama Avenue
  260      CT        1     Beechmont Professional Building                         3180 Main Street
  261      CT        1     204 Loudon Road                                         204 Loudon Road
  262      CT        3     Atlantic Arms Apartments (2L)                           1052-1056 Atlantic Street
  263      CT        2     Kilbreth Apartments (2L)                                776 Kilbreth Avenue
  264      CT        1     Ramada Limited- South Padre                             4109 Padre Blvd.
  265      CT        1     U.S. Rentals, Inc.                                      3400 Lind Avenue SW
  266      CT        1     El Campo Inn                                            210 Highway 59 West
  267      CT        1     1318 Wilshire Boulevard                                 1318 - 1332 Wilshire Boulevard
  268      CT        1     PETCO Building                                          403 North 8th Street
  269      CT        1     333 West Indian School - Phoenix (2M)                   333 West Indian School Road
  270      CT        1     2502 North Alvernon Way - Tucson (2M)                   2502 North Alvernon Way
  271      CT        1     Victory Self Storage - Staten Island                    3493 and 3511 Victory Boulevard
  272      CT        1     Sheridan Retail Shops                                   1945 S. Sheridan Blvd.
  273      CT        1     485 Kings Highway                                       485 Kings Highway
  274      CT        1     Norwest Business Park*                                  551-595 North 1200 West
  275      CT        1     Silver Creek Manor                                      150 North Douglas Street
  276      CT        1     The Square Shopping Center                              2301 - 2323 W. Lawrence Avenue
  277      CT        1     301-315 East Tremont Ave.                               301-315 East Tremont Avenue
  278      CT        1     Jack In The Box - Galena Park (2XVIII)                  2607 Clinton Drive
  279      CT        1     Jack in the Box - Terrell (2XVIII)                      1898 W. Moore Avenue
  280      CT        3     Terrace View (Chateau) Apartments (2N)                  784, 788 & 792 Garner Avenue
  281      CT        2     Garner Avenue Apartments (2N)                           1337 Garner Avenue
  282      CT        1     Lake Ridge Apartments - DRK                             2600-2636 Goldenstrand Drive, 2741-2757 &
                                                                                   2800-2836 Silverstrand Drive
  283      CT        1     Lake Ridge Apartments - FEM                             6133-6169 Goldenstrand Drive, 2631-2667 &
                                                                                   2721-2737 Silverstrand Drive
  284      CT        1     Lake Ridge Apartments - JMK                             2761-2797 Goldenstrand Drive, 2640-2676 &
                                                                                   2761-2797 Silverstrand Drive
  285      CT        1     Lake Ridge Apartments - MJK                             2680-2716 & 6134-6170 Goldenstrand Drive,
                                                                                   2671-2687 Silverstrand Drive
  286      MS        1     Our Shopping Center                                     2006 Waveland Road
  287      CT        1     Diffley Square Shopping Center                          4130 Blackhawk Road
  288      CT        1     Westridge Shopping Center*                              6605 I-40 West
  289      CT        1     CVS Drug Store                                          1029 Forest Parkway
  290      RMF       1     Rite Aid Drug Store - Griffin, GA                       405 S. Hill Street
  291      CT        2     1525 & 1535 Central Avenue                              1525 & 1535 Central Avenue
  292      CT        1     Lowry Expressway Office Building*                       8900 Emmett F. Lowry Expressway
  293      CT        1     Monarch Bank Building*                                  401 Glenneyre Street
  294      CT        1     Innovative Metals Warehouse                             180 Clydesdale Court
  295      CT        1     Archer Road Self Storage                                6505 SW Archer Road
  296      CT        1     Econo-Pak Warehouse                                     4944 West 73rd Street
  297      CT        1     Food-4-Less                                             519 U.S. Highway 24 East
  298      CT        1     Sugarland Professional Building                         201-203 Elden Street
  299      CT        3     Summit Terrace Apartments                               461-471 Summit Street
  300      CT        1     Red Carpet Inn - Boone*                                 862 Blowing Rock Road
  301      CT        2     1883-1887 Amsterdam Avenue                              1883-1887 Amsterdam Avenue
  302      CT        1     Dave's Car Wash                                         449 North Bolingbrook Drive
  303      CT        1     Alamo Self Storage                                      43357 Division Street
  304      CT        2     Desert Pines Apartments*                                118 South 15th Street
  305      CT        1     Watson Centex - Houston*                                2110 Telephone Road
  306      CT        1     Blue Heron Car Wash                                     1450 S. Military Trail
  307      CT        1     30100 Crown Valley Parkway*                             30100 Crown Valley Parkway
  308      CT        1     Lovers Lane Retail Center                               5647 & 5655 West Lovers Lane
  309      CT        1     Northway Manor MHP                                      338 Country Route Number 11
  310      CT        1     Budget Mini Storage-Fontana                             15991 Valley Boulevard
  311      CT        1     9D E-Z Storage                                          1190 Route 9D
  312      CT        1     Days Inn - Brunswick                                    2307 Glouscester Street
  313      CT        1     Apollo Self Storage                                     17120 State Highway 72
  314      RMF       1     Hollywood Video Store - High Point, NC                  2118 N. Main Street
  315      CT        2     Cypress Woods Apartments                                2135 West Campbell Avenue
  316      CT        1     Eagle Rock Shopping Center                              2750 E. Colorado Boulevard
  317      RMF       1     Hollywood Video Store - Virginia Beach                  629 Newtown Road
  318      CT        1     Airport South Building                                  2301 Dorsey Road
  319      CT        1     Thriftway Supermarket                                   326 S. Walnut Street
  320      RMF       1     Hollywood Video Store - Pikesville, MD                  211 Reisterstown Road
  321      CT        1     Roof Garden Mobile Home Court*                          Route 281
  322      CT        1     Sandalon East Office Building*                          5299 Roswell Road
  323      CT        1     Westgate Regency Center*                                11909-11929 W. Pico Boulevard
  324      CT        1     Roger's Green Hills Supermarket                         1004 Fifth Avenue
  325      CT        1     Taco Bell & US Auto Glass                               1610-1680 El Camino Real
  326      CT        1     555 Broadway*                                           555 Broadway
  327      CT        1     Aussie Self Storage                                     30 East Victorian Avenue
  328      CT        3     Roselea Villas*                                         2550 A Hartweel Ave.
  329      CT        1     Knights Inn-Summerton*                                  248 Buff Road
  330      CT        1     1610 Broadway*                                          1610 Broadway
  331      CT        1     Morrone Company*                                        465 Albert Street
  332      CT        3     Peppertree Apartments                                   3309 Robinson Drive
  333      CT        1     Islip Terrace Plaza*                                    500 Islip Avenue
  334      CT        1     1626 Logan Street*                                      1626 Logan Street
  335      CT        1     TX Human Serv. & Work Force Comm. Off.*                 2501 Palo Alto Drive
  336      CT        1     Fielders Bridge Office Building*                        1615 West Abram Street
  337      CT        1     2906 North State Street Building*                       2906 North State Street
  338      CT        1     Days Inn - Orange City*                                 2501 North Volusia Avenue
  339      CT        3     Edgewood Court Apartments*                              611 S. Ennis Ave
  340      CT        1     Super Safe Self Service Storage                         1401 Jordan Lane
  341      CT        1     Pioneer Plaza*                                          120 Broadway
  342      CT        1     287 Appleton Street*                                    287 Appleton Street
  343      CT        1     2059 E. Sahara Avenue*                                  2059 Sahara Avenue
  344      CT        1     560 Virginia Way*                                       560 Virgina Way
  345      CT        1     Calibra Sunnyside*                                      197 North Sunnyside Avenue
  346      CT        1     Bolling Building*                                       910 North 47th St.
  347      CT        1     512 Main Street*                                        512 Main Street
  348      CT        1     Panola Road Office Building*                            5353 Fairington Road
  349      CT        1     1920 Ledbetter Drive*                                   1920 Ledbetter Drive
  350      CT        1     2727-2745 Gundry Avenue*                                2725-2745 Gundry Avenue
  351      CT        2     Citadel Apartments*                                     104 Pleasant Street
  352      CT        2     1400-1410 E. Florida*                                   1400-1410 East Florida Street
  353      CT        3     Vance St. Apartment Building*                           1600 Vance Street
  354      CT        1     3200 Race Street*                                       3200 Race Street
  355      CT        1     Covington Office Center*                                4336 Covington Highway
  356      CT        1     4201 Dimmitt Road*                                      4201 Dimmitt Road
  357      CT        1     10660 Silicon Avenue*                                   10660 Silicon Avenue
  358      CT        1     5401 Cherry Avenue*                                     5401 Cherry Avenue
  359      CT        1     110 Adams Ave.*                                         110 Adams Ave., 1605-1623 Alabama St.
  360      CT        1     Miss Meme's Kreative Kids Bldg.*                        25112 Marguerite Parkway
  361      CT        1     La Canasta Furniture & Appliance Store*                 3231 E. Florence Avenue
  362      CT        1     Great Southwestern Parkway*                             800-810 North Great Southwest Parkway
  363      CT        1     503 W. 26th Street*                                     503 W. 26th Street
  364      CT        3     Mosstree Apartments*                                    1215 Mosstree Road
  365      CT        3     Marshall/Catamount Apartments*                          8 Marshall Court/222 Catamount Road
  366      CT        2     Sannella*                                               516 West 169th Street
  367      CT        1     1005 Abbott Road*                                       1005 Abbott Road
  368      CT        1     6452 Nine Mile Bridge Road*                             6452 Nine Mile Bridge Road
  369      CT        1     301 South Richey Road*                                  301 South Richey Road
  370      CT        1     Moore's Adult Care Facility*                            1385 Gidner Road
  371      CT        1     Bass Pro Shop*                                          354 East I-30
  372      CT        3     619-623 W. Brookside*                                   619-623 W. Brookside Street
  373      CT        1     50-52 Ferry Street*                                     50-52 Ferry Street
  374      CT        1     Hillside Mobile Home Park*                              31 Young Road
  375      CT        1     Bailey Hardwoods*                                       628 East Kimble Court
  376      CT        1     3050 Austin Bluffs Parkway*                             3050 Austin Bluffs Parkway
  377      CT        1     Kelley St. Office Building*                             336-340 Kelley St.
  378      CT        1     Northlake MHP*                                          Northlake Drive
  379      CT        2     59-61 Carlton Street Apartments*                        59-61 Carleton Street
  380      CT        1     Sabattus Street Office Building*                        917 Sabattus Street

                                                                                           Related Mortgage
   Loan               Loan                                                Property                Loans
   No.     Seller     Group         City                  State            Type              (by Loan No.)
   ---     ------     -----         ----                  -----            ----              -------------
    1        MS         2      San Francisco               CA         Multifamily
    2        MS         2      San Francisco               CA         Multifamily
    3        MS         2      San Francisco               CA         Multifamily
    4        MS         2      San Francisco               CA         Multifamily
    5        MS         2      San Francisco               CA         Multifamily
    6        MS         2      San Francisco               CA         Multifamily
    7        MS         2      San Francisco               CA         Multifamily
    8        MS         2      San Francisco               CA         Multifamily
    9        MS         2      San Francisco               CA         Multifamily
    10       MS         1      San Francisco               CA          Mixed Use
    11       MS         2      San Francisco               CA         Multifamily
    12       MS         1      Burlingame                  CA           Retail
    13       MS         2      San Francisco               CA         Multifamily
    14       RMF        1      Springhill                  LA         Healthcare
    15       RMF        1      Greeneville                 TN         Healthcare
    16       RMF        1      Port St. Joe                FL         Healthcare
    17       RMF        1      Abbeville                   LA         Healthcare
    18       RMF        1      Carthage                    TX         Healthcare
    19       RMF        1      Jonesboro                   LA         Healthcare
    20       RMF        1      Albuquerque                 NM         Healthcare
    21       RMF        1      Byrdstown                   TN         Healthcare
    22       CT         1      Broadview                   IL           Retail
    23       RMF        1      Nashua                      NH         Healthcare
    24       RMF        1      Nashua                      NH         Healthcare
    25       RMF        1      Manchester                  NH         Healthcare
    26       RMF        1      Bedford                     NH         Healthcare
    27       MS         1      Fond du Lac                 WI         Hospitality
    28       MS         1      Appleton                    WI         Hospitality
    29       MS         1      Madison                     WI         Hospitality
    30       MS         1      Madison                     WI         Hospitality
    31       MS         1      Oshkosh                     WI         Hospitality
    32       MS         1      Fond du Lac                 WI         Hospitality
    33       MS         1      Seattle                     WA           Office
    34       CT         1      New York                    NY          Mixed Use
    35       CT         1      Abilene                     TX           Office
    36       CT         1      Abilene                     TX           Retail
    37       CT         1      Abilene                     TX           Retail
    38       CT         1      Abilene                     TX           Retail
    39       CT         1      Lamesa                      TX           Retail
    40       CT         1      Midland                     TX           Retail
    41       CT         1      Brownwood                   TX           Retail
    42       CT         3      Morganville                 NJ           Retail
    43       CT         1      Santa Monica                CA         Hospitality
    44       MS         1      Cleves                      OH      Mobile Home Park
    45       MS         1      Goshen Township             OH      Mobile Home Park
    46       MS         1      Cincinnati                  OH      Mobile Home Park
    47       MS         1      Hamilton                    OH      Mobile Home Park
    48       MS         1      Amelia                      OH      Mobile Home Park
    49       MS         1      Loveland                    OH      Mobile Home Park
    50       MS         1      Bellevue                    KY      Mobile Home Park
    51       CT         1      Plano                       TX         Multifamily
    52       CT         1      Edison                      NJ         Industrial
    53       CT         1      Santa Ana                   CA           Retail
    54       CT         1      Irvine                      CA          Mixed Use
    55       MS         1      Harding Township            NJ           Office
    56       RMF        2      Lubbock                     TX         Multifamily
    57       RMF        1      Great Neck                  NY         Healthcare
    58       MS         3      Lake Forest                 CA         Multifamily
    59       RMF        1      Walterboro                  SC         Healthcare
    60       RMF        1      Ridgeway                    SC         Healthcare
    61       RMF        1      Forsyth                     GA         Healthcare
    62       RMF        1      Forsyth                     GA         Healthcare
    63       MS         1      Melville                    NY         Industrial
    64       MS         1      Centereach                  NY           Retail
    65       MS         1      Lynbrook                    NY           Retail
    66       MS         1      Patchogue                   NY           Retail
    67       CT         1      New York                    NY           Office
    68       MS         1      Janesville                  WI         Healthcare
    69       MS         1      Mayville                    WI         Healthcare
    70       MS         1      Marshfield                  WI         Healthcare
    71       MS         1      Marshfield                  WI         Healthcare
    72       MS         1      Hartford                    WI         Healthcare
    73       MS         1      Wisconsin Rapids            WI         Healthcare
    74       MS         1      Medford                     WI         Healthcare
    75       MS         1      Fond du Lac                 WI         Healthcare
    76       MS         1      Shawano                     WI         Healthcare
    77       CT         1      Alexandria                  VA           Retail
    78       MS         1      Westerville                 OH         Industrial
    79       MS         1      Burlingame                  CA           Office
    80       CT         1      Norristown                  PA         Industrial
    81       MS         1      Lauderdale by the Sea       FL         Hospitality
    82       RMF        3      Norcross                    GA         Multifamily            (120)
    83       CT         2      Dallas                      TX         Multifamily
    84       MS         1      Syracuse                    NY           Office
    85       RMF        2      Atlanta                     GA         Multifamily       (105), (108), (133)
    86       MS         3      Rohnert Park                CA         Multifamily
    87       MS         1      Columbus                    GA         Hospitality       (106), (134), (165)
    88       CT         1      Henderson                   KY           Retail
    89       CT         1      Apple Valley                CA           Retail
    90       CT         1      South Abington Twp.         PA           Retail
    91       CT         1      Dunmore                     PA           Retail
    92       CT         1      Hialeah                     FL           Retail
    93       CT         1      Gloucester                  MA         Industrial
    94       MS         1      Pleasanton                  CA           Retail
    95       MS         3      Hialeah                     FL         Multifamily            (247)
    96       CT         1      Wilkesboro                  NC         Healthcare
    97       CT         1      Nebo                        NC         Healthcare
    98       CT         1      Wilkesboro                  NC         Healthcare
    99       CT         1      Pennsauken                  NJ         Industrial
   100       CT         1      Pennsauken                  NJ         Industrial
   101       CT         1      Pennsuaken                  NJ         Industrial
   102       CT         1      Pennsauken                  NJ         Industrial
   103       CT         1      Pennsauken                  NJ         Industrial
   104       MS         3      Davis                       CA         Multifamily
   105       RMF        3      Tallahassee                 FL         Multifamily       (85), (108), (133)
   106       MS         1      Naples                      FL         Hospitality       (87), (134), (165)
   107       RMF        2      Kissimmee                   FL         Multifamily
   108       RMF        3      Tallahassee                 FL         Multifamily       (85), (105), (133)
   109       CT         1      Hialeah                     FL         Multifamily
   110       MS         1      Santa Monica                CA          Mixed Use
   111       CT         1      Manassas                    VA           Office
   112       CT         1      Hanover                     NH          Mixed Use
   113       CT         1      Hanover                     NH           Office
   114       RMF        2      Panama City                 FL         Multifamily
   115       CT         1      Hammond                     IN         Industrial
   116       CT         1      El Segundo                  CA          Mixed Use
   117       CT         1      Orange                      CA          Mixed Use
   118       CT         1      Hobe Sound                  FL           Retail
   119       MS         1      Springfield                 OR         Hospitality
   120       RMF        2      Decatur                     GA         Multifamily             (82)
   121       MS         1      Bedford                     MA           Office
   122       MS         3      Davis                       CA         Multifamily
   123       MS         1      Kenner                      LA         Hospitality
   124       MS         1      San Diego                   CA           Office
   125       CT         1      Houma                       LA         Hospitality
   126       CT         1      Haverhill                   MA         Healthcare
   127       CT         1      East Brandywine Twp.        PA           Retail
   128       CT         1      Avenel                      NJ         Hospitality
   129       CT         1      Sayreville                  NJ         Hospitality
   130       MS         3      Los Angeles                 CA         Multifamily
   131       CT         1      Los Angeles                 CA         Industrial
   132       MS         3      Kent                        WA         Multifamily
   133       RMF        2      Nashville                   TN         Multifamily       (85), (105), (108)
   134       MS         1      Treasure Island             FL         Hospitality       (87), (106), (165)
   135       CT         1      Portland                    OR           Retail
   136       CT         1      Riverside                   CA         Healthcare
   137       CT         1      Kenilworth                  NJ         Industrial
   138       CT         1      Sewell                      NJ           Retail
   139       RMF        1      Far Rockaway                NY         Healthcare
   140       MS         1      Waltham                     MA           Retail
   141       RMF        2      Red Bank                    TN         Multifamily
   142       CT         1      Montgomery                  AL         Multifamily
   143       MS         2      Fresno                      CA         Multifamily
   144       MS         1      Davie                       FL           Retail
   145       CT         1      Ellensburg                  WA         Multifamily
   146       CT         1      Ocean City                  MD           Retail
   147       CT         1      Ocean City                  MD           Retail
   148       CT         1      Virgina Beach               VA           Retail
   149       RMF        3      Orlando                     FL         Multifamily            (167)
   150       CT         1      Virgina Beach               VA           Retail
   151       CT         1      Ocean City                  MD           Retail
   152       CT         1      Ocean City                  MD           Retail
   153       CT         1      Ocean City                  MD           Retail
   154       MS         1      Tacoma                      WA         Hospitality
   155       RMF        1      Lafayette                   LA         Hospitality
   156       CT         1      Lindale                     TX         Healthcare
   157       MS         1      Pleasanton                  CA          Mixed Use
   158       MS         1      Pleasanton                  CA           Retail
   159       CT         2      Decatur                     IL         Multifamily
   160       CT         1      Peabody                     MA         Industrial
   161       MS         1      Medford                     OR         Healthcare
   162       MS         1      Costa Mesa                  CA           Office
   163       CT         3      Seattle                     WA         Multifamily
   164       CT         1      Portland                    OR          Mixed Use
   165       MS         1      Bath                        ME         Hospitality       (87), (106), (134)
   166       CT         1      Colma                       CA         Healthcare
   167       RMF        2      Jacksonville                FL         Multifamily            (149)
   168       CT         1      Knoxville                   TN            Other
   169       CT         1      Knoxville                   TN            Other
   170       CT         1      Knoxville                   TN            Other
   171       CT         1      San Francisco               CA           Retail
   172       CT         1      Greenfield                  WI           Retail
   173       CT         1      Wauwatosa                   WI           Retail
   174       CT         1      Los Angeles                 CA           Retail               (267)
   175       CT         1      Scott Air Force Base        IL           Office
   176       CT         1      O'Fallon                    IL           Office
   177       MS         1      Rowland Heights             CA           Retail
   178       CT         1      Titusville                  FL           Retail
   179       CT         1      Richboro                    PA           Retail
   180       CT         1      Glendale                    AZ         Multifamily
   181       MS         1      Plainville                  MA           Office
   182       CT         1      Pottstown                   PA          Mixed Use
   183       CT         1      Santa Clara                 CA         Industrial
   184       MS         1      Cedar Rapids                IA         Hospitality
   185       RMF        1      Norcross                    GA          Mixed Use
   186       CT         1      Brooklyn                    NY         Industrial
   187       MS         1      Lemon Grove                 CA           Retail
   188       CT         1      Daytona Beach               FL         Hospitality
   189       CT         1      Denver                      NC           Retail
   190       CT         1      Stoughton                   WI         Multifamily
   191       CT         1      Tehachapi                   CA           Retail
   192       CT         3      St. Petersburg              FL         Multifamily
   193       CT         1      Fuquay-Varina               NC         Multifamily
   194       CT         1      Whitinsville                MA           Retail
   195       MS         1      Wichita                     KS           Retail
   196       CT         1      Tampa                       FL           Office
   197       RMF        1      Atlanta                     GA           Retail
   198       CT         1      Fairbanks                   AK           Retail
   199       CT         2      St. Louis                   MO         Multifamily
   200       CT         1      McAllen                     TX         Hospitality
   201       CT         1      Rowland Heights             CA           Retail
   202       CT         1      Vancouver                   WA          Mixed Use
   203       CT         3      Puyallup                    WA         Multifamily
   204       CT         1      San Angelo                  TX           Retail
   205       CT         1      Midland                     TX           Retail
   206       MS         1      Madison                     WI         Hospitality
   207       CT         1      Dallas                      TX    Self Storage Facility
   208       CT         1      Marietta                    GA            Other
   209       CT         1      Marietta                    GA            Other
   210       CT         1      East Point                  GA         Industrial
   211       CT         1      Phoenix                     AZ           Office
   212       CT         1      Jersey City                 NJ           Office
   213       CT         1      Poulsbo                     WA    Self Storage Facility
   214       CT         1      Poulsbo                     WA         Industrial
   215       CT         1      New York                    NY          Mixed Use
   216       CT         1      Vallejo                     CA         Hospitality
   217       CT         1      Orlando                     FL         Hospitality
   218       CT         1      Orlando                     FL         Hospitality
   219       CT         1      Ormond Beach                FL         Hospitality
   220       CT         1      Daytona Beach               FL         Hospitality
   221       MS         1      San Diego                   CA         Industrial
   222       CT         1      Woodstock                   VT           Retail
   223       CT         1      Quechee                     VT           Retail
   224       CT         1      Woodstock                   VT           Retail
   225       CT         1      Lemoore                     CA         Hospitality
   226       CT         1      Killeen                     TX         Hospitality
   227       CT         1      Stafford                    VA         Hospitality
   228       CT         1      Jacksonville                FL    Self Storage Facility    (229), (243)
   229       CT         1      Jacksonville                FL    Self Storage Facility    (228), (243)
   230       CT         1      Seattle                     WA          Mixed Use
   231       CT         1      Hamburg                     PA           Retail
   232       CT         1      Macon                       GA    Self Storage Facility
   233       CT         1      Killeen                     TX         Hospitality
   234       CT         1      SeaTac                      WA         Hospitality
   235       CT         1      Westminster                 CO         Industrial
   236       CT         1      Fair Oaks                   CA           Retail
   237       CT         1      Scottsdale                  AZ    Self Storage Facility
   238       CT         2      Pomona                      CA         Multifamily
   239       RMF        2      Union City                  GA         Multifamily
   240       CT         1      Bronx                       NY          Mixed Use
   241       CT         1      San Antonio                 TX           Office               (305)
   242       CT         3      Lakeside                    CA         Multifamily
   243       CT         1      Jacksonville                FL    Self Storage Facility    (228), (229)
   244       CT         1      Reidsville                  NC         Hospitality
   245       CT         1      Kensington                  MD           Office
   246       CT         1      Laguna Niguel               CA           Retail
   247       MS         2      Hialeah                     FL         Multifamily             (95)
   248       CT         1      Pennsauken                  NJ           Retail
   249       CT         1      Taos                        NM         Hospitality
   250       MS         1      Fayetteville                AR         Multifamily
   251       MS         1      Jacksonville                FL           Retail
   252       CT         1      East Hampton                NY           Retail
   253       CT         1      West Palm Beach             FL         Industrial
   254       MS         1      Oceanside                   CA           Retail
   255       CT         1      Las Vegas                   NV    Self Storage Facility
   256       CT         1      Van Nuys                    CA           Retail
   257       CT         3      Orlando                     FL         Multifamily
   258       CT         3      Ocala                       FL         Multifamily
   259       MS         3      Brunswick                   GA         Multifamily
   260       CT         1      Bridgeport                  CT           Office
   261       CT         1      Concord                     NH           Retail
   262       CT         3      Salinas                     CA         Multifamily
   263       CT         2      Salinas                     CA         Multifamily
   264       CT         1      South Padre Island          TX         Hospitality
   265       CT         1      Renton                      WA           Retail
   266       CT         1      El Campo                    TX         Hospitality
   267       CT         1      Santa Monica                CA           Retail               (174)
   268       CT         1      West Dundee                 IL           Retail
   269       CT         1      Phoenix                     AZ           Office
   270       CT         1      Tucson                      AZ           Office
   271       CT         1      Staten Island               NY    Self Storage Facility
   272       CT         1      Lakewood                    CO           Retail
   273       CT         1      Brooklyn                    NY          Mixed Use
   274       CT         1      Orem                        UT         Industrial
   275       CT         1      Ripon                       WI         Healthcare
   276       CT         1      Chicago                     IL           Retail
   277       CT         1      Bronx                       NY          Mixed Use
   278       CT         1      Galena Park                 TX           Retail
   279       CT         1      Terrell                     TX           Retail
   280       CT         3      Salinas                     CA         Multifamily
   281       CT         2      Salinas                     CA         Multifamily
   282       CT         1      Columbus                    OH         Multifamily       (283), (284), (285)
   283       CT         1      Columbus                    OH         Multifamily       (282), (284), (285)
   284       CT         1      Columbus                    OH         Multifamily       (282), (283), (285)
   285       CT         1      Columbus                    OH         Multifamily       (282), (283), (284)
   286       MS         1      Waveland                    MS           Retail
   287       CT         1      Eagan                       MN           Retail
   288       CT         1      Amarillo                    TX           Retail
   289       CT         1      Forest Park                 GA           Retail
   290       RMF        1      Griffin                     GA           Retail
   291       CT         2      Bridgeport                  CT         Multifamily
   292       CT         1      Texas City                  TX           Office
   293       CT         1      Laguna Beach                CA           Office
   294       CT         1      Grass Valley                CA         Industrial
   295       CT         1      Gainesville                 FL    Self Storage Facility
   296       CT         1      Bedford Park                IL         Industrial
   297       CT         1      Moberly                     MO           Retail
   298       CT         1      Herndon                     VA           Office
   299       CT         3      Bowling Green               OH         Multifamily
   300       CT         1      Boone                       NC         Hospitality
   301       CT         2      New York                    NY         Multifamily
   302       CT         1      Bolingbrook                 IL            Other
   303       CT         1      Lancaster                   CA    Self Storage Facility
   304       CT         2      Las Vegas                   NV         Multifamily
   305       CT         1      Houston                     TX           Office               (241)
   306       CT         1      West Palm Beach             FL            Other
   307       CT         1      Laguna Niguel               CA           Office
   308       CT         1      Dallas                      TX           Retail
   309       CT         1      West Monroe                 NY      Mobile Home Park
   310       CT         1      Fontana                     CA    Self Storage Facility
   311       CT         1      Wappingers Falls            NY    Self Storage Facility
   312       CT         1      Brunswick                   GA         Hospitality
   313       CT         1      Arvada                      CO    Self Storage Facility
   314       RMF        1      High Point                  NC           Retail
   315       CT         2      Phoenix                     AZ         Multifamily
   316       CT         1      Los Angeles                 CA           Retail
   317       RMF        1      Virginia Beach              VA           Retail
   318       CT         1      Glen Burnie                 MD           Office
   319       CT         1      Bath                        PA           Retail
   320       RMF        1      Pikesville                  MD           Retail
   321       CT         1      Somerset                    PA      Mobile Home Park
   322       CT         1      Atlanta                     GA           Office
   323       CT         1      Los Angeles                 CA           Retail
   324       CT         1      St. Joseph                  MO           Retail
   325       CT         1      Santa Clara                 CA           Retail
   326       CT         1      Haverhill                   MA         Industrial
   327       CT         1      Sparks                      NV    Self Storage Facility
   328       CT         3      Sanford                     FL         Multifamily
   329       CT         1      Summerton                   SC         Hospitality
   330       CT         1      Santa Monica                CA          Mixed Use
   331       CT         1      Macon                       GA         Industrial
   332       CT         3      Waco                        TX         Multifamily
   333       CT         1      Islip Terrace               NY           Retail
   334       CT         1      Denver                      CO         Multifamily
   335       CT         1      San Antonio                 TX           Office
   336       CT         1      Arlington                   TX           Office
   337       CT         1      Jackson                     MS           Office
   338       CT         1      Orange City                 FL         Hospitality
   339       CT         3      Bryan                       TX         Multifamily
   340       CT         1      Huntsville                  AL    Self Storage Facility
   341       CT         1      Kissimmee                   FL           Office
   342       CT         1      Lowell                      MA          Mixed Use
   343       CT         1      Las Vegas                   NV           Office
   344       CT         1      Barstow                     CA           Retail
   345       CT         1      Clovis                      CA         Industrial
   346       CT         1      Kansas City                 KS           Office
   347       CT         1      El Segundo                  CA          Mixed Use
   348       CT         1      Lithonia                    GA           Office
   349       CT         1      Dallas                      TX           Retail
   350       CT         1      Signal Hill                 CA         Industrial
   351       CT         2      Bryan                       TX         Multifamily
   352       CT         2      Long Beach                  CA         Multifamily
   353       CT         3      Lakewood                    CO         Multifamily
   354       CT         1      Fort Worth                  TX           Retail
   355       CT         1      Decatur                     GA           Office
   356       CT         1      Plainview                   TX      Mobile Home Park
   357       CT         1      Montclair                   CA         Industrial
   358       CT         1      Long Beach                  CA           Retail
   359       CT         1      Huntington Beach            CA           Retail
   360       CT         1      Mission Viejo               CA            Other
   361       CT         1      Huntington Park             CA           Retail
   362       CT         1      Arlington                   TX         Industrial
   363       CT         1      Los Angeles                 CA         Multifamily
   364       CT         3      North Charleston            SC         Multifamily
   365       CT         3      Pittsfield                  NH         Multifamily
   366       CT         2      New York                    NY         Multifamily
   367       CT         1      East Lansing                MI           Office
   368       CT         1      Fort Worth                  TX      Mobile Home Park
   369       CT         1      Leesburg                    FL         Industrial
   370       CT         1      Charlotte                   MI         Healthcare
   371       CT         1      Garland                     TX           Retail
   372       CT         3      Colorado Springs            CO         Multifamily
   373       CT         1      Newark                      NJ           Retail
   374       CT         1      Cartersville                GA      Mobile Home Park
   375       CT         1      Springfield                 IL         Industrial
   376       CT         1      Colorado Springs            CO           Office
   377       CT         1      Manchester                  NH          Mixed Use
   378       CT         1      Maryville                   TN      Mobile Home Park
   379       CT         2      Portland                    ME         Multifamily
   380       CT         1      Lewiston                    ME           Office

   Loan               Loan             Cut-Off             Mortgage          Note       Hyper-        Maturity Dat
   No.     Seller     Group          Date Balance         Unit or SF         Rate        Date         Amortizing
   ---     ------     -----          ------------         ----------         ----        ----         ----------
    1        MS         2            $6,386,567.25         $118,983          6.970%     4/7/98           Yes
    2        MS         2            $5,674,747.40         $118,983          6.970%     4/7/98           Yes
    3        MS         2            $5,054,295.39         $118,983          6.970%     4/7/98           Yes
    4        MS         2            $4,695,699.62         $118,983          6.970%     4/7/98           Yes
    5        MS         2            $3,416,813.48         $118,983          6.970%     4/7/98           Yes
    6        MS         2            $3,281,098.92         $118,983          6.970%     4/7/98           Yes
    7        MS         2            $3,013,073.65         $118,983          6.970%     4/7/98           Yes
    8        MS         2            $2,953,787.35         $118,983          6.970%     4/7/98           Yes
    9        MS         2            $2,714,291.08         $118,983          6.970%     4/7/98           Yes
    10       MS         1            $2,650,425.41             $120          6.970%     4/7/98           Yes
    11       MS         2            $1,428,994.42         $118,983          6.970%     4/7/98           Yes
    12       MS         1              $810,320.67             $120          6.970%     4/7/98           Yes
    13       MS         2              $753,793.54         $118,983          6.970%     4/7/98           Yes
    14       RMF        1            $8,117,518.62          $41,802          8.260%    11/24/97          Yes
    15       RMF        1            $7,003,349.39          $41,802          8.260%    11/24/97          Yes
    16       RMF        1            $5,650,429.62          $41,802          8.260%    11/24/97          Yes
    17       RMF        1            $5,411,679.08          $41,802          8.260%    11/24/97          Yes
    18       RMF        1            $3,820,008.77          $41,802          8.260%    11/24/97          Yes
    19       RMF        1            $3,262,924.19          $41,802          8.260%    11/24/97          Yes
    20       RMF        1            $2,715,501.64          $41,802          8.260%    11/24/97          No
    21       RMF        1            $2,142,251.08          $41,802          8.260%    11/24/97          No
    22       CT         1           $26,481,230.07              $75          6.925%    6/29/98           Yes
    23       RMF        1           $12,024,709.13          $96,606          7.890%    4/30/98           No
    24       RMF        1            $4,788,347.07          $96,606          7.890%    4/30/98           No
    25       RMF        1            $4,089,470.85          $96,606          7.890%    4/30/98           No
    26       RMF        1            $4,021,821.90          $96,606          7.890%    4/30/98           No
    27       MS         1            $5,154,622.79          $36,706          7.320%    3/20/98           No
    28       MS         1            $5,068,110.76          $36,706          7.320%    3/20/98           No
    29       MS         1            $4,260,673.47          $36,706          7.320%    3/20/98           No
    30       MS         1            $4,109,279.44          $36,706          7.320%    3/20/98           No
    31       MS         1            $2,696,263.92          $36,706          7.320%    3/20/98           No
    32       MS         1            $2,386,265.81          $36,706          7.320%    3/20/98           No
    33       MS         1           $23,000,000.00             $105          7.440%     6/1/98           Yes
    34       CT         1           $20,930,117.27             $101          7.350%    4/20/98           Yes
    35       CT         1            $6,173,898.27              $27          7.250%    5/28/98           Yes
    36       CT         1            $4,206,145.31              $27          7.250%    5/28/98           Yes
    37       CT         1            $2,621,775.12              $27          7.250%    5/28/98           Yes
    38       CT         1            $1,822,823.15              $27          7.250%    5/28/98           Yes
    39       CT         1            $1,245,784.46              $27          7.250%    5/28/98           Yes
    40       CT         1            $1,105,000.46              $27          7.250%    5/28/98           Yes
    41       CT         1            $1,052,245.72              $27          7.250%    5/28/98           Yes
    42       CT         3           $17,806,773.09              $77          6.980%    5/14/98           Yes
    43       CT         1           $16,430,212.78          $52,830          7.840%    3/27/98           No
    44       MS         1            $4,529,835.33          $13,705          7.200%    5/20/98           No
    45       MS         1            $3,541,862.63          $13,705          7.200%    5/20/98           No
    46       MS         1            $2,452,359.12          $13,705          7.200%    5/20/98           No
    47       MS         1            $2,042,330.93          $13,705          7.200%    5/20/98           No
    48       MS         1            $1,249,609.74          $13,705          7.200%    5/20/98           No
    49       MS         1            $1,191,034.28          $13,705          7.200%    5/20/98           No
    50       MS         1              $808,341.30          $13,705          7.200%    5/20/98           No
    51       CT         1           $14,150,000.00          $59,205          7.150%    5/27/98           No
    52       CT         1           $11,561,565.69              $53          7.375%    4/22/98           Yes
    53       CT         1           $11,475,394.09             $116          7.730%    4/15/98           No
    54       CT         1           $11,298,151.90             $136          7.375%    3/30/98           No
    55       MS         1           $11,250,000.00             $114          7.290%     7/1/98           No
    56       RMF        2           $10,965,689.67          $45,690          7.120%    12/31/97          Yes
    57       RMF        1           $10,944,882.32          $54,724          7.840%    4/24/98           No
    58       MS         3            $9,979,120.10          $55,440          6.990%    4/23/98           No
    59       RMF        1            $4,527,016.68          $21,547          8.010%     2/2/98           No
    60       RMF        1            $2,518,432.93          $21,547          8.010%     2/2/98           No
    61       RMF        1            $1,238,522.73          $21,547          8.010%     2/2/98           No
    62       RMF        1            $1,132,268.94          $21,547          8.010%     2/2/98           No
    63       MS         1            $3,603,512.79              $47          8.250%    5/21/98           No
    64       MS         1            $3,319,024.94              $47          8.250%    5/21/98           No
    65       MS         1            $1,212,816.63              $47          8.250%    5/21/98           No
    66       MS         1              $848,472.54              $47          8.250%    5/21/98           No
    67       CT         1            $8,950,758.21              $66          7.540%    2/27/98           Yes
    68       MS         1            $1,563,901.96          $38,691          8.430%    6/18/98           No
    69       MS         1            $1,360,593.87          $38,691          8.430%    6/18/98           No
    70       MS         1            $1,333,692.90          $38,691          8.430%    6/18/98           No
    71       MS         1              $980,880.62          $38,691          8.430%    6/18/98           No
    72       MS         1              $914,882.48          $38,691          8.430%    6/18/98           No
    73       MS         1              $774,131.25          $38,691          8.430%    6/18/98           No
    74       MS         1              $735,033.07          $38,691          8.430%    6/18/98           No
    75       MS         1              $641,199.26          $38,691          8.430%    6/18/98           No
    76       MS         1              $633,380.02          $38,691          8.430%    6/18/98           No
    77       CT         1            $8,767,718.02             $118          7.300%    2/10/98           No
    78       MS         1            $8,601,273.17              $47          7.240%    3/20/98           No
    79       MS         1            $8,107,637.30              $64          7.500%    6/20/97           No
    80       CT         1            $7,974,065.83              $60          7.500%     5/1/98           Yes
    81       MS         1            $7,677,558.36          $41,056          7.680%     4/3/98           Yes
    82       RMF        3            $7,482,949.63          $35,976          7.040%     4/7/98           No
    83       CT         2            $7,476,630.59          $59,338          7.125%    3/31/98           Yes
    84       MS         1            $7,439,284.91              $32          7.890%    11/10/97          No
    85       RMF        2            $7,305,575.74          $36,528          7.500%    11/11/97          Yes
    86       MS         3            $7,302,991.54          $53,698          7.300%    12/15/95          No
    87       MS         1            $7,235,226.10          $40,877          7.605%    5/14/98           No
    88       CT         1            $7,191,881.39              $38          6.900%    6/30/98           No
    89       CT         1            $7,169,800.01              $66          7.625%    3/31/98           Yes
    90       CT         1            $4,430,490.25              $56          7.200%    4/28/98           No
    91       CT         1            $2,545,601.79              $56          7.200%    4/28/98           No
    92       CT         1            $6,964,808.53              $69          7.200%    1/29/98           Yes
    93       CT         1            $6,956,184.67              $25          7.637%     2/4/98           No
    94       MS         1            $6,904,652.97             $133          6.970%    3/26/98           No
    95       MS         3            $6,814,959.96          $36,058          6.940%    5/28/98           Yes
    96       CT         1            $2,839,073.04          $29,525          7.870%    2/24/98           No
    97       CT         1            $2,234,727.64          $29,525          7.870%     1/8/98           No
    98       CT         1            $1,687,402.72          $29,525          7.870%    2/24/98           No
    99       CT         1            $2,001,760.88              $18          7.550%    4/20/98           No
   100       CT         1            $1,764,338.43              $18          7.550%    4/20/98           No
   101       CT         1            $1,200,917.08              $18          7.550%    4/20/98           No
   102       CT         1              $863,769.05              $18          7.550%    4/20/98           No
   103       CT         1              $846,342.18              $18          7.550%    4/20/98           No
   104       MS         3            $6,545,027.52          $30,301          8.340%    10/2/95           No
   105       RMF        3            $6,484,776.60          $23,411          7.500%    12/10/97          Yes
   106       MS         1            $6,461,424.39          $63,347          7.455%    5/13/98           No
   107       RMF        2            $6,380,363.08          $46,914          7.200%    3/31/98           Yes
   108       RMF        3            $6,365,424.93          $27,919          7.500%    12/10/97          Yes
   109       CT         1            $6,245,793.13          $35,895          7.125%     6/5/98           No
   110       MS         1            $6,231,803.56             $227          7.400%    5/15/98           No
   111       CT         1            $5,981,247.98              $65          7.500%     2/9/98           Yes
   112       CT         1            $3,238,486.61              $88          7.000%    1/20/98           No
   113       CT         1            $2,417,545.93              $88          7.000%    1/20/98           No
   114       RMF        2            $5,469,440.70          $34,184          7.350%    12/30/97          Yes
   115       CT         1            $5,449,637.43               $9          8.400%    10/14/97          No
   116       CT         1            $5,444,661.69              $73          7.625%     6/3/98           No
   117       CT         1            $5,284,315.13              $79          7.375%    3/26/98           No
   118       CT         1            $5,283,005.81              $35          7.563%     1/9/98           No
   119       MS         1            $5,281,924.45          $45,534          7.510%    5/28/98           No
   120       RMF        2            $5,171,215.48          $34,246          7.370%    12/19/97          Yes
   121       MS         1            $5,119,222.25              $72          7.990%    5/27/98           No
   122       MS         3            $5,102,890.38          $31,695          8.660%    4/24/96           No
   123       MS         1            $5,090,066.29          $48,019          7.840%    5/22/98           No
   124       MS         1            $5,024,527.86              $37          7.750%    12/27/95          No
   125       CT         1            $4,984,553.57          $25,431          8.170%    4/28/98           No
   126       CT         1            $4,974,724.34          $41,456          8.000%    2/12/98           No
   127       CT         1            $4,971,680.19              $60          6.900%     4/9/98           No
   128       CT         1            $3,723,275.09          $45,131          9.160%    2/26/98           Yes
   129       CT         1            $1,241,091.68          $45,131          9.160%    2/26/98           Yes
   130       MS         3            $4,944,631.69          $52,049          7.430%    1/11/96           No
   131       CT         1            $4,848,711.68              $56          7.625%    2/19/98           No
   132       MS         3            $4,785,964.51          $23,461          6.990%    3/31/98           No
   133       RMF        2            $4,770,988.27          $23,387          7.500%    11/11/97          Yes
   134       MS         1            $4,700,000.00          $40,171          7.455%     7/1/98           No
   135       CT         1            $4,605,023.01              $43          7.500%    4/22/98           No
   136       CT         1            $4,546,971.02          $66,867          8.210%    4/21/98           Yes
   137       CT         1            $4,480,518.41              $30          7.700%    3/16/98           Yes
   138       CT         1            $4,474,999.09              $46          7.450%    2/27/98           No
   139       RMF        1            $4,393,126.10          $20,433          7.945%     6/4/98           No
   140       MS         1            $4,391,143.86             $122          7.130%     4/6/98           No
   141       RMF        2            $4,382,531.85          $19,392          6.930%     2/4/98           Yes
   142       CT         1            $4,359,862.94          $32,058          7.125%    4/15/98           Yes
   143       MS         2            $4,350,591.61          $14,502          7.750%    9/22/97           No
   144       MS         1            $4,247,893.60             $100          7.720%    6/30/98           No
   145       CT         1            $4,179,930.30          $34,545          7.100%    3/18/98           Yes
   146       CT         1            $1,806,338.77             $113          8.330%     2/4/98           No
   147       CT         1            $1,059,917.78             $113          8.330%     2/4/98           No
   148       CT         1            $1,134,559.88             $113          8.330%     2/4/98           No
   149       RMF        3            $3,981,336.42          $33,178          7.620%    12/31/97          Yes
   150       CT         1            $1,278,867.97             $112          8.330%     2/4/98           No
   151       CT         1            $1,229,106.55             $112          8.330%     2/4/98           No
   152       CT         1              $761,349.42             $112          8.330%     2/4/98           No
   153       CT         1              $696,659.57             $112          8.330%     2/4/98           No
   154       MS         1            $3,884,646.97          $30,114          7.820%    3/11/98           No
   155       RMF        1            $3,879,892.01          $48,499          7.886%    2/27/98           Yes
   156       CT         1            $3,839,019.52          $42,656          8.220%    4/13/98           Yes
   157       MS         1            $1,897,591.22             $143          7.540%    5/11/98           No
   158       MS         1            $1,897,591.22             $143          7.540%    5/11/98           No
   159       CT         2            $3,738,315.29          $38,941          7.125%    3/18/98           Yes
   160       CT         1            $3,735,181.49              $28          8.245%    3/27/98           No
   161       MS         1            $3,585,106.64          $42,680          7.560%    3/16/98           No
   162       MS         1            $3,582,061.86              $85          7.570%    4/29/98           No
   163       CT         3            $3,539,494.10          $42,137          7.375%    3/31/98           Yes
   164       CT         1            $3,504,224.42              $33          7.100%    2/27/98           No
   165       MS         1            $3,492,730.90          $24,771          7.505%    5/13/98           No
   166       CT         1            $3,476,883.00          $60,998          8.125%    3/26/98           No
   167       RMF        2            $3,389,524.88          $32,592          7.180%    3/26/98           Yes
   168       CT         1            $1,432,096.25             $345          9.065%     5/1/98           No
   169       CT         1            $1,004,209.71             $345          9.065%     5/1/98           No
   170       CT         1              $938,868.56             $345          9.065%     5/1/98           No
   171       CT         1            $3,256,958.96             $162          7.500%    2/26/98           No
   172       CT         1            $1,834,719.80              $31          7.500%     5/1/98           Yes
   173       CT         1            $1,404,744.42              $31          7.500%     5/1/98           Yes
   174       CT         1            $3,220,505.76             $153          8.500%    3/11/98           No
   175       CT         1            $2,260,650.04              $67          7.625%     4/9/98           No
   176       CT         1              $929,201.42              $67          7.625%     4/9/98           No
   177       MS         1            $3,164,709.07              $94          7.810%    3/23/98           No
   178       CT         1            $3,159,595.55              $44          7.400%    1/15/98           Yes
   179       CT         1            $3,143,716.86             $100          7.625%     4/2/98           Yes
   180       CT         1            $3,137,808.94          $21,201          7.050%    2/25/98           No
   181       MS         1            $3,095,388.82             $134          7.950%     6/9/98           No
   182       CT         1            $3,086,411.32              $25          7.625%    3/27/98           Yes
   183       CT         1            $3,078,446.56              $36          7.720%    3/10/98           No
   184       MS         1            $3,034,670.84          $28,629          7.510%    4/24/98           No
   185       RMF        1            $2,982,700.74              $63          7.230%    2/13/98           Yes
   186       CT         1            $2,949,821.52              $14          8.750%    1/29/98           No
   187       MS         1            $2,934,979.42              $88          7.730%    4/16/98           No
   188       CT         1            $2,885,774.43          $22,723          8.000%    4/14/98           No
   189       CT         1            $2,881,396.32              $64          8.000%    1/28/98           Yes
   190       CT         1            $2,843,814.95          $31,598          7.250%    4/17/98           Yes
   191       CT         1            $2,833,963.34              $80          7.375%    2/26/98           No
   192       CT         3            $2,829,193.06          $20,803          7.375%    1/29/98           Yes
   193       CT         1            $2,789,047.70          $41,015          7.000%    2/12/98           No
   194       CT         1            $2,787,299.82              $47          7.310%    3/31/98           No
   195       MS         1            $2,732,000.99              $27          7.680%    5/15/98           No
   196       CT         1            $2,693,997.99              $81          7.500%     5/6/98           Yes
   197       RMF        1            $2,693,948.01              $89          7.450%    5/29/98           No
   198       CT         1            $2,690,840.68             $112          7.860%     5/7/98           No
   199       CT         2            $2,689,716.32          $17,931          7.125%     2/4/98           Yes
   200       CT         1            $2,686,351.14          $26,337          8.000%    2/27/98           Yes
   201       CT         1            $2,651,780.52              $88          7.438%    4/28/98           No
   202       CT         1            $2,591,934.30              $54          7.750%    4/28/98           No
   203       CT         3            $2,492,218.18          $51,921          7.130%     3/3/98           Yes
   204       CT         1            $1,265,005.01              $48          7.875%    3/27/98           Yes
   205       CT         1            $1,224,482.74              $48          7.875%    3/27/98           Yes
   206       MS         1            $2,487,507.09          $28,267          7.550%    4/24/98           No
   207       CT         1            $2,469,918.73              $33          7.500%     3/6/98           No
   208       CT         1            $1,431,272.71             $178          8.950%    3/31/98           No
   209       CT         1            $1,033,997.55             $178          8.950%    3/31/98           No
   210       CT         1            $2,453,088.74               $9          7.625%    3/13/98           No
   211       CT         1            $2,432,598.42              $52          7.150%    1/29/98           Yes
   212       CT         1            $2,400,000.00              $53          7.350%     5/1/98           No
   213       CT         1            $1,692,554.32              $29          7.630%    3/23/98           No
   214       CT         1              $696,934.12              $29          7.630%    3/23/98           No
   215       CT         1            $2,389,036.53              $31          7.375%    3/19/98           No
   216       CT         1            $2,387,332.46          $30,607          7.750%     2/6/98           No
   217       CT         1              $661,127.71          $12,423          8.625%    3/26/98           No
   218       CT         1              $647,285.02          $12,423          8.625%    3/26/98           No
   219       CT         1              $553,668.33          $12,423          8.625%    3/26/98           No
   220       CT         1              $523,051.48          $12,423          8.625%    3/26/98           No
   221       MS         1            $2,334,442.90              $42          8.420%     7/1/97           No
   222       CT         1            $1,113,494.36              $75          8.000%     3/5/98           No
   223       CT         1              $830,549.33              $75          8.000%     3/5/98           No
   224       CT         1              $346,485.21              $75          8.000%     3/5/98           No
   225       CT         1            $2,290,528.90          $37,550          8.000%    3/19/98           No
   226       CT         1            $2,240,339.83          $32,469          7.750%    3/26/98           No
   227       CT         1            $2,223,955.76          $38,344          8.500%    4/16/98           No
   228       CT         1            $2,174,683.97              $18          8.000%    3/18/98           No
   229       CT         1            $2,125,259.34              $25          8.000%    3/18/98           No
   230       CT         1            $2,095,391.70          $87,308          7.200%    4/29/98           Yes
   231       CT         1            $2,082,912.86              $37          7.270%    4/28/98           No
   232       CT         1            $2,036,732.00              $28          8.810%    1/28/98           No
   233       CT         1            $2,016,834.50          $34,773          8.125%    3/13/98           No
   234       CT         1            $2,013,481.33          $26,846          8.250%    5/19/98           Yes
   235       CT         1            $1,993,192.75              $19          7.220%    4/28/98           Yes
   236       CT         1            $1,991,233.11              $82          7.625%    3/27/98           No
   237       CT         1            $1,990,674.40              $44          7.250%     3/4/98           Yes
   238       CT         2            $1,990,317.67          $38,275          7.020%    3/31/98           No
   239       RMF        2            $1,989,134.36          $22,604          7.470%    12/22/97          Yes
   240       CT         1            $1,988,093.42              $35          7.040%     2/4/98           No
   241       CT         1            $1,982,643.93              $30          9.375%     9/2/97           No
   242       CT         3            $1,979,259.96          $30,926          8.375%     2/3/98           No
   243       CT         1            $1,976,985.41              $24          8.000%    3/18/98           No
   244       CT         1            $1,962,362.20          $19,624          8.270%    1/20/98           No
   245       CT         1            $1,947,723.02              $61          8.625%    10/20/97          No
   246       CT         1            $1,914,472.33             $147          8.625%    10/10/97          No
   247       MS         2            $1,897,298.34          $36,487          7.080%    5/28/98           Yes
   248       CT         1            $1,893,340.85              $16          7.050%     4/7/98           Yes
   249       CT         1            $1,892,338.54          $31,539          8.125%    3/19/98           No
   250       MS         1            $1,848,871.18          $14,444          7.080%     6/9/98           No
   251       MS         1            $1,836,981.65              $53          7.870%     4/2/98           No
   252       CT         1            $1,794,103.26             $294          7.440%     4/3/98           Yes
   253       CT         1            $1,793,957.80              $17          7.300%     4/2/98           Yes
   254       MS         1            $1,787,917.54              $52          8.640%    8/14/97           No
   255       CT         1            $1,784,387.09              $22          7.770%     4/9/98           No
   256       CT         1            $1,774,874.84              $81          7.700%    3/31/98           No
   257       CT         3              $995,578.22          $20,047          8.760%     2/6/98           No
   258       CT         3              $768,586.39          $20,047          8.760%     2/6/98           No
   259       MS         3            $1,697,564.96          $15,718          7.050%    5/21/98           No
   260       CT         1            $1,693,702.07              $80          8.625%    3/27/98           No
   261       CT         1            $1,691,265.55              $62          7.650%    4/29/98           Yes
   262       CT         3            $1,386,122.53          $35,797          7.500%     3/4/98           Yes
   263       CT         2              $296,314.72          $35,797          7.500%     3/4/98           Yes
   264       CT         1            $1,665,896.51          $34,706          8.250%    3/30/98           Yes
   265       CT         1            $1,664,874.68             $146          7.375%    2/23/98           No
   266       CT         1            $1,621,937.36          $27,032          8.125%    2/25/98           No
   267       CT         1            $1,620,284.78             $147          7.470%    3/31/98           No
   268       CT         1            $1,596,200.65              $84          7.100%    5/18/98           Yes
   269       CT         1            $1,196,656.43              $72          7.875%    4/30/98           No
   270       CT         1              $395,363.58              $72          7.875%    4/30/98           No
   271       CT         1            $1,588,945.94              $42          7.750%    1/16/98           No
   272       CT         1            $1,574,764.97              $92          7.375%     4/7/98           Yes
   273       CT         1            $1,493,506.12              $73          7.700%    3/11/98           No
   274       CT         1            $1,492,795.75              $34          8.640%    2/27/98           No
   275       CT         1            $1,492,157.82          $35,528          8.310%    1/29/98           No
   276       CT         1            $1,491,379.48              $82          7.250%     2/9/98           Yes
   277       CT         1            $1,488,714.35          $24,012          7.170%    1/29/98           No
   278       CT         1              $771,530.21             $290          7.650%     2/4/98           Yes
   279       CT         1              $710,469.33             $290          7.650%     2/4/98           Yes
   280       CT         3              $994,152.78          $29,507          7.700%    4/30/98           Yes
   281       CT         2              $481,215.20          $29,507          7.700%    4/30/98           Yes
   282       CT         1            $1,468,122.38          $36,703          7.250%    3/17/98           No
   283       CT         1            $1,468,122.38          $36,703          7.250%    3/17/98           No
   284       CT         1            $1,468,122.38          $36,703          7.250%    3/17/98           No
   285       CT         1            $1,468,122.38          $36,703          7.250%    3/17/98           No
   286       MS         1            $1,414,091.97              $13          7.530%    3/13/98           No
   287       CT         1            $1,395,135.14              $46          7.550%    2/23/98           No
   288       CT         1            $1,353,243.17              $61          8.500%    11/6/97           No
   289       CT         1            $1,345,108.72             $133          7.500%     5/8/98           Yes
   290       RMF        1            $1,310,326.09             $117          7.300%    3/19/98           No
   291       CT         2            $1,294,037.01          $15,047          7.350%    3/26/98           Yes
   292       CT         1            $1,292,738.14              $65          8.250%     5/7/98           No
   293       CT         1            $1,275,630.67             $133          8.500%    10/24/97          No
   294       CT         1            $1,248,209.58              $43          7.500%     5/6/98           Yes
   295       CT         1            $1,230,734.87              $27          7.188%    2/18/98           No
   296       CT         1            $1,230,661.49              $22          7.500%    2/20/98           Yes
   297       CT         1            $1,223,469.89              $31          7.400%     4/2/98           No
   298       CT         1            $1,216,380.03              $63          8.000%     4/6/98           No
   299       CT         3            $1,195,721.52          $12,455          6.950%     4/3/98           Yes
   300       CT         1            $1,194,672.27          $19,911          8.740%     4/6/98           No
   301       CT         2            $1,193,389.53          $19,890          7.500%    2/17/98           No
   302       CT         1            $1,167,962.01             $303          8.885%     3/3/98           No
   303       CT         1            $1,146,189.73              $19          7.375%    4/29/98           No
   304       CT         2            $1,137,536.85          $16,251          8.875%    12/19/97          No
   305       CT         1            $1,133,518.00              $43          9.625%     9/2/97           No
   306       CT         1            $1,129,009.86             $385          8.795%    1/21/98           No
   307       CT         1            $1,125,105.09              $77          8.500%    12/18/97          No
   308       CT         1            $1,121,510.05             $167          7.750%    4/30/98           No
   309       CT         1            $1,121,432.15           $7,577          7.625%     4/9/98           No
   310       CT         1            $1,096,587.58              $20          7.750%     4/8/98           No
   311       CT         1            $1,095,277.23              $29          7.750%    3/30/98           No
   312       CT         1            $1,092,849.61          $11,152          8.250%    3/12/98           No
   313       CT         1            $1,076,866.53              $24          8.125%     4/3/98           No
   314       RMF        1            $1,070,564.50             $143          7.610%     2/9/98           Yes
   315       CT         2            $1,042,192.28          $18,611          7.250%     1/9/98           No
   316       CT         1            $1,017,653.06              $99          7.500%    1/20/98           No
   317       RMF        1              $999,477.33             $133          7.460%     3/2/98           Yes
   318       CT         1              $995,882.13              $33          8.000%    3/23/98           No
   319       CT         1              $992,762.23              $45          7.400%     3/6/98           Yes
   320       RMF        1              $979,567.44             $136          7.460%     3/2/98           Yes
   321       CT         1              $955,934.25           $9,018          9.000%     3/9/98           No
   322       CT         1              $948,501.24              $43          8.625%    4/30/98           No
   323       CT         1              $935,407.00              $99          8.050%    1/30/98           No
   324       CT         1              $925,062.60              $40          7.400%     4/2/98           No
   325       CT         1              $918,792.59             $208          8.000%    3/11/98           No
   326       CT         1              $901,773.01              $23          9.125%     9/5/97           No
   327       CT         1              $896,520.92              $29          8.375%    3/26/98           No
   328       CT         3              $847,696.13          $22,308          8.500%     4/1/98           No
   329       CT         1              $845,860.04           $6,042         10.125%    1/30/98           No
   330       CT         1              $838,748.65             $112          9.250%     8/4/97           No
   331       CT         1              $821,213.08              $21          8.550%     2/3/98           No
   332       CT         3              $817,309.05          $10,216          7.430%    4/29/98           No
   333       CT         1              $792,047.24              $76          8.610%    3/20/98           No
   334       CT         1              $776,124.70          $14,925          8.500%    10/28/97          No
   335       CT         1              $771,432.85              $35          8.875%    10/24/97          No
   336       CT         1              $742,239.34              $50          8.000%    4/29/98           No
   337       CT         1              $735,370.40              $12          9.125%    11/7/97           No
   338       CT         1              $723,549.68          $19,041          9.125%    4/14/98           No
   339       CT         3              $678,397.33          $18,844          9.250%     4/6/98           No
   340       CT         1              $627,666.05              $18          8.625%    3/27/98           No
   341       CT         1              $597,680.61              $67          8.375%     3/3/98           No
   342       CT         1              $596,273.58              $24          8.800%    3/10/98           No
   343       CT         1              $566,860.72              $81          9.125%    9/10/97           No
   344       CT         1              $557,070.48             $103          9.375%    8/28/97           No
   345       CT         1              $531,739.33              $36          8.600%    1/27/98           No
   346       CT         1              $507,815.02              $40          9.000%    4/13/98           No
   347       CT         1              $507,191.17             $152          9.125%     9/5/97           No
   348       CT         1              $498,336.86              $68          9.250%    3/16/98           No
   349       CT         1              $497,387.13              $85          8.250%    11/19/97          No
   350       CT         1              $497,362.24              $26         10.250%     7/3/97           No
   351       CT         2              $483,744.59          $14,659          8.750%    4/23/98           No
   352       CT         2              $452,753.32          $22,638          9.125%    10/14/97          No
   353       CT         3              $448,861.94          $26,404          8.875%     4/3/98           No
   354       CT         1              $413,108.91              $77          8.250%    12/8/97           No
   355       CT         1              $405,224.89              $30          8.875%    2/18/98           No
   356       CT         1              $366,250.70           $3,663          9.675%    12/12/97          No
   357       CT         1              $360,931.49              $19          9.000%    9/30/97           No
   358       CT         1              $347,045.01              $58          8.875%    10/3/97           No
   359       CT         1              $337,457.83              $28          8.875%    11/5/97           No
   360       CT         1              $328,067.64              $98          9.750%    7/15/97           No
   361       CT         1              $315,912.76              $27          8.875%    11/6/97           No
   362       CT         1              $313,504.74              $17          8.360%    2/20/98           No
   363       CT         1              $298,632.96          $37,329          8.250%    12/26/97          No
   364       CT         3              $298,151.38          $11,043          8.250%    1/16/98           No
   365       CT         3              $283,949.95          $14,945          9.100%    2/20/98           No
   366       CT         2              $283,921.45          $11,830          8.500%    3/11/98           No
   367       CT         1              $278,388.20              $66          9.190%    3/17/98           No
   368       CT         1              $268,632.16           $5,373          9.000%    10/7/97           No
   369       CT         1              $248,964.87              $18          9.125%    2/26/98           No
   370       CT         1              $213,917.12          $17,826         11.050%    1/22/98           No
   371       CT         1              $209,548.28              $16          8.875%    3/26/98           No
   372       CT         3              $199,334.75          $19,933          9.250%     3/4/98           No
   373       CT         1              $195,270.80              $72          8.600%    3/18/98           No
   374       CT         1              $190,795.38          $12,720         10.000%    2/10/98           No
   375       CT         1              $177,555.58              $27          8.583%    2/20/98           No
   376       CT         1              $169,409.48              $63          9.000%    3/10/98           No
   377       CT         1              $153,226.90              $10          9.500%    1/20/98           No
   378       CT         1              $150,075.66           $9,380          9.875%     3/6/98           No
   379       CT         2              $134,312.03          $22,385          9.410%    1/12/98           No
   380       CT         1              $129,581.79              $67          9.690%    2/20/98           No

                                      Term            Rem. Term
                                    Maturity         to Maturity     Amort.     Scheduled
   Loan               Loan           or ARD            or Ard         Term       Ballon          Balloon     Security
   No.     Seller     Group          or ARD             (mos)         (mos)       (mos)          Balance       LTV        TYPE
   ---     ------     -----          ------             -----         -----       ----           -------       ---        ----
    1        MS         2            5/1/08              120          117         360           $5,578,984     66.4%      Fee
    2        MS         2            5/1/08              120          117         360           $4,957,174     66.4%      Fee
    3        MS         2            5/1/08              120          117         360           $4,415,178     66.4%      Fee
    4        MS         2            5/1/08              120          117         360           $4,101,927     66.4%      Fee
    5        MS         2            5/1/08              120          117         360           $2,984,756     66.4%      Fee
    6        MS         2            5/1/08              120          117         360           $2,866,203     66.4%      Fee
    7        MS         2            5/1/08              120          117         360           $2,632,070     66.4%      Fee
    8        MS         2            5/1/08              120          117         360           $2,580,280     66.4%      Fee
    9        MS         2            5/1/08              120          117         360           $2,371,068     66.4%      Fee
    10       MS         1            5/1/08              120          117         360           $2,315,279     66.4%      Fee
    11       MS         2            5/1/08              120          117         360           $1,248,298     66.4%      Fee
    12       MS         1            5/1/08              120          117         360             $707,855     66.4%      Fee
    13       MS         2            5/1/08              120          117         360             $658,476     66.4%      Fee
    14       RMF        1           12/1/12              180          172         360           $6,346,920     61.1%      Fee
    15       RMF        1           12/1/12              180          172         360           $5,475,774     61.1%      Fee
    16       RMF        1           12/1/12              180          172         360           $4,417,954     61.1%      Fee
    17       RMF        1           12/1/12              180          172         360           $4,231,280     61.1%      Fee
    18       RMF        1           12/1/12              180          172         360           $2,986,786     61.1%      Fee
    19       RMF        1           12/1/12              180          172         360           $2,551,215     61.1%      Fee
    20       RMF        1           12/1/02               60           52         300           $2,537,070     61.1%   Leasehold
    21       RMF        1           12/1/12              180          172         300           $1,396,067     61.1%   Leasehold
    22       CT         1            7/1/08              120          119         360          $22,756,229     64.8%      Fee
    23       RMF        1            5/1/08              120          117         300           $9,743,255     63.3%      Fee
    24       RMF        1            5/1/08              120          117         300           $3,879,851     63.3%      Fee
    25       RMF        1            5/1/08              120          117         300           $3,313,573     63.3%      Fee
    26       RMF        1            5/1/08              120          117         300           $3,258,759     63.3%      Fee
    27       MS         1            4/1/08              120          116         276           $3,979,004     55.7%      Fee
    28       MS         1            4/1/08              120          116         276           $3,912,223     55.7%      Fee
    29       MS         1            4/1/08              120          116         276           $3,288,938     55.7%      Fee
    30       MS         1            4/1/08              120          116         276           $3,172,073     55.7%      Fee
    31       MS         1            4/1/08              120          116         276           $2,081,324     55.7%      Fee
    32       MS         1            4/1/08              120          116         276           $1,842,027     55.7%      Fee
    33       MS         1            6/1/08              120          118         360          $20,753,242     66.3%      Fee
    34       CT         1            5/1/08              120          117         300          $16,723,057     59.7%      Fee
    35       CT         1            6/1/08              120          118         300           $4,914,449     46.5%      Fee
    36       CT         1            6/1/08              120          118         300           $3,348,110     46.5%      Fee
    37       CT         1            6/1/08              120          118         300           $2,086,944     46.5%      Fee
    38       CT         1            6/1/08              120          118         300           $1,450,975     46.5%      Fee
    39       CT         1            6/1/08              120          118         300             $991,650     46.5%      Fee
    40       CT         1            6/1/08              120          118         300             $879,585     46.5%      Fee
    41       CT         1            6/1/08              120          118         300             $837,592     46.5%      Fee
    42       CT         3            6/1/08              120          118         300          $14,069,444     55.2%      Fee
    43       CT         1            4/1/08              120          116         300          $13,311,754     49.1%      Fee
    44       MS         1            6/1/08              120          118         360           $3,977,624     68.6%      Fee
    45       MS         1            6/1/08              120          118         360           $3,110,091     68.6%      Fee
    46       MS         1            6/1/08              120          118         360           $2,153,403     68.6%      Fee
    47       MS         1            6/1/08              120          118         360           $1,793,359     68.6%      Fee
    48       MS         1            6/1/08              120          118         360           $1,097,276     68.6%      Fee
    49       MS         1            6/1/08              120          118         360           $1,045,840     68.6%      Fee
    50       MS         1            6/1/08              120          118         360             $709,800     68.6%      Fee
    51       CT         1            6/1/18              240          238         229              $26,547     0.2%       Fee
    52       CT         1            5/1/08              120          117         300           $9,243,782     61.2%      Fee
    53       CT         1            5/1/18              240          237         360           $6,857,769     47.3%      Fee
    54       CT         1            4/1/08              120          116         300           $9,044,555     62.8%      Fee
    55       MS         1            8/1/08              120          120         360           $9,902,494     66.0%      Fee
    56       RMF        2            1/1/08              120          113         360           $9,542,467     69.1%      Fee
    57       RMF        1            5/1/18              240          237         240                   $0     0.0%       Fee
    58       MS         3            5/1/08              120          117         360           $8,721,809     63.2%      Fee
    59       RMF        1            3/1/13              180          175         300           $2,910,064     51.2%      Fee
    60       RMF        1            3/1/13              180          175         300           $1,618,903     51.2%      Fee
    61       RMF        1            3/1/13              180          175         300             $796,149     51.2%      Fee
    62       RMF        1            3/1/13              180          175         300             $727,847     51.2%      Fee
    63       MS         1            6/1/08              120          118         300           $2,997,672     53.8%      Fee
    64       MS         1            6/1/08              120          118         300           $2,761,014     53.8%      Fee
    65       MS         1            6/1/08              120          118         300           $1,008,912     53.8%      Fee
    66       MS         1            6/1/08              120          118         300             $705,823     53.8%      Fee
    67       CT         1            3/1/08              120          115         300           $7,203,843     48.2%      Fee
    68       MS         1            7/1/08              120          119         240           $1,121,443     56.1%      Fee
    69       MS         1            7/1/08              120          119         240             $975,655     56.1%      Fee
    70       MS         1            7/1/08              120          119         240             $956,365     56.1%      Fee
    71       MS         1            7/1/08              120          119         240             $703,371     56.1%      Fee
    72       MS         1            7/1/08              120          119         240             $656,044     56.1%      Fee
    73       MS         1            7/1/08              120          119         240             $555,115     56.1%      Fee
    74       MS         1            7/1/08              120          119         240             $527,077     56.1%      Fee
    75       MS         1            7/1/08              120          119         240             $459,792     56.1%      Fee
    76       MS         1            7/1/08              120          119         240             $454,154     56.1%      Fee
    77       CT         1            3/1/18              240          235         360           $5,157,462     43.7%      Fee
    78       MS         1            4/1/08              120          116         360           $7,571,192     65.8%      Fee
    79       MS         1            8/1/07              120          108         300           $6,556,054     23.2%      Fee
    80       CT         1            5/1/08              120          117         300           $6,396,575     53.1%      Fee
    81       MS         1            5/1/08              120          117         300           $6,290,591     61.1%      Fee
    82       RMF        3            5/1/08              120          117         360           $6,457,952     68.3%      Fee
    83       CT         2            4/1/08              120          116         360           $6,470,754     51.8%      Fee
    84       MS         1           12/1/07              120          112         300           $6,161,070     56.0%      Fee
    85       RMF        2           12/1/07              120          112         360           $6,393,999     69.5%      Fee
    86       MS         3            1/1/06              120           89         360           $6,480,559     55.9%      Fee
    87       MS         1            6/1/08              120          118         300           $5,908,632     56.3%      Fee
    88       CT         1            7/1/23              300          299         300                   $0     0.0%       Fee
    89       CT         1            4/1/08              120          116         360           $6,273,218     73.4%      Fee
    90       CT         1            5/1/08              120          117         300           $3,525,709     58.2%      Fee
    91       CT         1            5/1/08              120          117         300           $2,025,747     58.2%      Fee
    92       CT         1            2/1/08              120          114         360           $6,048,614     65.7%      Fee
    93       CT         1           11/1/04               80           75         356           $6,454,430     52.5%      Fee
    94       MS         1            4/1/13              180          176         360           $5,292,457     57.2%      Fee
    95       MS         3            6/1/08              120          118         360           $5,943,861     65.3%      Fee
    96       CT         1            3/1/08              120          115         300           $2,304,177     63.1%      Fee
    97       CT         1            2/1/08              120          114         300           $1,816,252     63.1%      Fee
    98       CT         1            3/1/08              120          115         300           $1,369,488     63.1%      Fee
    99       CT         1            5/1/08              120          117         300           $1,603,355     53.0%      Fee
   100       CT         1            5/1/08              120          117         300           $1,413,186     53.0%      Fee
   101       CT         1            5/1/08              120          117         300             $961,901     53.0%      Fee
   102       CT         1            5/1/08              120          117         300             $691,855     53.0%      Fee
   103       CT         1            5/1/08              120          117         300             $677,896     53.0%      Fee
   104       MS         3           11/1/05              120           87         360           $5,917,923     55.8%      Fee
   105       RMF        3            1/1/08              120          113         360           $5,671,950     69.6%      Fee
   106       MS         1            6/1/08              120          118         300           $5,253,375     56.8%      Fee
   107       RMF        2            4/1/08              120          116         360           $5,531,269     66.7%      Fee
   108       RMF        3            1/1/08              120          113         360           $5,576,765     69.7%      Fee
   109       CT         1            7/1/08              120          119         360           $5,392,307     64.2%      Fee
   110       MS         1            6/1/08              120          118         360           $5,499,962     61.1%      Fee
   111       CT         1            3/1/08              120          115         376           $5,302,868     67.1%      Fee
   112       CT         1            2/1/08              120          114         300           $2,573,377     41.7%      Fee
   113       CT         1            2/1/08              120          114         300           $1,921,038     41.7%      Fee
   114       RMF        2            1/1/08              120          113         360           $4,768,688     66.2%      Fee
   115       CT         1           11/1/07              120          111         300           $4,499,257     56.6%      Fee
   116       CT         1            7/1/08              120          119         300           $4,372,222     55.3%      Fee
   117       CT         1            4/1/08              120          116         360           $4,598,799     61.3%   Leasehold
   118       CT         1            5/1/08              120          117         300           $4,244,819     48.8%      Fee
   119       MS         1            6/1/18              240          238         240             $201,653     2.6%       Fee
   120       RMF        2            1/1/08              120          113         360           $4,510,601     69.4%      Fee
   121       MS         1            6/1/08              120          118         360           $4,583,435     62.8%      Fee
   122       MS         3            5/1/06              120           93         300           $4,309,448     51.9%      Fee
   123       MS         1            6/1/08              120          118         300           $4,185,317     55.1%      Fee
   124       MS         1            1/1/06              120           89         300           $4,188,801     45.5%      Fee
   125       CT         1            5/1/08              120          117         300           $4,055,505     55.4%  Fee/Leasehold
   126       CT         1            3/1/08              120          115         300           $4,050,489     58.7%      Fee
   127       CT         1            5/1/18              240          237         240                   $0     0.0%       Fee
   128       CT         1            3/1/13              180          175         240           $1,648,376     31.8%      Fee
   129       CT         1            3/1/13              180          175         240             $549,457     31.8%      Fee
   130       MS         3            2/1/06              120           90         360           $4,393,695     44.8%      Fee
   131       CT         1            3/1/13              180          175         300           $3,066,577     48.7%      Fee
   132       MS         3            4/1/08              120          116         360           $4,185,991     54.4%      Fee
   133       RMF        2           12/1/07              120          112         360           $4,175,673     69.6%      Fee
   134       MS         1            8/1/08              120          120         300           $3,813,117     53.7%      Fee
   135       CT         1            5/1/08              120          117         300           $3,694,021     56.0%      Fee
   136       CT         1            5/1/03               60           57         300           $4,223,006     74.1%      Fee
   137       CT         1            4/1/08              120          116         300           $3,617,233     60.3%      Fee
   138       CT         1            3/1/08              120          115         300           $3,593,229     56.1%      Fee
   139       RMF        1            6/1/18              239          238         240                   $0     0.0%       Fee
   140       MS         1            5/1/08              120          117         360           $3,851,814     55.0%      Fee
   141       RMF        2            3/1/08              120          115         360           $3,778,833     64.0%      Fee
   142       CT         1            5/1/18              240          237         300           $1,585,365     27.3%      Fee
   143       MS         2           10/1/07              120          110         360           $3,891,720     53.7%      Fee
   144       MS         1            7/1/08              120          119         360           $3,776,606     71.0%      Fee
   145       CT         1            4/1/13              180          176         300           $2,580,546     44.3%      Fee
   146       CT         1            3/1/13              180          175         300           $1,176,496     47.2%      Fee
   147       CT         1            3/1/13              180          175         300             $690,340     47.2%      Fee
   148       CT         1            3/1/13              180          175         300             $738,956     47.2%      Fee
   149       RMF        3            2/1/05               84           78         360           $3,685,656     73.3%      Fee
   150       CT         1            3/1/13              180          175         300             $832,948     46.8%      Fee
   151       CT         1            3/1/13              180          175         300             $800,536     46.8%      Fee
   152       CT         1            3/1/13              180          175         300             $495,880     46.8%      Fee
   153       CT         1            3/1/13              180          175         300             $453,744     46.8%      Fee
   154       MS         1            4/1/08              120          116         300           $3,198,796     55.6%      Fee
   155       RMF        1            3/1/08              120          115         300           $3,150,157     60.6%      Fee
   156       CT         1            5/1/08              120          117         300           $3,136,234     64.7%      Fee
   157       MS         1            6/1/08              120          118         360           $1,680,601     65.9%      Fee
   158       MS         1            6/1/08              120          118         360           $1,680,601     65.9%      Fee
   159       CT         2            4/1/08              120          116         360           $3,235,377     64.7%      Fee
   160       CT         1            4/1/03               60           56         300           $3,474,220     62.0%      Fee
   161       MS         1            4/1/08              120          116         300           $2,930,120     61.0%      Fee
   162       MS         1            5/1/08              120          117         240           $2,502,339     39.4%      Fee
   163       CT         3            4/1/08              120          116         360           $3,080,327     67.0%      Fee
   164       CT         1            3/1/01               36           31         300           $3,356,412     64.2%      Fee
   165       MS         1            6/1/08              120          118         300           $2,843,932     56.9%      Fee
   166       CT         1            4/1/18              240          236         240                   $0     0.0%       Fee
   167       RMF        2            4/1/08              120          116         360           $2,937,137     66.8%      Fee
   168       CT         1            6/1/18              240          238         240                   $0     0.0%       Fee
   169       CT         1            6/1/18              240          238         240                   $0     0.0%       Fee
   170       CT         1            6/1/18              240          238         240                   $0     0.0%       Fee
   171       CT         1            3/1/23              300          295         300                   $0     0.0%       Fee
   172       CT         1            5/1/08              120          117         300           $1,471,761     54.0%      Fee
   173       CT         1            5/1/08              120          117         300           $1,126,846     54.0%      Fee
   174       CT         1           10/1/07              114          110         294           $2,667,334     62.0%      Fee
   175       CT         1            5/1/13              180          177         300           $1,426,568     43.3%      Fee
   176       CT         1            5/1/13              180          177         300             $586,366     43.3%      Fee
   177       MS         1            5/1/08              120          117         360           $2,823,228     57.6%      Fee
   178       CT         1            2/1/08              120          114         360           $2,755,915     68.9%      Fee
   179       CT         1            5/1/08              120          117         360           $2,748,352     67.0%      Fee
   180       CT         1            3/1/13              180          175         360           $2,345,436     52.1%      Fee
   181       MS         1            7/1/08              120          119         240           $2,183,626     46.5%      Fee
   182       CT         1            4/1/08              120          116         300           $2,486,944     57.2%      Fee
   183       CT         1            4/1/08              120          116         240           $2,126,283     46.2%      Fee
   184       MS         1            5/1/08              120          117         240           $2,115,521     35.3%      Fee
   185       RMF        1            3/1/08              120          115         300           $2,381,161     52.9%      Fee
   186       CT         1            2/1/13              180          174         180                   $0     0.0%       Fee
   187       MS         1            5/1/08              120          117         360           $2,613,257     71.1%      Fee
   188       CT         1            5/1/08              120          117         240           $2,006,657     48.9%      Fee
   189       CT         1            2/1/08              120          114         300           $2,342,136     59.9%      Fee
   190       CT         1            5/1/13              180          177         360           $2,138,345     57.8%      Fee
   191       CT         1            3/1/08              120          115         300           $2,271,097     61.4%      Fee
   192       CT         3            2/1/08              120          114         300           $2,270,633     63.4%      Fee
   193       CT         1            3/1/13              180          175         360           $2,080,796     59.5%      Fee
   194       CT         1            4/1/13              180          176         360           $2,094,144     63.5%      Fee
   195       MS         1            6/1/13              180          178         300           $1,795,017     49.2%      Fee
   196       CT         1            6/1/08              120          118         300           $2,158,845     60.0%      Fee
   197       RMF        1            6/1/08              120          118         300           $2,155,944     59.9%      Fee
   198       CT         1            6/1/18              240          238         240                   $0     0.0%    Leasehold
   199       CT         2            3/1/08              120          115         360           $2,329,470     58.6%      Fee
   200       CT         1            3/1/08              120          115         300           $2,187,264     60.3%      Fee
   201       CT         1            5/1/08              120          117         300           $2,123,686     63.0%      Fee
   202       CT         1            5/1/13              180          177         300           $1,644,455     42.2%      Fee
   203       CT         3            4/1/08              120          116         360           $2,157,168     68.0%      Fee
   204       CT         1            4/1/08              120          116         300           $1,025,810     57.7%      Fee
   205       CT         1            4/1/08              120          116         300             $992,949     57.7%      Fee
   206       MS         1            5/1/08              120          117         240           $1,736,502     40.4%      Fee
   207       CT         1            4/1/13              180          176         180                   $0     0.0%       Fee
   208       CT         1            4/1/18              240          236         240                   $0     0.0%       Fee
   209       CT         1            4/1/18              240          236         240                   $0     0.0%       Fee
   210       CT         1            4/1/08              120          116         360           $2,146,331     57.5%      Fee
   211       CT         1            2/1/08              120          114         360           $2,110,268     64.9%      Fee
   212       CT         1            6/1/23              300          298         288                   $0     0.0%       Fee
   213       CT         1            4/1/08              120          116         300           $1,363,988     58.0%      Fee
   214       CT         1            4/1/08              120          116         300             $561,642     58.0%      Fee
   215       CT         1            4/1/08              120          116         300           $1,912,505     28.1%      Fee
   216       CT         1            3/1/08              120          115         300           $1,931,721     56.9%      Fee
   217       CT         1            4/1/13              180          176         240             $284,893     27.0%      Fee
   218       CT         1            4/1/13              180          176         240             $278,928     27.0%      Fee
   219       CT         1            4/1/13              180          176         240             $238,587     27.0%      Fee
   220       CT         1            4/1/13              180          176         240             $225,393     27.0%      Fee
   221       MS         1            6/1/07              120          106         240           $1,667,526     48.5%      Fee
   222       CT         1            4/1/08              120          116         300             $905,771     62.0%      Fee
   223       CT         1            4/1/08              120          116         300             $675,609     62.0%      Fee
   224       CT         1            4/1/08              120          116         300             $281,848     62.0%      Fee
   225       CT         1            4/1/23              300          296         300                   $0     0.0%       Fee
   226       CT         1            4/1/08              120          116         300           $1,810,990     63.5%      Fee
   227       CT         1            5/1/13              180          177         300           $1,455,623     38.3%      Fee
   228       CT         1            4/1/13              180          176         180                   $0     0.0%       Fee
   229       CT         1            4/1/13              180          176         180                   $0     0.0%       Fee
   230       CT         1            5/1/13              180          177         360           $1,572,642     54.6%      Fee
   231       CT         1            5/1/14              192          189         192                   $0     0.0%       Fee
   232       CT         1            8/1/07              114          108         355           $1,830,419     73.2%      Fee
   233       CT         1            4/1/08              120          116         300           $1,645,654     61.0%      Fee
   234       CT         1            6/1/08              120          118         240           $1,408,544     48.9%      Fee
   235       CT         1            5/1/08              120          117         300           $1,587,007     57.3%      Fee
   236       CT         1            4/1/08              120          116         300           $1,604,480     59.0%      Fee
   237       CT         1            4/1/13              180          176         300           $1,237,247     34.4%      Fee
   238       CT         2            4/1/08              120          116         300           $1,578,184     60.7%      Fee
   239       RMF        2            1/1/08              120          113         360           $1,738,711     69.5%      Fee
   240       CT         1            3/1/08              120          115         300           $1,579,070     52.6%      Fee
   241       CT         1           10/1/07              120          110         300           $1,668,810     49.8%      Fee
   242       CT         3            3/1/08              120          115         360           $1,758,849     66.6%      Fee
   243       CT         1            4/1/13              180          176         180                   $0     0.0%       Fee
   244       CT         1            2/1/08              120          114         300           $1,610,477     48.8%      Fee
   245       CT         1           11/1/07              120          111         300           $1,611,623     50.4%      Fee
   246       CT         1           11/1/07              120          111         360           $1,709,671     62.2%      Fee
   247       MS         2            6/1/08              120          118         360           $1,660,855     65.1%      Fee
   248       CT         1            5/1/08              120          117         300           $1,500,542     56.1%      Fee
   249       CT         1            4/1/08              120          116         300           $1,544,070     47.5%      Fee
   250       MS         1            7/1/08              120          119         360           $1,617,337     59.7%      Fee
   251       MS         1            5/1/08              120          117         360           $1,641,114     71.4%      Fee
   252       CT         1            5/1/11              156          153         300           $1,262,742     50.5%      Fee
   253       CT         1            5/1/13              180          177         300           $1,116,041     39.9%      Fee
   254       MS         1            9/1/07              120          109         360           $1,599,106     58.4%      Fee
   255       CT         1            5/1/13              180          177         180                   $0     0.0%       Fee
   256       CT         1            4/1/08              120          116         360           $1,551,683     69.7%      Fee
   257       CT         3            3/1/08              120          115         300             $825,340     64.6%      Fee
   258       CT         3            3/1/08              120          115         300             $637,162     64.6%      Fee
   259       MS         3            6/1/08              120          118         360           $1,484,854     64.6%      Fee
   260       CT         1            4/1/08              120          116         300           $1,398,590     46.6%      Fee
   261       CT         1            5/1/08              120          117         240           $1,163,441     48.5%      Fee
   262       CT         3            4/1/08              120          116         300           $1,113,285     61.6%      Fee
   263       CT         2            4/1/08              120          116         300             $237,990     61.6%      Fee
   264       CT         1            4/1/08              120          116         300           $1,363,445     60.9%      Fee
   265       CT         1            3/1/18              240          235         240                   $0     0.0%       Fee
   266       CT         1            3/1/08              120          115         300           $1,324,648     60.9%      Fee
   267       CT         1            4/1/08              120          116         360           $1,412,995     61.7%      Fee
   268       CT         1            6/1/08              120          118         300           $1,265,384     60.3%      Fee
   269       CT         1            5/1/13              180          177         240             $495,887     32.3%      Fee
   270       CT         1            5/1/13              180          177         240             $163,836     32.3%      Fee
   271       CT         1            2/1/08              120          114         300           $1,287,538     46.0%      Fee
   272       CT         1            5/1/08              120          117         300           $1,259,066     57.5%      Fee
   273       CT         1            4/1/08              120          116         300           $1,205,744     40.2%      Fee
   274       CT         1            3/1/08              120          115         300           $1,230,685     61.5%      Fee
   275       CT         1            2/1/05               84           78         327           $1,364,300     62.0%      Fee
   276       CT         1            3/1/08              120          115         300           $1,191,237     50.9%      Fee
   277       CT         1            2/1/08              120          114         300           $1,188,371     57.5%      Fee
   278       CT         1            3/1/13              180          175         300             $488,480     46.9%      Fee
   279       CT         1            3/1/13              180          175         300             $449,820     46.9%      Fee
   280       CT         3            5/1/08              120          117         300             $801,640     60.3%      Fee
   281       CT         2            5/1/08              120          117         300             $388,030     60.3%      Fee
   282       CT         1            4/1/23              300          296         300                   $0     0.0%       Fee
   283       CT         1            4/1/23              300          296         300                   $0     0.0%       Fee
   284       CT         1            4/1/23              300          296         300                   $0     0.0%       Fee
   285       CT         1            4/1/23              300          296         300                   $0     0.0%       Fee
   286       MS         1            4/1/08              120          116         300           $1,154,733     51.3%      Fee
   287       CT         1            3/1/08              120          115         360           $1,219,494     61.0%      Fee
   288       CT         1           12/1/02               60           52         360           $1,298,668     66.9%      Fee
   289       CT         1            6/1/13              180          178         240             $542,742     29.7%      Fee
   290       RMF        1            4/1/18              240          236         240                   $0     0.0%       Fee
   291       CT         2            4/1/08              120          116         300           $1,035,236     52.4%      Fee
   292       CT         1            6/1/13              180          178         180                   $0     0.0%       Fee
   293       CT         1           12/1/07              120          112         360           $1,135,885     60.1%      Fee
   294       CT         1            6/1/08              120          118         360           $1,087,641     64.0%      Fee
   295       CT         1            3/1/13              180          175         180                   $0     0.0%       Fee
   296       CT         1            3/1/03               60           55         360           $1,169,719     76.7%      Fee
   297       CT         1            5/1/08              120          117         240             $835,051     49.1%      Fee
   298       CT         1            5/1/13              180          177         300             $779,955     49.5%      Fee
   299       CT         3            5/1/08              120          117         300             $945,041     37.8%      Fee
   300       CT         1            5/1/13              180          177         240             $516,825     24.0%      Fee
   301       CT         2            3/1/08              120          115         300             $959,484     58.2%      Fee
   302       CT         1            4/1/18              240          236         240                   $0     0.0%       Fee
   303       CT         1            5/1/08              120          117         300             $916,411     55.5%      Fee
   304       CT         2            1/1/08              120          113         300             $944,635     51.1%      Fee
   305       CT         1           10/1/02               60           50         240           $1,028,120     57.1%      Fee
   306       CT         1            2/1/18              240          234         240                   $0     0.0%       Fee
   307       CT         1            1/1/08              120          113         360           $1,001,209     58.0%      Fee
   308       CT         1            5/1/23              300          297         300                   $0     0.0%       Fee
   309       CT         1            5/1/08              120          117         300             $902,520     56.4%      Fee
   310       CT         1            5/1/08              120          117         300             $885,374     56.4%      Fee
   311       CT         1            4/1/08              120          116         300             $885,372     46.6%      Fee
   312       CT         1            4/1/08              120          116         240             $767,025     46.5%      Fee
   313       CT         1            5/1/08              120          117         300             $877,683     65.0%      Fee
   314       RMF        1            3/1/12              168          163         240             $508,566     34.5%      Fee
   315       CT         2            2/1/08              120          114         300             $833,699     45.1%      Fee
   316       CT         1            2/1/08              120          114         300             $819,389     60.7%      Fee
   317       RMF        1            4/1/12              168          164         300             $667,448     53.2%      Fee
   318       CT         1            4/1/08              120          116         300             $810,099     57.9%      Fee
   319       CT         1            4/1/08              120          116         240             $678,903     50.3%      Fee
   320       RMF        1           10/1/11              162          158         300             $672,827     54.7%      Fee
   321       CT         1            3/1/08              120          115         300             $796,764     63.7%      Fee
   322       CT         1            5/1/13              180          177         360             $747,840     49.9%      Fee
   323       CT         1            2/1/13              180          174         345             $697,587     53.7%      Fee
   324       CT         1            5/1/08              120          117         240             $631,380     52.6%      Fee
   325       CT         1            4/1/18              240          236         240                   $0     0.0%       Fee
   326       CT         1           10/1/07              120          110         300             $755,076     58.1%      Fee
   327       CT         1            4/1/13              180          176         300             $584,470     48.3%      Fee
   328       CT         3            5/1/08              120          117         300             $697,196     63.4%      Fee
   329       CT         1            2/1/08              120          114         300             $722,656     55.6%      Fee
   330       CT         1            9/1/07              120          109         360             $757,897     62.1%      Fee
   331       CT         1            3/1/08              120          115         300             $677,507     61.6%      Fee
   332       CT         3            5/1/08              120          117         300             $654,416     63.8%      Fee
   333       CT         1            4/1/13              180          176         300             $521,251     49.2%      Fee
   334       CT         1           12/1/12              180          172         360             $609,045     49.2%      Fee
   335       CT         1           12/1/07              120          112         360             $691,514     53.2%      Fee
   336       CT         1            5/1/08              120          117         360             $653,946     64.1%      Fee
   337       CT         1            1/1/08              120          113         300             $614,017     43.9%      Fee
   338       CT         1            5/1/08              120          117         300             $603,694     52.2%      Fee
   339       CT         3            5/1/08              120          117         300             $567,584     66.8%      Fee
   340       CT         1            4/1/08              120          116         300             $518,301     55.7%      Fee
   341       CT         1            4/1/08              120          116         300             $490,640     61.3%      Fee
   342       CT         1            4/1/08              120          116         240             $423,694     53.0%      Fee
   343       CT         1           10/1/07              120          110         360             $510,884     52.7%      Fee
   344       CT         1           10/1/07              120          110         360             $504,099     65.5%      Fee
   345       CT         1            2/1/13              180          174         300             $350,638     48.7%      Fee
   346       CT         1            5/1/08              120          117         240             $363,637     53.5%      Fee
   347       CT         1           10/1/07              120          110         360             $457,106     60.9%      Fee
   348       CT         1            4/1/08              120          116         300             $417,341     56.4%      Fee
   349       CT         1           12/1/07              120          112         360             $440,851     51.0%      Fee
   350       CT         1            8/1/07              120          108         360             $456,428     50.7%      Fee
   351       CT         2            5/1/08              120          117         300             $400,196     61.6%      Fee
   352       CT         2           11/1/07              120          111         360             $407,811     63.2%      Fee
   353       CT         3            5/1/08              120          117         300             $372,407     61.6%      Fee
   354       CT         1            1/1/08              120          113         360             $365,905     50.1%      Fee
   355       CT         1            3/1/08              120          115         313             $343,783     54.6%      Fee
   356       CT         1            1/1/08              120          113         360             $332,472     63.3%      Fee
   357       CT         1           11/1/12              180          171         180                   $0     0.0%       Fee
   358       CT         1           11/1/07              120          111         300             $288,754     51.1%      Fee
   359       CT         1           12/1/07              120          112         300             $280,502     49.2%      Fee
   360       CT         1            8/1/07              120          108         360             $298,910     56.9%      Fee
   361       CT         1           12/1/12              180          172         180                   $0     0.0%       Fee
   362       CT         1            3/1/13              180          175         300             $204,440     47.0%      Fee
   363       CT         1            1/1/13              180          173         360             $232,317     54.0%      Fee
   364       CT         3            2/1/08              120          114         300             $243,815     57.4%      Fee
   365       CT         3            3/1/08              120          115         314             $242,306     65.3%      Fee
   366       CT         2            4/1/08              120          116         300             $233,766     55.7%      Fee
   367       CT         1            4/1/18              240          236         240                   $0     0.0%       Fee
   368       CT         1           11/1/07              120          111         360             $241,461     56.8%      Fee
   369       CT         1            3/1/08              120          115         300             $208,083     52.0%      Fee
   370       CT         1            2/1/08              120          114         284             $180,355     25.8%      Fee
   371       CT         1            4/1/08              120          116         360             $187,838     32.4%      Fee
   372       CT         3            4/1/08              120          116         300             $166,936     66.8%      Fee
   373       CT         1            4/1/08              120          116         300             $161,154     53.7%      Fee
   374       CT         1            3/1/13              180          175         184               $7,491     2.5%       Fee
   375       CT         1            3/1/13              180          175         180                   $0     0.0%       Fee
   376       CT         1            4/1/08              120          116         300             $141,094     58.8%      Fee
   377       CT         1            2/1/08              120          114         300             $128,851     52.6%      Fee
   378       CT         1            4/1/11              156          152         156                   $0     0.0%       Fee
   379       CT         2            2/1/08              120          114         300             $112,731     61.3%      Fee
   380       CT         1            3/1/08              120          115         316             $112,231     64.5%      Fee

 Loan            Loan
  No.    Seller  Group        Property                                          Address
  ---    ------  -----        --------                                          -------
  14      RMF      1     Fountain View Nursing Home (2A)                        215 First Street N.E.
  15      RMF      1     Greeneville West Health Care Center (2A)               106 Holt Court
  16      RMF      1     Bay St. Joseph Care Center (2A)                        220 9th Street
  17      RMF      1     Heritage Manor of Abbeville (2A)                       2403 Alonzo Drive
  18      RMF      1     Panola Nursing Home (2A)                               501 Cottage Road
  19      RMF      1     Jackson Manor Nursing Home (2A)                        U.S. Highway 167 South
  20      RMF      1     West Mesa Health Care Center (2A)                      9150 McMahon Blvd. N.W.
  21      RMF      1     Pickett County Nursing Home (2A)                       129 Hillcrest Drive
  23      RMF      1     The Courville at Nashua & Villas at Nashua (2II)       22 Hunt Street/22.5 Hunt Street
  24      RMF      1     Aynsley Place (2II)                                    80 Lake Street
  25      RMF      1     The Courville at Manchester (2II)                      44 West Webster Street
  26      RMF      1     Carlyle Place (2II)                                    44 Route 101
  56      RMF      2     Ashton Pointe Apartments                               308 Frankford Avenue
  57      RMF      1     Wedgewood Care Center                                  199 Community Drive
  59      RMF      1     Oakwood Nursing Home (2VI)                             401 Witsell Street
  60      RMF      1     Tanglewood Nursing Home (2VI)                          Third Street
  61      RMF      1     Forsyth Nursing Home (2VI)                             521 Cabiness Road
  62      RMF      1     Hilltop Nursing Home (2VI)                             4796 Highway 42 North
  82      RMF      3     Highland Walk Apartments                               6069 Norcross Tucker Road
  85      RMF      2     Sandlewood Apartments                                  6519 Mt. Zion Boulevard
  105     RMF      3     The Palms of Apalachee Apartments                      2855 Apalachee Parkway
  107     RMF      2     Columbia Arms Apartments                               1600 Columbia Arms Circle
  108     RMF      3     Palms of Magnolia                                      1112 So. Magnolia Drive
  114     RMF      2     Spring Valley Club Apartments                          2121 Harrison Avenue
  120     RMF      2     Highland Estates                                       27 Maypop Lane
  133     RMF      2     Wynstone Apartments                                    205 Millwood Drive
  139     RMF      1     West Lawrence Care Center                              1410 Seagirt Boulevard
  141     RMF      3     Cambridge Park Apartments                              621 Memorial Drive
  149     RMF      3     Golden Pointe Apartments                               7325 Golden Pointe Boulevard
  155     RMF      1     Marriott Fairfield Inn                                 2225 Northwest Evangeline Thruway
  167     RMF      2     Belle Rive Club Apartments                             8715 Belle Rive Boulevard
  185     RMF      1     Spalding Plaza Retail and Office Complex               6450-6470 Spalding Drive
  197     RMF      1     Pharr Plaza                                            375 Pharr Road, NE
  239     RMF      2     Premier Club Apartments                                5100 Highpoint Road
  290     RMF      1     Rite Aid Drug Store - Griffin, GA                      405 S. Hill Street
  314     RMF      1     Hollywood Video Store - High Point, NC                 2118 N. Main Street
  317     RMF      1     Hollywood Video Store - Virginia Beach                 629 Newtown Road
  320     RMF      1     Hollywood Video Store - Pikesville, MD                 211 Reisterstown Road

                                                                     Related Mortgage                       Mortgage
 Loan            Loan                             Property                Loans              Cut-Off        Unit or        Note
  No.    Seller  Group     City        State        Type              (by Loan No.)        Date Balance       SF           Rate
  ---    ------  -----     ----        -----        ----              -------------        ------------       --           ----
  14      RMF      1     Springhill      LA      Healthcare                                $8,117,518.62    $41,802       8.260%
  15      RMF      1     Greeneville     TN      Healthcare                                $7,003,349.39    $41,802       8.260%
  16      RMF      1     Port St. Joe    FL      Healthcare                                $5,650,429.62    $41,802       8.260%
  17      RMF      1     Abbeville       LA      Healthcare                                $5,411,679.08    $41,802       8.260%
  18      RMF      1     Carthage        TX      Healthcare                                $3,820,008.77    $41,802       8.260%
  19      RMF      1     Jonesboro       LA      Healthcare                                $3,262,924.19    $41,802       8.260%
  20      RMF      1     Albuquerque     NM      Healthcare                                $2,715,501.64    $41,802       8.260%
  21      RMF      1     Byrdstown       TN      Healthcare                                $2,142,251.08    $41,802       8.260%
  23      RMF      1     Nashua          NH      Healthcare                               $12,024,709.13    $96,606       7.890%
  24      RMF      1     Nashua          NH      Healthcare                                $4,788,347.07    $96,606       7.890%
  25      RMF      1     Manchester      NH      Healthcare                                $4,089,470.85    $96,606       7.890%
  26      RMF      1     Bedford         NH      Healthcare                                $4,021,821.90    $96,606       7.890%
  56      RMF      2     Lubbock         TX      Multifamily                              $10,965,689.67    $45,690       7.120%
  57      RMF      1     Great Neck      NY      Healthcare                               $10,944,882.32    $54,724       7.840%
  59      RMF      1     Walterboro      SC      Healthcare                                $4,527,016.68    $21,547       8.010%
  60      RMF      1     Ridgeway        SC      Healthcare                                $2,518,432.93    $21,547       8.010%
  61      RMF      1     Forsyth         GA      Healthcare                                $1,238,522.73    $21,547       8.010%
  62      RMF      1     Forsyth         GA      Healthcare                                $1,132,268.94    $21,547       8.010%
  82      RMF      3     Norcross        GA      Multifamily         (120)                 $7,482,949.63    $35,976       7.040%
  85      RMF      2     Atlanta         GA      Multifamily  (105), (108), (133)          $7,305,575.74    $36,528       7.500%
  105     RMF      3     Tallahassee     FL      Multifamily   (85), (108), (133)          $6,484,776.60    $23,411       7.500%
  107     RMF      2     Kissimmee       FL      Multifamily                               $6,380,363.08    $46,914       7.200%
  108     RMF      3     Tallahassee     FL      Multifamily   (85), (105), (133)          $6,365,424.93    $27,919       7.500%
  114     RMF      2     Panama City     FL      Multifamily                               $5,469,440.70    $34,184       7.350%
  120     RMF      2     Decatur         GA      Multifamily          (82)                 $5,171,215.48    $34,246       7.370%
  133     RMF      2     Nashville       TN      Multifamily   (85), (105), (108)          $4,770,988.27    $23,387       7.500%
  139     RMF      1     Far Rockaway    NY      Healthcare                                $4,393,126.10    $20,433       7.945%
  141     RMF      3     Red Bank        TN      Multifamily                               $4,382,531.85    $19,392       6.930%
  149     RMF      3     Orlando         FL      Multifamily         (167)                 $3,981,336.42    $33,178       7.620%
  155     RMF      1     Lafayette       LA      Hospitality                               $3,879,892.01    $48,499       7.886%
  167     RMF      2     Jacksonville    FL      Multifamily         (149)                 $3,389,524.88    $32,592       7.180%
  185     RMF      1     Norcross        GA       Mixed Use                                $2,982,700.74        $63       7.230%
  197     RMF      1     Atlanta         GA        Retail                                  $2,693,948.01        $89       7.450%
  239     RMF      2     Union City      GA      Multifamily                               $1,989,134.36    $22,604       7.470%
  290     RMF      1     Griffin         GA        Retail                                  $1,310,326.09       $117       7.300%
  314     RMF      1     High Point      NC        Retail                                  $1,070,564.50       $143       7.610%
  317     RMF      1     Virginia Beach  VA        Retail                                    $999,477.33       $133       7.460%
  320     RMF      1     Pikesville      MD        Retail                                    $979,567.44       $136       7.460%

                                                         Term to      Rem. Term.
                                                       to Maturity   to Maturity  Amort.   Scheduled
 Loan            Loan      Hyper-      Maturity Date      or ARD       or ARD     Term      Balloon         Balloon   Security
  No.    Seller  Group      Date        Amortizing        or ARD       (mos)      (mos)      (mos)          Balance     LTV
  ---    ------  -----      ----        ----------        ------       -----      -----      -----          -------     ---
  14      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $6,346,920   61.1%
  15      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $5,475,774   61.1%
  16      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $4,417,954   61.1%
  17      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $4,231,280   61.1%
  18      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $2,986,786   61.1%
  19      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $2,551,215   61.1%
  20      RMF      1       11/24/97          No          12/1/02        60          52        300         $2,537,070   61.1%
  21      RMF      1       11/24/97          No          12/1/12        180        172        300         $1,396,067   61.1%
  23      RMF      1       4/30/98           No          5/1/08         120        117        300         $9,743,255   63.3%
  24      RMF      1       4/30/98           No          5/1/08         120        117        300         $3,879,851   63.3%
  25      RMF      1       4/30/98           No          5/1/08         120        117        300         $3,313,573   63.3%
  26      RMF      1       4/30/98           No          5/1/08         120        117        300         $3,258,759   63.3%
  56      RMF      2       12/31/97         Yes          1/1/08         120        113        360         $9,542,467   69.1%
  57      RMF      1       4/24/98           No          5/1/18         240        237        240                 $0   0.0%
  59      RMF      1        2/2/98           No          3/1/13         180        175        300         $2,910,064   51.2%
  60      RMF      1        2/2/98           No          3/1/13         180        175        300         $1,618,903   51.2%
  61      RMF      1        2/2/98           No          3/1/13         180        175        300           $796,149   51.2%
  62      RMF      1        2/2/98           No          3/1/13         180        175        300           $727,847   51.2%
  82      RMF      3        4/7/98           No          5/1/08         120        117        360         $6,457,952   68.3%
  85      RMF      2       11/11/97         Yes          12/1/07        120        112        360         $6,393,999   69.5%
  105     RMF      3       12/10/97         Yes          1/1/08         120        113        360         $5,671,950   69.6%
  107     RMF      2       3/31/98          Yes          4/1/08         120        116        360         $5,531,269   66.7%
  108     RMF      3       12/10/97         Yes          1/1/08         120        113        360         $5,576,765   69.7%
  114     RMF      2       12/30/97         Yes          1/1/08         120        113        360         $4,768,688   66.2%
  120     RMF      2       12/19/97         Yes          1/1/08         120        113        360         $4,510,601   69.4%
  133     RMF      2       11/11/97         Yes          12/1/07        120        112        360         $4,175,673   69.6%
  139     RMF      1        6/4/98           No          6/1/18         239        238        240                 $0   0.0%
  141     RMF      3        2/4/98          Yes          3/1/08         120        115        360         $3,778,833   64.0%
  149     RMF      3       12/31/97         Yes          2/1/05         84          78        360         $3,685,656   73.3%
  155     RMF      1       2/27/98          Yes          3/1/08         120        115        300         $3,150,157   60.6%
  167     RMF      2       3/26/98          Yes          4/1/08         120        116        360         $2,937,137   66.8%
  185     RMF      1       2/13/98          Yes          3/1/08         120        115        300         $2,381,161   52.9%
  197     RMF      1       5/29/98           No          6/1/08         120        118        300         $2,155,944   59.9%
  239     RMF      2       12/22/97         Yes          1/1/08         120        113        360         $1,738,711   69.5%
  290     RMF      1       3/19/98           No          4/1/18         240        236        240                 $0   0.0%
  314     RMF      1        2/9/98          Yes          3/1/12         168        163        240           $508,566   34.5%
  317     RMF      1        3/2/98          Yes          4/1/12         168        164        300           $667,448   53.2%
  320     RMF      1        3/2/98          Yes          10/1/11        162        158        300           $672,827   54.7%

                                                                     Healthcare                                      Administrative
 Loan            Loan                           Primary               Advisory                                           Cost
  No.    Seller  Group      Type     Master       Fee                   Fee       Trustee        Excess Strip            Rate
  ---    ------  -----      ----     ------       ---                   ---       -------        ------------            ----
  14      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  15      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  16      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  17      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  18      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  19      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  20      RMF      1     Leasehold   2.500       3.000                 2.000       0.300            21.500              29.300
  21      RMF      1     Leasehold   2.500       3.000                 2.000       0.300            21.500              29.300
  23      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  24      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  25      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  26      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  56      RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  57      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  59      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  60      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  61      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  62      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  82      RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  85      RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  105     RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  107     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  108     RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  114     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  120     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  133     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  139     RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  141     RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  149     RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  155     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  167     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  185     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  197     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  239     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  290     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  314     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  317     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  320     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300

 Loan            Loan
  No.    Seller  Group        Property                                          Address
  ---    ------  -----        --------                                          -------
  14      RMF      1     Fountain View Nursing Home (2A)                        215 First Street N.E.
  15      RMF      1     Greeneville West Health Care Center (2A)               106 Holt Court
  16      RMF      1     Bay St. Joseph Care Center (2A)                        220 9th Street
  17      RMF      1     Heritage Manor of Abbeville (2A)                       2403 Alonzo Drive
  18      RMF      1     Panola Nursing Home (2A)                               501 Cottage Road
  19      RMF      1     Jackson Manor Nursing Home (2A)                        U.S. Highway 167 South
  20      RMF      1     West Mesa Health Care Center (2A)                      9150 McMahon Blvd. N.W.
  21      RMF      1     Pickett County Nursing Home (2A)                       129 Hillcrest Drive
  23      RMF      1     The Courville at Nashua & Villas at Nashua (2II)       22 Hunt Street/22.5 Hunt Street
  24      RMF      1     Aynsley Place (2II)                                    80 Lake Street
  25      RMF      1     The Courville at Manchester (2II)                      44 West Webster Street
  26      RMF      1     Carlyle Place (2II)                                    44 Route 101
  56      RMF      2     Ashton Pointe Apartments                               308 Frankford Avenue
  57      RMF      1     Wedgewood Care Center                                  199 Community Drive
  59      RMF      1     Oakwood Nursing Home (2VI)                             401 Witsell Street
  60      RMF      1     Tanglewood Nursing Home (2VI)                          Third Street
  61      RMF      1     Forsyth Nursing Home (2VI)                             521 Cabiness Road
  62      RMF      1     Hilltop Nursing Home (2VI)                             4796 Highway 42 North
  82      RMF      3     Highland Walk Apartments                               6069 Norcross Tucker Road
  85      RMF      2     Sandlewood Apartments                                  6519 Mt. Zion Boulevard
  105     RMF      3     The Palms of Apalachee Apartments                      2855 Apalachee Parkway
  107     RMF      2     Columbia Arms Apartments                               1600 Columbia Arms Circle
  108     RMF      3     Palms of Magnolia                                      1112 So. Magnolia Drive
  114     RMF      2     Spring Valley Club Apartments                          2121 Harrison Avenue
  120     RMF      2     Highland Estates                                       27 Maypop Lane
  133     RMF      2     Wynstone Apartments                                    205 Millwood Drive
  139     RMF      1     West Lawrence Care Center                              1410 Seagirt Boulevard
  141     RMF      3     Cambridge Park Apartments                              621 Memorial Drive
  149     RMF      3     Golden Pointe Apartments                               7325 Golden Pointe Boulevard
  155     RMF      1     Marriott Fairfield Inn                                 2225 Northwest Evangeline Thruway
  167     RMF      2     Belle Rive Club Apartments                             8715 Belle Rive Boulevard
  185     RMF      1     Spalding Plaza Retail and Office Complex               6450-6470 Spalding Drive
  197     RMF      1     Pharr Plaza                                            375 Pharr Road, NE
  239     RMF      2     Premier Club Apartments                                5100 Highpoint Road
  290     RMF      1     Rite Aid Drug Store - Griffin, GA                      405 S. Hill Street
  314     RMF      1     Hollywood Video Store - High Point, NC                 2118 N. Main Street
  317     RMF      1     Hollywood Video Store - Virginia Beach                 629 Newtown Road
  320     RMF      1     Hollywood Video Store - Pikesville, MD                 211 Reisterstown Road

                                                                     Related Mortgage                       Mortgage
 Loan            Loan                             Property                Loans              Cut-Off        Unit or        Note
  No.    Seller  Group     City        State        Type              (by Loan No.)        Date Balance       SF           Rate
  ---    ------  -----     ----        -----        ----              -------------        ------------       --           ----
  14      RMF      1     Springhill      LA      Healthcare                                $8,117,518.62    $41,802       8.260%
  15      RMF      1     Greeneville     TN      Healthcare                                $7,003,349.39    $41,802       8.260%
  16      RMF      1     Port St. Joe    FL      Healthcare                                $5,650,429.62    $41,802       8.260%
  17      RMF      1     Abbeville       LA      Healthcare                                $5,411,679.08    $41,802       8.260%
  18      RMF      1     Carthage        TX      Healthcare                                $3,820,008.77    $41,802       8.260%
  19      RMF      1     Jonesboro       LA      Healthcare                                $3,262,924.19    $41,802       8.260%
  20      RMF      1     Albuquerque     NM      Healthcare                                $2,715,501.64    $41,802       8.260%
  21      RMF      1     Byrdstown       TN      Healthcare                                $2,142,251.08    $41,802       8.260%
  23      RMF      1     Nashua          NH      Healthcare                               $12,024,709.13    $96,606       7.890%
  24      RMF      1     Nashua          NH      Healthcare                                $4,788,347.07    $96,606       7.890%
  25      RMF      1     Manchester      NH      Healthcare                                $4,089,470.85    $96,606       7.890%
  26      RMF      1     Bedford         NH      Healthcare                                $4,021,821.90    $96,606       7.890%
  56      RMF      2     Lubbock         TX      Multifamily                              $10,965,689.67    $45,690       7.120%
  57      RMF      1     Great Neck      NY      Healthcare                               $10,944,882.32    $54,724       7.840%
  59      RMF      1     Walterboro      SC      Healthcare                                $4,527,016.68    $21,547       8.010%
  60      RMF      1     Ridgeway        SC      Healthcare                                $2,518,432.93    $21,547       8.010%
  61      RMF      1     Forsyth         GA      Healthcare                                $1,238,522.73    $21,547       8.010%
  62      RMF      1     Forsyth         GA      Healthcare                                $1,132,268.94    $21,547       8.010%
  82      RMF      3     Norcross        GA      Multifamily         (120)                 $7,482,949.63    $35,976       7.040%
  85      RMF      2     Atlanta         GA      Multifamily  (105), (108), (133)          $7,305,575.74    $36,528       7.500%
  105     RMF      3     Tallahassee     FL      Multifamily   (85), (108), (133)          $6,484,776.60    $23,411       7.500%
  107     RMF      2     Kissimmee       FL      Multifamily                               $6,380,363.08    $46,914       7.200%
  108     RMF      3     Tallahassee     FL      Multifamily   (85), (105), (133)          $6,365,424.93    $27,919       7.500%
  114     RMF      2     Panama City     FL      Multifamily                               $5,469,440.70    $34,184       7.350%
  120     RMF      2     Decatur         GA      Multifamily          (82)                 $5,171,215.48    $34,246       7.370%
  133     RMF      2     Nashville       TN      Multifamily   (85), (105), (108)          $4,770,988.27    $23,387       7.500%
  139     RMF      1     Far Rockaway    NY      Healthcare                                $4,393,126.10    $20,433       7.945%
  141     RMF      3     Red Bank        TN      Multifamily                               $4,382,531.85    $19,392       6.930%
  149     RMF      3     Orlando         FL      Multifamily         (167)                 $3,981,336.42    $33,178       7.620%
  155     RMF      1     Lafayette       LA      Hospitality                               $3,879,892.01    $48,499       7.886%
  167     RMF      2     Jacksonville    FL      Multifamily         (149)                 $3,389,524.88    $32,592       7.180%
  185     RMF      1     Norcross        GA       Mixed Use                                $2,982,700.74        $63       7.230%
  197     RMF      1     Atlanta         GA        Retail                                  $2,693,948.01        $89       7.450%
  239     RMF      2     Union City      GA      Multifamily                               $1,989,134.36    $22,604       7.470%
  290     RMF      1     Griffin         GA        Retail                                  $1,310,326.09       $117       7.300%
  314     RMF      1     High Point      NC        Retail                                  $1,070,564.50       $143       7.610%
  317     RMF      1     Virginia Beach  VA        Retail                                    $999,477.33       $133       7.460%
  320     RMF      1     Pikesville      MD        Retail                                    $979,567.44       $136       7.460%

                                                         Term to      Rem. Term.
                                                       to Maturity   to Maturity  Amort.   Scheduled
 Loan            Loan      Hyper-      Maturity Date      or ARD       or ARD     Term      Balloon         Balloon   Security
  No.    Seller  Group      Date        Amortizing        or ARD       (mos)      (mos)      (mos)          Balance     LTV
  ---    ------  -----      ----        ----------        ------       -----      -----      -----          -------     ---
  14      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $6,346,920   61.1%
  15      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $5,475,774   61.1%
  16      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $4,417,954   61.1%
  17      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $4,231,280   61.1%
  18      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $2,986,786   61.1%
  19      RMF      1       11/24/97         Yes          12/1/12        180        172        360         $2,551,215   61.1%
  20      RMF      1       11/24/97          No          12/1/02        60          52        300         $2,537,070   61.1%
  21      RMF      1       11/24/97          No          12/1/12        180        172        300         $1,396,067   61.1%
  23      RMF      1       4/30/98           No          5/1/08         120        117        300         $9,743,255   63.3%
  24      RMF      1       4/30/98           No          5/1/08         120        117        300         $3,879,851   63.3%
  25      RMF      1       4/30/98           No          5/1/08         120        117        300         $3,313,573   63.3%
  26      RMF      1       4/30/98           No          5/1/08         120        117        300         $3,258,759   63.3%
  56      RMF      2       12/31/97         Yes          1/1/08         120        113        360         $9,542,467   69.1%
  57      RMF      1       4/24/98           No          5/1/18         240        237        240                 $0   0.0%
  59      RMF      1        2/2/98           No          3/1/13         180        175        300         $2,910,064   51.2%
  60      RMF      1        2/2/98           No          3/1/13         180        175        300         $1,618,903   51.2%
  61      RMF      1        2/2/98           No          3/1/13         180        175        300           $796,149   51.2%
  62      RMF      1        2/2/98           No          3/1/13         180        175        300           $727,847   51.2%
  82      RMF      3        4/7/98           No          5/1/08         120        117        360         $6,457,952   68.3%
  85      RMF      2       11/11/97         Yes          12/1/07        120        112        360         $6,393,999   69.5%
  105     RMF      3       12/10/97         Yes          1/1/08         120        113        360         $5,671,950   69.6%
  107     RMF      2       3/31/98          Yes          4/1/08         120        116        360         $5,531,269   66.7%
  108     RMF      3       12/10/97         Yes          1/1/08         120        113        360         $5,576,765   69.7%
  114     RMF      2       12/30/97         Yes          1/1/08         120        113        360         $4,768,688   66.2%
  120     RMF      2       12/19/97         Yes          1/1/08         120        113        360         $4,510,601   69.4%
  133     RMF      2       11/11/97         Yes          12/1/07        120        112        360         $4,175,673   69.6%
  139     RMF      1        6/4/98           No          6/1/18         239        238        240                 $0   0.0%
  141     RMF      3        2/4/98          Yes          3/1/08         120        115        360         $3,778,833   64.0%
  149     RMF      3       12/31/97         Yes          2/1/05         84          78        360         $3,685,656   73.3%
  155     RMF      1       2/27/98          Yes          3/1/08         120        115        300         $3,150,157   60.6%
  167     RMF      2       3/26/98          Yes          4/1/08         120        116        360         $2,937,137   66.8%
  185     RMF      1       2/13/98          Yes          3/1/08         120        115        300         $2,381,161   52.9%
  197     RMF      1       5/29/98           No          6/1/08         120        118        300         $2,155,944   59.9%
  239     RMF      2       12/22/97         Yes          1/1/08         120        113        360         $1,738,711   69.5%
  290     RMF      1       3/19/98           No          4/1/18         240        236        240                 $0   0.0%
  314     RMF      1        2/9/98          Yes          3/1/12         168        163        240           $508,566   34.5%
  317     RMF      1        3/2/98          Yes          4/1/12         168        164        300           $667,448   53.2%
  320     RMF      1        3/2/98          Yes          10/1/11        162        158        300           $672,827   54.7%

                                                                     Healthcare                                      Administrative
 Loan            Loan                           Primary               Advisory                                           Cost
  No.    Seller  Group      Type     Master       Fee                   Fee       Trustee        Excess Strip            Rate
  ---    ------  -----      ----     ------       ---                   ---       -------        ------------            ----
  14      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  15      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  16      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  17      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  18      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  19      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.500              29.300
  20      RMF      1     Leasehold   2.500       3.000                 2.000       0.300            21.500              29.300
  21      RMF      1     Leasehold   2.500       3.000                 2.000       0.300            21.500              29.300
  23      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  24      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  25      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  26      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  56      RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  57      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  59      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  60      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  61      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  62      RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  82      RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  85      RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  105     RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  107     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  108     RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  114     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  120     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  133     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  139     RMF      1        Fee      2.500       3.000                 2.000       0.300            21.000              28.800
  141     RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  149     RMF      3        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  155     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  167     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  185     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  197     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  239     RMF      2        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  290     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  314     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  317     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300
  320     RMF      1        Fee      2.500       3.000                 0.000       0.300            2.500               8.300

 Loan              Loan
  No.    Seller    Group        Property                                           Address
  ---    ------    -----        --------                                           -------
  14       RMF       1    Fountain View Nursing Home (2A)                       215 First Street N.E.
  15       RMF       1    Greeneville West Health Care Center (2A)              106 Holt Court
  16       RMF       1    Bay St. Joseph Care Center (2A)                       220 9th Street
  17       RMF       1    Heritage Manor of Abbeville (2A)                      2403 Alonzo Drive
  18       RMF       1    Panola Nursing Home (2A)                              501 Cottage Road
  19       RMF       1    Jackson Manor Nursing Home (2A)                       U.S. Highway 167 South
  20       RMF       1    West Mesa Health Care Center (2A)                     9150 McMahon Blvd. N.W.
  21       RMF       1    Pickett County Nursing Home (2A)                      129 Hillcrest Drive
  23       RMF       1    The Courville at Nashua & Villas at Nashua (2II)      22 Hunt Street/22.5 Hunt Street
  24       RMF       1    Aynsley Place (2II)                                   80 Lake Street
  25       RMF       1    The Courville at Manchester (2II)                     44 West Webster Street
  26       RMF       1    Carlyle Place (2II)                                   44 Route 101
  57       RMF       1    Wedgewood Care Center                                 199 Community Drive
  59       RMF       1    Oakwood Nursing Home (2VI)                            401 Witsell Street
  60       RMF       1    Tanglewood Nursing Home (2VI)                         Third Street
  61       RMF       1    Forsyth Nursing Home (2VI)                            521 Cabiness Road
  62       RMF       1    Hilltop Nursing Home (2VI)                            4796 Highway 42 North
  68       MS        1    Friendship Manor - Janesville (2VIII)                 1918 North Washington Street
  69       MS        1    Friendship Manor - Mayville (2VIII)                   1091 Horicon Street
  70       MS        1    Friendship Manor - North Hume (2VIII)                 1316 North Hume Avenue
  71       MS        1    Friendship Manor - West Mann (2VIII)                  3013-3017 West Mann Road
  72       MS        1    Friendship Manor - Hartford (2VIII)                   109 Lone Oak Road
  73       MS        1    Friendship Manor - Wisconsin Rapids (2VIII)           2511 Strawberry Lane
  74       MS        1    Friendship Manor - Medford (2VIII)                    509 Lemke Oak lane
  75       MS        1    Friendship Manor - Fond du Lac (2VIII)                496 Wisconsin Court
  76       MS        1    Friendship Manor - Shawano (2VIII)                    844 Olsen Street
  96       CT        1    Foster-Richardson Rest Home (2C)                      176 Rest Home Road
  97       CT        1    Pinnacle Rest Home (2C)                               Pinnacle Church Road
  98       CT        1    Mount Pleasant Rest Home (2C)                         8307 West U.S. Hwy. 421
  126      CT        1    Oxford Nursing Home                                   689 Main Street
  136      CT        1    Knollwood Center                                      5900 Brockton Avenue
  139      RMF       1    West Lawrence Care Center                             1410 Seagirt Boulevard
  156      CT        1    Colonial Nursing Center                               508 Pierce Street
  161      MS        1    Prime Time Medford Apartments                         2979 Barnett Road
  166      CT        1    Home Sweet Home                                       205 Collins Avenue
  275      CT        1    Silver Creek Manor                                    150 North Douglas Street
  370      CT        1    Moore's Adult Care Facility*                          1385 Gidner Road

                                                                         Related Mortgage
 Loan              Loan                                     Property           Loans           Cut-Off       Mortgage         Note
  No.    Seller    Group     City            State            Type         (by Loan No.)     Date Balance   Unit or SF        Rate
  ---    ------    -----     ----            -----            ----         -------------     ------------   ----------        ----
  14       RMF       1    Springhill           LA           Healthcare                      $8,117,518.62     $41,802        8.260%
  15       RMF       1    Greeneville          TN           Healthcare                      $7,003,349.39     $41,802        8.260%
  16       RMF       1    Port St. Joe         FL           Healthcare                      $5,650,429.62     $41,802        8.260%
  17       RMF       1    Abbeville            LA           Healthcare                      $5,411,679.08     $41,802        8.260%
  18       RMF       1    Carthage             TX           Healthcare                      $3,820,008.77     $41,802        8.260%
  19       RMF       1    Jonesboro            LA           Healthcare                      $3,262,924.19     $41,802        8.260%
  20       RMF       1    Albuquerque          NM           Healthcare                      $2,715,501.64     $41,802        8.260%
  21       RMF       1    Byrdstown            TN           Healthcare                      $2,142,251.08     $41,802        8.260%
  23       RMF       1    Nashua               NH           Healthcare                     $12,024,709.13     $96,606        7.890%
  24       RMF       1    Nashua               NH           Healthcare                      $4,788,347.07     $96,606        7.890%
  25       RMF       1    Manchester           NH           Healthcare                      $4,089,470.85     $96,606        7.890%
  26       RMF       1    Bedford              NH           Healthcare                      $4,021,821.90     $96,606        7.890%
  57       RMF       1    Great Neck           NY           Healthcare                     $10,944,882.32     $54,724        7.840%
  59       RMF       1    Walterboro           SC           Healthcare                      $4,527,016.68     $21,547        8.010%
  60       RMF       1    Ridgeway             SC           Healthcare                      $2,518,432.93     $21,547        8.010%
  61       RMF       1    Forsyth              GA           Healthcare                      $1,238,522.73     $21,547        8.010%
  62       RMF       1    Forsyth              GA           Healthcare                      $1,132,268.94     $21,547        8.010%
  68       MS        1    Janesville           WI           Healthcare                      $1,563,901.96     $38,691        8.430%
  69       MS        1    Mayville             WI           Healthcare                      $1,360,593.87     $38,691        8.430%
  70       MS        1    Marshfield           WI           Healthcare                      $1,333,692.90     $38,691        8.430%
  71       MS        1    Marshfield           WI           Healthcare                        $980,880.62     $38,691        8.430%
  72       MS        1    Hartford             WI           Healthcare                        $914,882.48     $38,691        8.430%
  73       MS        1    Wisconsin Rapids     WI           Healthcare                        $774,131.25     $38,691        8.430%
  74       MS        1    Medford              WI           Healthcare                        $735,033.07     $38,691        8.430%
  75       MS        1    Fond du Lac          WI           Healthcare                        $641,199.26     $38,691        8.430%
  76       MS        1    Shawano              WI           Healthcare                        $633,380.02     $38,691        8.430%
  96       CT        1    Wilkesboro           NC           Healthcare                      $2,839,073.04     $29,525        7.870%
  97       CT        1    Nebo                 NC           Healthcare                      $2,234,727.64     $29,525        7.870%
  98       CT        1    Wilkesboro           NC           Healthcare                      $1,687,402.72     $29,525        7.870%
  126      CT        1    Haverhill            MA           Healthcare                      $4,974,724.34     $41,456        8.000%
  136      CT        1    Riverside            CA           Healthcare                      $4,546,971.02     $66,867        8.210%
  139      RMF       1    Far Rockaway         NY           Healthcare                      $4,393,126.10     $20,433        7.945%
  156      CT        1    Lindale              TX           Healthcare                      $3,839,019.52     $42,656        8.220%
  161      MS        1    Medford              OR           Healthcare                      $3,585,106.64     $42,680        7.560%
  166      CT        1    Colma                CA           Healthcare                      $3,476,883.00     $60,998        8.125%
  275      CT        1    Ripon                WI           Healthcare                      $1,492,157.82     $35,528        8.310%
  370      CT        1    Charlotte            MI           Healthcare                        $213,917.12     $17,826       11.050%

                                                          Term to       Rem. Term
                                                          Maturity      o Maturity    Amort.    Scheduled
 Loan              Loan     Hyper-      Maturity dat       or ARD        or ARD       Term       Balloon       Balloon    Security
  No.    Seller    Group     Date        Amortizing        or ARD        (mos)        (mos)       (mos)        Balance      LTV
  ---    ------    -----     ----        ----------        ------        -----        -----       -----        -------      ---
  14       RMF       1      11/24/97        Yes           12/1/12         180          172         360        $6,346,920   61.1%
  15       RMF       1      11/24/97        Yes           12/1/12         180          172         360        $5,475,774   61.1%
  16       RMF       1      11/24/97        Yes           12/1/12         180          172         360        $4,417,954   61.1%
  17       RMF       1      11/24/97        Yes           12/1/12         180          172         360        $4,231,280   61.1%
  18       RMF       1      11/24/97        Yes           12/1/12         180          172         360        $2,986,786   61.1%
  19       RMF       1      11/24/97        Yes           12/1/12         180          172         360        $2,551,215   61.1%
  20       RMF       1      11/24/97         No           12/1/02          60          52          300        $2,537,070   61.1%
  21       RMF       1      11/24/97         No           12/1/12         180          172         300        $1,396,067   61.1%
  23       RMF       1      4/30/98          No            5/1/08         120          117         300        $9,743,255   63.3%
  24       RMF       1      4/30/98          No            5/1/08         120          117         300        $3,879,851   63.3%
  25       RMF       1      4/30/98          No            5/1/08         120          117         300        $3,313,573   63.3%
  26       RMF       1      4/30/98          No            5/1/08         120          117         300        $3,258,759   63.3%
  57       RMF       1      4/24/98          No            5/1/18         240          237         240                $0   0.0%
  59       RMF       1       2/2/98          No            3/1/13         180          175         300        $2,910,064   51.2%
  60       RMF       1       2/2/98          No            3/1/13         180          175         300        $1,618,903   51.2%
  61       RMF       1       2/2/98          No            3/1/13         180          175         300          $796,149   51.2%
  62       RMF       1       2/2/98          No            3/1/13         180          175         300          $727,847   51.2%
  68       MS        1      6/18/98          No            7/1/08         120          119         240        $1,121,443   56.1%
  69       MS        1      6/18/98          No            7/1/08         120          119         240          $975,655   56.1%
  70       MS        1      6/18/98          No            7/1/08         120          119         240          $956,365   56.1%
  71       MS        1      6/18/98          No            7/1/08         120          119         240          $703,371   56.1%
  72       MS        1      6/18/98          No            7/1/08         120          119         240          $656,044   56.1%
  73       MS        1      6/18/98          No            7/1/08         120          119         240          $555,115   56.1%
  74       MS        1      6/18/98          No            7/1/08         120          119         240          $527,077   56.1%
  75       MS        1      6/18/98          No            7/1/08         120          119         240          $459,792   56.1%
  76       MS        1      6/18/98          No            7/1/08         120          119         240          $454,154   56.1%
  96       CT        1      2/24/98          No            3/1/08         120          115         300        $2,304,177   63.1%
  97       CT        1       1/8/98          No            2/1/08         120          114         300        $1,816,252   63.1%
  98       CT        1      2/24/98          No            3/1/08         120          115         300        $1,369,488   63.1%
  126      CT        1      2/12/98          No            3/1/08         120          115         300        $4,050,489   58.7%
  136      CT        1      4/21/98         Yes            5/1/03          60          57          300        $4,223,006   74.1%
  139      RMF       1       6/4/98          No            6/1/18         239          238         240                $0   0.0%
  156      CT        1      4/13/98         Yes            5/1/08         120          117         300        $3,136,234   64.7%
  161      MS        1      3/16/98          No            4/1/08         120          116         300        $2,930,120   61.0%
  166      CT        1      3/26/98          No            4/1/18         240          236         240                $0   0.0%
  275      CT        1      1/29/98          No            2/1/05          84          78          327        $1,364,300   62.0%
  370      CT        1      1/22/98          No            2/1/08         120          114         284          $180,355   25.8%

                                                                             Healthcare                               Administrative
 Loan              Loan                                 Primary               Advisory                                    Cost
  No.    Seller    Group        Type        Master        Fee                   Fee        Trustee    Excess Strip        Rate
  ---    ------    -----        ----        ------        ---                   ---        -------    ------------        ----
  14       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.500          29.300
  15       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.500          29.300
  16       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.500          29.300
  17       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.500          29.300
  18       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.500          29.300
  19       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.500          29.300
  20       RMF       1       Leasehold      2.500        3.000                 2.000       0.300         21.500          29.300
  21       RMF       1       Leasehold      2.500        3.000                 2.000       0.300         21.500          29.300
  23       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  24       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  25       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  26       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  57       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  59       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  60       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  61       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  62       RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  68       MS        1          Fee         2.500        8.000                 0.000       0.300          0.000          10.800
  69       MS        1          Fee         2.500        8.000                 0.000       0.300          0.000          10.800
  70       MS        1          Fee         2.500        8.000                 0.000       0.300          0.000          10.800
  71       MS        1          Fee         2.500        8.000                 0.000       0.300          0.000          10.800
  72       MS        1          Fee         2.500        8.000                 0.000       0.300          0.000          10.800
  73       MS        1          Fee         2.500        8.000                 0.000       0.300          0.000          10.800
  74       MS        1          Fee         2.500        8.000                 0.000       0.300          0.000          10.800
  75       MS        1          Fee         2.500        8.000                 0.000       0.300          0.000          10.800
  76       MS        1          Fee         2.500        8.000                 0.000       0.300          0.000          10.800
  96       CT        1          Fee         2.500        8.000                 2.000       0.300          0.000          12.800
  97       CT        1          Fee         2.500        8.000                 2.000       0.300          0.000          12.800
  98       CT        1          Fee         2.500        10.000                2.000       0.300          0.000          14.800
  126      CT        1          Fee         2.500        12.500                2.000       0.300          0.000          17.300
  136      CT        1          Fee         2.500        6.000                 2.000       0.300          0.000          10.800
  139      RMF       1          Fee         2.500        3.000                 2.000       0.300         21.000          28.800
  156      CT        1          Fee         2.500        6.000                 2.000       0.300          0.000          10.800
  161      MS        1          Fee         2.500        2.500                 0.000       0.300          0.000           5.300
  166      CT        1          Fee         2.500        6.000                 2.000       0.300          0.000          10.800
  275      CT        1          Fee         2.500        10.000                2.000       0.300          0.000          14.800
  370      CT        1          Fee         2.500        15.000                2.000       0.300          0.000          19.800


                                   SCHEDULE V
                                   ----------

                          SCHEDULE OF PRIMARY SERVICERS
  These Servicers formerly serviced for Morgan Stanley loans and will remain in the transaction as Sub-Servicers of AMERSCO.


AMRESCO Services, L.P.
235 Peachtree Street N.E.
Suite 900
Atlanta, GA  30303

Banc One
171 Main Street
12th Floor
Dallas, TX  75201

Carey Kramer of South Florida, Inc.
3265 Meridian Parkway
Suite 100
Ft. Lauderdale, FL  33331

Cohen Financial
2 North LaSalle Street
Suite 800
Chicago, IL  60602

Conning Asset Management
General America Life, Inc. (GAL)
700 Market Street
St. Louis, MO  63101

Holiday Fenoglio Fowler, L.P.
225 Franklin Street
Suite 2720
Boston, MA  02110

Mellon Mortgage Company
1422 Euclid Avenue
Suite 900
Cleveland, OH  44115-2092

Midland Loan Services, Inc.
P.O. Box 419137
Kansas City, MO  64141-6127
National Mortgage
900 Southwest Fifth Avenue
Suite 1850
Portland, OR  97204

North Coast Mortgage
600 University Street
Suite 2910
Seattle, WA  98101

Wells Fargo Commercial Mortgage Servicing
1320 Willow Pass Road
Suite 205
P.O. Box 4036
Concord, CA  94524

Huntoon Hastings
9 Old Kings Highway South
Darien, CT  06820

HSA/Wexford Bancgroup
180 North Wacker Dr.
Chicago, IL  60606

Pathfinder Mortgage
23241 South Pointe Drive
Laguna Hills, CA  92653

First Security Commercial Servicing
150 S. Wacker Drive
11th Floor
Chicago, IL  60606

Crown NorthCorp
1251 Dublin Road
Columbus, OH  43215

Mortgage & Capital Investors, Inc.
P.O. Box 59345
Birmingham, AL  35259 or
3512 Old Montgomery Hwy.
Suite 104 Birmingham,  AL 35209

Mohrlc*-Morris & Associates
12201 Merit Drive
Suite 790
Dallas, TX 75251
(*pronounced "morley")